Exhibit 2.1

REORGANISATION AND
SHARE EXCHANGE AGREEMENT

DATED 30th June , 2004

THE PERSONS NAMED IN SCHEDULE 1

SPIRO ROMBOTIS

PAUL MCBARRON

DR ROBERT JACKSON

CYCLACEL GROUP LIMITED

and

CYCLACEL LIMITED

for the sale and purchase of Cyclacel Limited,
the reorganisation of Cyclacel Group Limited
and the amendment of a Subscription and
Shareholders Agreement dated 19th November, 2003
in relation to Cyclacel Limited

ALLEN & OVERY LLP

LONDON

CONTENTS

Clause
1.	Interpretation
2.	Sale and Purchase
3.	Conditions Precedent
4.	Consideration
5.	Completion
6.	Shareholder Consents
7.	Shareholder Director Consents
8.	VCT consents and Share Buy Back
9.	Warrants and Options
10.	Pre-Completion
11.	Cyclacel Group shareholder consents
12.	Cyclacel Group Shareholder Directors Consents
13.	Lock-Ups
14.	Representations and Warranties
15.	Legends
16.	Cyclacel Group Warranties
17.	Shareholders Agreement
18.	Restrictive Covenants
19.	Shareholder as Nominee
20.	Costs
21.	Further Assurance
22.	Notices
23.	General
24.	Whole Agreement
25.	Governing Law

Schedules

1.	Shareholders
2.	Written Resolutions in relation to the Company
3.	Form of Shareholder Director Consent Letter
4.	Warrants
5.	Written Resolutions of Cyclacel Group Sole Shareholder
6.	Cyclacel Group shareholder consents
7.	Cyclacel Group Shareholder Directors Consents
8.	Amended Shareholders Agreement
9.	Power of Attorney
10.	New Share Plans

Signatories

THIS DEED is made on 30th  June, 2004

BETWEEN:

(1)           THE PERSONS specified in Schedule 1 (the Shareholders);

(2)           SPIRO ROMBOTIS c/o Cyclacel Limited, Dundee Technopole, James Lindsay Place, Dundee DD1 5JJ;

(3)           PAUL MCBARRON c/o Cyclacel Limited, Dundee Technopole, James Lindsay Place, Dundee DD1 5JJ;

(4)           DR. ROBERT JACKSON c/o Cyclacel Limited, Dundee Technopole, James Lindsay Place, Dundee DD1 5JJ;

(5)           CYCLACEL GROUP LIMITED (registered number 5090795) whose registered office is at 6-8 Underwood Street, London N1 7JQ (Cyclacel Group); and

(6)           CYCLACEL LIMITED (registered number 3237549) whose registered office is at 6-8 Underwood Street, London N1 7JQ (the Company).

WHEREAS:

(A)          The Shareholders are the holders of all the issued share capital in the Company comprising ordinary shares, preferred D ordinary shares and deferred shares as set out in column 2 of Schedule 1.

(B)           The Shareholders, Spiro Rombotis, Paul McBarron, Dr. Robert Jackson and the Company are parties to a subscription and shareholders agreement (the Shareholders Agreement) dated 19th November, 2003 in relation to the Company. This deed is supplemental to and amends the Shareholders Agreement as provided in clause 17 of this deed.

(C)           The Company has issued certain warrants and granted certain non-employee options in respect of ordinary shares and preferred D ordinary shares of the Company.

(D)          Cyclacel Group is a private company limited by shares which was incorporated on 1st April, 2004 with an authorised share capital of £100 divided into 100 ordinary shares of £1 each, of which 1 ordinary share of £1 was registered in the name of Professor Sir David Lane, a Shareholder of the Company.

(E)           In contemplation of the proposed initial public offering and admission of ordinary shares of Cyclacel Group to the Official List of the UK Listing Authority and to trading on the London Stock Exchange plc’s market for listed securities and/or admission to trading on the NASDAQ National Market (the IPO), the signatories to this deed wish to agree to the following:

(a)           the acquisition of certain Deferred Shares by the Company pursuant to the Share Buy Back Agreement (as defined below) and in the case of the Venture Capital Trusts (as defined below), the reclassification of all the Deferred Shares held by them as Ordinary Shares in the Company;

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(b)           subject to agreement by all Shareholders, the acquisition of all the Cyclacel Shares (as defined below) by Cyclacel Group pursuant to the Share Exchange (as defined below);

(c)           following the Share Exchange and certain other steps (including the conversion of all issued Cyclacel Group Preferred D Shares (as defined below) into Cyclacel Group Ordinary Shares (as defined below)), a proposed bonus issue of Cyclacel Group Ordinary Shares; and

(d)           certain other actions to be taken by the Company, Cyclacel Group or any of the parties to this deed in order to implement to IPO,

(the Reorganisation).

(F)           Professor Sir David Lane, as the sole shareholder of Cyclacel Group, passed written resolutions on 30th June, 2004 (as set out in Schedule 5) to sub-divide and redesignate Cyclacel Group’s share capital into 10,000 ordinary shares of 1p each, increase the share capital to reflect that of the Company and adopt articles of association mirroring the Company’s articles of association in force immediately prior to the Share Exchange.

(G)           The signatories to this deed (other than the Company and Cyclacel Group) comprise parties representing not less than 90% of the shares in the Company held by parties to the Shareholders Agreement.

IT IS AGREED as follows:

1.             INTERPRETATION

In this deed:

Admission means admission of the ordinary share capital of Cyclacel Group to the Official List of the UK Listing Authority and to trading on the London Stock Exchange plc’s market for listed securities;

Articles means the articles of association from time to time in force of the Company;

Completion means completion of the sale and purchase of the Cyclacel Shares in accordance with clause 5;

Conditions means the conditions precedent to the sale and purchase of the Shares set out in Clause 3;

Consideration Shares means the shares issued by Cyclacel Group in accordance with clause 2.1;

Cyclacel Group Articles means the articles of association from time to time in force of Cyclacel Group;

Cyclacel Group Ordinary Shares means ordinary shares of 1p each in the capital of Cyclacel Group;

Cyclacel Group Preferred D Shares means preferred D shares of 1p each in the capital of Cyclacel Group;

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Cyclacel Group Shares means all the Cyclacel Group Ordinary Shares and the Cyclacel Group Preferred D Shares and any further shares in the capital of Cyclacel Group which are allotted or issued on Completion;

Cyclacel Shares means all the issued Ordinary Shares or the Preferred D Shares and any further shares in the capital of the Company which are allotted or issued before Completion;

Deferred Shares means deferred shares of 0.1p each in the capital of the Company;

Loan Note Holders’ Warrants means the warrants issued by the Company on 31st August, 2000 (the terms of which were revised on 20th November, 2003) to Merlin General Partner II Limited, Northern Investors Company PLC, Northern Venture Trust PLC, Merifin Capital NV and Dresdner Kleinwort Capital Life Science Partners LP;

Merlin Warrants means the warrants issued by the Company on 6th May, 1999 pursuant to a share warrant instrument to Merlin General Partner Limited;

New Share Plans means the new share plans to be adopted by Cyclacel Group on IPO substantially in the form as set out in Schedule 10;

Non Employee Options means the non employee options granted by the Company to the Non Employee Option Holders pursuant to clause 14 of the subscription and shareholders’ agreement dated 19th May, 1997 (as amended) between the Company and other parties;

Non Employee Options Holders means The University of Dundee and Cancer Research Technology Limited;

Ordinary Shares means ordinary shares of 0.1p each in the capital of the Company;

Power of Attorney means a power of attorney substantially in the form set out in Schedule 9 to be granted by each Shareholder;

Preferred D Shares means preferred D shares of 0.1p each in the capital of the Company;

Share Buy Back means the buy back of all the issued Deferred Shares by the Company (other than any Deferred Shares held by the Venture Capital Trusts) in accordance with article 6(c) of the Articles;

Share Buy Back Agreement means the share buy back agreement to be entered into between the Company and the Sellers (as defined therein) in relation to the buy back of all the Deferred Shares held by the Sellers in accordance with article 6(c) of the Articles and as approved by the Shareholder Directors, the Venture Capital Trusts and written resolutions of the Shareholders on 30th June, 2004;

Share Exchange means the exchange of Cyclacel Shares by the Shareholders for the Consideration Shares as set out in clauses 2 to 5 of this deed;

Shareholder Directors means Professor Sir Christopher Evans, Daniel Green and Parag Saxena;

Success Fee Warrants means the warrants issued by the Company on 20th December, 2001 (the terms of which were revised on 27th November, 2003) to Dresdner Kleinwort Wasserstein Limited and Michael Le Barbera (an ex-employee of Dresdner Kleinwort Wasserstein Limited);

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University Warrants means the warrants issued by the Company on 6th May, 1999 to The University of Dundee;

United States and US Person have the meanings given in Rule 902 of Regulation S under the Securities Act;

US Exchange Act means the US Exchange Act of 1934 (as amended);

US Securities Act means the US Securities Act of 1933 (as amended);

Venture Capital Trusts means Quester Capital Management Limited and Northern Venture Trust PLC;

Warrant Holders means all the holders of the Loan Note Holders’ Warrants, the Merlin Warrants, the Success Fee Warrants and the University Warrants; and

Warrants means the Loan Note Holders’ Warrants, Merlin Warrants, the Success Fee Warrants and the University Warrants.

2.             SALE AND PURCHASE

2.1           The Shareholders shall sell with full title guarantee, and Cyclacel Group shall purchase, the Cyclacel Shares on the terms of this deed free from all claims, liens, charges, encumbrances and equities and together with all rights and benefits attaching or accruing to them.

2.2           Each Shareholder covenants with Cyclacel Group that he or it has the right to sell and transfer, or procure the sale and transfer of, the full legal and beneficial interest in those Cyclacel Shares to be sold by him or it to Cyclacel Group on the terms set out in this deed.

2.3           The Shareholders hereby waive any rights of pre-emption conferred upon them by the Articles, the Shareholders Agreement or in any other way in respect of the Cyclacel Shares.

3.             CONDITIONS PRECEDENT

The sale and purchase of the Cyclacel Shares is conditional on:

(a)           the written resolutions as set out in Schedule 2 being passed;

(b)           the execution of the documents as set out in Schedule 4 Parts 1 to 5 in relation to the amendment of the Loan Note Holders’ Warrants, the Merlin Warrants and the University Warrants;

(c)           completion of the Share Buy Back; and

(d)           the redesignation of all the Deferred Shares held by the Venture Capital Trusts as Ordinary Shares.

4.             CONSIDERATION

4.1           Subject to the Conditions being satisfied, Cyclacel Group shall, in consideration for the sale of the Cyclacel Shares, allot and, subject to clause 4.3, issue to each of the Shareholders an equal number of Cyclacel Group Ordinary Shares and Cyclacel Group Preferred D Shares for every Ordinary Share and Preferred D Ordinary Share held by each of the Shareholders as set out in column 3 of Schedule 1.

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4.2           The Consideration Shares shall be issued credited as fully paid subject to the memorandum of association of Cyclacel Group and the Cyclacel Group Articles.

4.3           Professor Sir David Lane hereby acknowledges that he already holds 100 existing fully paid Cyclacel Group Ordinary Shares and hereby waives his entitlement to receive 100 Cyclacel Group Ordinary Shares to which he is otherwise entitled under clause 4.1.

5.             COMPLETION

5.1           On Completion each of the Shareholders shall procure the delivery of:

(i)            duly executed transfers (or such other documentation required to transfer title) of the Cyclacel Shares held by him or it in favour of Cyclacel Group or as it may direct;

(ii)           share certificate(s) (or such other documents of title as may be relevant) representing the Cyclacel Shares held by him or it (or an express indemnity in a form satisfactory to Cyclacel Group in the case of any found to be missing); and

(iii)          a duly executed Power of Attorney,

but the Company may waive the requirements in (iii) above at any time by notice to the relevant Shareholder.

5.2           At Completion the Company shall procure:

(a)           that a board meeting of the Company is held at which it shall be resolved that the transfers of the Cyclacel Shares (subject only to their being duly stamped or adjudicated not chargeable to stamp duty or equivalent) are approved for registration; and

(b)           the resignations of all the directors of the Company (except Spiro Rombotis and Paul McBarron), in each case acknowledging that he has no claim against the Company whether for loss of office or otherwise.

5.3           Upon completion of all the matters referred to in subclause 5.1, Cyclacel Group shall:

(a)           allot and issue the Consideration Shares to the Shareholders and shall enter the Shareholders in its register of members and shall (subject to receipt of the share certificates in respect of the Cyclacel Shares) deliver to the Shareholders share certificates representing the Consideration Shares; and

(b)           procure that a board meeting of Cyclacel Group is held at which it is resolved that:

(i)            Sir John Banham, Professor Sir David Lane, the Shareholder Directors, Professor Gordon McVie and David U’Prichard are appointed as non-executive directors of Cyclacel Group (Sir John Banham being appointed as chairman); and

(ii)           Spiro Rombotis and Dr. Robert Jackson are appointed as executive directors of Cyclacel Group.

(c)           procure the resignation of Dr. Howard Marriage and his acknowledgement that he has no claim against Cyclacel Group whether for loss of office or otherwise.

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6.             SHAREHOLDER CONSENTS

6.1           Each holder of Ordinary Shares and each holder of Preferred D Shares in their capacity as the holders of all shares entitled to vote under the Articles hereby confirm that they have executed written resolutions of the Company in the form as set out in Schedule 2 required to be voted on by him or it under the terms of the Shareholders Agreement and the Articles in relation to the amendment of the Articles, the issue of one Ordinary Share to Northern Venture Trust PLC, the approval of the Share Buy Back, the reclassification of the Deferred Shares held by the Venture Capital Trusts as Ordinary Shares, the Share Exchange and the amendments to the rules of the Cyclacel Limited Share Option Plan.

6.2           Each of the holders of the Preferred D Shares in their capacity as holders of Preferred D Shares, as a separate class, hereby confirm that they have executed written resolutions of the Company in the form as set out in Schedule 2 required to be voted on by him or it under the terms of the Shareholder Agreement and the Articles in relation to the amendment of the Articles, the issue of one Ordinary Share to Northern Venture Trust PLC, the approval of the Share Buy Back, the reclassification of the Deferred Shares held by the Venture Capital Trusts as Ordinary Shares and the Share Exchange.

6.3           Each of the holders of Deferred Shares in their capacity as holders of Deferred Shares, as a separate class, hereby confirm that they have executed written resolutions of the Company in the form as set out in Schedule 2 required to be voted on by him or it under the terms of the Shareholders Agreement and the Articles in relation to the amendment of the Articles.

6.4           For the purposes of Section 125 of the Companies Act 1985 and the Articles, each of the holders of Deferred Shares in their capacity as holders of Deferred Shares (as a separate class) hereby consent to the Share Buy Back and reclassification of any Deferred Shares held by the Venture Capital Trusts as Ordinary Shares.

6.5           For the purposes of Section 125 of the Companies Act 1985, the Articles and the Cyclacel Group Articles, each of the Shareholders (i) in their capacity as holders of Ordinary Shares and separately (ii) in their capacity as holders of Preferred D Shares, hereby consents to:

(a)           the Share Exchange;

(b)           this deed; and

(c)           any other matter undertaken by the Company or Cyclacel Group in order to give effect to the Reorganisation or the IPO as contemplated by this deed or the Shareholders Agreement,

and to each and every modification, variation or abrogation of their rights effected thereby.

6.6           The parties agree that the Share Exchange constitutes the making by Cyclacel Group of a general offer under article 9 of the Articles and irrevocably waive the requirement that such general offer remain open for 21 days. The parties further agree that execution by any Shareholder of this deed constitutes acceptance by it of such general offer.

6.7           For the avoidance of doubt, each party to this deed agrees that the issue of the Consideration Shares pursuant to clause 4.1 of this deed does not amount to an issue of “Additional Shares” as defined in article 5 of the Articles and the Cyclacel Group Articles and that such issue does not alter the Conversion Rate (as defined in the Articles and the Cyclacel Group Articles) as set out in article 5 of the Articles.

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7.             SHAREHOLDER DIRECTOR CONSENTS

Each of the Merlin Group, the Invesco Group and the Life Science Partners Group (as defined in the Articles) confirms that they have procured that their respective Shareholder Director appointed to the board of the Company has executed a consent letter in the form as set out in Schedule 3 in relation to any consents required in connection with the Reorganisation or the IPO, including but not limited to:

(a)           the amendment of the Articles as set out in this deed;

(b)           the issue of one Ordinary Share to Northern Venture Trust PLC to fund the Share Buy Back;

(c)           the approval of the Share Buy Back in accordance with the Articles;

(d)           the reclassification of the Deferred Shares held by the Venture Capital Trusts as Ordinary Shares;

(e)           the amendment to the terms of the Loan Note Holders’ Warrants, Merlin Warrants and University Warrants as set out in this deed;

(f)            the approval of the Share Exchange; and

(g)           any other matter which requires their consent in connection with the Reorganisation or the IPO in their capacity as a Shareholder Director of the Company.

8.             VCT CONSENTS AND SHARE BUY BACK

8.1           As required by article 6(c) of the Articles, the Venture Capital Trusts consent to the Share Buy Back pursuant to the Share Buy Back Agreement which will be signed on behalf of all holders of Deferred Shares (other than the Venture Capital Trusts) by any director of the Company in accordance with article 6(c) of the Articles.

8.2           For the avoidance of doubt, each party to this deed agrees that the issue of one Ordinary Share to Northern Venture Trust PLC in order to fund the buy back of certain Deferred Shares does not amount to an issue of “Additional Shares” as defined in article 5 of the Articles and that such issue does not alter the Conversion Rate (as defined in the Articles) as set out in article 5 of the Articles.

8.3           Each of the Venture Capital Trusts agrees and consents to the reclassification of its Deferred Shares as Ordinary Shares immediately following completion of the Share Buy Back.

8.4           Northern Venture Capital PLC hereby acknowledges that as a result of the reclassification of the 120,100 Deferred Shares which they held in the Company prior to the Share Buy Back and the issue of one Ordinary Share to them to fund the Share Buy Back, they will receive 120,101 Cyclacel Group Ordinary Shares following completion of the Share Exchange. As all other Deferred Shares were bought back by the Company pursuant to the Share Buy Back Agreement, Northern Venture Trust PLC hereby waives its entitlement to receive 240,200 Cyclacel Group Ordinary Shares to which it would otherwise be entitled to pursuant to the proposed bonus issue of one Cyclacel Group Ordinary Shares for each one Cyclacel Group Ordinary Share held by the Shareholders immediately following conversion of the Cyclacel Preferred D Shares, such bonus issue to be undertaken on Admission.

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8.5           Quester Capital Management Limited hereby acknowledges that as a result of the reclassification of the 132,802 Deferred Shares which they held in the Company prior to the Share Buy Back, they will receive 132,802 Cyclacel Group Ordinary Shares following completion of the Share Exchange. As all other Deferred Shares were bought back by the Company pursuant to the Share Buy Back Agreement, Quester Capital Management Limited hereby waives its entitlement to receive 265,604 Cyclacel Group Ordinary Shares to which it would otherwise be entitled to pursuant to the proposed bonus issue of one Cyclacel Group Ordinary Shares for each one Cyclacel Group Ordinary Share held by the Shareholders immediately following conversion of the Cyclacel Preferred D Shares, such bonus issue to be undertaken on Admission.

9.             WARRANTS AND OPTIONS

9.1           By executing this deed, each of the Warrant Holders and Non-Employee Option Holders agrees and confirms that the issue of one Ordinary Share to Northern Venture Trust PLC to fund the Share Buy Back does not affect their rights or entitlements under the terms of the Warrants or Non-Employee Options and does not give rise to any adjustment event under the terms of their Warrants or Non-Employee Options.

9.2           By executing this deed, each of the Warrant Holders and Non-Employee Option Holders agrees and confirms that the reclassification of the Deferred Shares held by the Venture Capital Trusts as Ordinary Shares does not affect their rights or entitlements under the terms of the Warrants or Non-Employee Options and does not give rise to any adjustment event under the terms of their Warrants or Non-Employee Options.

9.3           The Warrant Holders and the Non-Employee Option Holders each agree and confirm that they have received sufficient notice of the Share Exchange in accordance with the terms of the Warrants and Non-Employee Options.

9.4           The holders of the Loan Note Holders’ Warrants each confirm that he or it has executed the consent letter substantially in the form as set out in Part 1 of Schedule 4.

9.5           Merlin General Partner Limited confirms that it has executed written resolutions as the holder of the Merlin Warrants in the form as set out in Part 2 of Schedule 4 required to be voted on by it under the terms of the share warrant instrument pursuant to which the Merlin Warrants were issued by the Company in relation to the amendment of the terms of the Merlin Warrants.

9.6           The Company confirms that it has executed the amendment deeds in respect of the Loan Note Holders’ Warrants, Merlin Warrants and University Warrants as set out in Part 3, Part 4 and Part 5 of Schedule 4 respectively.

10.          PRE-COMPLETION

Each party acknowledges that on 30th June, 2004, Professor Sir David Lane, as the sole shareholder of Cyclacel Group, passed written resolutions (as set out in Schedule 5) relating to the following matters:

(a)           each of the ordinary shares of £1 each in the capital of Cyclacel Group (including the one issued ordinary share) being subdivided and redesignated into 10,000 ordinary shares of 1p each;

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(b)           Cyclacel Group adopting new memorandum and articles of association to mirror Cyclacel’s existing memorandum and articles of association;

(c)           increasing Cyclacel Group’s share capital to mirror Cyclacel’s existing share capital; and

(d)           conditional on Completion and certain other matters as set out in the written resolutions, re-registering Cyclacel Group as a public limited company.

11.          CYCLACEL GROUP SHAREHOLDER CONSENTS

11.1         Each holder of Ordinary Shares and each holder of Preferred D Shares, who shall receive Consideration Shares in respect of those Ordinary Shares and Preferred D Shares held on Completion, acknowledges that, following Completion, in their capacity as the holders of Consideration Shares, they shall vote in favour of the resolutions of Cyclacel Group substantially in the form as set out in Part 1 of Schedule 6 in relation to the reorganisation of the share capital of Cyclacel Group in connection with the IPO and the proposed bonus issue of Cyclacel Group Ordinary Shares.

11.2         Each holder of Preferred D Shares, who shall receive Consideration Shares in respect of those Preferred D Shares held on Completion, acknowledges that, following Completion, in their capacity as the holders of certain Consideration Shares, they shall vote in favour of the resolutions of Cyclacel Group substantially in the form as set out in Part 2 of Schedule 6 in relation to the reorganisation of the share capital of Cyclacel Group in connection with the IPO and the proposed bonus issue of Cyclacel Group Ordinary Shares.

11.3         Each holder of Ordinary Shares and each holder of Preferred D Shares, who shall receive Consideration Shares in respect of those Ordinary Shares and Preferred D Shares held on Completion, acknowledges that, following Completion, in their capacity as the holders of Consideration Shares, they shall vote in favour of resolutions of Cyclacel Group prior to the IPO to adopt the New Share Plans and, if necessary, approve any bonus issue of Cyclacel Group Ordinary Shares (if required) in relation to the conversion of the Cyclacel Group Preferred D Shares into Cyclacel Group Ordinary Shares in accordance with article 5 of the Cyclacel Group Articles.

11.4         Each holder of Preferred D Shares, who shall receive Consideration Shares in respect of those Ordinary Shares and Preferred D Shares held on Completion, acknowledges that, following Completion, in their capacity as the holders of certain Consideration Shares, they shall vote in favour of resolutions of Cyclacel Group prior to the IPO to adopt the New Share Plans and, if necessary, approve any bonus issue of Cyclacel Group Ordinary Shares (if required) in relation to the conversion of the Cyclacel Group Preferred D Shares into Cyclacel Group Ordinary Shares in accordance with article 5 of the Cyclacel Group Articles.

12.          CYCLACEL GROUP SHAREHOLDER DIRECTORS CONSENTS

Each of the Merlin Group, the Invesco Group and the Life Science Partners Group agree to procure that their respective Shareholder Director immediately on appointment to the board of Cyclacel Group executes a form of consent letter substantially in the form of the consent letter set out in Schedule 7 in relation to any consents required in connection with the IPO, including but not limited to:

(a)           consenting to the IPO;

(b)           Cyclacel Group entering into a registration rights agreement;

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(c)           Cyclacel Group entering into new service agreements and letters of appointment with executive and non-executive directors of Cyclacel Group;

(d)           the adoption of new share option plans by Cyclacel Group;

(e)           approving the adoption of new memorandum and articles of association suitable for a listed company;

(f)            consenting to the proposed bonus issue of Cyclacel Group Ordinary Shares on a one for one basis for each Cyclacel Group Ordinary Share held by a shareholder immediately following the conversion of the Cyclacel Group Preferred D Shares to Cyclacel Group Ordinary Shares; and

(g)           any other matter which requires their consent in connection with the IPO in their capacity as a Shareholder Director of Cyclacel Group.

13.          LOCK-UPS

Each Shareholder undertakes to sign a lock-up agreements in relation to all Cyclacel Group Ordinary Shares held by that Shareholder on Admission pursuant to which the shareholder will agree:

(a)                                  not to dispose of any Cyclacel Group Ordinary Shares held by that Shareholder on Admission for a period of 180 days following Admission;

(b)                                 thereafter during the period between 181 days and 360 days following Admission, not to dispose of more than 50% of the total number of Cyclacel Group Ordinary Shares held by that Shareholder at the time of Admission; and

(c)                                  thereafter the Shareholder may dispose of any remaining Cyclacel Group Ordinary Shares held by that Shareholder.

14.          REPRESENTATIONS AND WARRANTIES

14.1         By signing this deed, each Shareholder represents, warrants, agrees and undertakes to Cyclacel Group and the Company either:

(a)                                  that they are purchasing the Consideration Shares in an Offshore Transaction (as defined in Regulation S under the US Securities Act), that they acknowledge that their shares in Cyclacel Group have not been and will not be, registered under the US Securities Act and that they will not offer, sell or otherwise dispose of such shares except under circumstances which will not result in a violation of the US Securities Act or any applicable US state securities law; or

(b)                                 that:

(i)            they understand and acknowledge that the Consideration Shares have not been registered under the US Securities Act or any other applicable US state securities law and are subject to significant transfer restrictions;

(ii)           they are an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the US Securities Act;

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(iii)          they intend to purchase the Consideration Shares for their own account for investment and not with a view to, or for offer or sale in connection with, any distribution in violation of the US Securities Act;

(iv)          they are aware that the Consideration Shares issued in certificated form will bear a legend setting forth certain transfer restrictions;

(v)           they have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of purchasing the Consideration Shares and in the normal course of their business they invest in or purchase securities similar to the Consideration Shares;

(vi)          they are aware that they may be required to bear the economic risk of an investment in the Consideration Shares for an indefinite period of time and they are aware of the risk of losing their entire investment in the Consideration Shares;

(vii)         they have had access to such financial and other information concerning Cyclacel Group, the Company and the Consideration Shares as they have deemed necessary in connection with their decision to purchase the Consideration Shares, including an opportunity to ask questions of and request information from Cyclacel Group and/or the Company;

(viii)        for so long as the Consideration Shares are “restricted securities” as defined in Rule 144, they agree not to deposit the Consideration Shares in any unrestricted American Depositary Receipt facility; and

(ix)           they agree on their own behalf, and each subsequent holder of the Consideration Shares by its acceptance thereof will agree, to offer, sell or otherwise transfer such Consideration Shares only (i) pursuant to a registration statement which has been declared effective under the US Securities Act; (ii) if the Consideration Shares are eligible for resale pursuant to Rule 144A under the US Securities Act, to a person they reasonably believe is a qualified institutional buyer (as defined in Rule 144A) that purchases for its own account or for the account of another qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A; (iii) pursuant to offers and sales that occur outside the United States in compliance with Regulation S under the US Securities Act; or (iv) pursuant to Rule 144 under the US Securities Act, if available.

14.2         By signing this deed, each Shareholder making the representations and warranties in clause 14.1(b) (i) agrees, and undertakes to inform each subsequent holder that such subsequent holder is required, to notify any subsequent purchasers from it of the resale restrictions set forth in Clause 14.1(b) of this deed and (ii) acknowledges that the Consideration Shares received by them in the exchange offer are “restricted securities” within the meaning of Rule 144(a)(3) of the US Securities Act and that no representation can be made as the availability of the exemption provided by Rule 144 for resale of such Consideration Shares.

15.          LEGENDS

15.1         Any Consideration Shares issued to a Cyclacel Group Shareholder located in the United States or that is a US Person will be issued in certificated form and each share certificate issued to a US Person shall bear a legend to the following effect:

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“THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR ANY APPLICABLE EXEMPTION THEREFROM.  EACH HOLDER OF THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOT (ON ITS OWN BEHALF OR ON BEHALF OF ANYONE ELSE) OFFER, SELL, TRANSFER, PLEDGE OR OTHERWISE DISPOSE OF THE SHARES REPRESENTED HEREBY, EXCEPT:  (1) TO THE ISSUER; (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED WITH THE SEC; (3) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT; (4) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT UNDER RULE 144 (IF AVAILABLE); OR (5) IN ANOTHER TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO A TRANSFEREE WHO HAS FURNISHED SUCH CERTIFICATES AND OPINIONS OF COUNSEL AS THE ISSUER MAY REQUEST, AND IN THE CASE OF CLAUSES (4) THROUGH (5) ABOVE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE SHARES REPRESENTED HEREBY MAY NOT BE DEPOSITED INTO ANY UNRESTRICTED DEPOSITARY RECEIPT FACILITY IN RESPECT OF SHARES OF THE ISSUER ESTABLISHED OR MAINTAINED BY A DEPOSITARY BANK. THE HOLDER WILL, AND EACH SUBSEQUENT US PERSON IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF SHARES FROM IT OF THE FOREGOING RESTRICTIONS.”

16.          CYCLACEL GROUP WARRANTIES

16.1         Cyclacel Group hereby warrants as follows in favour of the Shareholders:

(a)           on Completion, the Company will thereby become a wholly-owned subsidiary of Cyclacel Group;

(b)           that, as at Completion, Cyclacel Group has not traded, has no assets and no liabilities other than its paid up share capital comprising 100 subscriber shares of 1p each, has not made up any accounts, nor has it declared, made or paid any dividend; and

(c)           on Completion, the Cyclacel Group Articles will be in the same terms as the Articles, save for any changes of a minor, typographical or technical nature.

16.2         For so long as any of the Consideration Shares shall remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the US Securities Act, Cyclacel Group will, during any period in which it is not subject to Section 13 or 15(d) under the US Exchange Act nor exempt from reporting under the US Exchange Act pursuant to Rule 12g3-2(b) thereunder, make available to any holder or beneficial owner of a Consideration Share, or to any prospective purchaser of a Consideration Share designated by such holder or beneficial owner, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the US Securities Act.

17.          SHAREHOLDERS AGREEMENT

17.1         Subject as set out below, the Shareholders Agreement will be amended with effect from Completion so that it reads as if it were amended in the form set out in Schedule 8.

13

17.2         For the avoidance of doubt, notwithstanding Completion, the parties agree that the Shareholders Agreement (as amended by this deed) remains in full force and effect.

17.3         Each party to this deed agrees that Cyclacel Group has no liability whatsoever in respect of the Shareholders Agreement arising either before or after the date of this deed.

17.4         With effect from Completion, Cyclacel Group shall become a party to the Shareholders Agreement and agrees to be bound by the terms and conditions of the Shareholders Agreement (as amended by this deed) with effect from Completion.

17.5         Each party to this deed agrees that Cyclacel Group shall be entitled to the benefit of the Shareholders Agreement (as amended by this deed) as if it were a party to the Shareholders Agreement (as amended by this deed) with effect from Completion.

17.6         For the avoidance of doubt, the parties agree that the Warranties and acknowledgements given by the Warrantors under clause 11 of the Shareholders Agreement were given only at the date the Shareholders Agreement was originally entered into with reference to the facts then subsisting and such warranties are not, and shall not be deemed to have been, repeated or updated by the Warrantors or given by Cyclacel Group in connection with the amendment of the Shareholders Agreement pursuant to this deed.

18.          RESTRICTIVE COVENANTS

Professor Sir David Lane confirms that he is not in breach of clause 19 of the Shareholders Agreement.

19.          SHAREHOLDER AS NOMINEE

The Shareholders shall, until the Cyclacel Shares are registered in the name of Cyclacel Group or as it may direct following Completion, hold the Cyclacel Shares as nominees for Cyclacel Group.

20.          COSTS

Each party shall pay the costs and expenses incurred by it in connection with the entering into and completion of this deed except as expressly set out in this deed.

21.          FURTHER ASSURANCE

Each party shall upon request, at its own expense, at all times from the date of this deed do or procure the doing of all things as may be required to give full effect to this deed, including the execution of all deeds and documents.

22.          NOTICES

22.1         Any notice or other document to be served under this deed must be in writing (which, for the purposes of this clause, includes fax and electronic mail (subject to subclause 22.2 below)) and may be delivered or sent by post, fax or electronic mail to the party to be served as follows, or in the case of notice by electronic mail, in accordance with subclause 22.2 below:

To Cyclacel Group at:	Dundee Technopole, James Lindsay House, Dundee DD1 5JJ Fax: 01382 206 067

Marked for the attention of: Spiro Rombotis

14

To the Company at:	Dundee Technopole, James Lindsay House, Dundee DD1 5JJ Fax: 01382 206 067

Marked for the attention of: Spiro Rombotis

To the Shareholders, Warrant Holders and Non Employee Option Holders at:	The addresses and fax number at set out against the name of each Shareholder, Warrant Holders and Non Employee Option Holders in column 1 of Schedule 1.

To Spiro Rombotis:	Dundee Technopole, James Lindsay House, Dundee DD1 5JJ Fax: 01382 206 067

To Paul McBarron:	Dundee Technopole, James Lindsay House, Dundee DD1 5JJ Fax: 01382 206 067

To Dr. Robert Jackson:	Dundee Technopole, James Lindsay House, Dundee DD1 5JJ Fax: 01382 206 067

or at such other address or fax number as may be notified to the other parties in accordance with this clause.  Any notice or other document sent by post shall be sent by prepaid first class post (if within the United Kingdom) or by prepaid airmail (if elsewhere).

22.2         Notices under this deed may, subject to the appropriate enabling legislation, be sent by one party to the other party by use of electronic mail (e-mail). E-mail notices shall be sent:

To Cyclacel Group at:	info@cyclacel.com

To the Company at:	info@cyclacel.com

To the Shareholders, Warrant Holders and Non Employee Option Holders at:	The e-mail address as set out against the name of each Shareholder, Warrant Holders and Non Employee Option Holders in column 1 of Schedule 1.

To Spiro Rombotis:	srombotis@cyclacel.com

To Paul McBarron:	pmcbarron@cyclacel.com

To Dr. Robert Jackson	rjackson@cyclacel.com

22.3         Any notice or document shall be deemed to have been served:

(a)                                  if delivered, at the time of delivery; or

(b)                                 if posted, at 10.00 a.m. on the second Business Day after it was put into the post if sent within the United Kingdom, or at 10.00 a.m. (local time at the place of destination) on the fifth Business Day after it was put in the post if sent by airmail;

(c)                                  if sent by fax, at the expiration of two hours after the time of despatch, if despatched before 3.00 p.m. (local time at the place of destination) on any Business Day, and in any other case at 10.00 a.m. (local time at the place of destination) on the Business Day following the date of despatch; or

15

(d)           if sent by e-mail, upon the generation of a receipt notice by the recipient’s server or, if such notice is not so generated, upon delivery to the recipient’s server.

22.4         In proving service of a notice or document it shall be sufficient to prove that delivery was made or that the envelope containing the notice or document was properly addressed and posted (either by prepaid first class recorded delivery post or by prepaid airmail, as the case may be) or that the fax message was properly addressed and despatched or that the e-mail was properly addressed and transmitted by the sender’s server into the network and there was no apparent error in the operation of the sender’s e-mail system, as the case may be.

23.          GENERAL

23.1         The rights and obligations of the Shareholders are several and, accordingly for the avoidance of doubt, no Shareholder shall be liable for the default of any other Shareholder.

23.2         This deed may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same deed, and any party (including any duly authorised representative of a party) may enter into this deed by executing a counterpart.

23.3         A waiver (whether express or implied) by one of the parties of any of the provisions of this deed or of any breach of or default by the other party in performing any of those provisions shall not constitute a continuing waiver and that waiver shall not prevent the waiving party from subsequently enforcing any of the provisions of this deed not waived or from acting on any subsequent breach of or default by the other party under any of the provisions of this deed.

23.4         A person who is not a party to this deed may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

23.5         Any variation of this deed shall not be binding on the parties unless set out in writing, expressed to vary this deed, and signed by authorised representatives of each of the parties.

23.6         Time is not of the essence in relation to any obligation under this deed unless:

(a)           time is expressly stated to be of the essence in relation to that obligation; or

(b)           one party fails to perform an obligation by the time specified in this deed and the other party serves a notice on the defaulting party requiring it to perform the obligation by a specified time and stating that time is of the essence in relation to that obligation.

23.7         If any term or provision in this deed is held to be invalid, illegal or unenforceable in whole or in part under any enactment or rule of law, such term or provision or part shall to that extent be deemed not to form part of this deed but the enforceability of the remainder of this deed shall not be affected.

23.8         No party to this deed shall be entitled to rescind this deed in any circumstances and, in particular (without limitation), no failure by any party in relation to the obligations of that party at Completion shall entitle another party to delay or withdraw from its obligations at Completion or vice versa.

23.9         Each of the obligations and undertakings of the parties to each other set out in this deed with is not fully performed at Completion will, except where express provision is made to the contrary, continue in force after Completion.

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24.          WHOLE AGREEMENT

24.1         This deed contains the whole agreement between the parties relating to the transactions contemplated by this deed and supersedes all previous agreements between the parties relating to these transactions.

24.2         Each of the parties acknowledges that in agreeing to enter into this deed it has not relied on any representation, warranty or other assurance except any which are expressly set out in this deed.

24.3         In entering into this deed no party may rely on any representation, warranty, collateral contract or other assurance (except any which are expressly set out in this deed) made by or on behalf of any other party before the signature of this deed and each of the parties waives all rights and remedies which, but for this subclause, might otherwise be available to him in respect of any such representation, warranty, collateral contract or other assurance; provided that nothing in this subclause shall limit or exclude any liability for fraud.

25.          GOVERNING LAW

25.1         This deed shall be governed by and construed in accordance with English law.

25.2         The English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this deed and the parties submit to the exclusive jurisdiction of the English courts.

25.3         Each of the parties whose principal place of business is not in England or Wales shall, within 10 business days, appoint an agent in England for service of process and shall notify the Company and Cyclacel Group of the full details of such agent within 5 business days of their appointment.

25.4         Each party waives any objection to the English courts on grounds that they are an inconvenient or inappropriate forum to settle any such dispute.

AS WITNESS of which this deed has been executed and delivered on the date which appears first on page 1.

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SCHEDULE 1

SHAREHOLDERS

Name and address of Seller	Number and type of Cyclacel Shares held prior to the Share Buy Back and the Share Exchange	Number and type of Consideration Shares

Dr Allan Balmain,
Comprehensive Cancer Centre, University of California, San Francisco, 2340 Sutter Street S227, Box 0128, San Francisco, CA94143, U.S.A.

Fax:         +1 415 502 6779
Email:      abalmain@cc.ucsf.com

	10,000 ordinary shares of 0.1p each	10,000 ordinary shares of 1p each

BankInvest Biomedical Venture III, Sundkrogsgade 7, P.O. Box 2672, DK-2100, Copenhagen, Denmark Fax: +45 33 41 9035 Email: chs@bankinvest.dk	1,256,759 preferred D shares of 0.1p each and 464,807 deferred shares of 0.1p each	1,256,759 preferred D shares of 1p each

The Bank of New York (Nominees) Limited. Beneficial owner: Finsbury Life Sciences Investment Trust, One Canada Square, London E14 4AL, U.K. Fax: 0207 964 6030 Email: tracey.lago@closefinsbury.co.uk	179,536 preferred D shares of 0.1p each and 66,401 deferred shares of 0.1p each	179,536 preferred D shares of 1p each

Michael Le Barbera 185 Park Street Montclaer NJ07042 USA Fax: Email:	6,108 preferred D shares of 0.1p each(1)	6,108 preferred D shares of 1p each(2)

(1)           Assumes full exercise of warrants held prior to the Share Exchange.

(2)           Assumes full exercise of warrants held prior to the Share Exchange.

18

Biomedical Sciences Investment Fund Pte Limited, EDB Investment Fund Pte Limited, 250 North Bridge Road, #27-04 Raffles City Tower, Singapore 179101 Fax: Email: juilim@edb.gov.sg	515,019 preferred D shares of 0.1p each and 185,923 deferred shares of 0.1p each	515,019 preferred D shares of 1p each

Cancer Research Technology Limited, Sardinia House, Sardinia Street, London WC2A 3NL, U.K. Fax: 0207 269 3641 E-mail: hkumar@cancertechnology.co.uk	494,973(3) ordinary shares of 0.1p each	494,973(4) ordinary shares of 1p each

Carnegie Fund II, Biotech bridge sub-fund, Vastra Tradgardsgatan 15, SE-103 38 Stockholm, Stockholm, Sweden Fax: +46 8 58 86 92 08 Email: ulftos@carnegie.se	246,305 preferred D shares of 0.1p each	246,305 preferred D shares of 1p each

Chancellor V, L.P. (acting by its general partner IPC Direct Associates V LLC and by its managing member INVESCO Private Capital Inc), 1166 Avenue of the Americas, New York NY10036, U.S.A.

Fax:         +1 212 278 9821
Email:      parag_saxena@invesco.com; ben_gruder@invesco.com

	1,498,924 preferred D shares of 0.1p each and 554,370 deferred shares of 0.1p each	1,498,924 preferred D shares of 1p each

(3)           Assumes full exercise of non-employee options held prior to the Share Exchange.

(4)           Assumes full exercise of non-employee options held prior to the Share Exchange.

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Chancellor V-A, L.P. (acting by its general partner IPC Direct Associates
V LLC and by its managing member INVESCO Private Capital Inc), 1166 Avenue of the Americas, New York NY10036, U.S.A.

Fax:         +1 212 278 9821
Email:      parag_saxena@invesco.com; ben_gruder@invesco.com

	777,484 preferred D shares of 0.1p each and 287,551 deferred shares of 0.1p each	777,484 preferred D shares of 1p each

Citiventure 2000 L.P (acting by its general partner IPC Direct Associates
V LLC and by its managing member INVESCO Private Capital Inc), 1166 Avenue of the Americas, New York NY10036, U.S.A.

Fax:         +1 212 278 9821
Email:      parag_saxena@invesco.com; ben_gruder@invesco.com

	237,109 preferred D shares of 0.1p each and 87,694 deferred shares of 0.1p each	237,109 preferred D shares of 1p each

Attn: Company Secretary, copied to Elaine Robertson Dresdner Kleinwort Wasserstein Limited, Riverbank House, 2 Swan Lane, London EC4R 3UX, U.K. Fax: 0207 475 7250 Email: elaine.robertson@drkw. com	19,682 ordinary shares of 0.1p each and 54,968 preferred D shares of 0.1p each(5)	19,682 ordinary shares of 1p each and 54,968 preferred D shares of 1p each(6)

The Equitable Life Assurance Society,
c/o Paul Howell, Insight Investment Management, 33 Old Broad Street, London EC2N 1HZ, U.K.

Fax:
Email: paul.howell@insightinvestment.com;
rhonda.ryan@insightinvestment.com

	245,000 ordinary shares of 0.1p each	245,000 ordinary shares of 1p each

(5)           Assumes full exercise of warrants held prior to the Share Exchange.

(6)           Assumes full exercise of warrants held prior to the Share Exchange.

20

Professor Sir Christopher Evans, c/o Merlin Biosciences Limited, 33 King Street, St James’s, London SW1Y 6RJ, U.K. Fax: Email:	101,721 preferred D shares of 0.1p each and 91,170 deferred shares of 0.1p each	101,721 preferred D shares of 1p each

Dr Robin Fahraeus, 9 Rue Toussaint Feron, 75013 Paris, France Fax: Email: robinfahraeus@yahoo.co.uk	4,792 ordinary shares of 0.1p each	4,792 ordinary shares of 1p each

GeneChem Therapeutics Venture Fund L.P, Genechem Management Inc, 1001 Maisonneuve Boulevard West, Suite 920, Montreal QUE H3A 3C8, Canada Fax: +1 514 849 5191 Email: ines@genechem.com	718,144 preferred D shares of 0.1p each and 265,604 deferred shares of 0.1p each	718,144 preferred D shares of 1p each

Dr Athos Gianella-Borradori M.D., c/o Cyclacel Limited, Dundee Technopole, James Lindsay Place, Dundee DD1 5JJ, Scotland Fax: Email: agianellaborradori@cyclacel.com	35,903 preferred D shares of 0.1p each and 13,280 deferred shares of 0.1p each	35,903 preferred D shares of 1p each

Highland and Universal Investments Limited, c/o Ramsay Gillies, Highland and Universal, Unit B9, Highland House, St. Catherines Road, Perth PH1 5RY, Scotland

Fax:         01738 636662
Email:      hu-office@lineone.com

	656,812 preferred D shares of 0.1p each and 420,168 deferred shares of 0.1p each	656,812 preferred D shares of 1p each

21

Highland and Universal Securities Limited, c/o Ramsay Gillies, Highland and Universal, Unit B9, Highland House, St. Catherines Road, Perth PH1 5RY, Scotland

Fax:         01738 636662
Email:      hu-office@lineone.com

	656,812 preferred D shares of 0.1p each and 420,168 deferred shares of 0.1p each	656,812 preferred D shares of 1p each

International Life Science Partners LP, 15 East North Street, City of Dover, County of Kent, State of Delaware 19901, U.S.A.

Fax:         0207 681 9129

Email:      daniel.green@hbmpartners.com
justin.duckworth@hbmpartners.com

	177,144 ordinary shares of 0.1p each, 1,848,071 preferred D shares of 0.1p each and 683,501 deferred shares of 0.1p each	177,144 ordinary shares of 1p each and 1,848,071 preferred D shares of 1p each

Investment Enterprise Partnership “NIF 21-ONE(1)”, 1-2-1, Kyobashi, Chuo-ku, Tokyo, 104-0031, Japan Fax: + 51 3 5210 1518 Email: takeda@nif.co.jp; yoshinaga@nif.co.jp	224,843 preferred D shares of 0.1p each	224,843 preferred D shares of 1p each

Dr Eberhard Krausz, Neukircher Strasse 5, D-01324 Dresden, Germany Fax: + 49 351 210 2000 Email: Krausz@mpi.cbg.de	2,000 ordinary shares of 0.1p each	2,000 ordinary shares of 1p each

Professor Sir David Lane, c/o Cyclacel Limited, Dundee Technopole, James Lindsay Place, Dundee DD1 5JJ, Scotland Fax: 01382 206067 Email: dlane@cyclacel.com	66,875 ordinary shares of 0.1p each	66,775 ordinary shares of 1p each

LDC Co-Investment Plan 2001 “A”, 45 Old Bond Street, London W1S 4QT, U.K. Fax: Email: slicudi@ldc.co.uk	8,974 preferred D shares of 0.1p each and 3,320 deferred shares of 0.1p each	8,974 preferred D shares of 1p each

22

LDC Co-Investment Plan 2001 “B”, 45 Old Bond Street, London W1S 4QT, U.K. Fax: 0207 647 2000 Email: slicudi@ldc.co.uk	8,974 preferred D shares of 0.1p each and 3,320 deferred shares of 0.1p each	8,974 preferred D shares of 1p each

Lloyds TSB Development Capital Ltd, 45 Old Bond Street, London W1S 4QT, U.K. Fax: 0207 647 2000 Email: rmacarthur@ldc.co.uk	1,059,268 preferred D shares of 0.1p each and 391,766 deferred shares of 0.1p each	1,059,268 preferred D shares of 1p each

Dr Howard Marriage, c/o Cyclacel Limited, Dundee Technopole, James Lindsay Place, Dundee DD1 5JJ, Scotland Fax: 01382 330782 Email: hmarriage@cyclacel.com	8,208 preferred D shares of 0.1p each and 5,519 deferred shares of 0.1p each	8,208 preferred D shares of 1p each

Merifin Capital N.V, c/o
Finabel SA, 254 Route de Lausanne, CH-1292 Geneva - Chambesy, Switzerland.

Fax:         + 32 2 646 3036;
+ 41 22 770 0089
Email:      martinedemeyer@merifin.com;
guillaumederham@merifin.com;
rhamcurzon@merifin.com;
coenteulings@merifin.com

	18,129 ordinary shares of 0.1p each, 353,064 preferred D shares of 0.1p each and 135,874 deferred shares of 0.1p each	18,129 ordinary shares of 1p each and 353,064 preferred D shares of 1p each

23

Merlin Equity Limited (as general partner of the Merlin Fund L.P), 33 King Street, St James’s, London SW1Y 6RJ Fax: 0207 811 4011 Email: jbrown@merlin-biosciences.com	365,785 ordinary shares of 0.1p each	365,785 ordinary shares of 1p each

Merlin General Partner II
Limited (as managing partner of the Merlin Biosciences Fund L.P), La Motte Chambers, La Motte Street, St. Helier, Jersey

Fax:         01534 602433
Email:      denzil.boschat@abacusglobal.com

	1,560,554 preferred D shares of 0.1p each and 942,608(7) deferred shares of 0.1p each	1,560,554 preferred D shares of 1p each

Merlin General Partner II
Limited (as managing partner of the Merlin Biosciences Fund GBR), La Motte Chambers, La Motte Street, St. Helier, Jersey

Fax:         01534 602433
Email:      denzil.boschat@abacusglobal.com

	93,785 preferred D shares of 0.1p each(8)	93,785 preferred D shares of 1p each

Merlin General Partner Limited (as general partner of the Merlin Fund L.P.), La Motte Chambers, La Motte Street, St. Helier, Jersey Fax: 01534 602433 Email: denzil.boschat@abacusglobal.com	44,000 ordinary shares of 0.1p each, 985,635 preferred D shares of 0.1p each and 956,500 deferred shares of 0.1p each	44,000 ordinary shares of 1p each and 985,635 preferred D shares of 1p each

(7)           942,608 deferred shares in the share capital of the Company are held in the name of Merlin General Partner II Limited on behalf of Merlin Fund L.P. and Merlin Biosciences Fund GBR.

(8)           942,608 deferred shares in the share capital of the Company are held in the name of Merlin General Partner II Limited on behalf of Merlin Fund L.P. and Merlin Biosciences Fund GBR.

24

NIF Ventures Co Limited, 1-2-1, Kyobashi, Chuo-ku, Tokyo, 104-0031, Japan Fax: + 81 3 5210 1518 Email: takeda@nif.co.jp; yoshinaga@nif.co.jp	98,522 preferred D shares of 0.1p each	98,522 preferred D shares of 1p each

Noble Grossart Investments Ltd, 48 Queen Street, Edinburgh EH2 3NR, Scotland Fax: 0131 226 3332 Email: john.waddell@noblegrossart.co.uk	359,072 preferred D shares of 0.1p each and 132,802 deferred shares of 0.1p each	359,072 preferred D shares of 1p each

Northern Investors Company PLC, Northumberland House, Princess Square, Newcastle upon Tyne NE1 8ER, U.K. Fax: 0191 244 6001 E-mail: chris.mellor@nvm.co.uk	143,549 preferred D shares of 0.1p each and 60,050 deferred shares of 0.1p each	143,549 preferred D shares of 1p each

Northern Venture Trust PLC, Northumberland House, Princess Square, Newcastle upon Tyne NE1 8ER, U.K. Fax: 0191 244 6001 E-mail: chris.mellor@nvm.co.uk	258,911 preferred D shares of 0.1p each and 120,100 deferred shares of 0.1p each	120,101 ordinary shares of 1p each(9) and 258,911 preferred D shares of 1p each

(9)                                  One ordinary share will be issued to Northern Venture Trust Plc prior to the Share Buy Back to fund the Share Buy Back and the 120,100 deferred shares of 0.1p each held by Northern Venture Trust Plc will be redesignated as ordinary shares following the Share Buy Back.

25

Quest for Growth, Lei 19, Box 2, B-3000, Leuven, Belgium Fax: Email: quest@questforgrowth.com	246,305 preferred D shares of 0.1p each	246,305 preferred D shares of 1p each

Quester Capital Management Ltd (acting as manager for and on behalf of Quester VCT 3 plc), 29 Queen Anne’s Gate, London SW1H 9BU, U.K. Fax: Email:iain.wilcock@quester.co.uk	220,067 preferred D shares of 0.1p each and 66,401 deferred shares of 0.1p each	66,401 ordinary shares of 1p each(10) and 220,067 preferred D shares of 1p each

Quester Capital Management Ltd (acting as manager for and on behalf of Quester VCT 4 plc), 29 Queen Anne’s Gate, London SW1H 9BU, U.K. Fax: Email:iain.wilcock@quester.co.uk	269,327 preferred D shares of 0.1p each and 66,401 deferred shares of 0.1p each	66,401 ordinary shares of 1p each(11) and 269,327 preferred D shares of 1p each

Quester Capital Management Ltd (acting as manager for and on behalf of Quester VCT 5 plc), 29 Queen Anne’s Gate, London SW1H 9BU, U.K. Fax: Email:iain.wilcock@quester.co.uk	12,316 ordinary shares of 0.1p each and 110,836 preferred D shares of 0.1p each	12,316 ordinary shares of 1p each and 110,836 preferred D shares of 1p each

Rombotis Family Trust, Kissack Court, 29 Parliament Street, Ramsey, Isle of Man IM8 1AT Fax: 01382 206067 Email: srombotis@cyclacel.com	50,000 ordinary shares of 0.1p each, 89,416 preferred D shares of 0.1p each and 63,032 deferred shares of 0.1p each	50,000 ordinary shares of 1p each and 89,416 preferred D shares of 1p each

(10)                            The 66,401 deferred shares of 0.1p each held by Quester Capital Management Limited (acting as manager for and on behalf of Quester VCT 3 plc) will be redesignated as ordinary shares following the Share Buy Back.

(11)                            The 66,401 deferred shares of 0.1p each held by Quester Capital Management Limited (acting as manager for and on behalf of Quester VCT 4 plc) will be redesignated as ordinary shares following the share buy back.

26

Scottish Equity Partnership, c/o Scottish Equity Partners Limited, 17 Blythswood Square, Glasgow G2 4AD, Scotland Fax: Email: brian.kerr@sepl.co.uk	98,742 preferred D shares of 0.1p each and 88,500 deferred shares of 0.1p each	98,742 preferred D shares of 1p each

SEP II, c/o Scottish Equity Partners Limited, 17 Blythswood Square, Glasgow G2 4AD, Scotland Fax: Email: brian.kerr@sepl.co.uk	716,918 preferred D shares of 0.1p each and 253,531 deferred shares of 0.1p each	716,918 preferred D shares of 1p each

SEP II B, c/o Scottish Equity Partners Limited, 17 Blythswood Square, Glasgow G2 4AD, Scotland Fax: Email: brian.kerr@sepl.co.uk	34,134 preferred D shares of 0.1p each and 12,073 deferred shares of 0.1p each	34,134 preferred D shares of 1p each

SOGE Innovation 5, SG AM Alternative Investments, 2 Place de la Couple, 92078 Paris, La Defense, France Fax: +33 156 37 8647 Email: midori.yokoyama@sgam.com	260,182 preferred D shares of 0.1p each	260,182 preferred D shares of 1p each

SOGE Innovation 6, SG AM Alternative Investments, 2 Place de la Couple, 92078 Paris, La Defense, France Fax: +33 156 37 8647 Email: midori.yokoyama@sgam.com	173,454 preferred D shares of 0.1p each	173,454 preferred D shares of 1p each

SOGE Innovation 7, SG AM Alternative Investments, 2 Place de la Couple, 92078 Paris, La Defense, France Fax: +33 156 37 8647 Email: midori.yokoyama@sgam.com	86,727 preferred D shares of 0.1p each	86,727 preferred D shares of 1p each

27

D C Thomson & Company Limited, 22 Meadowside, Dundee DD1 1LN, Scotland Fax: Email: chwt@dcthomson.co.uk	300,000 preferred D shares of 0.1p each	300,000 preferred D shares of 1p each

University of Dundee, Perth Road, Dundee DD1 4HN, Scotland Fax: Email: sbrymer@thomtonsws.co.uk	62,500(12) ordinary shares of 0.1p each, 8,208 preferred D shares of 0.1p each and 5,519 deferred shares of 0.1p each	62,500(13) ordinary shares of 1p each and 8,208 preferred D shares of 1p each

The University Court of the University of Edinburgh, Technology Transfer Centre, 1-7 Roxburgh Street, Edinburgh EH8 9TA, Scotland Fax: 0131 650 9019 Email: derek.waddell@ed.ac.uk	5,011 ordinary shares of 0.1p each, 28,864 preferred D shares of 0.1p each and 10,989 deferred shares of 0.1p each	5,011 ordinary shares of 1p each and 28,864 preferred D shares of 1p each

The University Court of the University of Glasgow, 2 The Square, University Avenue, Glasgow G12 8QQ, Scotland Fax: Email: kcullen@enterprise.gla.ac.uk	40,000 ordinary shares of 0.1p each	40,000 ordinary shares of 1p each

UOB Venture Technology Investments Ltd, 80 Raffles Place, #30-20 UOB Plaza 2, Singapore 048624 Fax: +65 6538 2569 Email: jeanthoh@uobvm.com.sg	123,152 preferred D shares of 0.1p each	123,152 preferred D shares of 1p each

(12)         Assumes full exercise of warrants held prior to the Share Exchange.

(13)         Assumes full exercise of warrants held prior to the Share Exchange.

28

Venture Capital Investment Limited Partnership NIF Japan - USA – Europe Bridge Fund, 1-2-1, Kyobashi, Chuo-ku, Tokyo, 104-0031, Japan Fax: + 81 3 5210 1518 Email: takeda@nif.co.jp; yoshinaga@nif.co.jp	169,246 preferred D shares of 0.1p each	169,246 preferred D shares of 1p each

V-Sciences Investments Pte Ltd, 60B Orchard Road, #06-18 Tower 12, The Atrium@Orchard, Singapore 238891 Fax: Email: dawnchan@temasek.com.sg	1,077,223 preferred D shares of 0.1p each and 398,406 deferred shares of 0.1p each	1,077,223 preferred D shares of 1p each

Nikolai Zhelev, 28 West Acres Drive, Newport-on-Tay, Fife DD6 8NR, Scotland Fax: Email:	100 ordinary shares of 0.1p each	100 ordinary shares of 1p each

29

SCHEDULE 2

WRITTEN RESOLUTIONS IN RELATION TO THE COMPANY

Company number

3237549

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

WRITTEN RESOLUTIONS

OF

CYCLACEL LIMITED

(the Company)

We, the undersigned, being the holders of all the issued ordinary shares and preferred D shares in the share capital of the Company, pass the following written resolutions:

1.                                       That the articles of association of the Company be altered to reflect the form attached to these resolutions (marked “A”) by:

(a)                                  amending article 5 as follows:

(i)                                     in the definition of “Additional Share” in article 5.1, deleting the word “or” at the end of sub-article 5.1(v), deleting the “.” at the end of sub-article 5.1(vi) and inserting “;or” at the end of sub-article 5.1(vi) and inserting the following additional exception:

“(vii)                    any Shares issued to fund the buy back of Deferred Shares in accordance with Article 6(c).”;

(ii)                                  deleting “the adoption of these Articles” in articles 5.6.1 and 5.6.2 and replacing it with “19th November, 2003”;

(iii)                               deleting “£3.75” in article 5.7 and replacing it with “£3.50”;

(iv)                              inserting the words “including, but not limited to, any allotment or issue of Ordinary Shares by way of a bonus issue in connection with a Listing (otherwise than pursuant to article 5.12) approved by the Shareholders prior to conversion of the Preferred D Shares that is proposed to occur post conversion of all of the Preferred D Shares pursuant to article 5” in article 5.14(a) following the words “holders of Ordinary Shares”; and

(b)                                 amending article 7.1.2 by inserting the words “the UK Listing Authority and to trading on the” after the words “the Official List of”, inserting “‘s” after “plc” and inserting the words “market for listed securities” after the words “(the “Stock Exchange”):

30

2.                                       That the issue of one ordinary share in the share capital of the Company to Northern Venture Trust PLC made for the purposes of the purchase of deferred shares pursuant to the Share Buy Back (as defined below) be approved and that all pre-emption rights in relation to such issue be and are hereby disapplied.

3.                                       The terms of the share buy back agreement (the Agreement), pursuant to which the Company shall purchase from the Sellers (as defined therein) all the deferred shares in the capital of the Company owned by the Sellers (the Deferred Shares) for the price of 1p in aggregate payable to each Seller (the Share Buy Back), a form of which has been supplied to the holders of ordinary shares and preferred D shares in the Company prior to the passing of this resolution, be and is hereby approved, and any director of the Company be and is hereby authorised to enter into the Agreement on behalf of the Company and to fulfil all obligations of the Company thereunder, and any director be and is hereby approved to enter into the Agreement on behalf of the Sellers, in accordance with article 6 of the Company’s articles of association.

4.                                       Subject to the issue of one ordinary share in the share capital of the Company to Northern Venture Trust PLC made for the purposes of the purchase of Deferred Shares pursuant to the Share Buy Back and to the completion of the Agreement for the purchase of the Deferred Shares in accordance with resolution 3 above, each of those Deferred Shares be cancelled and the Company’s share capital be reduced by the amount of the Deferred Shares so cancelled.

5.                                       Conditional on the passing of resolutions 3 and 4, the reclassification of all the outstanding deferred shares in the capital of the Company held by Northern Venture Trust PLC and Quester Capital Management Limited as ordinary shares in the share capital of the Company be and is hereby approved.

6.                                       That the acquisition of all the issued share capital of the Company by Cyclacel Group Limited be and is hereby approved.

7.                                       That the amendments to the rules of the Cyclacel Limited Share Option Plan attached to these resolutions, subject to such modification as the Remuneration Committee may consider necessary or desirable, be and are hereby approved and that the directors be and are hereby authorised to do all things necessary to adopt and carry them into effect.

Date: • June, 2004

Dr Allan Balmain

BankInvest Biomedical Venture III

The Bank of New York (Nominees) Limited

Michael Le Barbera

Biomedical Sciences Investment Fund Pte Limited

Cancer Research Technology Limited

Carnegie Fund II, Biotech bridge sub-fund

31

Chancellor V, L.P. (acting by its general partner IPC Direct Associates V LLC and by its managing member INVESCO Private Capital Inc)

Chancellor V-A, L.P. (acting by its general partner IPC Direct Associates V LLC and by its managing member INVESCO Private Capital Inc)

Citiventure 2000 L.P (acting by its general partner IPC Direct Associates V LLC and by its managing member INVESCO Private Capital Inc)

Dresdner Kleinwort Wasserstein Limited

The Equitable Life Assurance Society

Professor Sir Christopher Evans

Dr Robin Fahraeus

GeneChem Therapeutics Venture Fund L.P

Dr Athos Gianella-Borradori M.D.

Highland and Universal Investments Limited

Highland and Universal Securities Limited

International Life Science Partners LP

Investment Enterprise Partnership “NIF 21-ONE(1)”

Dr Eberhard Krausz

Professor Sir David Lane

LDC Co-Investment Plan 2001 “A”

LDC Co-Investment Plan 2001 “B”

Lloyds TSB Development Capital Ltd

Dr Howard Marriage

Merifin Capital N.V.

Merlin Equity Limited (as general partner of the Merlin Fund L.P)

Merlin General Partner II Limited (as managing partner of the Merlin Biosciences Fund L.P)

Merlin General Partner II Limited (as managing partner of the Merlin Biosciences Fund GBR)

32

Merlin General Partner Limited (as general partner of the Merlin Fund L.P.)

NIF Ventures Co Limited

Noble Grossart Investments Ltd

Northern Investors Company PLC

Northern Venture Trust PLC

Quest for Growth

Quester Capital Management Ltd (acting as manager for and on behalf of Quester VCT 3 plc)

Quester Capital Management Ltd (acting as manager for and on behalf of Quester VCT 4 plc)

Quester Capital Management Ltd (acting as manager for and on behalf of Quester VCT 5 plc)

Rombotis Family Trust

Scottish Equity Partnership

SEP II

SEP II B

SOGE Innovation 5

SOGE Innovation 6

SOGE Innovation 7

D C Thomson & Company Limited

University of Dundee

The University Court of the University of Edinburgh

The University Court of the University of Glasgow

UOB Venture Technology Investments Ltd

Venture Capital Investment Limited Partnership NIF Japan - USA – Europe Bridge Fund

V-Sciences Investments Pte Ltd

Nikolai Zhelev

33

Company number

3237549

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

WRITTEN RESOLUTIONS

OF

CYCLACEL LIMITED

(the Company)

We, the undersigned, being the holders of all the issued preferred D shares in the share capital of the Company, pass the following written resolutions:

1.                                       That the articles of association of the Company be altered to reflect the form attached to this resolution (marked “A”) by:

(a)                                  amending article 5 as follows:

(i)                                     in the definition of “Additional Share” in article 5.1, deleting the word “or” at the end of sub-article 5.1(v), deleting the “.” at the end of sub-article 5.1(vi) and inserting “;or” at the end of sub-article 5.1(vi) and inserting the following additional exception:

“(vii)                  any Shares issued to fund the buy back of Deferred Shares in accordance with Article 6(c).”;

(ii)                                  deleting “the adoption of these Articles” in articles 5.6.1 and 5.6.2 and replacing it with “19th November, 2003”;

(iii)                               deleting “£3.75” in article 5.7 and replacing it with “£3.50”;

(iv)                              inserting the words “including, but not limited to, any allotment or issue of Ordinary Shares by way of a bonus issue in connection with a Listing (otherwise than pursuant to article 5.12) approved by the Shareholders prior to conversion of the Preferred D Shares that is proposed to occur post conversion of all of the Preferred D Shares pursuant to article 5” in article 5.14(a) following the words “holders of Ordinary Shares”; and

(c)                                  amending article 7.1.2 by inserting the words “the UK Listing Authority and to trading on the” after the words “the Official List of”, inserting “‘s” after “plc” and inserting the words “market for listed securities” after the words “(the “Stock Exchange”).

2.                                       That the issue of one ordinary share in the share capital of the Company to Northern Venture Trust PLC made for the purposes of the purchase of deferred shares pursuant to the Share Buy Back (as defined below) be approved and that all pre-emption rights in relation to such issue be and are hereby disapplied.

34

3.                                       The terms of the share buy back agreement (the Agreement), pursuant to which the Company shall purchase from the Sellers (as defined therein) all the deferred shares in the capital of the Company owned by the Sellers (the Deferred Shares) for the price of 1p in aggregate for each holding of Deferred Shares (the Share Buy Back) be and is hereby approved, and any director of the Company be and is hereby authorised to enter into the Agreement on behalf of the Company and to fulfil all obligations of the Company thereunder, and any director be and is hereby approved to enter into the Agreement on behalf of the Sellers, in accordance with article 6 of the Company’s articles of association.

4.                                       Subject to the issue of one ordinary share in the share capital of the Company to Northern Venture Trust PLC made for the purposes of the purchase of Deferred Shares pursuant to the Share Buy Back and to the completion of the Agreement for the purchase of the Deferred Shares in accordance with resolution 3 above, each of those Deferred Shares be cancelled and the Company’s share capital be reduced by the amount of the Deferred Shares so cancelled.

5.                                       Conditional on the passing of resolutions 3 and 4, the reclassification of all the outstanding deferred shares in the capital of the Company held by Northern Venture Trust PLC and Quester Capital Management Limited as ordinary shares in the share capital of the Company be and is hereby approved.

6.                                       That the acquisition of all the issued share capital of the Company by Cyclacel Group Limited be and is hereby approved.

Date: • June, 2004

BankInvest Biomedical Venture III

The Bank of New York (Nominees) Limited

Biomedical Sciences Investment Fund Pte Limited

Carnegie Fund II, Biotech bridge sub-fund

Chancellor V, L.P. (acting by its general partner IPC Direct Associates V LLC and by its managing member INVESCO Private Capital Inc)

Chancellor V-A, L.P. (acting by its general partner IPC Direct Associates V LLC and by its managing member INVESCO Private Capital Inc)

Citiventure 2000 L.P (acting by its general partner IPC Direct Associates V LLC and by its managing member INVESCO Private Capital Inc)

Professor Sir Christopher Evans

GeneChem Therapeutics Venture Fund L.P

Dr Athos Gianella-Borradori M.D.

Highland and Universal Investments Limited

35

Highland and Universal Securities Limited

International Life Science Partners LP

Investment Enterprise Partnership “NIF 21-ONE(1)”

LDC Co-Investment Plan 2001 “A”

LDC Co-Investment Plan 2001 “B”

Lloyds TSB Development Capital Ltd

Dr Howard Marriage

Merifin Capital N.V.

Merlin General Partner II Limited (as managing partner of the Merlin Biosciences Fund L.P)

Merlin General Partner II Limited (as managing partner of the Merlin Biosciences Fund GBR)

Merlin General Partner Limited (as general partner of the Merlin Fund L.P.)

NIF Ventures Co Limited

Noble Grossart Investments Ltd

Northern Investors Company PLC

Northern Venture Trust PLC

Quest for Growth

Quester Capital Management Ltd (acting as manager for and on behalf of Quester VCT 3 plc)

Quester Capital Management Ltd (acting as manager for and on behalf of Quester VCT 4 plc)

Quester Capital Management Ltd (acting as manager for and on behalf of Quester VCT 5 plc)

Rombotis Family Trust

Scottish Equity Partnership

SEP II

SEP II B

SOGE Innovation 5

36

SOGE Innovation 6

SOGE Innovation 7

D C Thomson & Company Limited

University of Dundee

The University Court of the University of Edinburgh

UOB Venture Technology Investments Ltd

Venture Capital Investment Limited Partnership NIF Japan - USA – Europe Bridge Fund

V-Sciences Investments Pte Ltd

37

Company number

3237549

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

WRITTEN RESOLUTIONS

OF

CYCLACEL LIMITED

(the Company)

We, the undersigned, being the holders of all the issued deferred shares in the share capital of the Company, pass the following written resolution:

1.                                       That the articles of association of the Company be altered to reflect the form attached to this resolution (marked “A”) by:

(a)                                  amending article 5 as follows:

(i)                                     in the definition of “Additional Share” in article 5.1, deleting the word “or” at the end of sub-article 5.1(v), deleting the “.” at the end of sub-article 5.1(vi) and inserting “;or” at the end of sub-article 5.1(vi) and inserting the following additional exception:

“(vii)                  any Shares issued to fund the buy back of Deferred Shares in accordance with Article 6(c).”;

(ii)                                  deleting “the adoption of these Articles” in articles 5.6.1 and 5.6.2 and replacing it with “19th November, 2003”;

(iii)                               deleting “£3.75” in article 5.7 and replacing it with “£3.50”;

(iv)                              inserting the words “including, but not limited to, any allotment or issue of Ordinary Shares by way of a bonus issue in connection with a Listing (otherwise than pursuant to article 5.12) approved by the Shareholders prior to conversion of the Preferred D Shares that is proposed to occur post conversion of all of the Preferred D Shares pursuant to article 5” in article 5.14(a) following the words “holders of Ordinary Shares”; and

(d)                                 amending article 7.1.2 by inserting the words “the UK Listing Authority and to trading on the” after the words “the Official List of”, inserting “‘s” after “plc” and inserting the words “market for listed securities” after the words “(the “Stock Exchange”).

Date: • June, 2004

BankInvest Biomedical Venture III

38

The Bank of New York (Nominees) Limited

Biomedical Sciences Investment Fund Pte Limited

Chancellor V, L.P. (acting by its general partner IPC Direct Associates V LLC and by its managing member INVESCO Private Capital Inc)

Chancellor V-A, L.P. (acting by its general partner IPC Direct Associates V LLC and by its managing member INVESCO Private Capital Inc)

Citiventure 2000 L.P (acting by its general partner IPC Direct Associates V LLC and by its managing member INVESCO Private Capital Inc)

Professor Sir Christopher Evans

GeneChem Therapeutics Venture Fund L.P

Dr Athos Gianella-Borradori M.D.

Highland and Universal Investments Limited

Highland and Universal Securities Limited

International Life Science Partners LP

LDC Co-Investment Plan 2001 “A”

LDC Co-Investment Plan 2001 “B”

Lloyds TSB Development Capital Ltd

Dr Howard Marriage

Merifin Capital N.V.

Merlin General Partner II Limited (as managing partner of the Merlin Biosciences Fund L.P)

Merlin General Partner II Limited (as managing partner of the Merlin Biosciences Fund GBR)

Merlin General Partner Limited (as general partner of the Merlin Fund L.P.)

Noble Grossart Investments Ltd

Northern Investors Company PLC

Northern Venture Trust PLC

39

Quester Capital Management Ltd (acting as manager for and on behalf of Quester VCT 3 plc)

Quester Capital Management Ltd (acting as manager for and on behalf of Quester VCT 4 plc)

Rombotis Family Trust

Scottish Equity Partnership

SEP II

SEP II B

University of Dundee

The University Court of the University of Edinburgh

V-Sciences Investments Pte Ltd

40

“A”

5.                                       Conversion of Preferred D Shares

5.1                                 Each Preferred D Share shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof at any time after the date of issuance of such Preferred D Share (the Original Issue Date) into fully paid Ordinary Shares as set out in this Article 5. For purposes of this Article 5 the following definition shall apply:

Additional Shares shall mean any Shares or any other class of shares issued by the Company after the date of adoption of these Articles, other than:

(i)                                     Ordinary Shares issued or issuable upon conversion of any Preferred D Shares;

(ii)                                  Shares issued upon exercise of options under the terms of the Company’s employee share option plans from time to time, up to a maximum of 12.5% of the issued share capital of the Company immediately following Sixth Completion (as defined in the Shareholders Agreement);

(iii)                               Shares issued upon the exercise of options or warrants existing, or to which the Company is committed, as of the date of adoption of these Articles;

(iv)                              any Shares issued (and/or options or warrants therefor) either (i) at an issue price of more than the Preferred D Issue Price per Share or (ii) representing up to 10% of the issued share capital of the Company from time to time, on a fully diluted basis, where the price attributed to each such Share is less than the Preferred D Issue Price, and such Shares are issued in either case as consideration for an acquisition of assets or shares of any other entity, whether by way of consolidation, merger or otherwise (an Acquisition), provided always that any Acquisition shall be subject to Article 4.4;

(v)                                 up to an aggregate of £10 million worth of Shares or any class of shares (calculated by reference to the price paid or payable on their subscription) issued by the Company (whether on conversion of debt or otherwise) (in order to raise new moneys, rather than in satisfaction of any consideration due on any Acquisition by the Company) in one or more issues after the date of adoption of these Articles (excluding those Shares issued in accordance with paragraphs 5.1.(i) to 5.1(iv)) approved by the Board (including the Shareholder Directors) in the context and run up to an intended exit provided that any such issues of shares are on no more favourable terms than the subscription for Preferred D Shares by the New Subscribers pursuant to the Shareholders Agreement;

(vi)                              Preferred D Shares issued to Delayed Subscribers pursuant to the Shareholders Agreement; or

(vii)                           any Shares issued to fund the buy back of Deferred Shares in accordance with Article 6(c).

For the avoidance of doubt, the exchange of Shares, options or warrants in the Company for shares, options or warrants in a public company which purchases the entire issued share

41

capital of the Company will not be an issue of Additional Shares for the purposes of this Article 5.1.

5.2                                 The number of Ordinary Shares each Preferred D Shareholder shall receive on conversion of his Preferred D Shares shall be calculated by dividing the total amount of subscription monies paid (or deemed to have been paid) on the original subscription for the relevant Preferred D Shares by the Preferred D Issue Price, such Preferred D Issue Price to be adjusted from time to time in accordance with this Article 5 (the Conversion Rate).

5.3                                If after the Original Issue Date, the Company shall issue Additional Shares for a cash consideration per share of less than two times the Preferred D Issue Price, then and in such event (notwithstanding the Conversion Rate may have been previously adjusted in accordance with Article 5.8) the Conversion Rate shall, subject to Article 5.4, be adjusted to a rate determined in accordance with the following formula:

Conversion Rate = A x

where

A = the new issue price per share of the Additional Shares

B = the aggregate proceeds of the Additional Shares

C = the total amount subscribed (or deemed to have been subscribed) by the Converting Shareholders, New Subscribers and the Delayed Subscribers pursuant to the Shareholders Agreement.

Provided always that

5.3.1.1               the minimum Conversion Rate shall be £3.50 per Share (prior to an Adjustment Event in accordance with Article 5.13) regardless of the rate calculated following the above formula; and

5.3.1.2               only one adjustment may be made to the Conversion Rate in accordance with this Article 5.3 upon the issue of Additional Shares by the Company; and

5.3.1.3               the Conversion Rate shall not be higher than £4.06 (prior to an Adjustment Event in accordance with Article 5.13) regardless of the rate calculated following the above formula.

5.4                                The Conversion Rate shall not be adjusted in accordance with Article 5.3 upon the occurrence of any event specified therein if holders of 75% of the Preferred D Shares so determine by giving notice in writing to the Company within 10 days of receipt of the notice given by the Company in accordance with Article 5.9. For the avoidance of doubt, up to two notices may be served under this Article 5.4 and thereafter no further adjustment to the Conversion Rate may be made under Article 5.3.

5.5                                If, prior to a Listing there has been a prior issue of Additional Shares and/or the Conversion Rate of the Preferred D Shares has been adjusted in accordance with Article 5.3 or 5.8, then, upon the closing of a firm commitment to underwrite a public offering, where the offer and sale of Ordinary Shares to the public (after underwriter commissions and discounts) results in net proceeds to the Company of £15,000,000 or more, the Preferred D Shares held by each Preferred D Shareholder shall automatically be converted into Ordinary Shares (or shares

42

arising from Ordinary Shares upon any restructuring of the share capital of the Company in connection with a Listing) at the then current Conversion Rate.

5.6                                If, immediately prior to Listing where there has been no prior issue of Additional Shares and/or no adjustment (by virtue of the provisions of Article 5.4 or otherwise) to the Conversion Rate of the Preferred D Shares under Article 5.3 or 5.8, then upon the closing of a firm commitment to underwrite a public offering, provided the offer and sale of Ordinary Shares to the public is at a price per share of at least:

5.6.1                        for a public offering that occurs within 18 months of 19th November, 2003, the Preferred D Issue Price multiplied by 1.5, or

5.6.2                        for a public offering that occurs after 18 months of 19th November, 2003, the Preferred D Issue Price multiplied by 2,

and provided the net proceeds to the Company from the public offering are not less than £15,000,000 (after underwriter commissions and discounts) then each Preferred D Share shall automatically convert into one Ordinary Share (or shares arising from such Ordinary Share upon any restructuring of the share capital of the Company in connection with a Listing).

5.7                                If, immediately prior to a Listing where there has been no prior issue of Additional Shares and/or (i) no adjustment (by virtue of the provisions of Article 5.4 or otherwise) to the Conversion Rate of the Preferred D Shares under Article 5.3 or (ii) an adjustment to the Conversion Rate of the Preferred D Shares under Article 5.8, then upon the closing of a firm commitment to underwrite a public offering where the net proceeds to the Company (after underwriter commissions and discounts) are not less than £15,000,000 but the offer and sale of Ordinary Shares to the public is less than the price per share specified in Articles 5.6.1 to 5.6.2 above, the Conversion Rate then prevailing will be reduced by the percentage by which the price the Ordinary Shares are offered to the public on the Listing (such price to be calculated by the underwriters taking into account conversion pursuant to this Article 5.7, starting with the then current Conversion Rate, iterated indefinitely until the adjustment is no more than one pence from the sum of the previous iteration) is less than the price set out in Articles 5.6.1 to 5.6.2 above PROVIDED ALWAYS that the minimum Conversion Rate shall be £3.50 regardless of the price at which Ordinary Shares (or shares arising from Ordinary Shares upon any restructuring of the share capital of the Company in connection with a Listing) are offered to the public.

5.8                                If, after the Original Issue Date, the Company issues Additional Shares pursuant to an Acquisition at an issue price of less than the Preferred D Issue Price per Additional Share then the Conversion Rate shall be adjusted to a rate determined in accordance with the following formula:

Conversion Rate = CR x (A + (P/CR))/(A+N)

where A = all Shares in issue or issuable upon the exercise of options or warrants granted or permitted to be granted on the date of the Acquisition

P              =              the total Acquisition proceeds

N             =              the number of Additional Shares issued in relation to the Acquisition

CR           =              the Conversion Rate then prevailing

43

Provided always that:

5.8.1.1               the minimum Conversion Rate shall be £3.50 per Share (prior to an Adjustment Event in accordance with Article 5.13) regardless of the rate calculated following the above formula; and

5.8.1.2               any number of adjustments may be made to the Conversion Rate in accordance with this Article 5.8 upon the issue of Additional Shares pursuant to an Acquisition; and

5.8.1.3               the Conversion Rate shall not be higher than £4.06 (prior to an Adjustment Event in accordance with Article 5.13) regardless of the rate calculated following the above formula.

For the avoidance of doubt the Conversion Rate prevailing at the date of adoption of these Articles is the Preferred D Issue Price.

5.9                                Upon the occurrence of an event specified in Article 5.3, the Company shall give written notice to all holders of Preferred D Shares. Upon the occurrence of any event specified in Articles 5.5 to 5.7 the Preferred D Shares shall be converted automatically without any further action by the holders of such Preferred D Shares and whether or not the certificates representing such Preferred D Shares are surrendered to the Company PROVIDED ALWAYS that all holders of Preferred D Shares being converted shall be given written notice of the occurrence of the event specified in triggering such conversion, including the date such event occurred (the Automatic Conversion Date), and the Company shall not be obliged to issue certificates evidencing the Ordinary Shares issuable upon such conversion unless and until certificates evidencing such Preferred D Shares being converted are either delivered to the Company, or the holder notifies the Company that such certificates have been lost, stolen, or destroyed and executes an indemnity satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. On the Automatic Conversion Date, all rights with respect to the Preferred D Shares so converted shall terminate (except any of the rights of the holder thereof, upon surrender of the holder’s certificate or certificates therefor, to receive certificates representing the number of Ordinary Shares into which such Preferred D Shares has been converted). Upon the automatic conversion of any Preferred D Shares, the holders of such Preferred D Shares shall surrender the certificates representing such Shares at the office of the Company. If so required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in a form satisfactory to the Company, duly executed by the registered holder or by the holder’s attorney duly authorized in writing. Within 14 days of surrender of such certificates there shall be issued and delivered to such holder, in the holder’s name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of Ordinary Shares into which the Preferred D Shares surrendered converted on the date on which such automatic conversion occurred. No fraction of Ordinary Shares shall be issued upon automatic conversion of any Preferred D Shares. In lieu of any fraction of Ordinary Shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the Conversion Rate.

5.10                           Before any holder of Preferred D Shares shall be entitled to elect to convert the same into Ordinary Shares, the holder shall surrender the certificate or certificates therefor at the office of the Company, and shall give written notice to the Company that the holder elects to convert the same and shall state therein the holder’s name or the name or names of the holder’s nominees in which the holder wishes the certificate or certificates for Ordinary Shares to be issued. On receipt of such notice to the Company the Preferred D Shares the subject of such notice shall be converted automatically into Ordinary Shares without any further action by the shareholders or the Company. On the date of conversion, all rights with respect to the

44

Preferred D Shares so converted, shall terminate (except any of the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of Ordinary Shares into which such Preferred D Shares has been converted). If so required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in a form satisfactory to the Company, duly executed by the registered holder or by the holder’s attorney duly authorized in writing. No fraction of Ordinary Shares shall be issued upon conversion of any Preferred D Shares. In lieu of any fraction of Ordinary Shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the Conversion Rate. The Company shall, as soon as practicable and in any event within 14 days after surrender of the certificate or certificates for conversion, issue and deliver to such holder of Preferred D Shares, or to the holder’s nominee or nominees, a certificate or certificates for the number of Ordinary Shares to which the holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a Share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of Preferred D Shares to be converted, and the person or persons entitled to receive the Ordinary Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares on such date.

5.11                           If there has been more than one adjustment to the Conversion Rate at any time after the Original Issue Date in accordance with Article 5.3 or 5.8, the relevant Conversion Rate then prevailing for the purposes of this Article 5 shall be the lowest of such adjustments.

5.12                           If at any time there are insufficient Ordinary Shares upon a conversion of Preferred D Shares in accordance with this Article 5, the Board shall take such steps as it deems necessary to allot and issue the necessary Ordinary Shares to the Preferred D Shareholders in order to effect such a conversion.

5.13                           If there is an Adjustment Event (defined below) the number of Ordinary Shares into which the Preferred D Shares will be capable of conversion will be adjusted in such manner as the Company’s auditor (the Auditor) shall certify to be necessary in order that, after such adjustment, the total number of Ordinary Shares into which the Preferred D Shares will convert:

(a)                                  will carry as nearly as possible (and in any event not less than) the same proportion (expressed as a percentage of the total number of votes exercisable in respect of all the Ordinary Shares) of the votes; and

(b)                                 will carry the same entitlement (expressed as a percentage of the total entitlement conferred by all the Ordinary Shares) to participate in the profits and assets of the Company;

as would the total number of Ordinary Shares into which the Preferred D Shares would have converted had there been no such adjustment and no such event giving rise to such adjustment.

5.14                           For the purposes of Article 5.13 Adjustment Event means:

(c)                                  any allotment or issue of Ordinary Shares by way of capitalisation of profit or reserves to holders of Ordinary Shares including, but not limited to, any allotment or issue of Ordinary Shares by way of a bonus issue in connection with a Listing (otherwise than pursuant to article 5.12) approved by the Shareholders prior to conversion of the Preferred D Shares that is proposed to occur post conversion of the Preferred D Shares pursuant to article 5; or

45

(d)                                 any sub-division or consolidation of Ordinary Shares.

5.15                           In carrying out the certification referred to in Article 5.13 above:

(e)                                  the Auditor shall act as an expert and not as an arbitrator;

(f)                                    the costs of the Auditor shall be borne by the Company; and

(g)                                 the certification of the Auditor shall, except in the case of manifest error, be final and binding.

5.16                           The provisions of this Article 5 cease to have effect upon and following a Listing.

7.             Restrictions on Transfer

7.1                                 Save as set out in Article 6, the Deferred Shares are not transferable. The Shares and any interest therein shall not be transferable except:

7.1.1                        without prejudice to Article 10, with the written consent of each of the Shareholder Directors; or

7.1.2                        on and after the earlier of (i) the admission of any of the Shares to the Official List of the UK Listing Authority and to trading on the London Stock Exchange plc’s (the Stock Exchange) market for listed securities and (ii) the admission to trading of the Company’s Shares on any other public securities market (including, without limitation, the Alternative Investment Market, NASDAQ National Market, EASDAQ and Neuer Market) (each a Listing); or

7.1.3        when a transfer is required by Article 8; or

7.1.4                        pursuant to the acceptance of an offer required to be made by Article 9.1; or

7.1.5                        in the case of Shares held by individuals, to the trustees of a trust (i) of which the only beneficiaries (and the only persons capable of being beneficiaries) are the Shareholder who established such trust and who is transferring the relevant Shares and/or his spouse (or partner) and/or his parent, brother or sister and/or his lineal descendants by blood or adoption and (ii) the terms of which have been approved by a majority of the Shareholder Directors and in any event provided that the trustees of any such trust shall not themselves be entitled to transfer any Shares or any interests therein pursuant to this Article 7.1.5, other than to replacement trustees of the same trust (Family Trustees) or to the Shareholder who established such trust or otherwise in accordance with this Article 7; or

7.1.6                        as a transfer made upon the death of a Shareholder being an individual, to his executors, administrators or beneficiaries provided that such executors, administrators or beneficiaries shall not themselves be entitled to transfer any Shares or any interests therein other than, in the case of executives and administrators, to the relevant beneficiaries or otherwise in accordance with this Article 7; or

7.1.7                        by a member which is a company to any other Member of the Same Group as such member; or

7.1.8                        by any member of the Merlin Group to any other member of the Merlin Group or to any partnership (or to the partners of any such partnership) of which any of them is general or managing partner, manager or adviser or to any unit trust or other fund of which any of them is trustee, manager or adviser or any unit trust, partnership or other fund, the managers of

46

which are advised by any of them or to any nominee or trustee for any such member (whether on a change of nominee or trustee or otherwise) provided that in the event that such transferee, being a partner, trustee, manager or adviser of such partnership or fund or a nominee or trustee, ceases to hold such a position it shall immediately prior to such event, transfer the Shares back to some other member of the Merlin Group at that time (including to any replacement trustee, manager or adviser); or

7.1.9                        by Professor C T Evans to any member of the Merlin Group or to the partners in or members of or investors in any fund being part of the Merlin Group; or

7.1.10                  by any member of the Second Defined Group to the partners in or members of or investors in any partnership or fund of which such member of the Second Defined Group is the general partner, manager or adviser; or

7.1.11                  to any company which shall be wholly owned by any Shareholder who is an individual and/or wholly owned by any Family Trustees in relation to the transferor, or by any Family Trustees to any company which is wholly owned by those Family Trustees in connection with the relevant trust and from any such company to such Family Trustees; or

7.1.12                  by any member of the SEP Group to any other member of the SEP Group or any nominee or trustee for any other member of the SEP Group without restriction as to price, or otherwise, provided that the provisions of Article 8.9 shall apply, mutatis mutandis, thereto; or

7.1.13                  by Dresdner Kleinwort Wasserstein Limited or International Life Science Partners LP or a company which is a Member of the Same Group as Dresdner Kleinwort Wasserstein Limited or International Life Science Partners LP to Winchester Capital Health Care Partners LLC or Merifin Capital NV;

7.1.14                  by any member of the SEP II Group to any other member of the SEP II Group without restriction as to price or otherwise; or

7.1.15                  by any member of the INVESCO Group to any other member of the INVESCO Group without restriction as to price or otherwise; or

7.1.16                  by any member of the LDC Group to any member of the LDC Group without restriction as to price or otherwise; by any member of the LDC Group who is a person whose principal business is to make, manage or advise upon investments (an Investment Manager) or a nominee of an Investment Manager to (i) any participant or partner in or member of any Investment Fund in respect of which the Shares are held (but only in connection with the dissolution of such Investment Fund or any distribution of assets of the Investment Fund pursuant to the operation of the Investment Fund in the ordinary course); (ii) any Investment Fund whose business is managed by the Investment Manager who is or whose nominee is the transferor; and (iii) any other Investment Manager who manages the business of the Investment Fund in respect of which the Shares are held; and by any member of the LDC Group who is a fund, partnership, company, syndicate or other entity whose principal business is to make investments and whose business is managed by an Investment Manager (an Investment Fund) or a nominee of an Investment Fund to (i) any participant (directly or indirectly) or partner in or member of the Investment Fund which is or whose nominee is the transferor (but only in connection with the dissolution of such Investment Fund or any distribution of assets of the Investment Fund pursuant to the operation of the Investment Fund); (ii) any other Investment Fund whose business is managed by the same Investment Manager as manages the Investment Fund which is or whose nominee is the transferor; and (iii) the Investment Manager who manages the business of the Investment Fund which is or whose nominee is the transferor;

47

7.1.17                  in the case of Shares held by each of Ann Heron Gloag and Brian Souter, Shares held by one may be transferred to the other and vice versa;

7.1.18                  by Finsbury Life Sciences Investment Trust plc to Bank of New York (Nominees) Limited; or

7.1.19                  without prejudice to any other provision of this Article 7.1, by or on behalf of a partnership, unit trust, investment trust, unincorporated association or other fund or corporation, to another partnership, unit trust, investment trust, unincorporated association or other fund or corporation or to any trustee or nominee of such entity which is managed or advised by the same manager or adviser as the transferor or by a holding company of such manager or adviser or any subsidiary company of such holding company.

Subject as provided in Article 7.1 (and to the terms thereof), no Shares will be permitted to be transferred by any Relevant Executive to any other person prior to the Sale or Listing of the Company save with the prior consent of the Shareholder Directors who may place such conditions on the proposed transfer as they shall in their absolute discretion see fit, subject always to the terms of Articles 8 and 10.

48

SCHEDULE 3

FORM OF SHAREHOLDER DIRECTOR CONSENT LETTER

To:	The Directors
Cyclacel Limited (the Company)
James Lindsay Place
Dundee Technopole
Dundee
DD1 5JJ

From:	[Shareholder Director]

Date:	•, 2004

Dear Sirs,

PROPOSED IPO - CONSENTS

I acknowledge the proposals in relation to Cyclacel’s proposed initial public offering with a dual listing on the London Stock Exchange and the NASDAQ National Market (the IPO).

As a current Shareholder Director (as defined in the articles of association of the Company) for the purposes of the subscription and shareholders agreement relating to the Company dated 19th November, 2003 (the Shareholders Agreement), I hereby approve and consent to following matters in connection with the IPO:

1.                                      the amendment to the Company’s articles of association in the form as set out in the draft Reorganisation and Shareholders Agreement (as defined below);

2.                                      the issue of one ordinary share in the capital of the Company to fund the Buy Back (as defined below);

3.                                      the buy back by the Company of all the deferred shares of the Company, excluding those held by Northern Venture Trust PLC (NVT) and Quester Capital Management Limited (QCM), for an aggregate of 1 pence payable to each holder of deferred shares (other than NVT and QCM) in accordance with article 6(c) of the Company’s articles of association (the Buy Back);

4.                                      the redesignation of all the deferred shares held by NVT and QCM as ordinary shares in the capital of the Company;

5.                                      the acquisition by Cyclacel Group Limited of all the existing issued share capital of the Company in consideration for shares in Cyclacel Group Limited pursuant to a reorganisation and share exchange agreement (the Reorganisation and Share Exchange Agreement), the form of which is attached to this letter;

6.                                      the amendment of the Shareholders Agreement in the form as set out in the Reorganisation and Share Exchange Agreement;

7.                                      any amendments to the warrants and the non-employee options issued or granted by the Company as set out in the Reorganisation and Share Exchange Agreement; and

49

8.                                      any other matter which requires my consent in connection with the pre-IPO reorganisation of the Company and the IPO in my capacity as a Shareholder Director.

Yours faithfully,

[Shareholder Director]

50

SCHEDULE 4

WARRANTS

PART 1

To:	The Directors
Cyclacel Limited (the Company)
Dundee Technopole
James Lindsay Place
Dundee DD1 5JJ

From:	[Holders of Loan Note Holders’ Warrants]

Date:	•, 2004

Dear Sirs,

PROPOSED AMENDMENT TO TERMS OF WARRANTS - CONSENT

As the holders of warrants issued pursuant to a warrant instrument dated 31st August, 2000 (as amended by deed on 20th November, 2003) (the Warrants), we hereby approve and consent to the amendments to the terms of the Warrant Instrument as set out in draft amendment deed attached to this consent marked “A”.

Yours faithfully,

Merlin General Partner II Limited

Northern Investors Company PLC

Northern Venture Trust PLC

Merifin Capital NV

Dresdner Kleinwort Capital Life Science Partners LP

51

PART 2

WRITTEN RESOLUTION

OF

MERLIN GENERAL PARTNER LIMITED

as the holder of 16,000 warrants issued by Cyclacel Limited
pursuant to a share warrant instrument dated 6th May, 1999

(the Warrant Holder)

We, the undersigned, being the holder of 16,000 warrants issued under a share warrant instrument by Cyclacel Limited on 6th May, 1999, pass the following written resolution:

That clause 2.2 of the terms and conditions of the warrant instrument be deleted and replaced with the following:

(h)                                 clause 1 of the Instrument shall be amended to include the following definition of “Listing”:

““Listing” means the earlier of:

(i)                                     the admission of any Shares or any shares of the immediate parent company of the Company to the Official List of the UK Listing Authority and to trading on the London Stock Exchange plc’s (the “Stock Exchange”) market for listed securities; and

(ii)                                  the admission to trading of the Company’s Shares or any shares of the immediate parent company of the Company on any other public securities market (including, without limitation, the Alternative Investment Market, NASDAQ National Market, EASDAQ and Neuer Market) (each a “Listing”);

(i)                                     clause 1 of the Instrument shall be amended to include the following definition of “Sale”:

“Sale” means any transfer of Shares which would result, if made and registered, in a person holding or increasing a holding of more than 50 per cent. of the issued Shares in terms of nominal value, other than a transfer of all the issued Shares to a holding company of the Company as part of a reorganisation prior to a proposed Listing;”; and

the words “(each as defined in the Articles of Association for the time being of the Company: the “Articles”)” in clause 2.2 of the Schedule shall be deleted.

Date: •, 2004

Merlin General Partner Limited
Warrant Holder

52

PART 3

AMENDMENT DEED

DATED •, 2004

CYCLACEL LIMITED

in respect of a Warrant Instrument
for the issue of warrants to subscribe for shares
in Cyclacel Limited dated 31st August, 2000 (as amended)

ALLEN & OVERY LLP

LONDON

53

THIS AMENDMENT DEED is made on •, 2004

BY:

CYCLACEL LIMITED (registered no. 3237549) whose registered office is at 6-8 Underwood Street, London N1 7JQ (the Company);

RECITALS:

(A)                              By a resolution of the board of directors of the Company (the Directors) passed on 31st August, 2000, the Company determined to issue warrants conferring the right upon the holders thereof to subscribe, for every warrant held, for one ordinary share of 0.1 pence in the capital of the Company (an Ordinary Share or Share).

(B)                                On 31st August, 2000, the Company executed a warrant instrument (the Instrument) to set out the rights and interests of the Warrant holders.

(C)                                On 20th November, 2003, the terms of the Instrument were amended by supplemental deed poll such that the Instrument, as amended, gave, inter alia, the warrant holders the right to subscribe for preferred D shares in the Company.

(D)                               As at the date of this deed, Merlin General Partner II Limited holds 38,750 warrants, Northern Investors Company PLC holds 3,232 warrants, Northern Venture Trust PLC holds 6,464 warrants, Merifin Capital NV holds 9,685 warrants and Dresdner Kleinwort Capital Life Science Partners LP holds 58,129 warrants.

(E)                                 The Company wishes to further amend the Instrument to procure that the subscription rights contained in the terms and conditions of the Instrument, as amended by the supplemental deed poll, be further amended prior to a further reorganisation of the share capital of the Company (the Reorganisation).

(F)                                 Such amendment will enable the Warrant holders to exercise the warrants following the Reorganisation.

IT IS AGREED:

1.                                      INTERPRETATION

1.1                                 In this amendment deed (including the Recitals), unless the context otherwise requires, words and expressions not otherwise defined in this amendment deed have the meanings given in the Instrument (as amended).

1.2                                 Headings to clauses are for convenience only and shall not be taken into account in the interpretation of this amendment deed.

1.3                                 Words in this amendment deed denoting the singular shall include the plural and vice versa.

1.4                                 References to any statute or statutory provision shall be construed as references to the same as it may have been or may from time to time be amended, modified or re-enacted.

2.                                      AMENDMENT TO THE INSTRUMENT

2.1                                 With effect from the date hereof the following amendments shall be made to the Amended Instrument:

54

(a)                                  the definition of “Listing” shall be replaced with the following:

““Listing” means the earlier of:

(i)                                     the admission of any Shares or any shares of the immediate parent company of the Company to the Official List of the UK Listing Authority and to trading on the London Stock Exchange plc’s (the “Stock Exchange”) market for listed securities; and

(ii)                                  the admission to trading of the Company’s Shares or any shares of the immediate parent company of the Company on any other public securities market (including, without limitation, the Alternative Investment Market, NASDAQ National Market, EASDAQ and Neuer Market) (each a “Listing”);”;

(b)                                 the definition of “Sale” shall be replaced with the following:

““Sale” means any transfer of Shares which would result, if made and registered, in a person holding or increasing a holding of more than 50 per cent. of the issued Shares in terms of nominal value, other than a transfer of all the issued Shares to a holding company of the Company as part of a reorganisation prior to a proposed Listing;”; and

(c)                                  the words “(as defined in the Articles)” shall be deleted from clause 4.2 of the Deed.

3.                                      MEMORANDUM OF AMENDMENT

A memorandum shall be endorsed on each original of the Instrument recording the execution of this amendment deed amending the same.

4.                                      CONTINUATION OF UNAMENDED PROVISIONS

Save as amended pursuant to the terms of this amendment deed, the provisions of the Instrument, as amended by the supplemental deed poll, shall continue in full force and effect.

5.                                      GOVERNING LAW AND JURISDICTION

This amendment deed (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this amendment deed or its formation) shall be governed by and construed in accordance with English law and the Company hereby submits to the exclusive jurisdiction of the English courts.

AS WITNESS of which this deed has been executed and delivered on the date which appears first on page 1.

55

SIGNATORIES

Executed by the Company as a deed on the date stated at the beginning of this deed.

Signed as a deed by	)
CYCLACEL LIMITED acting by a director and its	)
secretary/two directors	)

Director

Director/Secretary

56

PART 4

AMENDMENT DEED

DATED •, 2004

CYCLACEL LIMITED

in respect of a Share Warrant Instrument
issuing warrants to subscribe for shares
issued to Merlin General Partner Limited

ALLEN & OVERY LLP

LONDON

57

THIS AMENDMENT DEED is made on •, 2004

BY:

CYCLACEL LIMITED (registered no. 3237549) whose registered office is at 6-8 Underwood Street, London N1 7JQ (the Company);

RECITALS:

(A)                              By a resolution of the board of directors of the Company (the Directors) passed on 26th April, 1999, the Company determined to issue 16,000 warrants conferring the right upon the holders thereof to subscribe, for every warrant held (subject to adjustment as referred to herein), for one ordinary share of 0.1 pence in the capital of the Company (an Ordinary Share or Share).

(B)                                On 6th May, 1999, the Company executed a share warrant instrument (the Instrument) to set out the rights and interests of the warrant holders.

(C)                                Merlin General Partner Limited subscribed for 16,000 warrants on 6th May, 1999, which the Company issued pursuant to the Instrument.

(D)                               The Company wishes to amend the Instrument to procure that the subscription rights contained in the terms and conditions of the Instrument be amended prior to a reorganisation of the share capital of the Company (the Reorganisation).

(E)                                 Such amendment will enable the warrant holder to subscribe for a maximum of 16,000 Preferred D Shares in aggregate in the share capital of the Company on a Sale or Listing (as defined in the Company’s articles of association as amended from time to time) following the Reorganisation.

IT IS AGREED:

1.                                      INTERPRETATION

1.1                                 In this amendment deed (including the Recitals), unless the context otherwise requires, words and expressions not otherwise defined in this amendment deed have the meanings given in the Instrument.

1.2                                 Headings to clauses are for convenience only and shall not be taken into account in the interpretation of this amendment deed.

1.3                                 Words in this amendment deed denoting the singular shall include the plural and vice versa.

1.4                                 References to any statute or statutory provision shall be construed as references to the same as it may have been or may from time to time be amended, modified or re-enacted.

2.                                      AMENDMENT TO THE INSTRUMENT

2.1                                 With effect from the date hereof the following amendments shall be made to the Instrument:

(a)                                  clause 1 of the Instrument shall be amended to include the following definitions:

““Articles” means the articles of association for the time being of the Company;

58

“Listing” means the earlier of:

(i)                                     the admission of any Ordinary Shares or any shares of the immediate parent company of the Company to the Official List of the UK Listing Authority and to trading on the London Stock Exchange plc’s (the “Stock Exchange”) market for listed securities; and

(ii)                                  the admission to trading of any Ordinary Shares or any shares of the immediate parent company of the Company on any other public securities market (including, without limitation, the Alternative Investment Market, NASDAQ National Market, EASDAQ and Neuer Market) (each a “Listing”);

(b)                                 “Sale” means any transfer of shares in the Company which would result, if made and registered, in a person holding or increasing a holding of more than 50 per cent. of the issued shares in terms of nominal value, other than a transfer of all the issued shares to a holding company of the Company as part of a reorganisation prior to a proposed Listing;”;

(c)                                  clause 2.2 of the Terms and Conditions of the Warrants contained in the Schedule to the Instrument in relation to the exercise period of the Warrants shall be deleted in its entirety and replaced with the following:

“Exercise period: Subject to the following Conditions, the Warrants are exercisable immediately prior to the earlier of a Sale or Listing (the “Subscription Date”).”

3.                                      MEMORANDUM OF AMENDMENT

A memorandum shall be endorsed on each original of the Instrument recording the execution of this amendment deed amending the same.

4.                                      CONTINUATION OF UNAMENDED PROVISIONS

Save as amended pursuant to the terms of this amendment deed, the provisions of the Instrument shall continue in full force and effect.

5.                                      GOVERNING LAW AND JURISDICTION

This amendment deed (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this amendment deed or its formation) shall be governed by and construed in accordance with English law and the Company hereby submits to the exclusive jurisdiction of the English courts.

AS WITNESS of which this deed has been executed and delivered on the date which appears first on page 1.

59

SIGNATORIES

Executed by the Company as a deed on the date stated at the beginning of this deed.

Signed as a deed by	)
CYCLACEL LIMITED acting by a director and its	)
secretary/two directors	)

Director

Director/Secretary

60

PART 5

AMENDMENT DEED

DATED •, 2004

CYCLACEL LIMITED

in respect of a Deed
for the issue of warrants to subscribe for shares
in Cyclacel Limited dated 6th May, 1999

ALLEN & OVERY LLP

LONDON

61

THIS AMENDMENT DEED is made on •, 2004

BY:

CYCLACEL LIMITED (registered no. 3237549) whose registered office is at 6-8 Underwood Street, London N1 7JQ (the Company);

RECITALS:

(A)                              By a resolution of the board of directors of the Company (the Directors) passed on 6th May, 1999, the Company determined to issue 7,500 warrants conferring the right upon the holders thereof to subscribe, for every warrant held, for one ordinary share of 0.1 pence in the capital of the Company (an Ordinary Share or Share).

(B)                                On 6th May, 1999, the Company executed a deed (the Deed) to set out the rights and interests of the warrant holder.

(C)                                The Company issued 7,500 warrants to the University of Dundee on 6th May, 1999, pursuant to the terms of the Deed.

(D)                               The Company wishes to procure that the subscription rights contained in the terms and conditions of the Deed be amended prior to a reorganisation of the share capital of the Company (the Reorganisation).

(E)                                 Such amendment will amend the Events of Exercise (as defined in the Deed) to enable the warrant holder to exercise the warrants following the Reorganisation.

IT IS AGREED:

1.                                      INTERPRETATION

1.1                                 In this amendment deed (including the Recitals), unless the context otherwise requires, words and expressions not otherwise defined in this amendment deed have the meanings given in the Deed.

1.2                                 Headings to clauses are for convenience only and shall not be taken into account in the interpretation of this amendment deed.

1.3                                 Words in this amendment deed denoting the singular shall include the plural and vice versa.

1.4                                 References to any statute or statutory provision shall be construed as references to the same as it may have been or may from time to time be amended, modified or re-enacted.

2.                                      AMENDMENT TO THE DEED

2.1                                 With effect from the date hereof the following amendments shall be made to the Deed:

(a)                                  clause 1.1 of the Deed shall be amended to include the following definitions:

““Listing” means the earlier of:

(i)                                     the admission of any Shares or any shares of the immediate parent company of the Company to the Official List of the UK Listing Authority and to

62

trading on the London Stock Exchange plc’s (the “Stock Exchange”) market for listed securities; and

(ii)                                  the admission to trading of the Company’s Shares or any shares of the immediate parent company of the Company on any other public securities market (including, without limitation, the Alternative Investment Market, NASDAQ National Market, EASDAQ and Neuer Market) (each a “Listing”);

“Sale” means any transfer of Shares which would result, if made and registered, in a person holding or increasing a holding of more than 50 per cent. of the issued Shares in terms of nominal value, other than a transfer of all the issued Shares to a holding company of the Company as part of a reorganisation prior to a proposed Listing;”;

(b)                                 the words “as defined in the Articles (a “Listing”)” shall be deleted from clause 3.1 of Schedule 2 to the Deed; and

(c)                                  the words “as defined in the Articles (a “Sale”)” shall be deleted from clause 3.1 of Schedule 2 to the Deed.

3.                                      MEMORANDUM OF AMENDMENT

A memorandum shall be endorsed on each original of the Deed recording the execution of this amendment deed amending the same.

4.                                      CONTINUATION OF UNAMENDED PROVISIONS

Save as amended pursuant to the terms of this amendment deed, the provisions of the Deed, as amended by the supplemental deed poll, shall continue in full force and effect.

5.                                      GOVERNING LAW AND JURISDICTION

This amendment deed (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this amendment deed or its formation) shall be governed by and construed in accordance with English law and the Company hereby submits to the exclusive jurisdiction of the English courts.

AS WITNESS of which this amendment deed has been executed and delivered on the date which appears first on page 1.

63

SIGNATORIES

Executed by the Company as a deed on the date stated at the beginning of this deed.

Signed as a deed by	)
CYCLACEL LIMITED acting by a director and its	)
secretary/two directors	)

Director

Director/Secretary

64

SCHEDULE 5

WRITTEN RESOLUTIONS OF CYCLACEL GROUP SOLE SHAREHOLDER

Company number

5090795

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

WRITTEN RESOLUTIONS

OF

CYCLACEL GROUP LIMITED

(the Company)

Professor Sir David Lane, the sole shareholder of the Company (the Sole Shareholder), hereby resolves that:

1.                                       the memorandum and articles of association set out in the printed document attached to these resolutions marked “A” (the Mirrored Memorandum and Articles), which have been initialled by the sole shareholder, be adopted as the memorandum and articles of association of the Company in substitution for the existing memorandum and articles of association of the Company;

2.                                       each of the ordinary shares of £1 each in the capital of the Company (including the one issued ordinary share) be subdivided and redesignated into 10,000 ordinary shares of 1p each;

3.                                       the authorised share capital of the Company be increased from £100 to £267,484.28by the creation of 5,738,428 ordinary shares of 1p each and 21,000,000 preferred D shares of 1p each, each have the rights and privileges set out in the Mirrored Memorandum and Articles;  and

4.                                       the directors be generally and unconditionally authorised, in accordance with section 80 of the Companies Act 1985 (the Act), to exercise all powers of the Company to allot relevant securities (as defined for the purposes of that section) up to a maximum nominal amount of £267,484.28, such authority to expire at the conclusion of the next annual general meeting of the Company, save that the Company may, before the authority expires, make an offer or agreement which would or might require relevant securities to be allotted under the authority after it expires;

5.                                       conditional upon (i) completion of the acquisition by the Company of Cyclacel Limited ; (ii) the auditors of the Company delivering to the Company a written statement pursuant to section 43(3)(b) of the Act together with a copy of the audited balance sheet of the Company as at • June, 2004 and an unqualified report of the auditors of the Company (as defined in section 46 of the Act); (iii) the nominal value of the Company’s allotted share capital being not less than £50,000 and (iv) a director or the secretary of the Company making a statutory declaration in the form of form G43(3)(e), each occurring prior to 31st July, 2004:

65

(a)                                  the Company be re-registered as a public limited company in accordance with the provisions of section 43 of the Companies Act 1985;

(b)                                 the memorandum of association of the Company be altered by:

(i)                                     the insertion of a new clause immediately after the existing clause 1 which shall state “The company is to be a public limited company”;

(ii)                                  the re-numbering of existing clauses 2, 3, 4 and 5 as clauses 3, 4, 5 and 6 respectively;

(iii)                               amending the existing clause 5 to state “The share capital of the Company is £267,484.28 divided into 5,748,428 ordinary shares of 1p each and 21,000,000 preferred D shares of 1p each.”; and

all as set out in the document attached to these resolutions marked “B”.

Professor Sir David Lane
Sole Shareholder

Date: • June, 2004

66

SCHEDULE 6

CYCLACEL GROUP SHAREHOLDER CONSENTS

PART 1

Company Number:

5090795

THE COMPANIES ACT 1985

A PUBLIC COMPANY LIMITED BY SHARES

RESOLUTION

OF

CYCLACEL GROUP PLC

(the Company)

(passed on     June, 2004)

At an extraordinary general meeting of the Company duly convened and held at Dundee Technopole, James Lindsay Place, Dundee DD1 5JJ on        June, 2004 the following resolution was duly passed as a special resolution of the Company by the holders of all the issued ordinary shares and preferred D shares in the share capital of the Company:

Resolution

That:

1.                                       the authorised share capital of the Company be increased from £267,484.28 (comprising 5,748,428 ordinary shares of 1p each and 21,000,000 preferred D shares of 1p each) to £1,500,000 (comprising 129,000,000 ordinary shares and 21,000,000 preferred D shares) by the creation of an additional 123,251,572 ordinary shares of 1p each;

2.                                       conditional upon (i) the conversion of all issued preferred D shares of 1p each pursuant to article 5 of the Company’s articles of association (the Conversion) and (ii) the share premium account of the Company being credited pursuant to the allotment of ordinary shares to institutional and other investors (the New Shareholders), the directors be authorised and directed to apply the sum of £• standing to the credit of the Company’s share premium account in paying up in full at par • unissued ordinary shares in the share capital of the Company each to be allotted pro rata to the holders of the ordinary shares in issue immediately following the Conversion (for the avoidance of doubt, excluding any New Shareholders) in the proportion of  • new ordinary shares of 1p each for every one ordinary share of 1p each then held by them, respectively;

3.                                       conditional upon admission of the Company’s ordinary share capital to listing on the official list of the UK Listing Authority and to trading the London Stock Exchange’s main market for listed securities (Admission), the directors be generally and unconditionally authorised, in accordance with section 80 of the Companies Act 1985 (the Act), to exercise all powers of the Company to allot relevant securities (as defined for the purposes of that section) up to a

67

maximum nominal amount of £•, such authority granted to expire at the conclusion of the next annual general meeting of the Company save that the Company may, before the authority granted expires, make an offer or agreement which would or might require relevant securities to be allotted under the authority after it expires and all previous authorities under section 80 of the Act shall cease to have effect;

4.                                       conditional upon Admission, the directors of the Company be given power to allot equity securities (as defined in section 94 of the Act) for cash pursuant to the authority referred to in Resolution 1 as if section 89(1) of the Act does not apply to the allotment, but this power, which will expire at the conclusion of the next annual general meeting of the Company, save that the Company may before this authority expires, make an offer or agreement which would or might require equity securities to be allotted after it expires, will be limited to:

(i)                                     the allotment of up to • ordinary shares of 1p each in the Company in connection with the global offer of shares;

(ii)                                  the allotment of equity securities in connection with an offer or issue in favour of the holders of ordinary shares on the register on a date fixed by the directors where the equity securities attributable to the interests of all those shareholders are proportionate (as nearly as practicable) to the respective number of ordinary shares held by them on that date but the directors of the Company may make such exclusions or other arrangements as they consider expedient in relation to fractional entitlements, legal or practical problems under the laws in any territory or the requirements of any relevant regulatory body or stock exchange;

(iii)                               the allotment of equity securities (other than pursuant to paragraphs (i) or (ii) above) having, in the case of relevant shares (as defined for the purposes of section 89 of the Act) a nominal amount or, in the case of other equity securities, giving the right to subscribe for or convert into relevant shares having a nominal amount not exceeding in aggregate £•, and all previous authorities under section 95 of the Act shall cease to have effect; and

5.                                       conditional on Admission, the regulations contained in the printed document attached to these resolutions marked “A” be adopted as the articles of association of the Company in substitution for all existing articles of association of the Company.

Chairman

68

PART 2

Company Number:

5090795

THE COMPANIES ACT 1985

PUBLIC COMPANY LIMITED BY SHARES

RESOLUTION

OF

CYCLACEL GROUP PLC

(the Company)

(passed on     June, 2004)

At an extraordinary general meeting of the Company duly convened and held at Dundee Technopole, James Lindsay Place, Dundee DD1 5JJ on        June, 2004 the following resolution was duly passed as a special resolution of the Company by the holders of all the issued preferred D shares in the share capital of the Company:

Resolution

That:

1.                                       the authorised share capital of the Company be increased from £267,484.28 (comprising 5,748,428 ordinary shares of 1p each and 21,000,000 preferred D shares of 1p each) to £1,500,000 (comprising 129,000,000 ordinary shares and 21,000,000 preferred D shares) by the creation of an additional 123,251,572 ordinary shares of 1p each;

2.                                       conditional upon (i) the conversion of all issued preferred D shares of 1p each pursuant to article 5 of the Company’s articles of association (the Conversion) and (ii) the share premium account of the Company being credited pursuant to the allotment of ordinary shares to institutional and other investors, the directors be authorised and directed to apply the sum of £• standing to the credit of the Company’s share premium account in paying up in full at par • unissued ordinary shares in the share capital of the Company each to be allotted pro rata to the holders of the ordinary shares in issue immediately following the Conversion in the proportion of one new ordinary share of 1p each for every one ordinary share of 1p each then held by them, respectively;

3.                                       conditional upon admission of the Company’s ordinary share capital to listing on the official list of the UK Listing Authority and to trading the London Stock Exchange’s main market for listed securities (Admission), the directors be generally and unconditionally authorised, in accordance with section 80 of the Companies Act 1985 (the Act), to exercise all powers of the Company to allot relevant securities (as defined for the purposes of that section) up to a maximum nominal amount of £•, such authority granted to expire at the conclusion of the next annual general meeting of the Company provided that the Company may, before the authority granted expires, make an offer or agreement which would or might require relevant

69

securities to be allotted under the authority after it expires and all previous authorities under section 80 of the Act shall cease to have effect;

4.                                       conditional upon Admission, the directors of the Company be given power to allot equity securities (as defined in section 94 of the Act) for cash pursuant to the authority referred to in Resolution 1 as if section 89(1) of the Act does not apply to the allotment, but this power, which will expire at the conclusion of the next annual general meeting of the Company, save that the Company may before this authority expires, make an offer or agreement which would or might require equity securities to be allotted after it expires, will be limited to:

(i)                                     the allotment of up to • ordinary shares of 1p each in the Company in connection with the global offer of shares;

(ii)                                  the allotment of equity securities in connection with an offer or issue in favour of the holders of ordinary shares on the register on a date fixed by the directors where the equity securities attributable to the interests of all those shareholders are proportionate (as nearly as practicable) to the respective number of ordinary shares held by them on that date but the directors of the Company may make such exclusions or other arrangements as they consider expedient in relation to fractional entitlements, legal or practical problems under the laws in any territory or the requirements of any relevant regulatory body or stock exchange;

(iii)                               the allotment of equity securities (other than pursuant to paragraphs (i) or (ii) above) having, in the case of relevant shares (as defined for the purposes of section 89 of the Act) a nominal amount or, in the case of other equity securities, giving the right to subscribe for or convert into relevant shares having a nominal amount not exceeding in aggregate £•, and all previous authorities under section 95 of the Act shall cease to have effect; and

5.                                       conditional on Admission, the regulations contained in the printed document attached to these resolutions marked “A” be adopted as the articles of association of the Company in substitution for all existing articles of association of the Company.

Chairman

70

SCHEDULE 7

CYCLACEL GROUP SHAREHOLDER DIRECTORS CONSENTS

To:                              The Directors

Cyclacel Group Limited (the Company)

c/o James Lindsay Place

Dundee Technopole

Dundee

DD1 5JJ

From:                  [Shareholder Director]

Date:     •, 2004

Dear Sirs,

PROPOSED IPO - CONSENTS

I acknowledge the proposals in relation to the launch by the Company of an initial public offering with a dual listing on the London Stock Exchange and the NASDAQ National Market (the IPO).

As a current Shareholder Director (as defined in the articles of association of the Company) for the purposes of the subscription and shareholders agreement relating to the Company dated 19th November, 2003 (the Agreement), I hereby approve and consent to following matters in connection with the IPO:

1.                                       the re-registration of the Company as a public limited company and the adoption of new articles prior to the IPO;

2.                                       the IPO;

3.                                       the entering into of the registration right agreement;

4.                                       adoption of new share option plans;

5.                                       the Company’s executive directors and non-executive directors entering into new service agreements and letters of appointment;

6.                                       any bonus issue of ordinary shares (if required) in relation to the conversion of the preferred D shares into ordinary shares in accordance with article 5 of the Company’s articles of association;

7.                                       the proposed bonus issue of ordinary shares in the capital of the Company to occur immediately following conversion of the preferred D shares into ordinary shares in the capital of the Company in accordance with article 5 of the Company’s articles of association; and

71

8.                                       any other matter which requires any consent in connection with the IPO in my capacity as a Shareholder Director.

Yours faithfully,

[Shareholder Director]

72

SCHEDULE 8

AMENDED SHAREHOLDERS AGREEMENT

73

DATED 19TH NOVEMBER 2003

(1)  CYCLACEL LIMITED

(2) THE EXISTING SHAREHOLDERS

(3) THE NEW SUBSCRIBERS

(4) DR ROBERT JACKSON

(5) PROFESSOR SIR DAVID LANE

(6) DR HOWARD MARRIAGE

(7) PAUL MCBARRON

(8) SPIRO ROMBOTIS

(9) CYCLACEL GROUP LIMITED

SUBSCRIPTION AND SHAREHOLDERS AGREEMENT

as amended by a reorganisation and share exchange agreement

dated 30th June, 2004

This agreement is made on 19th November 2003

BETWEEN:

(1)                                  CYCLACEL LIMITED (No. 3237549) whose registered office is at 6-8 Underwood Street, London N1 7JQ (the “Company”);

(2)                                  THOSE PERSONS whose names and addresses are set out in part 1 of schedule 1 (the “Existing Shareholders”);

(3)                                  THOSE PERSONS whose names and addresses are set out in schedule 2 (the “New Subscribers”);

(4)                                  DR ROBERT JACKSON c/o Cyclacel Limited, Dundee Technopole, James Lindsay Place, Dundee DD1 5JJ;

(5)                                  PROFESSOR SIR DAVID LANE c/o Cyclacel Limited, Dundee Technopole, James Lindsay Place, Dundee DD1 5JJ;

(6)                                  DR HOWARD MARRIAGE c/o Cyclacel Limited, Dundee Technopole, James Lindsay Place, Dundee DD1 5JJ;

(7)                                  PAUL MCBARRON c/o Cyclacel Limited, Dundee Technopole, James Lindsay Place, Dundee DD1 5JJ;

(8)                                  SPIRO ROMBOTIS c/o Cyclacel Limited, Dundee Technopole, James Lindsay Place, Dundee DD1 5JJ; and

(9)                                  CYCLACEL GROUP LIMITED (No. 5090795) whose registered office is at 6-8 Underwood Street, London N1 7JQ  (“Cyclacel Group”).

together the “parties” and each individually, a “party”.

RECITAL

A                                      The Company wishes to raise additional funds and a limited number of sophisticated investors, comprising current shareholders and third parties, have agreed to provide such funds by subscribing for series D preferred shares.

B                                        This agreement contains the terms upon which, inter alia:

(a)                                  the New Subscribers and the Converting Shareholders have agreed to subscribe for series D preferred shares in the Company; and

(b)                                 the Converting Shareholders have agreed to accept offers in respect of their C preferred shares and/or ordinary shares to subscribe for further D preferred shares in the Company, and supersedes and replaces the existing shareholders agreements relating to the Company.

C                                        This agreement has been amended pursuant to a reorganisation and share exchange agreement (the “Reorganisation Agreement”) dated 30th June, 2004 entered into between the Company, Cyclacel Group, Spiro Rombotis, Paul McBarron, Dr. Robert Jackson and the persons named in Schedule 1 to the Reorganisation Agreement. Cyclacel Group became a party to this agreement on the terms as set out in the Reorganisation Agreement.

IT IS AGREED as follows:

1                                          INTERPRETATION

1.1                                 In this agreement (unless the contrary intention appears) terms and expressions defined in the Articles shall have the same meaning as given therein and the following terms and expressions shall have the following meanings:

“Accounts” means the audited accounts of the Company for the financial period ended 31 March 2003;

“Allotment” means each of the First Allotment, the Second Allotment, the Third Allotment, the Fourth Allotment, the Fifth Allotment and the Sixth Allotment or any of them;

“Articles” means the articles of association of the Company in the agreed form to be adopted by the Company pursuant to clause 3.1;

“Audit Committee” means the audit committee of the Cyclacel Group Board referred to in clause 14.2;

“Board” means the board of directors of the Company from time to time;

“Business Plan” means the private placement memorandum of the Company dated     September 2003 in the agreed form;

“Company’s Account” means the Company’s bank account with Barclays Bank plc, Mortlock House, Vision Park, Histon, Cambridge CB4 9DE, Account Name: Cyclacel Limited, Account Number: 90530409, Sort Code: 20-17-35;

“Converting Shareholders” means those Existing Shareholders set out in parts 2B and 7A of schedule 1;

“CRUK” means Cancer Research UK of 61 Lincoln’s Inn Fields, London WC2A 3PX;

“CRT” means Cancer Research Technology Limited of Sardinia House, Sardinia Street, London WC2A 3NL;

“Cyclacel Group Articles” means the articles of association of Cyclacel Group Limited in the form to be adopted immediately prior to or on completion of the Acquisition, substantially in the same form as the Articles;

“Cyclacel Group Board” means the board of directors of Cyclacel Group from time to time;

“Cyclacel Group Preferred D Shares” means the series D preferred shares of 1p each in the capital of Cyclacel Group having the rights set out in the Cyclacel Group Articles;

“Cyclacel Group Shares” means the shares in the capital of Cyclacel Group from time to time;

“Deed of Adherence” means a deed in favour of all parties to this Agreement pursuant to which a person(s) agrees to be bound by the terms and conditions of this Agreement in the form agreed by the Cyclacel Group Board including the Shareholder Directors;

“Deferred Shares” means the First Deferred Shares, the Second Deferred Shares, the Third Deferred Shares, the Fourth Deferred Shares and the Fifth Deferred Shares or any of them;

“Delayed Subscribers” means those investors identified and approved by the Board (including the Shareholder Directors) and a Subscriber Majority, subscribing for New Shares at Seventh Completion on the same terms and conditions as the New Subscribers;

“Defined Groups” means together the Merlin Group, the INVESCO Group, the Second Defined Group, the LDC Group, the SEP Group and the SEP II Group;

“Director” means any director for the time being of Cyclacel Group;

“Disclosed Pension Arrangements” means the disclosed personal pension arrangements details of which have been provided in the Disclosure Letter;

“Disclosure Letter” means the letter dated 19th November, 2003 from the Company and the Managers to the New Subscribers and the Converting Shareholders in the agreed form disclosing certain exceptions to the Warranties;

“EMI Scheme” means the Cyclacel Limited 2000 Employee Share Scheme adopted by the Company and approved by shareholders of the Company on 29 December 2000 (as amended);

“Employee” means a director or employee or former director or employee of the Company or any other member of the Group;

“Encumbrance” means any claim, charge, mortgage, security, lien, option, equity, power of sale, hypothecation or other third party rights, retention of title, right of pre-emption, right of first refusal or security interest of any kind or another type of preferential arrangement having similar effect;

“Existing Agreement” means the subscription and shareholders’ agreement dated 6 June 2001 between the Company and the other parties thereto;

“Fifth Completion” means completion of the matters contemplated herein in accordance with clause 7;

“Fifth Deferred Shares” means the series 5 deferred shares of 0.1 pence each in the capital of the Company having the rights set out in the Articles;

“First Amendment Agreement” means the first supplemental subscription and shareholders’ agreement dated 6 May 1999 between the Company and the other parties thereto in the agreed form as amended and supplemented by the Second Amendment Agreement;

“First Completion” means completion of the matters contemplated herein in accordance with clause 3.1;

“First Completion Date” means the date of this agreement;

“First Deferred Shares” means the series 1 deferred shares of 0.1 pence each in the capital of the Company having the rights set out in the Articles;

“Fourth Completion” means completion of the matters contemplated herein in accordance with clause 6;

“Fourth Deferred Shares” means the series 4 deferred shares of 0.1 pence each in the capital of the Company having the rights set out in the Articles;

“Group” means Cyclacel Group, its subsidiaries and its subsidiary undertakings (if any) from time to time, or any of them, as the context requires and “member of the Group” shall be interpreted accordingly;

“Intellectual Property” means all letters patent, patent rights, trade and/or service marks whether registered or unregistered, designs and utility models, applications for and the right to apply for any of the foregoing in any part of the world, all discoveries, creations, inventions, confidential information, know-how, design rights and copyright including design copyright and any research effort into any of the above, and trade and business names whether registerable or not and any similar rights situated in any country;

“Intellectual Property Rights” means the Intellectual Property used in the conduct of the business of the Group;

“INVESCO Group” means Chancellor V, L.P., Chancellor V-A, L.P, and Citiventure 2000 L.P of  1166 Avenue of the Americas, NY, 10036, USA;

“Lane Consultancy Agreement” means the consultancy agreement entered into between the Company and Professor Lane on 19 May 1997;

“Listing” shall have the same meaning as set out in the Cyclacel Group Articles;

“Management Accounts” means the monthly management accounts of the Company for the period 1 April 2003 to 30 September 2003 in the agreed form;

“Management Rights Letters” means the management rights letters of even date herewith in the agreed form;

“Managers” means Dr Robert Jackson, Professor Sir David Lane, Spiro Rombotis, Dr Howard Marriage and Paul McBarron;

“Member of the Same Group” shall have the same meaning as set out in the Articles;

“Merlin Fund I” means the Merlin Fund L.P. acting through its general partner, Merlin General Partner Limited of La Motte Chambers, St. Helier, Jersey;

“Merlin Fund II” means together the Merlin Biosciences Fund L.P. and the Merlin Biosciences Fund GbR acting through their respective general and managing partner, Merlin General Partner II Limited of La Motte Chambers, St Helier, Jersey;

“New Share Director” means the director (if any) from time to time appointed pursuant to Article 19;

“New Shares” means the series D preferred shares of 0.1p each in the capital of the Company having the rights set out in the Articles;

“Nominations Committee” means the nominations committee of the Cyclacel Group Board referred to in clause 14.3;

“Ordinary Shares” means the ordinary shares of 0.1p each in the capital of the Company having the rights set out in the Articles;

“Original Agreement” means the subscription and shareholders’ agreement dated 19 May 1997 between the Company and the other parties thereto as amended by the First Amendment Agreement and the Second Amendment Agreement;

“Professor Lane” means Professor Sir David Philip Lane c/o Cyclacel Limited, Dundee Technopole, James Lindsay Place, Dundee DD1 5JJ;

“Preferred C Shares” means series C preferred shares of 0.1p each in the capital of the Company existing prior to the date hereof;

“Registered Intellectual Property Rights” means any Intellectual Property Rights that are registered or are the subject of an application for registration;

“Remuneration Committee” means the remuneration and compensation committee of the Cyclacel Group Board referred to in clause 15.1;

“Resolutions” means the resolutions of the members of the Company to be passed at or prior to First Completion in the agreed form.

“Sale” shall have the same meaning as set out in the Cyclacel Group Articles;

“Second Completion” means completion of the matters contemplated herein in accordance with clause 4;

“Second Amendment Agreement” means the second supplemental subscription and shareholders’ agreement dated 12 August 1999 between the Company and the other parties thereto in the agreed form;

“Second Deferred Shares” means the series 2 deferred shares of 0.1 pence each in the capital of the Company having the rights set out in the Articles;

“Second Defined Group” shall have the same meaning as set out in the Articles;

“Securities Act” means the Securities Act 1933 of the United States of America (as amended);

“Seventh Completion” means completion of the matters contemplated herein in accordance with Clause 9;

“Seventh Completion Date” means the day 60 days following the day on which First Completion takes place or earlier if agreed by the Board and a Subscriber Majority;

“Shares” means the shares in the capital of the Company from time to time;

“Share Option Plans” means together the EMI Scheme and the Unapproved Scheme as amended from time to time;

“Shareholders” means shareholders of Cyclacel Group set out in Schedule 1 of the Reorganisation Agreement;

“Shareholder Directors” shall have the same meaning as set out in the Cyclacel Group Articles;

“Sixth Completion” means completion of the matters contemplated herein in accordance with clause 8;

“Sixth Completion Date” means the business day following the day on which First Completion takes place;

“Subscriber Majority” means the holder(s) from time to time of at least 51 per cent of the New Shares;

“Subscription Share” shall mean a New Share being subscribed for a price of £4.06 pursuant to clauses 3.1, 4.1, 5.1, 6.1 or 7.1 hereof;

“Third Completion” means completion of matters in accordance with clause 5;

“Third Deferred Shares” means the series 3 deferred shares of 0.1 pence each in the capital of the Company having the rights set out in the Articles;

“Unamended Subscription and Shareholders Agreement” means the subscription and shareholders agreement as originally entered into on 19 November 2003 between the Shareholders, Spiro Rombotis, Paul McBarron, Dr. Robert Jackson and the Company;

“Unapproved Scheme” means the Cyclacel Limited Share Option Plan adopted on 19 May 1997 (as amended);

“University of Dundee” means the University of Dundee of Perth Road, Dundee DD1 4HN;

“University of Edinburgh” means the University of Edinburgh, 1-7 Roxburgh Street, Edinburgh, EH8 9TA;

“University of Glasgow” means The University Court of the University of Glasgow, the University of Glasgow, University Avenue, Glasgow G12 9QQ;

“Warranties” means the warranties contained in schedule 3;

“Warrantors” means the Company and the Managers.

1.2                                 In this agreement unless the contrary intention appears:

(a)                                  reference to a person includes a body corporate, an unincorporated association of persons and a body incorporated by Royal Charter;

(b)                                 reference to an individual includes his estate and personal representatives;

(c)                                  references to a party include references to the successors or assigns (immediately or otherwise) of that party; and

(d)                                 each of the obligations of each party is several.

1.3                                 Any reference in this agreement, express or implied, to an enactment includes, unless the contrary intention appears, references to:

(e)                                  that enactment as amended, extended or applied by or under any other enactment before or after signature of this agreement;

(f)                                    any enactment which that enactment re-enacts (with or without modification); and

(g)                                 any subordinate legislation made (before or after signature of this agreement) under any enactment, including one within paragraphs (a) or (b) above,

provided that no such enactment or subordinate legislation made after the date of this agreement shall increase the liability of any party under or pursuant to this agreement.

1.4                                 The headings in this agreement do not affect its interpretation.

2                                          FIRST ALLOTMENT AND SECOND ALLOTMENT

2.1                                 The Company hereby provisionally allots, such provisional allotment to take effect at First Completion to each holder of Ordinary Shares on the register immediately prior to execution hereof, for every 3.045 Ordinary Shares held by them, one Subscription Share to be subscribed at First Completion at a price of £4.06  and three New Shares to be issued as fully paid by way of bonus issue (together the “First Allotment”).

2.2                                 The Company hereby provisionally allots, such provisional allotment to take effect at First Completion to each holder of Preferred C Shares on the register immediately prior to execution hereof, for every 2.1567035 Preferred C Shares held by them, one Subscription Share to be subscribed at a price of £4.06 and 4.83137 New Shares to be issued as fully paid by way of bonus issue (together the “Second Allotment”).

2.3                                 Each Preferred C Share in respect of which the Second Allotment is accepted shall automatically be redesignated as a First Deferred Share on First or Sixth Completion (as appropriate) in accordance with the Resolutions.

2.4                                 Each Ordinary Share in respect of which the First Allotment is accepted shall automatically be redesignated as a Second Deferred Share on First Completion in accordance with the Resolutions.

3                                          FIRST COMPLETION

3.1                                 First Completion shall take place at the offices of KLegal, Solicitors, 1-2 Dorset Rise, London, EC4Y 8AE immediately following execution hereof by all the parties (or at such other place or date as the parties may agree) and at First Completion all but not some only of the following shall take place (to the extent that they have not taken place prior to First Completion):

(a)                                  the Existing Shareholders shall pass the Resolutions;

(b)                                 each Converting Shareholder whose name is set out in parts 2A and 2B of schedule 1 hereby agrees to accept the First Allotment and the Second Allotment as is set out in Parts 2A and 2B of Schedule 1 at First Completion by undertaking to subscribe or procure the subscription of £4.06 per Subscription Share. Such payment shall be made in cash by way of telegraphic transfer to the Company’s Account.  Such Converting Shareholders shall deliver to the Company the share certificates for the relevant Preferred C Shares or Ordinary Shares in respect of which the First Allotment or Second Allotment is being accepted (or an indemnity in respect of any which has been lost or destroyed in a form reasonably acceptable to the Company);

(c)                                  each Converting Shareholder whose name is set out in part 2C of schedule 1 shall subscribe and pay in cash, at a price of £4.06 per share, for that number of Ordinary Shares and that number of New Shares as is set out opposite its name in part 2C of schedule 1, such payment to be made by way of telegraphic transfer to the Company’s Account; and

(d)                                 the Company shall enter the names of the allottees (or the entities in favour of whom the allottees have renounced their rights in accordance with clause 3.2 below) in the Register of Members of the Company and shall issue and deliver to such entities share certificates duly executed by the Company for the relevant Ordinary Shares and New Shares.

3.2                                 Any holder of Ordinary Shares or Preferred C Shares who accepts the First Allotment or Second Allotment (respectively) may renounce any part of its rights in favour of a third party who is approved by the Board.

4                                          THIRD ALLOTMENT AND SECOND COMPLETION

4.1                                 The Company hereby provisionally allots, such provisional allotment to take effect immediately following First Completion, to each holder of Second Deferred Shares following First Completion, for every 22.981132 Second Deferred Shares held by them, one Subscription Share to be subscribed at Second Completion at a price of £4.06, and three New Shares to be issued as fully paid by way of bonus issue (together the “Third Allotment”).

4.2                                 Second Completion shall take place immediately following First Completion at the offices of KLegal (or at such other place or date as the parties may agree) and at Second Completion all but not some only of the following shall take place (to the extent that they have not taken place prior to Second Completion):

(a)                                  each holder of Second Deferred Shares whose name is set out in part 3 of schedule 1 hereby agrees to accept the Third Allotment as is set out in part 3 of schedule 1 at Second Completion by undertaking to subscribe or procure the subscription of £4.06 per Subscription Share. Such payment shall be made in cash by way of telegraphic transfer to the Company’s Account;

(b)                                 the Company shall enter the names of the allottees (or the entities in favour of whom the allottees have renounced their rights in accordance with clause 4.3 below) in the Register of Members of the Company and shall issue and deliver to such entities share certificates duly executed by the Company for the relevant New Shares;

(c)                                  Each Second Deferred Share in respect of which the Third Allotment is accepted shall automatically be redesignated as a Third Deferred Share on Second Completion in accordance with the Resolutions.

4.3                                 Any holder of Second Deferred Shares who accepts the Third Allotment pursuant to clause 4.2(a) above may renounce any part of its rights in favour of a third party approved by the Board.

5                                          FOURTH ALLOTMENT AND THIRD COMPLETION

5.1                                 The Company hereby provisionally allots, such provisional allotment to take effect immediately following Second Completion, to each holder of Third Deferred Shares following Second Completion, for every 52.95652 Third Deferred Shares held by them, one Subscription Share to be subscribed at a price of £4.06, and three New Shares to be issued as fully paid by way of bonus issue (together the “Fourth Allotment”).

5.2                                 Third Completion shall take place immediately following Second Completion at the offices of KLegal (or at such other place or date as the parties may agree) and at Fourth Completion all but not some only of the following shall take place (to the extent that they have not taken place prior to Fourth Completion):

(a)                                  each holder of Third Deferred Shares whose name is set out in part 4 of schedule 1 hereby agrees to accept the Fourth Allotment as is set out in part 4 of schedule 1 at Third Completion by undertaking to subscribe or procure the subscription of £4.06 per Subscription Share Such payment shall be made in cash by way of telegraphic transfer to the Company’s Account;

(b)                                 the Company shall enter the names of the allottees (or the entities in favour of whom the allottees have renounced their rights in accordance with clause 5.3 below) in the Register of Members of the Company and shall issue and deliver to such entities share certificates duly executed by the Company for the relevant New Shares;

(c)                                  each Third Deferred Share in respect of which the Fourth Allotment is accepted shall automatically be redesignated as a Fourth Deferred Share on Third Completion in accordance with the Resolutions.

5.3                                 Any holder of Third Deferred Shares who accepts the Fourth Allotment pursuant to clause 5.2(a) above may renounce any part of its rights in favour of a third party approved by the Board.

6                                          FIFTH ALLOTMENT AND FOURTH COMPLETION

6.1                                 The Company hereby provisionally allots, such provisional allotment to take effect immediately following Third Completion, to each holder of Fourth Deferred Shares following Fourth Completion for every 4.3971118 Fourth Deferred Shares held by them one Subscription Share at a price of £4.06, and three New Shares to be issued fully paid by way of bonus issue (together the “Fifth Allotment”).

6.2                                 Fourth Completion shall take place immediately following Third Completion at the offices of KLegal (or at such other place or date as the parties may agree) and at Fourth Completion all but not some only of the following shall take place (to the extent that they have not taken place prior to Fourth Completion):

(a)                                  each holder of Fourth Deferred Shares whose name is set out in part 5 of schedule 1 hereby agrees to accept the Fifth Allotment as is set out in part 5 of schedule 1 at Fifth Completion by undertaking to subscribe or procure the subscription of £4.06 per Subscription Share. Such payment shall be made in cash by way of telegraphic transfer to the Company’s Account;

(b)                                 the Company shall enter the names of the allottees (or the entities in favour of whom the allottees have renounced their rights in accordance with clause 6.3 below) in the Register of Members of the Company and shall issue and deliver to such entities share certificates duly executed by the Company for the relevant New Shares.

(c)                                  each Fourth Deferred Share in respect of which the Fifth Allotment is accepted shall automatically be redesignated as a Fifth Deferred Share in accordance with the Resolutions.

6.3                                 Any holder of Fourth Deferred Shares who accepts the Fifth Allotment may renounce any part of its rights in favour of a third party approved by the Board.

7                                          SIXTH ALLOTMENT AND FIFTH COMPLETION

7.1                                 The Company hereby provisionally allots, such provisional allotment to take effect immediately following Fourth Completion, to each holder of Fifth Deferred Shares following Fourth Completion, for every 25.914893 Fifth Deferred Shares held by them one Subscription Share at a price of £4.06, and three New Shares to be issued fully paid by way of bonus issue (together the “Sixth Allotment”).

7.2                                 Fifth Completion shall take place immediately following Fourth Completion at the offices of KLegal (or at such other place or date as the parties may agree) and at Fifth Completion all but not some only of the following shall take place (to the extent that they have not taken place prior to Fifth Completion):

(a)                                  each holder of Fifth Deferred Shares whose name is set out in part 6 of schedule 1 hereby agrees to accept the Sixth Allotment as is set out in part 6 of schedule 1 at Fifth Completion by undertaking to subscribe or procure the subscription of £4.06 per Subscription Share. Such payment shall be made in cash by way of telegraphic transfer to the Company’s Account;

(b)                                 the Company shall enter the names of their allottees (or the entities in favour of whom the allottees have renounced their rights in accordance with clause 7.3 below) in the Register of Members of the Company and shall issue and deliver to such entities share certificates duly executed by the Company for the relevant New Shares;

(c)                                  each Fifth Deferred Share in respect of which the Sixth Allotment is accepted shall automatically be redesignated as a First Deferred Share in accordance with the Resolutions.

7.3                                 Any holder of Fifth Deferred Shares who accepts the Sixth Allotment pursuant to  7.2(a) above may renounce any part of its rights in favour of a third party who is approved by the Board.

8                                          SIXTH COMPLETION

8.1                                 Provided Tony Blair is Prime Minister of the United Kingdom at 8am on the Sixth Completion Date, Sixth Completion shall take place on the Sixth Completion Date at the offices of KLegal (or at such other place or date as the parties may agree) and at Sixth Completion all but not some only of the following shall take place (to the extent that they have not taken place prior to Sixth Completion):

(a)                                  each Converting Shareholder whose name is set out in parts 7A of schedule 1 hereby agrees to accept the Second Allotment as is set out in part 7A of schedule 1 at Sixth Completion by undertaking to subscribe or procure the subscription of £4.06 per Subscription Share. Such payment shall be made in cash by way of telegraphic transfer to the Company’s Account.  Such Converting Shareholders shall deliver to the Company the share certificates for the relevant Preferred C Shares held by them and in respect of which the Second Allotment is being accepted (or an indemnity in respect of any which has been lost or destroyed in a form reasonably satisfactory to the Company);

(b)                                 the Company shall enter the names of the allottees (or the entities in favour of whom the allottees have renounced their rights in accordance with clause 8.2 below) in the Register of Members of the Company and shall issue and deliver to each such entity a share certificate duly executed by the Company for the relevant New Shares;

(c)                                  the New Subscribers and certain of the Converting Shareholders shall subscribe and pay in cash, at a price of £4.06 per New Share, for that number of New Shares as is set out opposite their respective names in schedule 2 and part 7B of schedule

1 (as appropriate), such payment to be made by way of telegraphic transfer to the Company’s Account;

(d)           the Company shall allot and issue the New Shares to each relevant New Subscriber and Converting Shareholder in accordance with paragraph (c) above and shall enter the names of the allottees in the Register of Members of the Company and shall issue and deliver to each relevant New Subscriber and Converting Shareholder share certificates duly executed by the Company for the New Shares respectively subscribed by them;

(e)           the Warrantors shall execute the Disclosure Letter;

(f)            the Company shall execute the Management Rights Letters;

(g)           the Company shall execute the agreed form amendment to the warrant instrument issued by the Company on 31 August 2000 and issue new certificates in respect of such warrants to the holders thereof upon surrender of the existing warrant certificates (or an indemnity in respect thereof in a form reasonably acceptable to the Company);

(h)           the Company and Dresdner Kleinwort Wasserstein Limited shall execute the agreed form counterpart amendments to the option letters issued by the Company dated 20 December 2001; and

(i)            the Company and Michael LaBarbera shall execute the agreed form counterpart amendments to the option letter issued by the Company on 9 April 2003.

8.2           Any holder of Preferred C Shares who accepts the Second Allotment pursuant to 8.1(a) above may renounce any part of its rights in favour of a third party who is approved by the Board.

9              SEVENTH COMPLETION

9.1           Seventh Completion shall take place at the offices of KLegal (or at such other place or date as the parties may agree) commencing at 10 am on the Seventh Completion Date and at

Seventh Completion all but not some only of the following shall take place (to the extent that they have not taken place prior to Sixth Completion):

(a)           the Delayed Subscribers shall, subject to their having entered into a Deed of Adherence and subject to clause 9.3, subscribe and pay in cash, at a price of £4.06 per New Share, for such number of New Shares as is agreed by the Board (including the Shareholder Directors) and a Subscriber Majority, such payments to be made by way of telegraphic transfer to the Company’s Account; and

(b)           the Company shall allot and issue the New Shares subscribed in accordance with paragraph (a) above to the Delayed Subscribers and shall enter the names of the allottees in the Register of Members of the Company and shall issue and deliver to such Delayed Subscribers share certificates duly executed by the Company for the New Shares respectively subscribed by them.

9.2           Any Delayed Subscriber who duly enters into a Deed of Adherence shall be entitled to all of the rights and benefits of this agreement in the same capacity as a New Subscriber in the same way as it should have been so entitled had it subscribed its Shares as a New Subscriber at Second Completion and thereafter all references in this Agreement to the New Subscribers shall be read and construed accordingly.

9.3           The Delayed Subscribers shall be entitled to subscribe for up to a maximum of 2,799,312 New Shares.

10            OTHER COMPLETION MATTERS

10.1         The New Subscribers and the Converting Shareholders consent to their names being entered in the Register of Members of the Company in respect of the Shares subscribed by them pursuant to clauses 3, 4, 5, 6, 7 and 8 as appropriate and agree that they will take such New Shares with the benefit of the rights and subject to the restrictions set out in the Company’s memorandum of association and the Articles.

10.2         Each of the Existing Shareholders who has not accepted an Allotment in accordance with clauses 3, 4, 5, 6, 7 and 8 hereby irrevocably waives and renounces all and any right to accept any Allotment now or in the future.

10.3         Each of the Existing Shareholders hereby consents to and waives their pre-emption rights in respect of the transfers of Ordinary Shares by Anne Gloag and Brian Souter to Highland and Universal Investments Limited and to Highland and Universal Securities Limited respectively which took place on or about the date hereof.

10.4         On acceptance of any Allotment, no fraction of a share shall be issued in respect of such Allotment and acceptance thereof, and any fractions shall be rounded down to the nearest whole number of Shares.

10.5         Each of the New Subscribers and Converting Shareholders acknowledge they have received the Disclosure Letter and are aware of the disclosures made therein.

11            WARRANTIES AND REPRESENTATIONS

11.1         The Warrantors warrant (in the case of the Managers jointly but not jointly and severally) to the New Subscribers and the Converting Shareholders in the terms of the Warranties.  The Warrantors acknowledge that the New Subscribers and the Converting Shareholders have relied on the Warranties in entering into the Unamended Subscription and Shareholders Agreement. For the avoidance of doubt the Warranties and acknowledgements given by the Warrantors under this clause 11 are only given as at the date of the Unamended Subscription and Shareholders Agreement with reference to the facts then subsisting and are not, and shall not be deemed to have been, repeated or updated either by the Warrantors or Cyclacel Group in connection with the amendment of the Unamended Subscription and Shareholders Agreement by the Reorganisation Agreement.

11.2         The New Subscribers and the Converting Shareholders acknowledge that they have not entered into this agreement in reliance on any representations or warranties except for those contained in the Unamended Subscription and Shareholders Agreement.

11.3         Each of the Warranties is given subject to the matters fairly disclosed in the Disclosure Letter and to any matter expressly provided for under the Unamended Subscription and Shareholders Agreement.

11.4         The Warrantors shall not be liable in respect of any claim for breach of any of the Warranties for less than:

11.4.1      £50,000 per claim or unless the aggregate amount of all such permitted claims properly made exceeds £500,000 but so that the Warrantors shall be liable for the whole of such aggregate amount and not merely for the excess, PROVIDED ALWAYS that no claim in respect of any such breach of the Warranties may be brought by any of the New Subscribers and/or the Converting Shareholders without the prior written consent of a Subscriber Majority; or

11.4.2      £100,000 per claim or unless the aggregate amount of all such permitted claims properly made exceeds £1,000,000 but so that the Warrantors shall be liable for the whole of such aggregate amount and not merely for the excess.

11.5         The Warrantors aggregate liability for all claims in respect of the Warranties shall not, in aggregate, exceed £20,000,000 and the total liability of the Managers in respect of the Warranties shall not, in the absence of fraud, dishonesty or wilful default, exceed a combined total of £220,000. The parties further agree that no claim or action may be made against the Managers for breach of the Warranties unless it is pursued by at least four of the New Subscribers and/or the Converting Shareholders and further, unless a claim or action (as appropriate) is also made against the Company at the same time.

11.6         The Warrantors shall not be liable in respect of a claim for breach of a Warranty unless they have been given written notice of the claim (containing reasonable details of the grounds on which the claim is made together with an estimate, where practicable, of the extent of the claim) on or before the earlier of the second anniversary of the First Completion Date or (ii) termination of this agreement in accordance with the provisions of clause 21.11.5.

11.7         Any claim under the Warranties shall (if it has not been previously satisfied, settled or withdrawn) be deemed to have been withdrawn unless legal proceedings in respect of it have been commenced by both being issued and served within 6 months of notification pursuant to clause 11.6.

11.8         For the purposes of the Warranties and the Disclosure Letter, the Company shall be deemed to be aware of any matter of which any of the Managers are aware as at 19 November 2003. Where any Warranty is given “in so far as the Warrantors are aware” it shall be deemed to have been given after reasonable enquiry on the part of the Managers.

11.9         Each of New Subscribers and the Converting Shareholders acknowledges that its only remedy for breach of the Warranties shall be to claim damages and, in particular, none of them shall have the right to terminate or rescind this agreement as a consequence of any breach of the Warranties.

11.10       Nothing in this clause 11 shall be taken to limit the Warrantors’ liability for a breach of Warranty caused by their fraud, dishonesty or deliberate non-disclosure.

11.11       Each of the Warrantors will procure, so far as it is able, that the Company will not now or in the future use any Intellectual Property in the conduct of its business:

11.11.1    that is not owned by the Company;

11.11.2    that is not validly licensed to the Company; and/or

11.11.3    in contravention of any agreement to which the Company is a party.

11.12       Each of the Warrantors will procure, so far as it is able, that the Company will obtain save to the extent agreed by the Shareholder Directors any and all necessary administrative, ethical and regulatory approvals required by law, relevant organisations or best industry practice in relation to the conduct of its business and research and development, including but not limited to, approvals from the Medicines Control Agency, any Local, Regional or National Ethics Committees, and will abide by any UK or European Union best industry practice guidelines, regulations or legislation relating to the conduct of the business the same as, or substantially similar to, the business of the Company including, but not limited to, in relation to the conduct of the research and development carried out by the Company.

12            FINANCIAL INFORMATION

12.1         Cyclacel Group shall supply each holder of Cyclacel Group Preferred D Shares with the following information:

12.1.1      as soon as practicable (and in any event within 120 days after the close of each financial period) the audited accounts of each member of the Group and audited consolidated accounts of the Group for that year;

12.1.2      as soon as practicable (and in any event within 30 days after the end of each quarter) quarterly consolidated management accounts for such quarter and for the financial period to date in such form as the Shareholder Directors shall approve including a comparison to budget and rolling forecast for the next three months;

12.1.3      as soon as practicable (and in any event within 120 days after the end of each financial period), a comparison of the audited accounts of each member of the Group and audited consolidated accounts of the Group for that year against the previous financial year;

12.1.4      as soon as practicable (and in any event within 30 days after the end of each quarter), a comparison of the quarterly consolidated management accounts for such quarter and for the financial period to date against the corresponding periods of the previous financial year; and

12.1.5      not later than 30 days prior to the start of each financial year, an annual business plan and budget for that financial year in a form approved by a majority of Cyclacel Group’s Directors (such majority to include each of the Shareholder Directors) (the “Approved Plan”).

12.2         Cyclacel Group shall supply any Shareholder with any of the following information upon request:

12.2.1      not later than 30 days prior to the start of each financial year, the Approved Plan;

12.2.2      any management letters issued to the Group by the Group’s auditors in connection with, or as a result of, any audit undertaken of any member of the Group;

12.2.3      such other financial, management or other information as that Shareholder may from time to time reasonably request.

12.3         Each of the Warrantors shall, in each case to the full extent of his or its lawful powers, endeavour to procure full and prompt performance by the Group of its obligations under clauses 12.1 and 12.2 above.

12.4         Cyclacel Group undertakes to instruct each of its executive Directors to report to the Cyclacel Group Board as soon as reasonably practicable any matters which in the reasonable view of such executive Directors might amount or give rise to a material adverse change in the financial condition or prospects of the Group.

12.5         The New Subscribers and the Converting Shareholders may each communicate any information received by them pursuant to this clause 12 (subject always to safeguarding the confidentiality of such information) to (i) Members of the Same Group as such Shareholder or, where appropriate, the members of the relevant Defined Group and (ii) (in the case of a Shareholder which is a fund or which holds Shares in the capital of Cyclacel Group on behalf of a fund) to any adviser to trustee or manager of or investor or prospective investor in the fund, and (iii) any proposed transferee of Shares held by a Shareholder, and (iv) any Shareholder’s investment adviser and any of its other professional advisers, and (v) CRT may communicate any such information received by it pursuant to this clause 12 to members of its board of directors and/or its professional advisers and/or to the executive management and trustees of CRUK.

12.6         Subject always to clause 12.6 each of the parties agrees to keep secret and confidential and not to use disclose or divulge to any third party or to enable or cause any person to become aware of any confidential information relating to any member of the Group including but not limited to Intellectual Property (whether owned or licensed by the Company), lists of customers, reports, notes, memoranda and all other documentary records pertaining to any member of the Group or its business affairs, finances, supplies, customers or contractual or other arrangements but excluding any information which is in the public domain (otherwise than through the wrongful disclosure of the disclosing party) or which they are required to disclose by law or by the rules of any regulatory body to which any member of the Group or the disclosing party is subject.  Each party will ensure that any professional adviser to whom confidential information has been disclosed or divulged by it or who is to be disclosed or divulged confidential information by it shall respect the confidentiality thereof and shall be directly liable to any member of the Group and each of the other parties for any breach of such confidentiality by such professional adviser.  The provisions of this clause 12.7 shall survive the termination of this agreement without limit in time.

13            VETO RIGHTS OF SHAREHOLDER DIRECTORS

13.1         Each of the parties (other than the Company and Cyclacel Group) agrees that, and shall each use their respective voting rights and, where applicable, powers of control (whether as a Shareholder or, as the case may be, a director of Cyclacel Group or otherwise) to procure, so far as he or it is lawfully able, that no member of the Group shall do any of the things listed below (save as specifically provided for in this agreement or the Cyclacel

Group Articles) unless each of the Shareholder Directors has given his prior consent in writing and subject always to the provisions of Article 4 of the Cyclacel Group Articles:

13.1.1      any alteration of the memorandum or articles of association (or equivalent documents) of Cyclacel Group;

13.1.2      the commencement of any winding up action or any merger or reorganisation of any member of the Group;

13.1.3      the entry into, termination or variation of any contract or arrangement with any Shareholder of Cyclacel Group (or any person who, in relation to any Shareholder, is a connected person as defined in section 839 of the Income and Corporation Taxes Act 1988) or any variation or determination of the remuneration or other benefits thereunder or the waiver of any breach thereof other than any variation to an employment agreement or a consultancy agreement (including the Lane Consultancy Agreement) approved in all such cases by the Remuneration Committee;

13.1.4      the making of any loans or the giving of any guarantees to any third party in excess of £25,000;

13.1.5      the incurring of any borrowing or any other indebtedness or liability in the nature of borrowing other than in the ordinary course of trading;

13.1.6      the entering into of finance leases providing for annual expenditure in excess of £50,000;

13.1.7      the acquisition or disposal of any capital asset for a consideration (or with a book value) exceeding £100,000;

13.1.8      the creation of any mortgage, charge or other encumbrance over any asset or the giving of any guarantee other than in the ordinary course of trading;

13.1.9      any material change in the nature of the business or the transaction of any business outside that envisaged in the Approved Plan;

13.1.10    the incorporation of any new member of the Group or the acquisition of any shares in any company or the acquisition of the whole or substantially the whole of any third party undertaking;

13.1.11    the instigation or settlement of any litigation or arbitration other than routine debt collection in the ordinary course of business;

13.1.12    the acquisition of any material Intellectual Property (for the purposes of which “material” shall be deemed to include, without limitation, Registered Intellectual Property Rights);

13.1.13    the disposal of the whole or a significant part of the Company’s Intellectual Property or the entering into or variation of any material contract for the exploitation of any such Intellectual Property (for the purposes of which “material” shall be deemed to include, without limitation, Registered Intellectual Property Rights);

13.1.14    when there is more than one class of share in Cyclacel Group, any change in the rights attaching to any such class of share;

13.1.15    any bonus issue of shares or loan stock by Cyclacel Group;

13.1.16    any purchase by Cyclacel Group of its own shares;

13.1.17    the passing by Cyclacel Group of any resolution for the voluntary winding up of Cyclacel Group by the members or the Cyclacel Group Board;

13.1.18    any changes in the authorised or issued share capital of Cyclacel Group or any other member of the Group (other than pursuant to or as contemplated by this agreement or any supplemental agreement hereto, or pursuant to the exercise of any warrants or options created or granted prior to this agreement or pursuant to the Share Option Plans);

13.1.19    save insofar as approved by the Remuneration Committee, the grant of any option to subscribe for Shares (other than pursuant to or as contemplated by this agreement or any supplemental agreement hereto, or pursuant to the Share Option Plans or pursuant to any contractual obligations of any member of the Group existing as at the date hereof);

13.1.20    the disposal of all or a substantial part of its business;

13.1.21    the disposal of shares in any other company;

13.1.22    the payment of fees and other emoluments to any non-executive Director except the chairman (excluding the value of any options to subscribe for Shares or Cyclacel Group Shares) exceeding £15,000 exclusive of VAT in any year (or such other amount as may be provided for in any Approved Plan);

13.1.23    the expansion or development of its business except through the Company or some other member of the Group;

13.1.24    the entering into of any service contract or any other agreement with any non-executive Director (save for any such contract or agreement contemplated by this agreement, or provided for in any Approved Plan, in connection with the grant of any options to subscribe for Shares pursuant to the Share Option Plans or pursuant to any contractual obligations in existence as at the date hereof details of which have been included in the Disclosure Letter) or the making of any material change in any such service contract or other agreement; and

13.1.25    save as contemplated by clause 15, the creation of any committee of the Cyclacel Group Board.

13.2         Where in this agreement there is a provision that any member of the Group and/or the Cyclacel Group Board cannot undertake any act or do any thing without the prior consent of the Shareholder Directors, consent of a particular Shareholder Director shall not be required for so long as such Shareholder Director has not been appointed and where Shareholder Directors are appointed, such consent may be given by alternate directors of the Shareholder Directors provided that, in the event that any such alternate director shall decline to give his consent in such capacity for any reason, the matter may be referred to the relevant Shareholder Director for confirmation.

14            VETO RIGHTS OF CRT

14.1         The Company and/or Cyclacel Group shall keep CRT appraised of, and each of the parties (other than the Company and Cyclacel Group) agrees that, and shall each use their respective voting rights and, where applicable, powers of control (whether as a Shareholder of Cyclacel Group or, as the case may be, a director of Cyclacel Group or otherwise) to procure, so far as he or it is lawfully able, that neither Cyclacel Group nor any other member of the Group shall do any of the things listed below unless CRT has given their consent in writing:

14.1.1      the disposal of the entire legal and beneficial interest of the whole or a significant part of any member of the Group’s Intellectual Property, to the extent such Intellectual Property was vested in or licensed to the Company by CRT or the University of Dundee; or

14.1.2      receive investment or funding from any company or other person with significant interest in or links to the tobacco industry.

15            COMMITTEES

15.1         Cyclacel Group’s Remuneration Committee shall make key decisions upon the levels of employee and executive remuneration and other benefits (including any awards of share options) in accordance with the terms of reference adopted at the date of the Reorganisation Agreement in substantially the same form as the terms of reference of the Company’s remuneration committee in force at the date of the Reorganisation Agreement. The Remuneration Committee shall comprise the chairman of the Cyclacel Group Board from time to time and each of the Shareholder Directors.

15.2         Cyclacel Group’s Audit Committee shall make decisions in accordance with the terms of reference adopted at the date of the Reorganisation Agreement in substantially the same form as the terms of reference of the Company’s audit committee in force at the date of the Reorganisation Agreement and shall comprise the chairman of the Cyclacel Group Board from time to time and each of the Shareholder Directors and at least one other non-executive Director.

15.3         Cyclacel Group’s Nominations Committee shall make decisions in accordance with the terms of reference adopted at the date of the Reorganisation Agreement in substantially the same form as the terms of reference of the Company’s nominations committee in force at the date of the Reorganisation Agreement and shall comprise the chairman of the Cyclacel Group Board from time to time and each of the Shareholder Directors and Cyclacel Group’s chief executive.

15.4         Any decision as to any change in the remuneration of the chairman must be approved by a majority of the non-executive Directors of Cyclacel Group.

16            SHARE OPTION PLANS

16.1         Up to 12.5% of the issued share capital immediately following the Sixth Completion Date shall be available for the purposes of incentivising employees of the Group under the terms of the Share Option Plans or of such other plans as may be approved by a Subscriber Majority. The exact number of Shares to be offered to any individual employee and the terms of any such offer (including the exercise price and whether the options in question are to be subject to conditions or not) shall be determined by the Remuneration Committee.  The Company shall be entitled to cancel options issued to employees under the Share Option Plans, and re-issue such share options to employees under the Share Option Plans on revised terms, provided such terms are approved in advance by the Remuneration Committee. Each of the Shareholders hereby consents to any alterations to the Share Option Plans approved by the Remuneration Committee.

16.2         Notwithstanding the provisions of clause 16.1, from the date hereof until 1 April 2004, no options in excess of an aggregate of 1,316,250 (including options in existence on the date hereof) shall be granted under the terms of the Share Option Plans without the prior approval of the Remuneration Committee.

16.3         For the avoidance of doubt it is recognised that the options granted to CRT and University of Dundee pursuant to clause 14 of the Original Agreement, the warrants and options set out in parts 4 and 5 of schedule 4 and any options to be granted to employees or consultants on a Listing, are not granted under the Share Option Plans and/or are not otherwise included in the 1,316,250 figure referred to in clause 16.2 and any options granted after the date of this agreement are subject to the approval of the Remuneration Committee or Shareholder Directors in accordance with the terms of this agreement.

16.4         Each of the parties hereto consents to the service contracts of Spiro Rombotis and Paul McBarron being amended to incentivise such persons to achieve a Sale as well as a Listing, such amendments to be in accordance with the recommendations of the Remuneration Committee.

17            FEES AND EXPENSES

17.1         The Company shall pay the reasonable legal and out of pocket expenses of Ashurst Morris Crisp, as special counsel to the New Subscribers and the Converting Shareholders, incurred in the preparation and negotiation of the Unamended Subscription and Shareholders Agreement and associated matters.

18            ACKNOWLEDGEMENTS

18.1         Each party acknowledges that damages would not be an adequate remedy for any breach of the undertakings by that party contained in this agreement and that any other party shall be entitled (in addition to damages) to the remedies of injunction, specific performance and other equitable remedy for any threatened or actual breach of any such undertakings.

18.2         Each New Subscriber and the Existing Shareholders acknowledges and confirms that:

18.2.1      it has entered into this agreement entirely on the basis of its own assessment of the risks and effect thereto;

18.2.2      save as expressly set out in this agreement it is owed no duty of care or other obligation by any other party in respect thereof; and

18.2.3      insofar as it is owed any such duty or obligation as referred to in paragraph 18.2.2 above (whether in contract, tort or otherwise) (save as expressly set out in this agreement) by any other party it hereby waives, to the extent permitted by law, any rights which it may have in respect of such duty or obligation.

18.3         Each New Subscriber and the Existing Shareholders (insofar as they are a “US Person” (within the meaning of Regulation S under the Securities Act) acknowledges and confirms that (to the extent relevant to it):

18.3.1      it is acquiring the New Shares hereunder for its own account, for investment and not for, with a view to or in connection with, any distribution or public offering thereof within the meaning of the Securities Act;

18.3.2      it understands that the New Shares have not been registered under the Securities Act or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such laws, that they must be held indefinitely unless they are subsequently registered under the Securities Act and such laws or a subsequent disposition thereof is exempt from registration, and that the certificates for the New Shares may bear a legend to such effect.  Each such person further understands that such exemption depends upon, among other things, the bona fide nature of its investment intent expressed herein;

18.3.3      it has not been formed for the specific purpose of acquiring New Shares pursuant to this agreement.  Each such New Subscriber and Existing Shareholder understands the term “accredited investor” as used in Regulation D promulgated under the Securities Act and represents and warrants to the Company that it is an “accredited investor” for purposes of acquiring the New Shares purchasable by it hereunder;

18.3.4      it understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to each such New Subscriber and each Converting Shareholder) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act depends on the satisfaction of various conditions, that such exemption is not currently available and that, if applicable, Rule 144 affords the basis for sales only in limited amounts.

19            RESTRICTIVE COVENANTS

19.1         Professor Sir David Lane confirms that he is not in breach of clause 11 of the Existing Agreement and undertakes and covenants with Cyclacel Group, the Company and the Shareholders that (except with the written consent of the Cyclacel Group Board, including each of the Shareholder Directors):

19.1.1      during the period of the Lane Consultancy Agreement, he shall not, save to the extent permitted under and pursuant to the terms of the Lane Consultancy Agreement, act (whether as a consultant, adviser, director, employee or otherwise) for or collaborate with any other company, firm or business which:

(a)           carries out research, development or a business in competition with or in a business which is the same as or similar to any business of the Group; and/or

(b)           might impair his ability to act in the best interests of the Group; and/or

(c)           might require him to disclose Confidential Information (as defined in the Lane Consultancy Agreement) in order properly to discharge his obligations to or to further his interest in such company, firm or business; and/or

19.1.2      during the period of the Lane Consultancy Agreement he shall not become a director or shadow director or hold any other office with any other company other than a member of the Group without the prior approval of the Cyclacel Group Board (such approval not to be unreasonably withheld or delayed); and/or

19.1.3      he shall not directly or indirectly, save to the extent permitted under the Lane Consultancy Agreement after the date of its termination:-

(a)           for the period of 12 months after the termination of his engagement under the Lane Consultancy Agreement, be engaged or concerned or interested in any commercial business carried on within the Restricted Area (as defined in the Lane Consultancy Agreement) wholly or partly in competition with any Restricted Business (as defined in the Lane Consultancy Agreement);

(b)           for the period of 12 months after the termination of his engagement under the Lane Consultancy Agreement induce or attempt to persuade any Employee (as defined in the Lane Consultancy Agreement) to leave employment or engagement by the Company or offer employment or engagement to any Employee;

(c)           at any time, before or after the termination of his engagement under the Lane Consultancy Agreement, induce or seek to induce, by any means involving the disclosure or use of Confidential Information, any customer of the Company or any other member of the Group to cease dealing with the Company or any other member of the Group or to restrict or vary the terms upon which it deals with the Company or any other member of the Group;

(d)           at any time, after the termination of his engagement under the Lane Consultancy Agreement, directly or indirectly disclose or make use of any Confidential Information; and/or

(e)           at any time after termination of his engagement under the Lane Consultancy Agreement, represent himself or permit himself to be held out as having any connection with or interest in any member of the Group other than as a Shareholder of Cyclacel Group.

For the avoidance of doubt, nothing in this clause 18 shall restrict Professor Lane from taking or continuing any employment the sole purpose of which is academic research, meaning research otherwise than for commercial gain, or from answering or taking action in respect of unsolicited calls or enquiries from Employees.

20            SALE OR LISTING

20.1         The parties acknowledge and accept that in the event of a Sale or Listing none of the Cyclacel Group Shareholders will give any warranties or indemnities other than in respect of the ownership of the Cyclacel Group Shares. The Managers acknowledge that prior to a Listing the underwriters may require that the Managers give appropriate warranties.

20.2         It is hereby agreed by the parties that, on a Listing, each of the Cyclacel Group Shareholders will give an undertaking not to dispose of Shares in Cyclacel Group as set out in clause 20.3.

20.3         Each Shareholder shall enter into undertakings:

20.3.1      not to dispose of any Cyclacel Group Shares held by that Shareholder at the time of Listing for a period of 180 days following a Listing; and

20.3.2      thereafter during the period between 181 days and 360 days following a Listing, not to dispose of more than 50% of the total number of Cyclacel Group Shares held by that Shareholder at the time of Listing; and

20.3.3      thereafter the Shareholder may dispose of any remaining Cyclacel Group Shares held by that Shareholder.

20.4         The Company and each of the other parties agree that they will notify the Cyclacel Group Board (including giving notice to each of the Shareholder Directors) of any written approach from a third party who is interested in acquiring Shares in Cyclacel Group or a substantial part of the business or assets of the Group (a “Prospective Purchaser”).

20.5         Cyclacel Group and each of the other parties agree that, without the prior consent of the Cyclacel Group Board (including the consent of each of the Shareholders Directors), they will not:

20.5.1      enter into or initiate any discussion or negotiation with any Prospective Purchaser; or

20.5.2      make available any information in connection with a prospective acquisition of Cyclacel Group or any member of the Group to any Prospective Purchaser or any other third party, including but not limited to the media.

20.6         Cyclacel Group shall use all reasonable endeavours to work towards a Sale or Listing and to commence negotiations in good faith, as soon as practicable with a view to effecting a Sale or Listing on or before 31 March 2005 subject always to the financial and commercial requirements of the Group and the benefits likely to accrue to the Group at the time in question.  In the event that a Sale or Listing shall not have been obtained by 31 October 2008 then the Directors shall take all such steps as may reasonably be required of them by a Subscriber Majority to effect a Sale or Listing at the earliest convenient opportunity.

20.7         In relation to any proposed Listing or Sale of Cyclacel Group, each Shareholder undertakes to give such co-operation and assistance and take such steps as the Company or Cyclacel Group may reasonably request and exercise all such rights and powers as he may have in relation to the Company or Cyclacel Group whether as a director, shareholder or otherwise, so as to procure that the proposed Listing or Sale was achieved in accordance with any reasonable proposals for a Listing or Sale approved by the Cyclacel Group Board.

21            MISCELLANEOUS

21.1         The provisions of this agreement shall be binding upon and accrue to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

21.2         This agreement may be amended only by a written document signed by parties representing 90% of the Shares held by parties to this agreement.

21.3         Save as set out in clause 11.5, any liability to the New Subscribers and/or the Converting Shareholders hereunder may in whole or in part be released, compounded or compromised or time or indulgence given by the relevant New Subscriber, and/or Converting Shareholder in its absolute discretion as regards the Company, Cyclacel Group or any other party under such liability without in any way prejudicing or affecting their rights against any other person or the Company, Cyclacel Group or any other party under the same or a like liability whether joint or several or otherwise.

21.4         Nothing contained in this agreement shall be deemed to constitute a partnership between the parties or any of them.

21.5         Subject to any applicable law in the event of any ambiguity or conflict between this agreement and the memorandum of association of Cyclacel Group or the Cyclacel Group Articles, the terms of this agreement shall prevail as between the Shareholders and in such event the Shareholders shall procure such modification to the memorandum of association or the Articles as shall be necessary and as shall be required by a Subscriber Majority for the memorandum of association or Articles to conform to the provisions of this agreement.

21.6         No failure to exercise or delay in exercising or enforcing any right or remedy under this agreement shall constitute a waiver thereof and no single or partial exercise or enforcement of any right or remedy under this agreement shall preclude or restrict the further exercise or enforcement of any such right or remedy. The rights and remedies provided in this agreement are cumulative and not exclusive of any rights and remedies provided by law.

21.7         The invalidity, illegality or unenforceability of any provision of this agreement shall not affect the continuation in force of the remainder of this agreement.

21.8         This agreement may be executed in any number of counterparts and by the different parties on different counterparts.  Each such document shall be an original but they shall together constitute one agreement.

21.9         Where a document is expressed to be “in the agreed form” it means in the form initialled on behalf of the Company and by Ashurst Morris Crisp as special counsel to the New Subscribers and the Converting Shareholders for the purposes of identification only.

21.10       Save as otherwise provided herein, all obligations in this agreement are several and not joint.

21.11       This agreement shall terminate at the earliest of:

21.11.1    the date determined by a resolution of Shareholders passed by parties representing 90% of the Shares held by parties to this agreement;

21.11.2    (in relation to each of the parties respectively) the date on which such party ceases to be legally and/or beneficially interested in Shares in Cyclacel Group in accordance with the terms of this agreement and/or the Cyclacel Group Articles;

21.11.3    the date on which any person acquires all of the issued Shares;

21.11.4    the date of commencement of the Company’s or Cyclacel Group’s winding-up; or

21.11.5    the date on which a Sale or Listing occurs.

21.12       Any termination of this agreement shall be without prejudice to any rights which any party may have hereunder up to the date of termination.  Any termination of this agreement with respect to a party under clause 21.11.2 above shall be without prejudice to the rights of each of the other parties against the first such party accrued up to the date of such termination and nothing under that clause 21.11.2 shall affect a party’s duty of confidentiality with regard to clauses 12.6, 20.4 and 22 (which duties shall continue after any such termination).  In the case of Professor Lane, termination of this agreement shall not affect his continuing obligations under clause 18 after termination of this agreement.

21.13       This agreement (as amended by the Reorganisation Agreement) constitutes the entire agreement between the parties hereto, and each party hereby confirms that it has not relied upon any representation, warranty or undertaking other than those expressly set out herein.  Save for clause 14 of the Original Agreement (a copy of which is set out in schedule 4 of the Existing Agreement and schedule 5 of this agreement), the Existing Agreement is hereby terminated by mutual consent and each of the parties hereto who are parties thereto hereby waive all and any rights they may have against each of the other parties thereto howsoever arising save with regard to any antecedent breaches thereof or any breaches of the warranties set out therein insofar as any such rights or obligations still subsist.

21.14       Each of the New Subscribers and Converting Shareholders acknowledge that they have no rights to take any action against the Company or any other New Subscriber or Converting Shareholder arising out of any due diligence review undertaken in anticipation or in connection with the subscription by the New Subscribers and Converting Shareholders under this agreement or the negotiation of this agreement, and each New Subscriber and Converting Shareholder acknowledges that neither the Company nor any other New Subscriber or Converting Shareholder owes a duty of care to any other New Subscriber or Converting Shareholder in respect of any such review or negotiation.

21.15       Each of the Existing Shareholders hereby waives any pre-emption rights or other rights they may have in relation to the Shares to be issued hereunder. Each of the Existing Shareholders hereby consents to the alteration of the Company’s articles of association and the termination of the Existing Agreement.  Each holder of Oordinary Shares and each holder of Preferred C Shares hereby consents to the variation of the rights attaching to the Ordinary Shares and the Preferred C Shares (as appropriate) and to the adoption of the Articles for the purposes of Section 125 of the Act and article 4 of the Company’s existing articles of association.

21.16       Notwithstanding anything to the contrary in this agreement each Shareholder hereby agrees that it shall not offer or sell any Share in the United States or to any US Person (as that term is defined in Regulation S under the Securities Act unless (i) the Shares to be offered and sold have been registered under the Securities Act or (ii) the offer and sale of such Shares are exempt from the registration requirements of the Securities Act and the Shareholder wishing to effect such sale delivers an opinion of US counsel (which shall include any US qualified counsel employed by any Shareholder or any Member of the Same Group), satisfactory in form and substance to the Company in its reasonable discretion that the registration of the Shares under the Securities Act is not required and appropriate action, if any, necessary for compliance with the Securities Act and applicable state securities law has been taken.  The Shareholders hereby further acknowledge that the Company may refuse to register any transfer of Shares that would cause the Company to be in violation of (a) the U.S. Investment Company Act of 1940, as amended, or (b) any applicable securities law of any other jurisdiction.

21.17       Save as expressly provided herein, nothing in this agreement confers upon any person not a party to this agreement any benefit or right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of the terms hereof.

21.18       As managers of SEP, SEP II and SEP II B, all consents required of and all dealings with SEP, SEP II and SEP II B under this agreement shall be granted or effected by or with SEPL for and on their behalf and all rights of SEP, SEP II and SEP IIB may be enforced by SEPL on their behalf.

22            LOCATION OF COMPANY

22.1         The parties acknowledge that it is currently intended that the Group should continue to maintain laboratories in Scotland.  In the event that such laboratories should be moved to a location (or locations) other than Scotland the Group shall, if so requested by SEP and to the extent that the same shall be lawful and subject to obtaining any necessary consent or approvals of other Shareholders (and the parties hereto undertake to co-operate in good faith so as to facilitate the same) use its best endeavours to enter into or procure arrangements with SEP for the purchase at the lower of the original subscription cost or market value (calculated, in the absence of agreement as to the same being reached between Cyclacel Group and SEP, in the same manner mutatis mutandis as the price is calculated under Article 8.4.1 of the Articles) from SEP such of SEP’s then Shareholding in Cyclacel Group (or such of it as other Shareholders in Cyclacel Group or third parties shall not themselves be willing to purchase on such terms).

23            ASSIGNMENT

23.1         This agreement is personal to the parties and shall not be capable of assignment, save that a party may, upon any Permitted Transfer (as defined in the Articles), assign the whole or part of its rights in this agreement to the Permitted Transferee (as defined in the Articles) thereof in accordance with the Articles and provided that the Permitted Transferee enters into a deed of adherence as referred to in clause 23.2 and provided further that any such person shall be obliged to assign all such rights back to the original beneficiary thereof in the event it ceases to be a Member of the Same Group in relation to such original beneficiary.

23.2         Each of the Parties hereto agree that no person shall be registered as a member of Cyclacel Group unless either:

23.2.1      he is already a party to this agreement; or

23.2.2      he has entered in a Deed of Adherence.

23.3         Each of the parties hereto agrees that any person who becomes a member of Cyclacel Group in accordance with clause 23.2 shall be entitled to the benefit of this agreement as if it were a party hereto.

24            ANNOUNCEMENTS AND NOTICES

24.1         Save as may be required by law, regulation or by the rules of any regulatory authority no announcement in relation to the transactions contemplated by this agreement shall be made by any party to this agreement without the prior written consent of Cyclacel Group and each of the Shareholder Directors (such consent not to be unreasonably withheld or delayed).

For the avoidance of doubt, permitted communications (in accordance with clause 12) with investors in any funds managed by any Shareholder shall not constitute announcements for the purpose of this clause.

24.2         Any notice to be given hereunder shall be in writing and may be served by post, personally, by fax or by e-mail to the address of the party in question set out in this agreement. Any notice sent by post to an address within the United Kingdom shall be deemed to have been given within twenty-four hours, if prepaid as first class after the same shall be have been posted.  Any such notice sent by post to an address outside the United Kingdom shall be deemed to have been given within seventy-two hours if prepaid as air mail.  In proving the giving of notice it shall be sufficient to prove that the envelope containing the same was properly addressed, prepaid and posted.  Any notice not sent by post but left at the relevant address shall be deemed to have been given on the day it was so left.  Any notice sent by fax shall be deemed to be given within twenty-four hours of it being sent subject to confirmation of the entire fax being transmitted to the correct number by fax transmission report.  Any notice sent by e-mail shall be deemed to have been given within twenty-four hours of it being sent subject to confirmation of the e-mail being delivered to the correct email address by e-mail delivery report.

25            FURTHER ASSURANCES

25.1         The Shareholders agree to complete, and use reasonable endeavours to procure that all other parties complete, all reasonable actions necessary to implement the provisions of this agreement and the Articles including:

(a)           Voting in favour of any resolution to effect the conversion of Preferred D Shares pursuant to the terms of the Articles; and

(b)           Voting in favour of any resolution to effect the rights attaching to the Preferred D Shares pursuant to the terms of the Articles.

26            GOVERNING LAW

This agreement shall be governed by and construed in accordance with the laws of England and the Parties hereby submit to the exclusive jurisdiction of the English courts.

27            SERVICE

Each of the parties whose principal place of business is not in England or Wales shall, within 5 days from Sixth Completion, or in the case of a Delayed Subscriber, 5 days from the date they became a party, appoint an agent in England for service of all proceedings under or related to this agreement (and maintain such an agent in England for so long as such party is a party to this agreement), and shall notify the Company of full details of such agent within 5 days of their appointment.

AS WITNESS whereof this agreement has been executed on the day and year first above written.

SCHEDULE 1

PART 1

Details of Existing Shareholders

(1)	(2)
Name	Number and class of shares of 0.1 pence each held prior to First Completion
Dr Allan Balmain, Comprehensive Cancer Centre University of California, San Francisco 2340 Sutter Street S227 Box 0128 San Francisco, CA94143	10,000 Ordinary Shares

BankInvest Biomedical Venture III Sundkrogsgade 7 P.O. Box 1672 DK-2100 Copenhagen	464,807 Preferred C Shares

The Bank of New York (Nominees) Ltd Beneficial owner: Finsbury Life Sciences Investment Trust One Canada Square London E14 4AL	66,401 Preferred C Shares

Biomedical Sciences Investment Fund Pte Ltd EDB Investments Pte Ltd 250 North Bridge Road #27-04 Raffles City Tower Singapore 179101	185,923 Preferred C Shares

Cancer Research Technology Limited, Sardinia House Sardinia Street London WC2A 3NL	482,473 Ordinary Shares

Chancellor V, L.P. (acting by its general partner IPC Direct Associates V LLC and by its managing member INVESCO Private Capital Inc.) 1166 Avenue of the Americas New York NY 10036	554,370 Preferred C Shares

Chancellor V-A, L.P. (acting by its general partner IPC Direct Associates V LLC and by its managing member INVESCO Private Capital Inc.) 1166 Avenue of the Americas New York NY 10036	287,551 Preferred C Shares

Citiventure 2000 L.P. (acting by its general partner IPC Direct Associates V, LLC and by its manager member INVESCO Private Capital Inc.) 1166 Avenue of the Americas New York NY 10036 USA	87,694 Preferred C Shares

International Life Science Partners LP, 15 East North Street, City of Dover, County of Kent, State of Delaware 19901, U.S.A.	177,144 Ordinary Shares

International Life Science Partners LP, 15 East North Street, City of Dover, County of Kent, State of Delaware 19901, U.S.A.	683,501 Preferred C Shares

Dresdner Kleinwort Wasserstein Limited Riverbank House 2 Swan Lane London EC4R 3UX	19,682 Ordinary Shares

The Equitable Life Assurance Society, c/o Clerical Medical Investment Management, 33 Old Broad Street, London, EC2N 1HZ	245,000 Ordinary Shares

Professor Sir Christopher Evans, c/o Merlin Biosciences Limited, 33 King Street St James’s London, SW1Y 6RJ	91,170 Ordinary Shares

Dr Robin Fahraeus, c/o Dept. of Surgery & Molecular Oncology Ninewells Hospital & Medical School Dundee, DD1 9SY	4,792 Ordinary Shares

GeneChem Therapeutics Venture Fund LP GeneChem Asset Management 1001 Maisonneuve Boulevard West, Suite 920 Montreal QUE H3A 3C8	265,604 Preferred C Shares

Dr Athos Gianella-Borradori C/o Cyclacel limited Dundee Technopole, James Lindsay Place Dundee DD1 5JJ	13,280 Preferred C Shares

Highland and Universal Investments Limited, c/o Ramsay Gillies, Highland and Universal, Unit B9, Highland House, St Catherine’s Road, Perth, PH1 5RY	420,168 Ordinary Shares

Dr Eberhard Krauss Neukircher Strasse5 D-01324 Dresden Germany	2,000 Ordinary Shares

Professor Sir David Lane, c/o Cyclacel Limited, Dundee Technopole, James Lindsay Place, Dundee DD1 5JJ	20,000 Ordinary Shares

Lloyds TSB Development Capital Ltd 45 Old Bond Street London W1S 4QT	391,766 Preferred C Shares

LDC Co-Investment Plan 2001 “A” 45 Old Bond Street, London, W15 4QT	3,320 Preferred C Shares

LDC Co-Investment Plan 2001 “B” 45 Old Bond Street, London, W15 4QT	3,320 Preferred C Shares

Dr Howard Marriage, C/o Cyclacel Limited, Dundee Technopole, James Lindsay Place, Dundee DD1 5JJ	5,519 Ordinary Shares

Merifin Capital N.V., C/o Finabel SA, 254 Route de Lausanne, CH-1292 Geneva- Chambesy, Switzerland	84,354 Ordinary Shares

Merifin Capital N.V., C/o Finabel SA, 254 Route de Lausanne, CH–1292 Geneva- Chambesy, Switzerland	69,649 Preferred C Shares

Merlin Equity Limited, 33 King Street St James’s London, SW1Y 6RJ	365,785 Ordinary Shares

Merlin General Partner Limited (as general partner of the Merlin Fund LP) La Motte Chambers, La Motte Street, St Helier, Jersey	1,000,500 Ordinary Shares

Merlin General Partner II Limited (as general partner of the Merlin Biosciences Fund L.P.) La Motte Chambers, La Motte Street, St Helier, Jersey	450,714 Preferred C Shares

Merlin General Partner II Limited (as managing partner of the Merlin Fund GBR) La Motte Chambers, La Motte Street, St Helier, Jersey	27,087 Preferred C Shares

Noble Grossart Investments Ltd 48 Queen Street, Edinburgh, EH2 3NR	132,802 Preferred C Shares

Northern Investors Company PLC, Northumberland House, Princess Square, Newcastle upon Tyne NE1 8ER	36,833 Ordinary Shares

Northern Investors Company PLC, Northumberland House, Princess Square, Newcastle upon Tyne NE1 8ER	23,217 Preferred C Shares

Northern Venture Trust PLC, Northumberland House, Princess Square, Newcastle upon Tyne NE1 8ER	73,667 Ordinary Shares

Northern Venture Trust PLC, Northumberland House, Princess Square, Newcastle upon Tyne NE1 8ER	46,433 Preferred C Shares

Quester Capital Management Ltd (acting as manager for and on behalf of Quester VCT 3 plc.) 29 Queen Anne’s Gate London SW1H 9BU	6,641 Ordinary Shares

Quester Capital Management Ltd (acting as manager for and on behalf of Quester VCT 4 plc.) 29 Queen Anne’s Gate London SW1H 9BU	6,641 Ordinary Shares

Quester Capital Management Ltd (acting as manager for and on behalf of Quester VCT 3 plc.) 29 Queen Anne’s Gate London SW1H 9BU	59,760 Preferred C Shares

Quester Capital Management Ltd (acting as manager for and on behalf of Quester VCT 4 plc.) 29 Queen Anne’s Gate London SW1H 9BU		59,760 Preferred C Shares

Rombotis Family Trust, Kissack Court, 29 Parliament Street, Ramsey, Isle of Man IM8 1AT		113,032 Ordinary Shares

Scottish Equity Partnership (“SEP”), C/o Scottish Equity Partners Limited, 17 Blythswood Square, Glasgow, G2 4AD		88,500 Ordinary Shares

SEP II 17 Blythswood Square, Glasgow, G2 4AD		253,531 Preferred C Shares

SEP II B 17 Blythswood Square, Glasgow, G2 4AD		12,073 Preferred C Shares

Highland and Universal Securities Limited, C/o Ramsey Gillies, Highland and Universal, Unit B9, Highland House, St. Catherine’s Road, Perth, PH1 5RY		420,168 Ordinary Shares

University of Dundee, Perth Road, Dundee DD1 4HN		55,519 Ordinary Shares

The University Court of the University of Edinburgh Technology Transfer Office 1-7 Roxburgh Street Edinburgh EH8 9TA		16,000 Ordinary Shares

The University Court of the University of Glasgow, Research & Enterprise 10 The Square Glasgow G12 8QQ		40,000 Ordinary Shares

V-Sciences Investments Pte Ltd 77 Science Park Drive #02-15 Cintech III Singapore Science Park Singapore 118256		398,406 Preferred C Shares

Nikolai Zhelev 28 West Acres Drive Newport-on-Tay Fife DD6 8NR		100 Ordinary Shares

	Ordinary Shares	3,785,688
	Preferred C Shares	4,540,969
Total		8,326,557

SCHEDULE 1

PART 2A

Acceptance of Second Allotment by Converting Shareholders on First Completion

1	2	3	4	5	6
Name	Preferred C Shares in respect of which allotment accepted	Funds Subscribed	NEW Shares	NEW Shares (Bonus)	First Deferred Shares
Quester Capital Management Ltd (acting as manager for and on behalf of Quester VCT 3 plc.)	59,760	112,494.48	27,708	133,867	59,760

Quester Capital Management Ltd (acting as manager for and on behalf of Quester VCT 4 plc.)	59,760	112,494.48	27,708	133,867	59,760

Northern Venture Trust Plc	46,433	87,407.74	21,529	104,014	46,433

PART 2B

Acceptance of First Allotment by Converting Shareholders on First Completion

1	2	3	4	5	6
Name	Ordinary Shares in respect of which allotment is accepted	Funds Subscribed	NEW Shares	NEW Shares (Bonus)	Second Deferred Shares
Merlin General Partner Limited (as general partner of the Merlin Fund LP)	956,500	1,275,331.26	314,121	942,363	956,500

Highland and Universal Investments Limited	420,168	560,223.16	137,986	413,958	420,168
Highland and Universal Securities Limited	420,168	560,223.16	137,986	413,958	420,168
Scottish Equity Partnership	88,500	117,999.84	29,064	87,192	88,500
Merifin Capital N.V.	66,225	88,296.88	21,748	65,244	66,225
Rombotis Family Trust	63,032	84,042	20,700	62,100	63,032
Professor Sir Christopher Evans	91,170	121,556.40	29,940	89,820	91,170
The University of Dundee	5,519	7356.72	1,812	5,436	5,519
The University Court of the University of Edinburgh	10,989	14,648.48	3,608	10.824	10,989
Dr Howard Marriage	5,519	7356.72	1,812	5,436	5,519
Northern Venture Trust PLC	73,667	98,219.52	24,192	72,576	73,667
Northern Investors Company PLC	36,833	49,109.76	12,096	36,288	36,833
Quester Capital Management Limited (acting as manager for and on behalf of Quester VCT 3 plc)	6,641	8,850.80	2,180	6,540	6,641
Quester Capital Management Limited (acting as manager for and on behalf of Quester VCT 4 plc)	6,641	8,850.80	2,180	6,540	6,641

PART 2C

Additional New Shares being subscribed by Converting Shareholders on First Completion

Names	Funds Subscribed	Ordinary and New Shares Subscribed
Quester Capital Management Ltd (acting as manager for and on behalf of Quester VCT 3 plc.)	£170,844.80	New Shares:	42,080

Quester Capital Management Ltd (acting as manager for and on behalf of Quester VCT 4 plc.)	£370,840.40	New Shares:	91,340

Quester Capital Management Ltd (acting as manager for and on behalf of Quester VCT 5 plc.)		Ordinary Shares:	12,316

	£499,997.12	New Shares:	110,836

Northern Venture Trust Plc	£96,546.80	23,780 New Shares

SCHEDULE 1

PART 3

Acceptance of Third Allotment by holders of Second Deferred Shares at Second Completion

1	2	3	4	5	6
Name	Second Deferred Shares in respect of which allotment is accepted	Funds Subscribed	New Shares	New Shares (Bonus)	Third Deferred Shares
Merlin General Partner Limited (as general partner of the Merlin Fund LP)	331,500	58,561.44	14,424	43,272	331,500

Highland and Universal Investments Limited	420,168	74,228.98	18,283	54,849	420,168
Highland and Universal Securities Limited	420,168	74,228.98	18,283	54,849	420,168
Scottish Equity Partnership	88,500	15,631	3,850	11,550	88,500
Merifin Capital N.V.	66,225	11,696.86	2,881	8,643	66,225
Rombotis Family Trust	38,032	6,715.24	1,654	4,962	38,032
Professor Sir Christopher Evans	91,170	16,106.02	3,967	11,901	91,170
The University of Dundee	5,519	974.40	240	720	5,519
The University Court of the University of Edinburgh	10,989	1,940.68	478	1,434	10,989
Dr Howard Marriage	5,519	974.40	240	720	5,519
Northern Venture Trust PLC	73,667	13,012.30	3,205	9,615	73,667
Northern Investors Company PLC	36,833	6,504.12	1,602	4,806	36,833
Quester Capital Management Limited (acting as manager for and on behalf of Quester VCT 3 plc)	6,641	1,169.28	288	864	6,641
Quester Capital Management Limited (acting as manager for and on behalf of Quester VCT 4 plc)	6,641	1,169.28	288	864	6,641

SCHEDULE 1

PART 4

Acceptance of Fourth Allotment by holders of Third Deferred Shares at Third Completion

1	2	3	4	5	6
Name	Third Deferred Shares in respect of which allotment is accepted	Funds Subscribed	New Shares	New Shares (Bonus)	Fourth Deferred Shares
Highland and Universal Investments Limited	420,168	32,212.04	7,934	23,802	420,168
Highland and Universal Securities Limited	420,168	32,212.04	7,934	23,802	420,168
The University Court of the University of Edinburgh	10,989	840.42	207	621	10,989
Quester Capital Management Limited (acting as manager for and on behalf of Quester VCT 3 plc)	6,641	507.50	125	375	6,641
Quester Capital Management Limited (acting as manager for and on behalf of Quester VCT 4 plc)	6,641	507.50	125	375	6,641

SCHEDULE 1

PART 5

Acceptance of Fifth Allotment by holders of Fourth Deferred Shares at Fourth Completion

1	2	3	4	5	6
Name	Fourth Deferred Shares in respect of which allotment is accepted	Funds Subscribed	New Shares	New Shares (Bonus)	Fifth Deferred Shares
The University Court of the University of Edinburgh	10,989	10,145.94	2,499	7,497	10,989
Quester Capital Management Limited (acting as manager for and on behalf of Quester VCT 3 plc)	6,641	6,130.60	1,510	4,530	6,641
Quester Capital Management Limited (acting as manager for and on behalf of Quester VCT 4 plc)	6,641	6,130.60	1,510	4,530	6,641

SCHEDULE 1

PART 6

Acceptance of Sixth Allotment by holders of Fifth Deferred Shares at Fifth Completion

1	2	3	4	5	6
Name	Fifth Deferred Shares in respect of which allotment is accepted	Funds Subscribed	New Shares	New Shares (Bonus)	First Deferred Shares
The University Court of the University of Edinburgh	10,989	1,721.44	424	1,272	10,989

SCHEDULE 1

PART 7A

Acceptance of Second Allotment by Converting Shareholders on Sixth Completion

Name	Preferred C Shares in respect of which allotment is accepted	Funds Subscribed	New Shares	New Shares (Bonus)	First Deferred Shares
Merlin General Partner II Limited (as general partner of the Merlin Biosciences Fund L.P.)	450,714	848,466.92	208,982	1,009,669	450,714

Merlin General Partner II Limited (as managing partner of the Merlin Fund GBR)	27,087	50,989.54	12,559	60,677	27,087
Chancellor V, L.P.	554,370	1,043,602.70	257,045	1,241,879	554,370
Chancellor V-A, L.P.	287,551	541,311.68	133,328	644,156	287,551
Citiventure 2000 L.P.	87,694	165,083.66	40,661	196,448	87,694
International Life Science Partners L.P.	683,501	1,286,691.14	316,919	1,531,152	683,501
BankInvest Biomedical Venture III	464,807	874,999.02	215,517	1,041,242	464,807
Lloyds TSB Development Capital Ltd	391,766	737,499	181,650	877,618	391,766
LDC Co-Investment Plan 2001 “A”	3,320	6,248.34	1,539	7,435	3,320
LDC Co-Investment Plan 2001 “B”	3,320	6,248.34	1,539	7,435	3,320
V-Sciences Investments Pte Ltd	398,406	749,999.74	184,729	892,494	398,406
SEP II	253,531	477,269.24	117,554	567,946	253,531
SEP II B	12,073	22,723.82	5,597	27,041	12,073
GeneChem Therapeutics Venture Fund LP	265,604	499,997.12	123,152	594,992	265,604
Biomedical Sciences Investment Fund Pte Ltd	185,923	350,000.42	86,207	416,497	185,923
Merifin Capital N.V.	69,649	131,113.64	32,294	156,024	69,649
Noble Grossart Investments Limited	132,802	249,998.56	61,576	297,496	132,802
The Bank of New York (Nominees) Ltd	66,401	124,999.28	30,788	148,748	66,401

Dr Athos Gianella-Borradori	13,280	24,997.42	6,157	29,746	13,280
Northern Investors Company PLC	23,217	43,705.90	10,765	52,009	23,217

PART 7B

Additional New Shares being Subscribed by Converting Shareholders on Sixth Completion

Name	Funds Subscribed	New Shares
Biomedical Sciences Investment Fund Pte Ltd	£49,998.90	12,315
Merifin Capital N.V.	£268,893.80	66,230
Northern Investors Company PLC	£105,490.98	25,983

SCHEDULE 2

The New Subscribers

(1)	(2)	(3)	(4)
Name and Address	Address	Funds Subscribed	New Shares
SOGE Innovation 5, Fonds Commun de Placement dans L’Innovation	2 Place de la Coupole, 92078 Paris, La Defense, France.	1,056,338.92	260,182
SOGE Innovation 6, Fonds Commun de Placement dans L’Innovation	2 Place de la Coupole, 92078 Paris, La Defense, France.	704,223.24	173,454
SOGE Innovation 7, Fonds Commun de Placement dans L’Innovation	2 Place de la Coupole, 92078 Paris, La Defense, France.	352,111.62	86,727
Quest for Growth	Lei 19, Box 2, B-3000, Leuven, Belgium.	999,998.30	246,305

SCHEDULE 3

The Warranties

For the purposes of this schedule 3, “Company” means Cyclacel Limited and any member of the Group (as defined in the Unamended Subscription and Shareholders Agreement) from time to time, all of them and each of them as the context admits. For the avoidance of doubt, for the purposes of this schedule 3, “Group” does not include Cyclacel Group or its wholly owned subsidiary, Cyclacel Nominees Limited.

1          BUSINESS PLAN

1.1           The Business Plan has been honestly and diligently prepared and is honestly believed by the Warrantors to be reasonable in all material respects and the forecasts as to the future prospects of the business and affairs of the Company as are contained therein are based upon assumptions which have been carefully considered by the Warrantors and which remain, they consider, appropriate at the date hereof.

1.2           The Company is performing, in all material respects, in line with the projections contained in the Business Plan (having regard to the assumptions made in connection therewith and set out therein) and in respect of each of its separate lines of business/products.

1.3           The factual information used in the projections in the Business Plan is true and accurate in all material respects and the opinions and forecasts contained therein having been carefully considered by the Warrantors and are considered by them to be reasonable.

1.4           The Business Plan contains details of all material Intellectual Property Rights developed or acquired (including under licence) by or on behalf of the Company as at the date thereof (for the purposes of which “material” shall be deemed to include, without limitation, Registered Intellectual Property Rights).

2          THE COMPANY

2.1           The authorised share capital of the Company immediately prior to First Completion is £10,530 comprising 5,730,000 Ordinary Shares and 4,800,000 Preferred C Shares of which 3,785,688 Ordinary Shares and 4,540,969 Preferred C Shares are issued, fully paid and are owned as set out in part 1 of schedule 1.  Save for the options and warrants detailed in schedule 4, no person has any right to call for the issue to him of any Shares in the Company, directly or indirectly.

2.2           Schedule 4 contains details of all warrants, options and options permitted or obliged to be granted (but not yet granted) in respect of the subscription of Shares in the Company as at the date hereof.

2.3           The Company does not own or have any interest in the share capital of any other company.

2.4           Save as set out in the Disclosure Letter none of the Directors, has any service contract with the Company.

2.5           The accounting reference date of the Company is 31 March.

2.6           The Company has the power to enter into this agreement and, except for any consents required pursuant to the Existing Agreement, there are no consents, authorisations or approvals required by the Company in connection with the entering into or performance of this agreement and the entering into and performance of this agreement will comply with all agreements to which the Company is a party and will not exceed any limits, powers or restrictions binding upon the Company and/or any of its assets or the term of any contract, obligation or commitment of the Company.

3          PREVIOUS SUBSCRIPTION AND SHAREHOLDERS’ AGREEMENTS

The Company is not and, so far as the Warrantors are aware, no other person is in material breach of any of the Existing Agreement or any agreements or documents executed at the same time as any such agreements.

4          THE ACCOUNTS

The Accounts have been prepared in accordance with applicable law and generally accepted accounting practices and show a true and fair view of the assets, liabilities and state of affairs of the Company as at 31 March 2003 and of the losses of the Company for the period concerned.

5          MANAGEMENT ACCOUNTS

5.1           The Management Accounts were prepared in a consistent manner and materially present, so far as the Warrantors are aware, the state of affairs of the Company as at the date to which they were prepared and of the losses for the period concerned in each.

5.2           Since 31 March 2003:

(a)            the business of the Company has been carried on in the ordinary and usual course and in the same manner as in the past and no unusual or onerous contract not being in the ordinary course of business has been entered into by the Company;

(b)           there has been no material adverse change in the financial or trading position or, so far as the Warrantors are aware, the prospects of the Company;

(c)           the business of the Company has not been materially or adversely affected by the loss of any major customer, supplier or contract or by any abnormal factor not affecting other businesses of the same or a similar nature to that of the Company and, so far as the Warrantors are aware, there are no facts or circumstances likely to give rise to such effects and there has been no material change to a material contract by which the Company or its assets is bound or subject;

(d)           there has not been any sale, assignment or transfer of any patents, trademarks or copyrights;

(e)           there has not been any resignation or termination of employment of any Director of the Company and the Warrantors, not having made specific enquiry, are not aware of any impending resignation or termination of employment of any Director;

(f)            the Company has not declared, made or paid any dividend or other distribution to Shareholders; and

(g)           there have not been any loans or guarantees made by the Company to or for the benefit of an employee.

6          INTELLECTUAL PROPERTY

6.1           The Disclosure Letter contains a complete and accurate list of the Registered Intellectual Property Rights.

6.2           All Intellectual Property Rights are beneficially owned by the Company or validly licensed to it on the terms of written licences and is not, save as mentioned in the Disclosure Letter, subject to any agreements, liens, charges and/or encumbrances affecting the same or subject to any claims from Employees or others and so far as the Warrantors are aware there are no grounds, facts or circumstances which may give rise to the same.

6.3           None of the Intellectual Property Rights are, so far as the Warrantors are aware, being infringed by any third party.

6.4           The Company is not in breach of any of the provisions of any agreements and licences in respect of any of the Intellectual Property Rights and so far as the Warrantors are aware there are no grounds, facts or circumstances currently existing which may give rise to the same.

6.5           The Company has not received any notice alleging that the Company infringes any Intellectual Property of any third party and so far as the Warrantors are aware there are no grounds, facts or circumstances currently existing which may give rise to the same.

6.6           So far as the Warrantors are aware, the Company does not carry on and has not carried on its business in such a way as to infringe any Intellectual Property of any third party.

6.7           At its present stage of development the Company does not require any product licenses and/or any marketing authorisations (howsoever so called) for the carrying on of its business but may require such licences and/or authorisations in the future.

6.8           All material Intellectual Property capable of registration in the name of the Company has been so registered or is in the course of registration and, so far as the Warrantors are aware, there are no outstanding obligations of the Company whether as to payment or otherwise which if left outstanding would or might impinge upon the validity or enforceability of the same or the Company’s use thereof.

6.9           All the computer and computer systems used by and/or on behalf of the Company have adequate capacity for the Company’s present needs, are in satisfactory operating order and have adequate security back up and maintenance support.

6.10         The Company has not knowingly disclosed any confidential information or know-how owned by it or licensed to it to any third party save to the extent necessary for the proper and efficient conduct of its business and pursuant to suitable non-disclosure agreements.

6.11         Save as set out in the Disclosure Letter, since the date of the Business Plan the Company has not granted any licence relating to the Intellectual Property of the Company.

6.12         The Company has obtained any and all necessary administrative, ethical and regulatory approvals required by law or relevant organisations to conduct its business and research and development, including, but not limited to approvals from the Medicines Control Agency, any Local, Regional or National Ethics Committees.

7          LITIGATION

The Company is not engaged in any litigation or other proceedings, whether as plaintiff or defendant or otherwise and no litigation or other proceedings by or against the Company is threatened or expected or, so far as the Warrantors are aware, pending and, so far as the Warrantors are aware, there is no fact, matter or circumstance reasonably likely to give rise to any such litigation or other proceedings.  The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency.

8          INVESTIGATIONS

So far as the Warrantors are aware, the Company has not been the subject of an Inland Revenue or Custom & Excise investigation and so far as the Warrantors are aware, no such investigation is threatened or pending against the Company or its subsidiaries.

9.             MANAGERS INTERESTS

So far as the Warrantors are aware there are no restrictions or prohibitions on the rights of the Company, the Directors or the Company’s Employees to engage in any of the activities presently undertaken or proposed to be undertaken (as envisaged in or by the Business Plan) by the Company or the Directors and such Employees on behalf of the Company.

10.          CONTRACTS

10.1         The Company is not a party to any contract, transaction or arrangement which is unusual, or was not entered into other than by way of bargain at arm’s length terms or which is unduly onerous on the Company.

10.2         The Company is not in material breach of any contract, transaction or arrangement to which it is a party and so far as the Warrantors are aware, no other party to such a contract, transaction or arrangement is in material breach thereof.

11.          LOANS TO EMPLOYEES

The Company has not made loans to any of its Employees which are still outstanding.

12.          COMPLIANCE WITH LAW

The Company holds all material government approvals required to enable its business to be carried on as now conducted and its existing property and assets to be owned and operated as currently owned and operated.  The Company has not received notice of material default or alleged material default and is not in material default under any government approval or law or regulation.

13.          CAPACITY

The Company has the right, power and authority to enter into this agreement and to conduct its business as conducted at the date of this agreement and this agreement constitutes valid and legally binding obligations of the Company enforceable in accordance with its terms.

14.          TAX RETURNS AND PAYMENTS

The Company has filed all tax returns and reports as required by law. These reports are true and accurate in all material respects.  The Company has paid all taxes and other assessments due.

15.          PERMITS

The Company has all permits, licences and any similar authority necessary for the conduct of its business, the lack of which would materially affect the business, prospects or financial condition of the Company.  The Company is not in default in any material respect under any such permits, licences or other similar authority.

16.          LIABILITIES

There have been fairly disclosed in the Disclosure Letter details of all known and reasonably foreseeable (as identified by the Managers) liabilities of the Company (not otherwise taken account of in the Business Plan) and of all encumbrances and onerous commitments existing other than in the ordinary course of business and of all unusual or non-recurring items materially affecting the financial position of the Company and its subsidiaries.  The Company has not incurred since the date of the Management Accounts any material liabilities other than those reflected in the Management Accounts including in the ordinary course of business.

17.          BROKERAGE OR COMMISSIONS

No person is entitled to receive a finder’s fee, brokerage or commission from the Company in connection with this agreement.

18.          INSURANCE

The Company is, at the date of this Agreement, adequately insured against accident, damage, injury, third party loss (including, without limitation, product liability), credit risk, loss of profits and all other risks as recommended by the Company’s insurance broker.

19.          INSOLVENCY

19.1         No order has been made, petition presented or resolution passed for the winding up of the Company or for the appointment of a provisional liquidator to the Company and no administration order has been made in respect of the Company.

19.2         No receiver or receiver and manager has been appointed of the whole or part of the Company’s business or assets.

19.3         The Company is not insolvent nor unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986.

20           ENVIRONMENTAL ISSUES

20.1         The Company has complied with the recommendations of all risk assessments, insurance appraisals, healthy & safety reports in all material respects.

20.2         No protest, demonstrations, boycott has been made or threatened against the Company and the Company’s business has not attracted any adverse publicity which could have a material affect on its business and the financial condition of the Company.

21           PENSIONS

Other than the Disclosed Pension Arrangements, the Company has no liabilities or contingent liabilities to make payments to, and no obligations in relation to, any “occupational pension scheme” or “personal pension scheme” (both terms as defined in section 1 of the Pension Schemes Act 1993) and has announced no proposal to enter into or establish any other occupational pension scheme or to contribute to a personal pension scheme and no assurance, promise or guarantee (oral or written) has been made or given to an Employee of a particular level or amount of benefits to be provided for in respect of him under the Disclosed Pension Arrangements on retirement, death or leaving employment.

22           TITLE TO ASSETS

All assets of the Company are the absolute property of the Company and none is the subject of any assignment or Encumbrance (except for any liens arising by operation of law in the normal course of business).  With respect to any property or assets it leases, the Company is in material compliance with such leases and holds a valid leasehold interest free of any Encumbrance.

23           REGISTRATION RIGHTS

The Company is not under any obligation to register under the Securities Act any of its currently issued or outstanding Shares or securities or any Shares or securities issuable upon exercise or conversion of its currently issued or outstanding shares or securities.

SCHEDULE 4

DETAILS OF THE COMPANY AND ITS SHARE CAPITAL

PART 1

Share Capital

immediately following Sixth Completion

	Authorised	Issued
Ordinary Shares of 0.1 pence each	5,748,428	1,546,432
New Shares of 0.1 pence each	21,000,000	16,742,691
Deferred Shares of 0.1 pence each	7,051,572	6,792,541

PART 2

Details of Shareholdings

(immediately following Sixth Completion under this agreement)

Name	Ordinary Shares	New Shares
Dr Allan Balmain	10,000
BankInvest Biomedical Venture III		1,256,759
Bank of New York (Nominees) Limited		179,536
Biomedical Sciences Investment Fund Pte Ltd		515,019
Cancer Research Technology Limited	482,473
Chancellor V, LP		1,498,924
Chancellor V-A, LP		777,484
Citiventure 2000 LP		237,109
Dr Eberhard Krausz	2,000
Dr Robin Fahraeus	4,792
GeneChem Therapeutics Venture Fund LP		718,144
Gianella-Borradori, Dr Athos		35,903
Highland and Universal Investments Limited		656,812
Highland and Universal Investments Limited		656,812

International Life Science Partners LP	177,144	1,848,071
Dresdner Kleinwort Wasserstein Limited	19,682
LDC Co-Investment Plan 2001 “A”		8,974
LDC Co-Investment Plan 2001 “B”		8,974
Lloyds TSB Development Capital Limited		1,059,268
Marriage, Dr Howard		8,208
Merifin Capital N.V.	18,129	353,064
Merlin Equity Limited	365,785
Merlin General Partner II Limited (as managing partner of the Merlin Biosciences Fund GBR)		93,785
Merlin General Partner II Limited (as general partner of the Merlin Biosciences Fund LP)		1,560,554
Merlin General Partner Limited (as general partner of the Merlin Fund L.P.)	44,000	985,635
Noble Grossart Investments Limited		359,072
Northern Investors Company PLC		143,549
Northern Venture Trust PLC		258,911
Professor Sir Christopher Evans		101,721
Professor Sir David Lane	20,000
Quest for Growth		246,305
Quester Capital Management Ltd (acting as manager for and on behalf of Quester VCT 5 plc)	12,316	110,836
Quester Capital Management Ltd (VCT 3)		220,067
Quester Capital Management Ltd (VCT 4)		269,327
Rombotis Family Trust	50,000	89,416
Scottish Equity Partnership		98,742
SEP II		716,918
SEP IIB		34,134
SOGE Innovation 5, Fonds Commun de Placement dans L’Innovation		260,182
SOGE Innovation 6, Fonds Commun de Placement dans L’Innovation		173,454
SOGE Innovation 7, Fonds Commun de Placement dans L’Innovation		86,727
The Equitable Life Assurance Society	245,000
The University Court of the University of Glasgow	40,000

University of Dundee	50,000	8,208
University of Edinburgh	5,011	28,864
V-Sciences Investment Pte Ltd		1,077,223
Nikolai Zhelev	100

Total	1,546,432	16,742,691

PART 3

Details of outstanding options to subscribe to shares under the Company’s Share Option Plans

Note: The number of shares over which options have been granted and the exercise price are subject to adjustment in accordance with the rules of the Company’s Share Option Plans as a consequence of, inter alia, any discount element in any rights issue or other variation of share capital

Name of Option Holder	Date of Grant	Number of Ordinary Shares subject to option	Exercise Price (£)
M Andrews	01/05/02	3,000	7.53
A Barnet	01/05/02	3,000	7.53
G Bell	02/02/01 01/05/02	15,500 3,000	4.76 7.53
DP Blake	12/02/98 02/02/01	2,000 8,000	4.00 4.76
G Christie	02/02/01 01/05/02	10,500 3,000	4.76 7.53
M Cooper	01/11/02	500	7.53
A Craig	01/11/99 01/05/02	1,000 1,000	4.76 7.53
S Davis	02/02/01 01/05/02	1,500 2,000	4.76 7.53
K Duncan	01/05/02	1,000	7.53
P Fischer	12/02/98 02/02/01 01/05/02	5,000 18,000 7,000	4.00 4.76 7.53
I Fleming	01/11/02	1,000	7.53
A Florence	01/11/99 01/05/02	750 250	4.76 7.53
Dr A Gianella-Borradori, MD	02/02/01 01/05/02	21,000 10,000	4.76 7.53
D Gibson	01/05/02	1,000	753
D Glover	02/02/01 31/03/02 01/05/02	21,000 4,000 5,000	4.76 7.53 7.53

Name of Option Holder	Date of Grant	Number of Ordinary Shares subject to option	Exercise Price (£)
J Garberek	01/05/02	1,000	7.53
R Graham	01/11/99 01/05/02	300 500	4.76 7.53
S Green	02/02/01 01/05/02	1,500 5,000	4.76 7.53
G Griffiths	02/02/01 01/05/02	500 1,000	4.76 7.53
J Hall	01/05/02	500	7.53
L Innes	01/11/99 01/05/02	300 500	4.76 7.53
R Jackson	02/02/01 31/03/02 01/05/02	21,000 10,000 25,000	4.76 7.53 7.53
W Jackson	02/02/01 01/05/02	500 1,000	4.76 7.53
D Jones	01/05/02	500	7.53
G Kontopidis	01/05/02	2,000	7.53
DP Lane	19/05/97 06/05/99 02/02/01 01/05/02	46,875 29,000 21,000 10,000	0.001 4.53 4.53 7.53
C Lyon	01/09/02	1,000	7.53
H Marriage	01/07/98 06/05/99 10/08/99 02/02/01 02/02/01 31/03/02 01/05/02	10,000 1,500 7,500 13,500 7,500 15,000 10,000	4.00 4.53 4.76 4.53 4.76 7.53 7.53
P McBarron	01/01/02 01/05/02 01/05/02	12,000 13,000 10,000	7.53 7.53 7.53

Name of Option Holder	Date of Grant	Number of Ordinary Shares subject to option	Exercise Price (£)
S McClue	01/07/98 02/02/01	3,000 9,500	4.00 4.76
B McClue	01/11/99 01/05/02	1,000 1,000	4.76 7.53
C McInnes	02/02/01 01/05/02	7,500 5,000	4.76 7.53
N McQueen	01/05/02	500	7.53
J Melville	01/11/99 01/05/02	500 750	4.76 7.53
M Mezna	02/02/01 01/05/02	1,500 500	4.76 7.53
C Midgley	01/11/99 01/05/02	500 2,000	4.76 7.53
A Murray	01/05/02	500	7.53
L Neuwirth	01/05/02	1,000	7.53
A Perry	01/05/02	500	7.53
A Plater	02/02/01	500	4.76
H Powers	01/05/02	500	7.53
K Reilly	01/08/02	500	7.53
S Renachowski	01/05/02	500	7.53
S Rombotis	06/05/99 10/08/99 02/02/01 06/06/01	19,734 48,673 21,000 18,085	4.53 4.76 4.53 7.53
F Rose	01/08/02	2,000	7.53
C Sanderson	02/02/01 01/05/02	300 500	4.76 7.53
F Scaerou	01/08/02	1,000	7.53
D Sivewright	01/11/02	300	7.53
R Sleigh	02/02/01 01/05/02	750 3,250	4.76 7.53

Name of Option Holder	Date of Grant	Number of Ordinary Shares subject to option	Exercise Price (£)
F Strachan	02/02/01 01/05/02	750 1,000	4.76 7.53
I Stuart	01/05/02	1,000	7.53
M Thomas	01/05/02	1,000	7.53
G Thomas	01/09/02	1,000	7.53
S Wang	12/02/98 02/02/01 01/05/02	1,000 8,000 3,500	4.00 4.76 7.53
K Watt	21/02/00 01/05/02	500 1,500	4.76 7.53
R Westwood	02/02/01 01/05/02	21,000 7,000	4.76 7.53
G Wood	02/02/01 01/05/02	300 1,000	4.76 7.53
N Zhelev	12/02/98 02/02/01	2,900 7,500	4.00 4.76
D Zheleva	12/02/98 21/02/00 01/05/02	2,000 500 3,500	4.00 4.76 7.53
A Zwirlein	12/02/98 01/05/02	1,500 1,000	4.00 7.53
A Kouzarides	06/05/99	5,000	4.53
A Prochiantz	04/01	1,050	4.76
P Workman	01/12/99 01/12/00 04/01	1,050 1,050 900	4.76 4.76 4.76
W Stewart	22/09/98	5,000	0.001
TOTAL		671,517

PART 4

Details of options and warrants permitted to be granted, but not yet granted

Name	Maximum Number of Shares the subject of Options and Warrants
Spiro Rombotis	Incentive options as per clause 6.2 of contract of employment dated 1 August 1997: IPO options, to be awarded on a Listing per Appendix B of contract of employment.

Howard Marriage

15,000 share options upon the completion of each planned private equity financing, exercisable at the subscription price of the respective financing. Minimum of 20,000 share options on a Listing, at the listing price.

Robert Jackson	Minimum of 30,000 share options on a Listing, at the listing price.

Dr Athos Gianella-Borradori, MD	Minimum of 14,000 share options on a Listing, at the listing price.

David Glover	10,000 share options upon a Sale or a Listing of either the Company or the Polgen division, at a price of £4.76 per share.

Professor Sir David Lane	Although nothing is in writing, it is anticipated that the Board will decide to award additional options to Professor Sir David Lane upon a Listing.

Sir John Banham	15,000 Ordinary Shares
Paul McBarron	Up to 50,000 incentive options as per paragraph entitled Shares and Share Options sub part C) of contract of employment dated 1 January 2001.

PART 5

Details of existing warrants and options issued otherwise in connection with the Company’s Share Option Plans

Bearer	Number	Date of issue
Merifin Capital NV	9,684 New Shares	31 August 2000
Northern Venture Trust PLC	6,464 New Shares	31 August 2000
Northern Investors Company PLC	3,232 New Shares	31 August 2000
Dresdner Kleinwort Wasserstein Limited	58,130 New Shares	31 August 2000
Merlin General Partner II Limited	38,750 New Shares	31 August 2000
Merlin General Partner Ltd	16,000 Ordinary Shares	May 1999
The University of Dundee	12,500 Ordinary Shares 7,500 Ordinary Shares	May 1997 May 1999
Cancer Research Technology Limited	12,500 Ordinary Shares	May 1997
Michael LaBarbera	6,108 New Shares	April 2003
Dresdner Kleinwort Wasserstein Limited	54,968 New Shares	December 2001
Sir William Stewart	10,000 Ordinary Shares

PART 6

Directors (immediately following Second Completion)

Name	Particular Status (if any)
Sir John Banham	Chairman
Spiro Rombotis	Chief Executive
Professor Sir David Lane	Part-time Chief Scientific Officer
Dr Bob Jackson	Research & Development Director
Dr Howard Marriage	Business Development Director
Paul McBarron	Chief Financial Officer and Company Secretary
Daniel Green	Non-executive Director (Kleinwort Director)
Sir C T Evans	Non-executive Director (Merlin Director)
Parag Saxena	Non-executive Director (INVESCO Director)
Professor Gordon McVie	Non-executive director
Professor Sir William Stewart	Non-executive director
New Share Director	To be appointed post completion

Persons having, as at the date hereof, observer rights at board meetings

Name	Status
Brian Kerr	Scottish Equity Partners Limited Observer

SCHEDULE 5

SURVIVING CLAUSES

CRT/DUNDEE OPTIONS

14.1         In consideration of the due execution by CRT and University of Dundee of the Clause 14 Extended Field Agreement, the Company hereby grants to each of CRT and University of Dundee an option to subscribe, at par, for 12,500 Ordinary Shares, such options to be evidenced by the execution and issue by the Company to each of CRT and University of Dundee of a certificate in the form or substantially in the form of that set out in Schedule 4. University of Dundee shall be entitled, but not obliged, to make over all or any of the options granted to it under this clause 14.1 to any of its personnel (other than Professor Lane) as it may determine in accordance with its internal procedures from time to time relating to royalty sharing and the like.

14.2         The terms relating to the options granted or to be granted by the Company pursuant to the foregoing provisions of this clause 14 (“the Options”) are as follows:

14.2.1      the Options may be exercised in whole or in part on (but not before) the completion of a Sale or on (but not before) or after a Listing. Any Option not exercised on the completion of a Sale will thereupon lapse:

14.2.2      the Options are exercisable by the deposit, at the registered office of the Company (or such other place as the Board may from time to time agree) of the certificate relating thereto together with funds in respect of the relevant exercise price. In the event of a partial exercise of any Option, the Company will either endorse the relevant certificate with a statement as to such exercise and the right relating to further certificate in respect of the balance;

14.2.3      on deposit of a certificate and funds in accordance with clause 14.2.2 above, the Company will, as soon as reasonably practicable and in any event within 2 business days, issue and allot Ordinary Shares in respect of the Options so exercised.  If any exercise is made conditional on a Sale or Listing where such Sale or Listing fails to occur for any reason, the exercise of the Option may, at the option of the holder thereof, be withdrawn without prejudice to any right of further exercise thereof subject always to the provisions of clause 14.2.1 above:

14.2.4      the Company undertakes to give to each holder of the Options, at least 3 Working Days prior notice of any prospective Sale or Listing;

14.2.5      the Company covenants and undertakes to maintain sufficient authorised but unissued Ordinary Shares available to satisfy the full exercise of all outstanding Options at all times;

14.2.6      the rights of CRT and University of Dundee in respect of the Options are personal and not save as permitted in the case of University of Dundee under clause 14.1 capable of assignment or transfer in any respect without the specific prior written consent of the Board, including the Investor Director.

Dr Athos Gianella-Borradori, MD	)
)

Dr Allan Balmain	)
)

for and on behalf of BANKINVEST	)
BIOMEDICAL VENTURE III	)
)
)
)

for and on behalf of BIOMEDICAL SCIENCES	)
INVESTMENT FUND PTE LTD	)
)
)

for and on behalf of CANCER RESEARCH	)
TECHNOLOGY LIMITED	)
)
)

for and on behalf of CYCLACEL LIMITED	)
)
)

for and on behalf of INTERNATIONAL	)
LIFE SCIENCE PARTNERS LP the	)
)
)

for and on behalf of DRESDNER KLEINWORT	)
WASSERSTEIN LIMITED	)
)
)
)

for and on behalf of THE EQUITABLE LIFE	)
ASSURANCE SOCIETY	)
)
)

Professor Sir Christopher Evans	)
)

for and on behalf of FINSBURY LIFE	)
SCIENCES INVESTMENT TRUST PLC	)
)
)

Dr Robin Fahraeus	)
)

for and on behalf of GENECHEM	)
THERAPEUTIC INC	)
as general partner of GENECHEM	)
THERAPEUTICS VENTURE	)
FUND L.P.	)
)
)

Ms Ann Gloag	)
)

Dr Robert Jackson	)
)

Dr Eberhard Krausz	)
)

Chancellor V, L.P	)
By: IPC Direct Associates V, LLC, its general	)
partner	)
By: INVESCO Private Capital, Inc., its managing	)
member	)
By:	)
Name:	)
Title	)

Chancellor V-A, L.P	)
By: IPC Direct Associates V, LLC, its general	)
partner	)
By: INVESCO Private Capital, Inc., its managing	)
member	)
By:	)
Name:	)
Title	)

Citiventure 2000, L.P	)
By: IPC Direct Associates V, LLC, its general	)
partner	)
By: INVESCO Private Capital, Inc., its managing	)
member	)
By:	)
Name:	)
Title	)

Professor Sir David Lane	)
)

for and on behalf of LLOYDS TSB	)
DEVELOPMENT CAPITAL LTD	)
)

for and on behalf of LDC CO-INVESTMENT	)
PLAN 2001 “A”	)
)

for and on behalf of LDC CO-INVESTMENT	)
PLAN 2001 “B”	)
)

Dr Howard Marriage	)
)

for and on behalf of MERIFIN CAPITAL N.V.	)
)

for and on behalf of MERLIN EQUITY	)
LIMITED	)
)

for and on behalf of MERLIN GENERAL	)
PARTNER II LIMITED (as general partner of	)
the MERLIN BIOSCIENCES FUND L.P.	)
)

for and on behalf of MERLIN GENERAL	)
PARTNER II LIMITED (as managing partner to	)
the MERLIN BIOSCIENCES FUND GbR))
)

for and on behalf of MERLIN GENERAL	)
PARTNER LIMITED (as general partner of the	)
MERLIN FUND L.P.))
)

for and on behalf of NOBLE GROSSART	)
INVESTMENTS LIMITED	)
)

for and on behalf of NORTHERN INVESTORS	)
COMPANY PLC	)
)

for and on behalf of NORTHERN VENTURE	)
TRUST PLC	)

for and on behalf of QUESTER CAPITAL	)
MANAGEMENT LIMITED (acting as manager	)
for and on behalf of QUESTER VCT 3 PLC))
)

for and on behalf of QUESTER CAPITAL	)
MANAGEMENT LIMITED (acting as manager	)
for and on behalf of QUESTER VCT 4 PLC))
for and on behalf of QUESTER CAPITAL	)
MANAGEMENT LIMITED (acting as manager	)
for and on behalf of QUESTER VCT 5 PLC))
)

SIGNED BY TWO TRUSTEES for and on	)
behalf of ROMBOTIS FAMILY TRUST	)

for and on behalf of SCOTTISH EQUITY	)
PARTNERSHIP	)

for and on behalf of SCOTTISH EQUITY	)
PARTNERS LIMITED	)

for and on behalf of SCOTTISH EQUITY	)
PARTNERS LIMITED as managers for	)
SEP II	)
)

for and on behalf of SCOTTISH EQUITY	)
PARTNERS LIMITED as managers for SEP IIB	)
)

Mr Brian Souter	)
)

Spiro Rombotis	)
)

for and on behalf of UNIVERSITY OF	)
DUNDEE	)

)

for and on behalf of UNIVERSITY OF	)
EDINBURGH	)
)

for and on behalf of UNIVERSITY OF	)
GLASGOW	)
)

Paul McBarron	)
)

for and on behalf of HIGHLAND AND	)
UNIVERSAL INVESTMENTS LIMITED	)
)

Nicholai Zhelev	)
)

for and on behalf of V- SCIENCES	)
INVESTMENTS PTE LTD	)

for and on behalf of HIGHLAND AND	)
UNIVERSAL SECURITIES LIMITED	)
)

JOS B PETERS and
QUEST MANAGEMENT NV	)
Managing Director represented by
MR RENE AVONTS	)
Managing Director for and on behalf of
QUEST FOR GROWTH	)

)

for and on behalf of	)
SOGE INNOVATION 5

)
for and on behalf of	)
SOGE INNOVATION 6)

for and on behalf of	)
SOGE INNOVATION 7)
)

SCHEDULE 9

POWER OF ATTORNEY

THIS POWER OF ATTORNEY is made on •, 2004

BY [CYCLACEL SHAREHOLDER] [of [ADDRESS]]/[(registered number [      ]) whose registered office is at [ADDRESS].

I/WE APPOINT irrevocably appoint [any one of Spiro Rombotis, Paul McBarron or Dr. Robert Jackson][Professor Sir Christopher Evans][Parag Saxena][Daniel Green][each] of [     ] as my/our true and lawful attorney (each the Attorney) with full power and authority in my/our name and on my/our behalf:

1.             in relation to the:

(a)           amendment of the articles of association of Cyclacel Limited (Cyclacel) solely in relation to the Acquisition, the Cyclacel Reorganisation, the Cyclacel Group Reorganisation and the IPO (each as defined below);

(b)           issue of one ordinary share to Northern Venture Trust PLC (NVT) to fund the Deferred Share Buy Back (as defined in (c) below);

(c)           buy back of all deferred shares in issue, with the exception of those deferred shares held by NVT and Quester Capital Management Limited (QCM), by Cyclacel (the Deferred Share Buy Back) and cancellation of those deferred shares pursuant to Cyclacel’s articles of association, including authority to execute a deferred share buy back agreement and sign written resolutions authorising the Deferred Share Buy Back;

(d)           reclassification of all remaining deferred shares, being those held by NVT and QCM, as ordinary shares, including the approval of any resolutions authorising such reclassification;

(e)           acquisition by Cyclacel Group Limited (Cyclacel Group) of all the issued and to be issued share capital of Cyclacel and any proposals to be made to warrant holders and option holders of Cyclacel in connection therewith (the Acquisition), including authority to execute the reorganisation and share exchange agreement, (the Reorganisation Agreement), the amended shareholders agreement (the Amended Shareholders Agreement) and to approve any resolutions and any steps required in connection with the Acquisition (together with paragraphs (a) to (d), the Cyclacel Reorganisation);

(f)            passing of any resolutions to prepare Cyclacel Group in connection with the proposed initial public offering (the IPO), including authorising and approving the re-registration of Cyclacel Group into a public limited company, and, conditional on the IPO, approving articles of association suitable for a listed company, increasing the share capital, adopting share incentive plans and IPO options to take effect on IPO;

(g)           entering into a registration rights agreement to put into effect the registration rights as contemplated in article 27 of Cyclacel Group’s articles of association;

(h)           conversion of all issued preferred D shares in Cyclacel Group into ordinary shares of Cyclacel Group including approval of any necessary resolutions required pursuant to article 5.12 of Cyclacel Group’s articles of association;

(i)            issue of one bonus ordinary share for every existing ordinary share held following the conversion of the preferred D shares into ordinary shares, including approval of any necessary resolutions required to permit issue of such bonus shares (together with paragraphs (f) to (h), the Cyclacel Group Reorganisation);

(j)            application to the UK Listing Authority for admission of the ordinary shares in the capital of Cyclacel Group to the Official List, and to the London Stock Exchange for such ordinary shares to be admitted to trading on the London Stock Exchange’s market for listed securities, and/or the application to list such ordinary shares on the NASDAQ National Market (Admission) and the proposed offerings by Cyclacel Group of ordinary shares in the capital of Cyclacel Group, in the form of an offer of shares pursuant to an SEC registered public offering of shares in the United States or an offer of shares to institutional investors and/or any other person in the United Kingdom and to institutional investors and/or any other person in any other part of the world, in respect of any shares in the capital of Cyclacel or Cyclacel Group registered from time to time whether before, on or after the date of this power of attorney in my/our name, to:

(i)            receive notices of meetings, and on behalf of me/us, attend and vote and/or otherwise take part in any shareholders or class meeting of Cyclacel or Cyclacel Group;

(ii)           consent on my/our behalf to the holding of any general meetings or any class meetings of Cyclacel or Cyclacel Group and the passing of resolutions at short notice;

(iii)          nominate proxies (including himself) on my/our behalf;

(iv)          vote on my/our behalf in favour of any resolution of Cyclacel or Cyclacel Group in general meeting or any resolution of any class of shareholders of Cyclacel or Cyclacel Group;

(v)           give on my/our behalf any consent of any shareholders or any class of shareholders of Cyclacel or Cyclacel Group;

(vi)          execute on my/our behalf any written resolutions of Cyclacel or Cyclacel Group or any class of shareholders of Cyclacel or Cyclacel Group; and

(vii)         exercise on my/our behalf any rights in relation to the shares in Cyclacel or Cyclacel Group for so long as I/we remain the registered holder of any of them;

and, in respect of any shares in the capital of Cyclacel or Cyclacel Group not registered in my name in which I/we may be or become interested, to give such consents, directions and authorities as may be thought appropriate or desirable to facilitate the registered holder of such shares doing anything of the nature described in sub-paragraphs (i) to (vii) above or paragraphs (2) or (3) below;

2.             to execute and deliver on my/our behalf any instrument of transfer or renunciation of allotment of any shares in Cyclacel or Cyclacel Group registered in my/our name to which I/we am/are entitled or may become entitled as a result of the Deferred Share Buy Back, the Cyclacel Reorganisation or the Cyclacel Group Reorganisation;

3.             to execute and deliver on my/our behalf any form of acceptance or any stock transfer form or other document in relation to the Deferred Share Buy Back or the Acquisition;

4.             to approve, sign, perform, seal and deliver and/or execute or do, or cause to be approved, signed, performed, sealed and delivered and/or executed or done, any deeds, documents, acts or things that would fall to be approved, signed, performed, sealed and delivered and/or executed or done by me/us or in the name of me/us and on behalf of me/us (whether in my/our capacity as a shareholder of Cyclacel or Cyclacel Group or in any other capacity), excluding any lock-up agreement in relation to any shares in the capital of Cyclacel Group registered in my name on Admission, as the Attorney may in his or her absolute discretion think appropriate or desirable, and in such form as the Attorney may in his or her absolute discretion deem appropriate or desirable, in connection with the Deferred Share Buy Back, the Acquisition, the Cyclacel Reorganisation, the Cyclacel Group Reorganisation, the IPO, Admission, the re-registration of Cyclacel Group as a public company, the transfer of any shares (or any interest in shares) in the capital of Cyclacel registered in my/our name in relation to the Deferred Share Buy Back, the Acquisition or to which I/we am/are entitled as a result of the Cyclacel Reorganisation or the Cyclacel Group Reorganisation, including without limitation any of the matters referred to in paragraph (1) or as contemplated by the Reorganisation Agreement or the Amended Shareholders Agreement to be entered into in relation to the Cyclacel Reorganisation;

5.             without prejudice to the generality of the foregoing, the agreement of the form and content of and the execution and delivery of, in the name of me/us and on my/our behalf (whether as a deed or otherwise):

(a)           any consents (including, without limitation, consents to short notice) and proxies as the Attorney shall consider to be necessary or desirable for the purposes of any general meeting (or meetings) of Cyclacel and/or Cyclacel Group in any way connected with those matters referred to in paragraph (1);

(b)           any written resolution of the shareholders of Cyclacel or Cyclacel Group in any way connected with those matters referred to in paragraph (1);

(c)           any consents of any class of shareholders or any written resolution of any class of shareholders required under statute, under the articles of association of Cyclacel or Cyclacel Group or under the subscription and shareholders agreement between, inter alia, Cyclacel and its shareholders or Cyclacel Group and its shareholders (in each case, whether or not amended) in any way connected with those matters referred to in paragraph (1); and

(d)           any other document or documents or deed or deeds necessary or desirable to be completed, signed, executed or delivered by me/us in any way connected with the matters contemplated by the IPO, Admission, the Cyclacel Reorganisation; the Cyclacel Group Reorganisation, the Deferred Share Buy Back or the Acquisition;

6.             generally to act in relation to the above as fully and effectively as I/we could do with full power to appoint a further attorney or attorneys (each a Substitute) to act in relation to or in substitution for the Attorney.

I/we hereby undertake to ratify whatever an Attorney or Substitute may sign, execute and deliver or do, or lawfully cause to be done, under the authority or purported authority of this power of attorney.

This power of attorney given me/us shall expire on 31st July, 2004 and shall be irrevocable prior to such date.

I/we hereby authorise this power of attorney to be delivered to any person who may properly require it.

This power of attorney shall be governed by, and construed in accordance with, English law.

IN WITNESS of which I/we have executed this deed and delivered on the date written above.

[SIGNED as a deed by	)
[CYCLACEL SHAREHOLDER]	)
in the presence of:	)

Witness’ signature:

Name:

Address:]

[Executed as a deed by	)
[CYCLACEL SHAREHOLDER]	)
acting by	)
)]

SCHEDULE 10

NEW SHARE PLANS

RULES OF THE

CYCLACEL GROUP PLC

DISCRETIONARY

SHARE OPTION PLAN (APPROVED AND UNAPPROVED PARTS)

Authorised by shareholders on [1st July, 2004]

Adopted by the Board on 30th June, 2004

Part A approved by the Inland Revenue on [DATE] under reference: [         ]

ALLEN & OVERY LLP

LONDON

EP:269419.4

1

CONTENTS

Rule

PART A: APPROVED PART
1.	Grant of Options
2.	Option Price
3.	Plan limits
4.	Rights of exercise
5.	Lapse of Options
6.	Exchange of Options
7.	Exercise Process
8.	Adjustment of Options
9.	Administration
10.	Amending the Plan
11.	General
12.	Governing law
PART B: UNAPPROVED PART
1.	Application of Part A
2.	Grant of Options
3	Individual Limit
4.	Inland Revenue Approval
5.	Variation
6.	Extension of Plan Overseas
Definitions Appendix
1.	Interpretation
2.	Definitions

2

RULES OF THE CYCLACEL GROUP PLC

DISCRETIONARY SHARE OPTION PLAN

PART A: APPROVED PART

1.             GRANT OF OPTIONS

1.1          How Options are granted

The Grantor may, at its discretion, grant to any Eligible Employee nominated by the Remuneration Committee an Option at the Option Price over such whole number of Shares as it decides, in accordance with the Rules.

1.2          Manner of grant and payment for Options

On the Date of Grant, an Option will be granted as a deed, (or if the Company is not incorporated under the laws of England and Wales in such form as to make it a binding agreement between the Company and the Participant).  A single deed of grant may be executed in favour of any number of Participants.  There will be no payment for the grant of an Option.

1.3          When Options can be granted

(a)           Options can only be granted during the period of 42 days starting on any of the following:

(i)            the day after the date on which the Company releases its results for any period;

(ii)           the date of formal approval of the Plan by the Inland Revenue under Schedule 4;

(iii)          any day on which the Remuneration Committee resolves that exceptional circumstances exist which justify the grant of Options;

(iv)          any day on which any change to the legislation affecting discretionary share option plans is announced or made;

(v)           the day immediately following any general meeting of the Company;

(vi)          the day following the lifting of any restrictions imposed by statute, order, regulation or the Model Code;

(b)           No Option can be granted after the Plan Period.

1.4          Conditions (including performance targets)

The exercise of an Option may be subject to the satisfaction of a performance target or other condition selected by the Remuneration Committee, which, in either case, will normally have to be met before the Option can be exercised.  Such performance target or conditions:

(a)           must be objective and stated in writing at the Date of Grant;

(b)           may not be amended unless an event occurs which causes the Remuneration Committee to consider that an amendment to the performance target or condition

3

would be fairer and more reasonable and the performance target or condition as amended would be no more difficult to satisfy;

(c)           may be waived if an event occurs which causes the Remuneration Committee reasonably to consider that it should be waived.

In setting a performance target or condition, the Remuneration Committee will take into consideration the principles of good corporate governance applicable to a company such as the Company (including, if the Remuneration Committee considers it appropriate, the “Principles and Guidelines on Executive Remuneration” published by the Association of British Insurers from time to time).

1.5          Approvals and consents

The grant of an Option will be subject to obtaining any approval or consent required under any applicable regulations or enactments.

1.6          Notification of grant

A Participant will be issued with an option certificate specifying the Date of Grant, the number of Shares under the Option, the Option Price, and any performance targets and conditions.  Alternatively, a Participant may be advised where that information can be accessed, or be given the opportunity to obtain such details electronically.

1.7          Options personal to Participants

An Option may not, nor may any rights in respect of it, be transferred, assigned, charged or otherwise disposed of to any person other than on the death of a Participant, when an Option may be transmitted to the Participant’s personal representatives.

1.8          Disclaimer of Options

A Participant may disclaim all or part of his Option by notice in writing to the Secretary of the Company within 30 days after the Date of Grant.  No consideration will be paid for the disclaimer of the Option.  To the extent that an Option is disclaimed, it will treated for all purposes as never having been granted.

1.9          National Insurance elections and agreements

The Company may require a Participant to enter into an agreement under paragraph 3A of Schedule 1 to the Social Security Contributions and Benefits Act 1992 or to make an election under paragraph 3B of Schedule 1 to that Act in relation to any secondary Class I National Insurance contributions arising on the exercise of the Option.

2.             OPTION PRICE

2.1          Option Price

The Board will decide the Option Price of an Option which will be stated at the Date of Grant.  The Option Price cannot be less than the higher of:

(a)           the Market Value of a Share on the Dealing Day immediately preceding the Date of Grant or, if the Board decides, the average of the Market Values on the three Dealing

4

Days immediately preceding the Date of Grant or the Market Value at any earlier time or times agreed by the Board and the Inland Revenue; and

(b)           the nominal value of a Share, if the Shares are to be subscribed,

but subject to any adjustment under Rule 8.

2.2          Excluded Market Value

The Option Price may not be determined on the basis of the Market Value of a Share on a day which is earlier than the first Dealing Day following:

(a)           the date of Revenue approval; or

(b)           the day after the Company releases its results for any period.

3.             PLAN LIMITS

3.1          Limit imposed by the Inland Revenue

No Option will be granted to an Eligible Employee if it would, at the Date of Grant, result in:

(a)           the total Market Value of the Shares (calculated under Rule 2.1(a)) which the Eligible Employee could acquire on exercise of the Option; and

(b)           the aggregate market values of the shares which the Eligible Employee could acquire on the exercise of any option(s) granted under the Plan and any other discretionary share option plan approved by the Inland Revenue and established by the Company or by an Associated Company, exceeding £30,000 or any other limit applicable under paragraph 6 of Schedule 4 from time to time.  In determining the limit in this Rule 3.1, no account will be taken of any Shares where the right to acquire them was disclaimed under Rule 1.8 or was exercised or has lapsed.

3.2          Limit on individual participation

No Option will be granted to an Eligible Employee which would, at the Date of Grant, result in the total Market Value of Shares over which he has been granted options in the preceding 12 months under the Plan and any other discretionary share option plan to exceed 100% of the Eligible Employee’s total remuneration (including bonuses and commissions but excluding benefits in kind) from any Participating Company employing him or with which he holds an office in the 12 months preceding the Date of Grant.  However, in exceptional circumstances and at the discretion of the Remuneration Committee, the individual limit on participation may be increased to a maximum of 200% of the Eligible Employee’s total remuneration (including bonuses and commissions but excluding benefits in kind) from any Participating Company employing him or with which he holds an office in the 12 months preceding the Date of Grant.

3.3          The 10 per cent. limit over 10 years

The number of Shares which may be allocated under the Plan on any day cannot, when added to the aggregate of the number of Shares which have been allocated in the previous 10 years under the Plan and any other Employees’ Share Plan adopted by the Company, exceed that

5

number of Shares that represents 10 per cent. of the ordinary share capital of the Company in issue immediately prior to that day.

3.4          The five per cent. limit over 10 years

The number of Shares which may be allocated under the Plan on any day cannot, when added to the aggregate of the number of Shares which have been allocated in the previous 10 years under the Plan and any other share option plan in which participation is at the discretion of the grantor of options under that plan adopted by the Company, exceed that number of Shares that represents five per cent. of the ordinary share capital of the Company in issue immediately prior to that day.

3.5          Exclusions from the limits in Rules 3.3 and 3.4

In calculating the limits in Rules 3.3 and 3.4:

(a)           any Shares where the right to acquire them was released or lapsed;

(b)           any Shares which are or have been allocated under the Cyclacel Group plc Senior Executive Incentive Plan;

(c)           any Option intended to be satisfied by transferring or processing the transfer of existing Shares to the Participant.

will be disregarded.

3.6          Meaning of allocation

References to Shares being allocated means, in the case of any share option plan, the placing of unissued Shares or treasury Shares under option and, in relation to other types of Employees’ Share Plan, means the issue and allotment of Shares or, the transfer of Shares out of treasury.

3.7          Grant of Options in excess of limits

If an Option is granted on terms which do not comply with this Rule 3, the number of Shares over which that Option has been granted will:

(a)           in the case of Rule 3.1 be reduced automatically to the largest lower number that will ensure compliance with the relevant rule; or

(b)           in any other case, together with the number of Shares over which all other Options have been granted on the same Date of Grant, be reduced pro rata to the largest lower number that complies with the relevant Rule.

An adjusted Option will take effect from the Date of Grant as if it had been granted on the adjusted terms.

6

3.8          Adjustment to Shares to be taken into account

Where Shares which have been issued under the Plan or any other Employees’ Share Plan adopted by the Company are to be taken into account for the purposes of the limits in this Rule 3 and a Variation has taken place between the date of issue of those Shares and the date on which the limit is to be calculated, then the number of Shares taken into account for the purposes of the limit will be adjusted in the manner the Board considers appropriate to take account of the Variation.

4.             RIGHTS OF EXERCISE

4.1          General rules for exercise

An Option may not be exercised by the Participant (or, if appropriate the Participant’s personal representative) at any time when the Participant cannot (or would not have been able to) participate in the Plan due to the provisions of paragraph 9 of Schedule 4 (material interest in close company).  Except as provided in the other provisions of this Rule 4, an Option:

(a)           may be exercised on or after the third anniversary of the Date of Grant or any later date determined by the Board at the Date of Grant;

(b)           may only be exercised by a Participant while he is a director or employee of a Participating Company or of an Associated Company;

(c)           may only be exercised if any conditions imposed under Rule 1.4 and not waived have been fulfilled to the satisfaction of the Board, other than following an exchange of Options under Rule 4.10.

4.2          Exercise on ceasing to be a director or employee

Subject to the provisions of Rule 5, an Option can be exercised at any time during the period of 12 months following the earliest of the date on which the Participant ceases to be an officer or employee of a Participating Company or an Associated Company if cessation is because of:

(a)           injury, disability, Redundancy, Retirement;

(b)           the company which employs him ceasing to be under the Control of the Company or an Associated Company;

(c)           the transfer or sale of the undertaking or part-undertaking in which the Participant is employed to a person who is neither under the Control of the Company nor an Associated Company; or

(d)           a reason other than those in Rule 4.2(a) to (c) above or Rule 4.5, at the discretion of the Remuneration Committee, such discretion to be exercised within 14 days of the cessation of office or employment.

4.3          Extension of period for exercise

If a Participant ceases to be an officer or employee of a Participating Company or an Associated Company in any of the circumstances referred to in Rule 4.2 the Board may extend the period of exercise of the Participant’s Option so that subject to Rule 5 it will remain exercisable until six months after the third anniversary of its Date of Grant.

7

4.4          Pregnancy

For the purposes of Rule 4.2(a) a Participant who leaves employment because of pregnancy will be regarded as having left employment on the day on which she indicates either that she does not intend to return to work or that she will not be returning to work.  If she gives no indication she will be treated as having left employment on the date after the day on which maternity pay under the Employment Rights Act 1996 ceases to be payable, or if later, any other date specified in the terms of her employment, without her returning to work.

4.5          Death

Any Option held by a Participant who dies can be exercised by his personal representatives within 12 months after the date of death, but in any event before the tenth anniversary of the Date of Grant.

4.6          Transfer overseas

Any Option held by a Participant transferring to a country outside the United Kingdom who continues or will continue to hold an office or employment with a Participating Company or an Associated Company as a result of that transfer and will either:

(a)           become subject to income tax on his remuneration in the country to which he is transferred so that he will suffer a tax disadvantage on the exercise of his Option following the transfer; or

(b)           become subject to restrictions on his ability to exercise his Option or to deal in the Shares that may be acquired upon the exercise of that Option because of the securities laws or exchange control laws of the country to which he is transferred, may be exercised in the period beginning three months before and ending three months after the transfer of the Participant subject to performance conditions being satisfied.

4.7          General offer

Subject to satisfying the relevant performance conditions and Rule 5 and provided an Option is not to be exchanged under Rule 4.10, an Option can be exercised within the period of 6 months following the date on which an offeror (together with others, if any, acting in concert with the offeror) obtains Control of the Company as a result of making a general offer to acquire all the issued Ordinary Shares of the Company or all of the Shares of the Company which are of the same class as the Shares and any conditions to which the offer was subject have been satisfied.

4.8          Section 429 notice

Subject to satisfying the relevant performance conditions and Rule 5 and provided an Option is not to be exchanged under Rule 4.10, an Option can be exercised in the period during which a person is entitled under sections 428 to 430F of the Companies Act 1985 to acquire any Shares (or who would be so entitled but for the fact that there were no dissenting shareholders on whom to serve notice).

4.9          Company reconstruction

Subject to satisfying the relevant performance conditions and Rule 5 and provided an Option is not to be exchanged under Rule 4.10, an Option can be exercised within the period of

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six months following the date when the court sanctions a compromise or arrangement under section 425 of the Companies Act 1985 (or comparable overseas legislation) proposed for the purposes of or in connection with a scheme for the reconstruction or amalgamation of the Company.

4.10        Reorganisation or merger

If a Company (the “Successor Company”) has obtained Control of the Company, and the shareholders of the Successor Company immediately after it has obtained Control are substantially the same as the shareholders of the Company immediately before that event, and the Successor Company consents to the exchange of Options under this Rule, Options will not be exercisable but will be exchanged during the Appropriate Period under the terms of Rule 6, save that references to the Acquiring Company in that Rule will be deemed to be references to the Successor Company.

4.11        Winding-Up

Subject to satisfying the relevant performance conditions, an Option may be exercised at any time following the giving of notice of a meeting to consider the voluntary winding-up of the Company, but before the relevant resolution has been passed or defeated or the meeting adjourned indefinitely, conditionally on the resolution being passed.  This Rule does not apply where the winding-up is for the purpose of a reconstruction or amalgamation.

5.             LAPSE OF OPTIONS

To the extent not exercised, an Option will lapse on the earliest of:

(a)           the tenth anniversary of the Date of Grant;

(b)           the expiry of twelve months from the date on which the Participant ceases to be an officer or employee of a Participating Company or an Associated Company in any of the circumstances referred to in Rule 4.2 or, if Rule 4.3 applies, the expiry of six months following the third anniversary of the Date of Grant;

(c)           the date on which a Participant ceases to be an officer or employee of a Participating Company or an Associated Company in any circumstances other than those referred to in Rule 4.2 or Rule 4.5;

(d)           the expiry of the period of twelve months following the death of a Participant;

(e)           the expiry of the period of six months following the occurrence of the circumstances permitting the exercise of Options in Rules 4.7 and 4.9;

(f)            the expiry of the period in Rule 4.8 during which a person is entitled or bound to acquire Shares under sections 428 to 430F of the Companies Act 1985 unless the Option has been exchanged under Rule 4.10;

(g)           the passing of an effective resolution or the making of an order by the court for the winding-up of the Company;

(h)           the Participant being deprived of the legal or beneficial ownership of the Option by operation of law, or doing or omitting to do anything which causes him to be so deprived or being declared bankrupt;

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(i)            the Participant attempting to breach Rule 1.7; and

(j)            as soon as any condition imposed under Rule 1.4 can, in the opinion of the Board, no longer be met.

6.             EXCHANGE OF OPTIONS

6.1          The Acquiring Company

If any company (the “Acquiring Company”):

(a)           obtains Control of the Company as a result of making a general offer to acquire:

(i)            the whole of the issued ordinary share capital of the Company; or

(ii)           all the shares in the Company which are of the same class as the Shares,

in either case ignoring any Shares which are already owned by it or a member of the same group of companies; or

(b)           obtains Control of the Company as a result of a compromise or arrangement sanctioned by the court under section 425 of the Companies Act 1985; or

(c)           becomes entitled to acquire Shares under sections 428 to 430F of that Act,

any Participant may, at any time within the Appropriate Period, by agreement with the Acquiring Company, release any Option which has not lapsed (the “Old Option”) in consideration of the grant to the Participant of a new Option (the “New Option”) which (for the purposes of paragraph 27 of Schedule 4) is equivalent to the Old Option but relates to shares in a different company (whether the Acquiring Company itself or some other company falling within paragraph 16(b) or (c) of Schedule 4).

6.2          The New Option

The New Option will not be regarded as equivalent to the Old Option unless the conditions set out in paragraph 27(4) of Schedule 4 are satisfied, but so that the provisions of the Plan will for this purpose be construed as if the New Option were an option granted under the Plan at the same time and on the same terms as the Old Option except for the purpose of the definition of “Participating Company” in the Appendix, and as if:

(a)           the reference to Cyclacel Group plc in the definition of the “Company” in the Appendix were a reference to the different company mentioned in Rule 6.1; and

(b)           Rule 10.2 was omitted.

For the avoidance of doubt, the Plan remains that of the company which first established this Plan prior to the Option exchange.

7.             EXERCISE PROCESS

7.1          Exercise in whole or in part

An Option may be exercised in whole or in part, provided that an Option may not be exercised in respect of less than 100 Shares nor otherwise than in multiples of 100 Shares on any one occasion unless either the Option is over less than 100 Shares or it is the last occasion

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on which the Option is exercised, when it may be exercised in respect of any number of Shares up to the number in respect of which it remains capable of exercise.

7.2          Manner of exercise

Subject to Rule 7.1, to exercise an Option, the Participant must deliver at the address specified in the notice of exercise:

(a)           an option certificate for all the Shares over which the Option is then to be exercised;

(b)           the notice of exercise in the prescribed form properly completed and signed by the Participant (or by his duly authorised agent); and

(c)           evidence to the satisfaction of the Company that it has received or will receive as soon as practicable payment in full of the Option Price for the aggregate number of Shares over which the Option is to be exercised.

7.3          Option Exercise Date

If any conditions must be fulfilled before an Option may be exercised, the Option will not be validly exercised unless and until the Board is satisfied that those conditions have been fulfilled.  Otherwise, the Option Exercise Date will be the date of receipt of the items referred to in Rule 7.2.

7.4          Delivery of Shares

Subject to the other provisions of this Rule 7, the Grantor or the Board will procure the delivery of any Shares to a Participant (or his nominee) pursuant to the exercise of an Option within 30 days following the Option Exercise Date.

7.5          Consents

The delivery of any Shares under the Plan will be subject to obtaining any necessary approval or consent.

7.6          Ranking of Shares

Shares acquired by a Participant under the Plan will rank equally in all respects with the Shares then in issue, except that they will not be entitled to any rights attaching to the Shares by reference to a record date preceding the day on which the Participant is entered on the Company’s register of shareholders in respect of those Shares.

7.7          Listing

If the Shares are Listed, the Company will apply for Listing of any Shares issued under the Plan as soon as practicable after their allotment.

8.             ADJUSTMENT OF OPTIONS

8.1          Variation in equity share capital

If there is a Variation in the equity share capital of the Company:

(a)           the number and/or the nominal value of Shares over which an Option is granted; and

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(b)           the Option Price,

will be adjusted in the manner the Board, with the prior approval of the Inland Revenue, determines so that (as nearly as may be without involving fractions of a Share or an Option Price calculated to more than two decimal places) the Exercise Price will remain unchanged.

8.2          Nominal value of Shares

(a)           Apart from under this Rule 8.2, no adjustment under Rule 8.1 can reduce the Option Price to less than the nominal value of a Share. Where an Option subsists over both issued and unissued Shares, an adjustment may only be made if the reduction of the Option Price in respect of both the issued and the unissued Shares can be made to the same extent.

(b)           Any adjustment made to the Option Price of Options over unissued Shares will only be made if and to the extent that the Board is authorised to:

(i)            capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the adjusted Exercise Price; and

(ii)           apply that sum in paying up the Shares;

so that on exercise of the Option the Board will capitalise that sum and apply it in paying up the Shares.

(c)           Where an Option subsists over issued Shares only, any adjustment to the Option Price may be made under and in accordance with Rule 8.1.

8.3          Notifying Participants of adjustments

The Grantor will take the steps it considers necessary to notify Participants of any adjustment made under Rule 8 and may call in, cancel, endorse, issue or re-issue any certificate as a result of that adjustment.

9.             ADMINISTRATION

9.1          Notices

Any notice or other communication in connection with the Plan will be in writing and may be given:

(a)           by personal delivery; or

(b)           by sending it by post:

(i)            in the case of a company, to its registered office or other address that it notifies in writing; and

(ii)           in the case of an individual, to the individual’s last known address, or where the individual is a director or employee of a Participating Company or an Associated Company either to the individual’s last known address or to the address of the place of business at which the individual performs the whole or substantially the whole of the duties of the individual’s office or employment; or

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(c)           by sending it by facsimile, email or any form of electronic transfer acceptable to the Board:

(i)            in the case of a company, to the facsimile number, email address or other number or address that the company notifies; and

(ii)           in the case of an individual, to the individual’s last known facsimile number or email address, or where the individual is a director or employee of a Participating Company or an Associated Company, to the individual’s workplace facsimile number or email address.

9.2          When notice is given

Any notice under Rule 9.1 will be given:

(a)           if delivered, at the time of delivery;

(b)           if posted, at 10.00am on the second business day after it was put into the post; or

(c)           if sent by facsimile, email or any other form of electronic transfer, at the time of despatch.

In proving service of notice it will be sufficient to prove that delivery was made or that the envelope containing it was properly addressed, prepaid and posted or that the facsimile message, email or other form of electronic transfer was properly addressed and despatched as appropriate.

9.3          Documents sent to shareholders

Participants may receive copies of any notice or document sent by the Company to the holders of Shares.

9.4          Partial exercise of Options

If an Option is exercised in part, the Grantor may call in, endorse or cancel and re-issue, as it considers appropriate, any certificate for the balance of the Shares over which the Option was granted.

9.5          Replacement option certificates

If any option certificate is worn out, defaced or lost, it may be replaced on the evidence that the Company requires being provided.

9.6          Shares to cover Options

The Grantor will ensure that sufficient Shares are available to satisfy all outstanding Options.

9.7          Administration of the Scheme

The Plan will be administered by the Board.  The Board has full authority, consistent with the Rules, to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt any regulations for administering the Plan and any documents it thinks necessary or appropriate.  The Board’s decision on any matter concerning the Plan will be final and binding.

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9.8          Costs of introducing and administering the Plan

The costs of introducing and administering the Plan will be borne by the Company.  However, the Company may require any Participating Company or Associated Company to enter into an agreement which obliges that company to reimburse the Company for any costs borne by the Company, directly or indirectly, in respect of the Participating Company’s or Associated Company’s officers or employees.

10.          AMENDING THE PLAN

10.1        The Board’s power to amend the Plan

Subject to the provisions of this Rule 10, the Board can at any time amend any of the provisions of the Plan in any respect.

10.2        Shareholder approval

Subject to Rule 10.3 below, no amendment can be made to the advantage of Participants or Eligible Employees to:

(a)           the persons to whom Options may be granted;

(b)           the limit on the number of Shares which may be issued under the Plan;

(c)           the maximum entitlement for individual Participants;

(d)           the rights attaching to Options and Shares;

(e)           the determination of the Option Price;

(f)            the rights of Participants in the event of a Variation; or

(g)           the terms of this Rule 10.2,

without the prior approval by ordinary resolution of the members of the Company in general meeting.

10.3        Permitted amendments

Rule 10.2 will not apply to any amendment which is:

(a)           necessary or desirable in order to obtain or maintain Inland Revenue approval of the Plan under Schedule 4;

(b)           minor and to benefit the administration of the Plan;

(c)           to take account of any changes in legislation; or

(d)           to obtain or maintain favourable taxation, exchange control or regulatory treatment for the Company, any Participating Company or Associated Company or any present or future Participant.

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10.4        Participants’ approval

No amendment will be made under Rule 10.1 which would abrogate or materially affect adversely the subsisting rights of a Participant unless it is made with the Participant’s written consent or by a resolution passed as if the Options constituted a separate class of share capital and the provisions of the articles of association of the Company and of the Companies Act 1985 relating to class meetings applied to that class mutatis mutandis.

10.5        Notice of amendments

Participants will be given written notice of any amendments which affect the Options they hold to the Plan made under Rule 10.1 as soon as reasonably practicable after they have been made.

10.6        Prohibited amendment

No amendment will be made to the Plan if, as a result of the amendment, it would cease to be an Employees’ Share Plan.

10.7        Inland Revenue approval

While the Plan is to remain approved by the Inland Revenue, no amendment to a key feature (within the meaning of paragraph 30 of Schedule 4) following Inland Revenue approval will have effect until after the amendment has been approved by the Inland Revenue.

If the Company wishes to terminate the approved status of the Plan, it will inform the Inland Revenue as soon as is reasonably practicable after it has taken action to do so.

11.          GENERAL

11.1        Termination of the Plan

The Plan will terminate at the end of the Plan Period or at any earlier time determined by the Board.  Termination of the Plan will not affect the subsisting rights of Participants.

11.2        Funding the Plan

The Company and any Subsidiary of the Company may provide money to the Trustees or any other person to enable them or him to acquire Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by any applicable law.

11.3        Rights of Participants and Eligible Employees

(a)           Nothing in the Plan will give any officer or employee of any Participating Company or Associated Company any right to participate in the Plan. Participation in one grant does not imply a right to participate or be considered for participation in a later grant.

(b)           The rights and obligations of any individual under the terms of the Participant’s office or employment with a Participating Company or Associated Company will not be affected by participation in the Plan nor any right which the Participant may have to participate under it.

(c)           A Participant holding an Option will not have any rights of a shareholder of the Company with respect to that Option or the Shares subject to it.

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11.4        No rights to compensation or damages

A Participant waives all and any rights to compensation or damages for the termination of the Participant’s office or employment with a Participating Company or Associated Company for any reason whatsoever (including unlawful termination of employment) insofar as those rights arise or may arise from the Participant ceasing to have rights under or to be entitled to exercise any Option under the Plan as a result of that termination or from the loss or diminution in value of such rights or entitlements.  Nothing in the Plan or in any document executed under it will give any Participant or Eligible Employee or other person any right to continue in Employment or will affect the right of the Company or any Associated Company to terminate the employment of any Participant or Eligible Employee or any other person without liability at any time, with or without cause, or will impose on the Grantor, Company, any Participating Company, the Board or their respective agents and employees any liability in connection with the loss of a Participant’s benefits or rights as a result of the exercise of a discretion under the Plan for any reason on the termination of the Participant’s employment.

11.5        The benefits of Rule 11.3 and 11.4

The benefit of Rules 11.3 and 11.4 is given for the Company, for itself and as trustee and agent of all its Subsidiaries and Associated Companies.  The Company will hold the benefit of these Rules on trust and as agent for each of them and may assign the benefit of this Rule 11.5 to any of them.

11.6        Articles of association

Any Shares acquired on the exercise of Options shall be subject to the articles of association of the Company.

11.7        Witholding for tax and National Insurance Contributions

The Grantor or any Participating Company may withhold such amounts and/or make such arrangements as it considers necessary to meet any liability to taxation or Class I National Insurance contributions, including the sale of Shares on behalf of a Participant, unless the Participant discharges the liability personally.

11.8        Severability

The invalidity or non-enforceability of one or more provisions of the Plan will not affect the validity or enforceability of the other provisions of the Plan.

11.9        Third Parties

This Plan confers no benefit, right or expectation on a person who is not a Participant.  No third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Plan.  Any other right or remedy which a third party may have is unaffected by this Rule.

11.10      Data Protection

All Eligible Employees agree as a condition of their participation in the Plan that any personal data in relation to them may be held by a Participating Company and/or a trustee and passed on to a third party broker, registrar, administrator and/or future purchaser of the Company for all purposes relating to the operation or administration of the Plan, including to countries or territories outside the European Economic Area.

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12.          GOVERNING LAW

These Rules will be governed by and construed in accordance with the law of England.  All Participants, the Company and any other Participating Company or Associated Company will submit to the jurisdiction of the English courts in relation to any disputes arising under the Plan.

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PART B: UNAPPROVED PART

1.             APPLICATION OF PART A

Save as modified by the Rules set out below, all provisions in the Rules of Part A are incorporated into this Part B as if fully set out herein and so as to be part of Part B and (for the avoidance of doubt) shares allocated under this Part B shall be taken into account for the purposes of Rule 3 of Part A.

2.             GRANT OF OPTIONS

Rule 1.1 shall be amended by the insertion of the following words at the end:

“provided that an Eligible Employee shall not be granted an Option if that Eligible Employee is within a year of the age at which the Eligible Employee is bound or entitled to retire under his contract of employment.”

3.             INDIVIDUAL LIMIT

Rule 3.1 of Part A will not apply in this Part B.

4.             INLAND REVENUE APPROVAL

4.1           Rules 1.3(a)(ii), 2.2(a), 10.3(a) and 10.7 will not apply to Options granted under Part B of this Plan.  In Rule 2.1(a) the words “and the Inland Revenue” will be deleted.  In Rule 8.1 the words “with the prior approval of the Inland Revenue” will be deleted.

4.2           Apart from any election made under Rule 1.9, there will be no need to seek Inland Revenue approval or agreement for anything done under Part B of this Plan and references to events occurring by reference to Inland Revenue approval will be ignored.

5.             VARIATION

Demerger or distribution in specie

In the event of a demerger, exempt distribution under section 213 of the Taxes Act or other distribution in specie, Options may be adjusted in the manner described in Rule 8.

6.             EXTENSION OF PLAN OVERSEAS

Notwithstanding any other provision of this Plan, the Board may in respect of Participants who are or who may be subject to taxation outside the United Kingdom on their remuneration amend or add to the provisions of the Plan as it considers necessary or desirable to take account of or to mitigate or to comply with the relevant overseas taxation, securities or exchange control laws provided that the terms of Options granted to such Participants are not overall more favourable than the terms of Options granted to other Participants.

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Definitions Appendix

1.             INTERPRETATION

The words and expressions used in this Plan which have capital letters have the meanings set out in the Appendix.  The headings in the Rules are for convenience and should be ignored when construing them.  Unless the context otherwise requires, words in the singular include the plural and vice versa and words importing either gender include both genders.

Reference in the Rules to any statutory provisions are to those provisions as amended or re-enacted from time to time, and include any regulations or other subordinate legislation made under them.

2.             DEFINITIONS

Appendix	this appendix which forms part of the Rules;

Appropriate Period	the relevant period referred to in paragraph 26(3) of Schedule 4;

Associated Company	the meaning given by paragraph 35 of Schedule 4;

Board	the board of directors for the time being of the Company or a duly authorised committee of the board which for the avoidance of doubt may include the Remuneration Committee;

Company	Cyclacel Group plc, registered in England and Wales under [no.];

Control	in relation to a body corporate, the power of a person to secure:

(a) by means of the holding of shares or the possession of voting power in or in relation to that or any other body corporate; or

(b) by virtue of any power conferred by the articles of association or other document regulating that or any other body corporate,

that the affairs of the first-mentioned body corporate are conducted in accordance with the wishes of that person;

Date of Grant	with respect to an Option, the date on which it is granted under Rule 1.2;

Dealing Day	any day on which the London Stock Exchange is open for the transaction of business;

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Eligible Employee	any person who at the Date of Grant:

(a) is either an employee (other than an employee who is a director) of a Participating Company or is a Full-Time Director of a Participating Company;

(b) is not precluded from participating by paragraph 9 of Schedule 4 (material interest in a close company);

(c) is not within six months of his normal retirement date under his contract of employment; and

(d) subject to the Board’s decision in individual cases, has not given or received notice of termination of employment with a Participating Company, whether or not such termination is lawful;

Employees’ Share Plan	a scheme for encouraging or facilitating the holding of shares or debentures in a company by or for the benefit of:

(a) the employees or former employees of the Company, the Company’s subsidiary or holding company or a subsidiary of the Company’s holding company; or

(b) the wives, husbands, widows, widowers or children or step-children under the age of 18 of such employees or former employees;

Exercise Price

the total amount payable on the exercise of an Option, whether in whole or in part, being an amount equal to the relevant Option Price multiplied by the number of Shares in respect of which the Option is exercised;

Full-Time Director	a director whose terms of appointment require him to devote not less than 25 hours per week (excluding meal breaks) to his duties under the appointment;

Grantor	in relation to an Option, the Person who granted it, which may be the Company or any other Person;

Group	the Company and all companies which are under the Control of the Company;

Listed	admitted to trading on a Recognised Stock Exchange and Listing will be construed accordingly;

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London Stock Exchange	the London Stock Exchange plc or any successor body carrying on the business of the London Stock Exchange plc;

Market Value	in relation to a Share on any day:

(a) if the Shares are Listed, its middle market quotation as derived from the Daily Official List of the London Stock Exchange on that day; or

(b)           if the Shares are not Listed, its market value, determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance with the Shares Valuation Division of the Inland Revenue;

Model Code	the Model Code on directors’ dealings in securities as set out in the appendix to Chapter 16 of the Listing Rules as amended from time to time;

Option	a right to acquire Shares under the Plan;

Option Exercise Date	the date when the exercise of an Option is effective because it complies with Rules 7.2 and 7.3;

Option Price	the price determined by the Board under Rule 2 at which a Share subject to an Option may be acquired on the exercise of that Option;

Participant	any Eligible Employee to whom an Option has been granted, or (where the context requires) his personal representatives;

Participating Company	the Company and any other company in the Group to which the Board has resolved the Plan will extend;

Person	any individual, corporation, partnership, limited liability company, trust or other entity of whatever nature;

Plan	the Cyclacel Group plc Discretionary Share Option Plan (Approved and Unapproved Parts) as amended from time to time in accordance with the Rules;

Plan Period	the period starting on the date the Plan is approved by the Board and ending on the 10th anniversary of that date or such shorter period as the Board may specify when the Plan is approved;

Recognised Stock Exchange	the London Stock Exchange and any other stock exchange outside the United Kingdom that is for the time being designated as a recognised stock exchange for the purpose of section 841 of the Taxes Act.;

21

Redundancy	termination of the Participant’s employment by reason of redundancy within the terms of the Employment Rights Act 1996;

Retirement	retirement at or after age 55 in accordance with the Participant’s contract of employment or otherwise with the consent of the company which employs him;

Rules	the rules of the Plan as amended from time to time;

Schedule 4	Schedule 4 to the Income Tax (Earnings and Pensions) Act 2003;

Share	a fully paid ordinary share in the capital of the Company which satisfies paragraphs 16 to 20 of Schedule 4;

SIP	an Inland Revenue approved Share Incentive Plan;

Taxes Act	the Income and Corporation Taxes Act 1988; and

Variation

in relation to the equity share capital of the Company a capitalisation issue, an offer or invitation made by way of rights, a subdivision, a consolidation, reduction or any other variation in respect of which the Inland Revenue will allow an adjustment of Options.

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RULES OF

CYCLACEL GROUP PLC

SAVINGS RELATED SHARE OPTION PLAN

(Authorised by shareholders on [1st July, 2004]
Adopted by the Board on 30th June, 2004
Approved by the Inland Revenue on [DATE])

ALLEN & OVERY LLP

London

EP:269485.2

SAVINGS RELATED SHARE OPTION PLAN

CONTENTS

Rule

1.	Definitions and interpretation
2.	Invitation and application for Options
3.	Scaling down
4.	Grant of Options
5.	Limit on Shares
6.	Time of exercise of Options
7.	Lapse of Options
8.	Exercise of Options and issue or transfer of Shares
9.	Adjustment of Options
10.	Exchange of Options
11.	Administration
12.	Amendment
13.	General
14.	Governing law

Appendix

1.             DEFINITIONS AND INTERPRETATION

1.1          Definitions

The words and expressions used in this Plan which have capital letters have the meanings set out in the Appendix.

1.2          Interpretation

The headings in the Rules are for convenience and should be ignored when construing them. Unless the context otherwise requires, words in the singular include the plural and vice versa and words importing either gender include both genders.

Reference in the Rules to any statutory provisions are to those provisions as amended or re-enacted from time to time, and include any regulations or other subordinate legislation made under them.

2.             INVITATION AND APPLICATION FOR OPTIONS

2.1          Time when invitations may be made

During the Plan Period, the Board may during an Invitation Period invite Eligible Employees to apply for Options.  If the Board chooses to exercise its discretion in this way, invitations will be extended to all Eligible Employees.

2.2          Form of invitation

The Board will specify the form of the invitations to apply for Options.  Invitations may be made by letter, poster, circular, advertisement, electronically or any other means or combination of means determined by the Board.  If the Option Price is advertised by poster, the Date of Invitation will be the day following the day or, as the case may be, the last of the three dealing days by reference to which the Option Price is determined.

2.3          Option Price

The Board will decide the Option Price for an invitation. The Option Price will not be less than the higher of:

(a)           80 per cent. of the Market Value of a Share on the Dealing Day immediately preceding the Date of Invitation or, if the Board decides, 80 per cent. of the average of the Market Values of a Share on the three Dealing Days immediately preceding the Date of Invitation or 80 per cent. of the Market Value at such other time or times agreed in advance with the Inland Revenue; and

(b)           if the Shares are to be subscribed, their nominal value,

but subject to any adjustment under Rule 9.

2.4          Applications

An Eligible Employee may apply for an Option in the form specified by the Board.  The application will contain any undertakings and/or declarations from Eligible Employees that the Board requires for the Plan.  The application form must be accompanied by a completed proposal form to enter a Savings Contract with the Savings Body.  Eligible Employees must apply for Options within 21 days following the Date of Invitation (or any shorter period, but not less than 14 days, determined by the Board).

2.5          Employee’s specification

An Eligible Employee must specify:

(a)           the Monthly Contribution which, subject to Rules 2.8  and 3, the Eligible Employee wishes to make; and

(b)           subject to Rule 2.7, whether the Savings Contract Repayment is to include the Three Year Bonus, the Five Year Bonus or the Seven Year Bonus.

2.6          Shares available

The Board may specify a maximum number of Shares available under an invitation.

2.7          Bonus available

The Board may allow Eligible Employees when applying for an Option to elect for the Three Year Bonus, the Five Year Bonus or the Seven Year Bonus.  If the Board do not specify in the invitation documents, Eligible Employees may only elect for the Three Year Bonus.

2.8          Limit on participation

A Participant cannot contribute monthly to Savings Contracts more than the Maximum Contribution.

3.             SCALING DOWN

3.1          Method

If there are insufficient Shares available to satisfy valid applications for Options, the Board may use any of the following methods, or a combination of methods, to scale down applications to the extent necessary to eliminate the excess:

(a)           treat any applications for a Seven Year Bonus as an application for a Five Year Bonus; or

(b)           reduce pro-rata the proposed Monthly Contribution of each Eligible Employee which is in excess of an amount chosen by the Board;

(c)           treat the bonus of each Eligible Employee as wholly or partly excluded from the Savings Contract Repayment; or

(d)           reduce pro-rata the proposed Monthly Contribution of each Eligible Employee, provided that this amount is not less than the Minimum Contribution; or

(e)           or treat any applications for a Five Year Bonus as an application for a Three Year Bonus; or

(f)            select applications by lot, each based on a Monthly Contribution equal to the Minimum Contribution and no bonus in the Savings Contract Repayment.

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3.2          Applications modified

If scaling down is necessary each application will be deemed to have been modified or withdrawn in accordance with the method chosen under Rule 3.1 and the Board will complete or amend, as appropriate, each Savings Contract proposal form to reflect any reduction in Monthly Contributions.  The Board will then grant Options under Rule 4, but the period of 30 days in Rule 4.2 will be increased to 42 days.

4.             GRANT OF OPTIONS

4.1          Option grant

Subject to Rule 3, Options will be granted by the Board to each Eligible Employee who has applied for an Option over the largest whole number of Shares that can be acquired at the Option Price with the Savings Contract Repayment related to their respective applications.  An Option will be granted so that it constitutes a binding contract between the Company and the Participant.  There will be no payment for the grant of an Option.

4.2          Time of grant

Options will be granted within 30 days after the date on which the Option Price is determined or, if the Option Price is determined over three consecutive dealing days, within 30 days after the earliest of those dealing days.

4.3          Notification of grant

A Participant will be notified of the grant of an Option and may be issued with an option certificate specifying the date on which the Option was granted, the number of Shares under the Option, the Option Price, the Bonus and Bonus Date of the Option.  Alternatively, a Participant may be advised where that information can be accessed, or be given the opportunity to obtain such details electronically.

4.4          Options personal to Participants

An Option may not, nor may any rights in respect of it, be transferred, assigned, charged or otherwise disposed of to any person, except that on the death of a Participant an Option may be transmitted to the Participant’s personal representatives.

5.             LIMIT ON SHARES

5.1          The 10 per cent. limit over 10 years

The number of Shares which may be allocated under the Plan on any day cannot, when added to the aggregate of the number of Shares allocated in the previous 10 years under the Plan and any other Employees’ Share Plan adopted by the Company, exceed that number of Shares equal to 10 per cent. of the ordinary share capital of the Company in issue immediately prior to that day.

5.2          Exclusion from limit

In calculating the limit in Rule 5.1:

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(a)           any Shares where the right to acquire them was released or lapsed without being exercised;

(b)           any Shares which are or have been allocated under the Cyclacel Group plc Senior Executive Incentive Plan;

(c)           Partnership shares awarded under a SIP shall also be disregarded.

5.3          Meaning of allocation

References to the “allocation” of Shares means, in the case of any share option plan, the placing of unissued shares or treasury Shares under option and, in relation to other types of Employees’ Share Plan, means the issue and allotment of Shares, or transfer of Shares out of treasury.

5.4          Grants in excess

If an Option is granted on terms which do not comply with this Rule 5, the number of Shares over which that Option has been granted will, together with the number of Shares over which all other Options have been granted on the same Date of Grant, be reduced pro rata to the largest lower number that complies with this Rule. An adjusted Option will take effect from the Date of Grant as if it had been granted on the adjusted terms.

5.5          Adjustment of Shares to be taken into account

Where Shares issued under the Plan or any other Employees’ Share Plan of the Company are to be taken into account for the purposes of the limit in this Rule and a Variation in the equity share capital of the Company has taken place between the date of issue of those Shares and the date on which the limit is to be calculated, then the number of Shares taken into account for the purposes of the limit will be adjusted in the manner the Board considers appropriate to take account of the Variation.

6.             TIME OF EXERCISE OF OPTIONS

6.1          General rules for exercise

An Option may:

(a)           except as provided in Rule 6.2, only be exercised by a Participant while he is a director or employee of a Participating Company or an Associated Company; and

(b)           not be exercised by a Participant (or, if appropriate, the Participant’s personal representatives) at any time when a Participant cannot (or would not have been able to) participate in the Plan due to the provisions of paragraph 11 of Schedule 3 (material interest in close company).

6.2          Timing of exercise

Subject to Rule 7, an Option can be exercised at any time for a period of six months following the earliest of:

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(a)           the applicable Bonus Date;

(b)           the Participant ceasing to be employed by reason of injury, disability, Redundancy or Retirement where the Participant’s employment is in a company which the Company has ceased to Control or relates to a business which was transferred to a person who was not an Associated Company of the Company.

6.3          Death

Any Option held by a Participant who dies can be exercised by his personal representatives within 12 months after the earlier of the date of the Participant’s death or the Bonus Date of the Option (if death occurs within 6 months of the Bonus Date).

6.4          Cessation of scheme related employment

(a)           For the purposes of Rule 6.2(b), a participant will not be treated as ceasing to be an employee or director of a Participating Company until he is no longer employed by the Company or an associated company (as defined in paragraph 35(4) of Schedule 3).

(b)           For the purposes of Rule 6.2(b), a woman who leaves employment because of pregnancy will cease employment on the date on which she indicates either that she does not intend to return to work or that she will not be returning to work.  If she does not so indicate she will cease employment on the day after the date on which maternity pay under the Employment Rights Act 1996 ceases to be payable, or if later, any other date specified in the terms of her employment without her returning to work.

6.5          Takeover

Subject to Rule 7 and provided the Option is not to be exchanged under Rule 6.8, an Option can be exercised for a period of 6 months following the date on which an offeror (together with others, if any, acting in concert with the offeror) obtains Control of the Company as a result of making a general offer to acquire all the issued ordinary shares of the Company or all of the shares of the Company which are of the same class as the Shares and which, in either case, are not at the time owned by the offeror or any company Controlled by the offeror and/or persons acting in concert with the offeror) and any condition subject to which the offer was made has been satisfied.

6.6          Section 429 notice

Subject to Rule 7 and provided the Option is not to be exchanged under Rule 6.8, an Option can be exercised for the period during which a person is bound or entitled under sections 428 to 430F of the Companies Act 1985 to acquire any Shares (or who would be so entitled but for the fact that there were no dissenting shareholders).

6.7          Company reconstruction under s 425 (or comparable overseas legislation)

Subject to Rule 7 and provided the Option is not to be exchanged under Rule 6.8, an Option can be exercised for a period of 6 months following the date when the court sanctions a compromise or arrangement under section 425 of the Companies Act 1985 (or overseas legislation regarded as comparable by the Inland Revenue) proposed for the purposes of or in connection with a scheme for the reconstruction or amalgamation of the Company.

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6.8          Reorganisation or merger

If a company (the “Successor Company”) has obtained Control of the Company, and the shareholders of the Successor Company immediately after it has obtained Control are substantially the same as the shareholders of the Company immediately before that event, and the Successor Company consents to the exchange of options under this Rule, Options will not be exercisable but will be exchanged, during the Appropriate Period, pursuant to Rule 10 save that references to the Acquiring Company in that Rule shall be deemed to be references to the Successor Company.

7.             LAPSE OF OPTIONS

Except in the case of a Participant’s death, when an Option will lapse on the expiry of twelve months from the earlier of the date of the Participant’s death or the Bonus Date, as appropriate, an Option will lapse on the earliest of:

(a)           the expiry of six months from the Bonus Date;

(b)           the expiry of six months from the date on which the Participant ceases to be a director or employee of a Participating Company or an Associated Company in any of the circumstances referred to in Rule 6.2(b);

(c)           the date on which the Participant ceases to be a director or employee of a Participating Company or an Associated Company in any circumstances other than those referred to in Rules 6.2(b);

(d)           the Participant’s right to continue making Savings Contributions lapsing under the provisions of the Savings Contract other than on death or for the purpose of exercising an Option; and

(e)           the expiry of the period of six months following the occurrence of any of the circumstances permitting the exercise of Options in Rules 6.2(b), 6.5 and 6.7; and

(f)            the expiry of the period during which a person is entitled or bound to acquire Shares under sections 428 to 430F of the Companies Act 1985.

8.             EXERCISE OF OPTIONS AND ISSUE OR TRANSFER OF SHARES

8.1          Manner of Exercise

An Option may be exercised in whole or in part by the Participant giving notice of exercise to or at the direction of the Company in a form approved by the Board.  The notice will specify the number of Shares (and the Exercise Price) over which the Option is exercised and be accompanied by the form of withdrawal from the Savings Contract required by the Savings Body or by an appropriate remittance and evidence of withdrawal from the Savings Contract. If an Option is exercised in part the unexercised part will lapse.

8.2          Monies available for exercise

The Exercise Price payable on exercise of an Option cannot exceed the amount of the repayment made (including any interest) under the Participant’s related Savings Contract.  For this purpose, the repayment under the Savings Contract will exclude the repayment of

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any Monthly Contribution the date of payment of which falls more than one month after the date on which the repayment is made.

8.3          Delivery of shares

Subject to Rule 8.4, the Company will arrange for the delivery of any Shares to a Participant (or the Participant’s nominee) within 30 days following the effective exercise of the Option.

8.4          Consents

The delivery of any Shares under the Plan will be subject to obtaining any necessary approval or consent.

8.5          Ranking of Shares

Shares acquired by a Participant under the Plan will rank equally in all respects with the Shares then in issue, except that they will not be entitled to any rights attaching to Shares by reference to a record date falling before the date on which the Participant is entered on the Company’s register of shareholders in respect of those Shares.

8.6          Listing

While the Shares are Listed the Company will apply for Listing of any Shares issued under the Plan as soon as practicable after their allotment.

9.             ADJUSTMENT OF OPTIONS

9.1          Variation in equity share capital

If there is a Variation, the number and/or the nominal value of Shares over which an Option is granted and the Option Price will, subject to Rule 9.2 and the prior approval of the Inland Revenue, be adjusted in the manner the Board determines so that (as nearly as may be without involving fractions of a Share or an Option Price calculated to more than two decimal places) the Exercise Price remains unchanged.

9.2          Nominal value of Shares

Apart from under this Rule 9.2, no adjustment under Rule 9.1 can reduce the Option Price to less than the nominal value of a Share. Where Options relate to both issued and unissued Shares, an adjustment under Rule 9.1 above may only be made if the reduction of the Option Price in respect of both the issued and the unissued Shares can be made to the same extent. Any adjustment made to the Option Price of Options over unissued Shares to less than the nominal value of a Share will only be made if and to the extent that the Board is authorised to:

(a)           capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares subject to an Option exceeds the adjusted Exercise Price; and

(b)           apply that sum in paying up the Shares,

so that on exercise of the Option the Board will capitalise that sum and apply it in paying up the Shares.

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9.3          Notifying Participants

The Company will take the steps it considers necessary to notify Participants of any adjustments made under Rule 9 and may call in, cancel, endorse, issue or re-issue any certificate as a result of that adjustment.

10.          EXCHANGE OF OPTIONS

10.1        The Acquiring Company

If any company (the “Acquiring Company”)

(a)           obtains Control of the Company as a result of making a general offer to acquire:

(i)            the whole of the issued ordinary share capital of the Company; or

(ii)           all the shares in the Company which are of the same class as the Shares,

in either case ignoring any Shares which are already owned by it or a member of the same group of companies; or

(b)           obtains Control of the Company as a result of a compromise or arrangement sanctioned by the court under section 425 of the Companies Act 1985; or

(c)           becomes entitled to acquire Shares under sections 428 to 430F of the Companies Act 1985,

any Participant may, at any time within the Appropriate Period, by agreement with that Acquiring Company, release any Option which has not lapsed (the “Old Option”) in consideration of the grant to the Participant of a new option (the “New Option”) which (for the purposes of paragraph 39 of Schedule 3) is equivalent to the Old Option but relates to shares in a different company (whether the Acquiring Company itself or another company falling within paragraph 18(b) or (c) of Schedule 3).

10.2        The New Option

The New Option will only be regarded as equivalent to the Old Option if the conditions set out in paragraph 39(4) of Schedule 3 are satisfied. Where that is the case, the New Option will be treated as an Option granted under the Plan at the same time and on the same terms as the Old Option except for the purpose of the definition of “Participating Company” in the Appendix, and:

(a)           the Rules will be construed in relation to the New Option as if references to Shares were references to the shares over which the New Option is granted and references to the Company were references to the different company mentioned in Rule 10.1; and

(b)           Rule 12.2 will be omitted.

For the avoidance of doubt, the Plan remains that of the company which first established this Plan prior to the release.

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11.          ADMINISTRATION

11.1        Administration and interpretation

The Plan will be administered by the Board.  The Board has full authority, consistent with the Rules, to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt any regulations for administering the Plan and any documents it thinks necessary or appropriate. The Board’s decision on any matter concerning the Plan will be final and binding.

11.2        Costs

The Company will bear the cost of introducing and operating the Plan (including but not limited to stamp duty, stamp duty reserve tax and any other costs relating to the issue or transfer of Shares upon the exercise of Options). However, the Company may require any Participating Company to reimburse the Company for any Plan costs borne by the Company, directly or indirectly, in respect of that Participating Company’s officers or employees.

11.3        Shares to cover Options

The Company will ensure that sufficient Shares are available to satisfy all outstanding Options.

11.4        Notices

Any notice or other communication in connection with the Plan will be in writing and may be given:

(a)           by personal delivery; or

(b)           by sending it by post:

(i)            in the case of a company, to its registered office or other address that it notifies in writing; and

(ii)           in the case of an individual, to the individual’s last known address or, where the individual is a director or employee of a Participating Company or an Associated Company, either to the individual’s last known address or to the address of the place of business at which the individual performs the whole or substantially the whole of the duties of the individual’s office or employment; or

(c)           by sending it by facsimile, email or any form of electronic transfer acceptable to the Board:

(i)            in the case of a company, to the facsimile number, email address or other number or address that the company notifies; and

(ii)           in the case of an individual, to the individual’s last known facsimile number or email address, or where the individual is a director or employee of a Participating Company or an Associated Company, to the individual’s workplace facsimile number or email address.

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11.5        Time of service of notice

Any notice under Rule 11.4 will be given:

(a)           if delivered, at the time of delivery;

(b)           if posted, at 10.00am on the second business day after it was put into the post; or

(c)           if sent by facsimile, email or any other form of electronic transfer, at the time of despatch.

In proving service of notice it will be sufficient to prove that delivery was made or that the envelope containing it was properly addressed, prepaid and posted or that the facsimile message, email or other form of electronic transfer was properly addressed and despatched, as appropriate.

11.6        Documents sent to shareholders

Participants may receive copies of any notice or document sent by the Company to the holders of Shares.

12.          AMENDMENT

12.1        Board’s power to amend

Subject to the provisions of this Rule 12, the Board can at any time amend any provisions of the Plan in any respect except that any amendment made to a key feature (as defined in paragraph 42(2B) of Schedule 3) while the Plan is approved under Schedule 3 will not have effect until the Inland Revenue has approved it.

12.2        Shareholder approval

Subject to Rule 12.4 below, no amendment can be made to the advantage of Participants or Eligible Employees to:

(a)           the persons to whom Options may be granted;

(b)           the limit on the number of Shares which may be issued under the Plan;

(c)           the maximum entitlement for individual Participants;

(d)           the rights attaching to Options and Shares;

(e)           the determination of the Option Price;

(f)            the rights of Participants in the event of a Variation; or

(g)           the terms of this Rule 12.2,

without the prior approval by ordinary resolution of the members of the Company in general meeting.

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12.3        Participants’ approval

No amendment will be made under Rule 12.1 which would abrogate or adversely affect the subsisting rights of a Participant unless it is made:

(a)           with the written consent of the number of Participants that hold Options under the Plan to acquire 75 per cent. of the Shares which would be delivered if all Options granted and subsisting under the Plan were exercised; or

(b)           by a resolution of a meeting of Participants passed by not less than 75 per cent. of the Participants who attend and vote either in person or by proxy,

and for the purposes of this Rule 12.3 the provisions of the articles of association of the Company relating to shareholder meetings will apply with the necessary changes.

12.4        Permitted amendments

Rule 12.2 will not apply to any amendment which is:

(a)           necessary or desirable in order to obtain or maintain Inland Revenue approval of the Scheme under Schedule 3;

(b)           minor and to benefit the administration of the Plan;

(c)           to take account of any changes in legislation; or

(d)           to obtain or maintain favourable tax, exchange control or regulatory treatment for the Company, any Participating Company or Associated Company, or any present or future Participant.

12.5        Overseas Eligible Employees

The Board may adopt additional sections of the Plan applicable in any jurisdiction, under which Options may be subject to additional and/or modified terms and conditions, having regard to any securities, exchange control or taxation laws, regulations or practice which may apply to the Participant, the Company or any Participating Company.  Any additional section must conform to the basic principles of the Plan and must not enlarge to the benefit of Participants the limits in Rule 2.8 (Limit on participation) or Rule 5 (Limit on Shares). Any additional section and all Options granted under that section will be governed by and construed in accordance with the laws of England.

12.6        Notice of amendments

Participants will be given written notice of any amendments to the Plan made under Rule 12 as soon as reasonably practicable after they have been made.

12.7        Prohibited amendment

No amendment will be made to the Plan if, as a result of the amendment, it would cease to be an Employees’ Share Plan.

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13.          GENERAL

13.1        Termination of the Plan

The Plan will terminate at the end of the Plan Period or at any earlier time determined by the Board.  Termination of the Plan will not affect Options granted before termination.

13.2        Funding the Plan

The Company and any Participating Company may provide money to the trustees of any trust or any other person to enable them or him to acquire Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by any applicable law.

13.3        Rights of Participants and Eligible Employees

The rights and obligations of any individual under the terms of his office or employment with a Participating Company or Associated Company will not be affected by his participation in the Plan nor any right which he may have to participate under it.  A Participant holding an Option will not have any rights of a shareholder of the Company with respect to that Option or the Shares subject to it.

13.4        No right to compensation or damages

A Participant waives all and any rights to compensation or damages for the termination of his office or employment with a Participating Company or Associated Company for any reason whatsoever (including unlawful termination of employment) insofar as those rights arise or may arise from his ceasing to have rights under or to be entitled to exercise any Option under the Plan as a result of that termination or from the loss or diminution in value of such rights or entitlements.  Nothing in the Plan or in any document executed under it will give any person any right to continue in Employment or will affect the right of any Participating Company or any Associated Company to terminate the employment of any Participant without liability at any time, with or without cause, or will impose on any Participating Company, any Associated Company or the Board or their respective agents and employees any liability in connection with the loss of a Participant’s benefits or rights under the Plan for any reason as a result of the termination of his employment.

13.5        The benefit of Rules 13.3 and 13.4

The benefit of Rules 13.3 and 13.4 is given for the Company, for itself and as trustee and agent of all the Participating Companies and Associated Companies.  The Company will hold the benefit of these Rules on trust and as agent for each of them and may assign the benefit of this Rule 13.5 to any of them.

13.6        Articles of association

Any Shares acquired on the exercise of Options will be subject to the articles of association of the Company from time to time.

13.7        Severability

The invalidity or non-enforceability of one or more provisions of the Plan will not affect the validity or enforceability of the other provisions of the Plan.

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13.8        Third Parties

This Plan confers no benefit, right or expectation on a person who is not an Eligible Employee.  No third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Plan.  Any other right or remedy which a third party may have is unaffected by this Rule.

13.9        Data Protection

All Eligible Employees agree as a condition of their participation in the Plan that any personal data in relation to them may be held by a Participating Company and/or a trustee and passed on to a third party where necessary for administration of the Plan, including to countries or territories outside the European Economic Area.

14.          GOVERNING LAW

These Rules will be governed by and construed in accordance with the law of England. All Participants, the Company, and any other Participating Company or Associated Company, will submit to the jurisdiction of the English courts in relation to any dispute arising under the Plan.

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APPENDIX

Act	the Income Tax (Earnings & Pensions) Act 2003;

Appendix	this appendix which forms part of the Rules;

Appropriate Period	the relevant period referred to in paragraph 38(3) of Schedule 3;

Associated Company	the meaning given by paragraph 47(1) of Schedule 3;

Board	the board of directors for the time being of the Company or a duly constituted committee of the board;

Bonus Date	the date on which the bonus becomes payable under the terms of the relevant Savings Contract;

Company	Cyclacel Group plc, registered in England and Wales under [no.];

Continuous Service	the same meaning as for “continuous employment” given in the Employment Rights Act 1996;

Control	in relation to a body corporate, the power of a person to secure:

(a) by means of the holding of shares or the possession of voting power in or in relation to that or any other body corporate; or

(b) by virtue of any power conferred by the articles of association or other document regulating that or any other body corporate,

that the affairs of the first-mentioned body corporate are conducted in accordance with the wishes of that person;

Date of Grant	with respect to an Option, the date on which it is granted under Rule 4;

Date of Invitation	the date on which an invitation is made to Eligible Employees under Rule 2;

Dealing Day	any day on which the London Stock Exchange is open for the transaction of business;

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Eligible Employee	any person who at the Date of Grant is either:

(a) an employee or Full-Time Director of any Participating Company:

(i) whose earnings from his employment are (or would be if there were any) general earnings to which section 15 or section 21 of the Act applies; and

(ii) who has the qualifying period (if any) of Continuous Service (not exceeding 5 years prior to the Date of Grant) that the Board determines; or

(b) any employee or executive director of a Participating Company not within (a) above who the Board determines to be an Eligible Employee in respect of any particular invitation,

but excluding an Eligible Employee who is not eligible to participate in the Plan due to the provisions of paragraph 11 of Schedule 3 (material interest in a close company);

Employees’ Share Plan	a scheme for encouraging or facilitating the holding of shares or debentures in a company by or for the benefit of:

(a) the employees or former employees of the Company, the company’s subsidiary or holding company or a subsidiary of the Company’s holding company; or

(b) the wives, husbands, widows, widowers or children or step-children under the age of 18 of such employees or former employees;

Exercise Price	the total amount payable on exercise of an Option being an amount equal to the relevant Option Price multiplied by the number of Shares in respect of which the Option is exercised;

Five Year Bonus	the amount of bonus payable under a Savings Contract following the fifth anniversary of the start date of that Savings Contract and the payment of 60 monthly contributions under that Savings Contract;

Full-Time Director	a director whose terms of appointment require him to devote not less than 25 hours per week (excluding meal breaks) to his duties under the appointment;

Group	the Company and all companies which are under the Control of the Company;

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Invitation Period	the period of 42 days commencing on any of the following:

(a) the day after the date on which the Company releases its results for any financial period;

(b) the date of approval of the Plan under Schedule 3 of the Act;

(c) any day on which the Board resolves that exceptional circumstances exist which justify the grant of options;

(d) any day on which any change to the legislation affecting savings-related share option schemes approved by the Inland Revenue is announced or made;

(e) the day immediately following any general meeting of the Company; or

(f) the day on which Shares are first Listed;

Listed	admitted to trading on a Recognised Stock Exchange and Listing will be construed accordingly;

London Stock Exchange	the London Stock Exchange plc or any successor body carrying on the business of the London Stock Exchange plc;

Market Value	in relation to a Share on any day:

(a)           if the Shares are not Listed, an amount equal to its market value determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed with the Shares Valuation Division of the Inland Revenue in advance of the Date of Invitation; and

(b) if the Shares are Listed, its middle market quotation as derived from the Daily Official List of the London Stock Exchange;

Maximum Contribution	the lesser of:

(a) a Monthly Contribution of £250 or any other maximum amount permitted under paragraph 25 of Schedule 3 as the maximum amount of a Monthly Contribution; and

(b) the maximum Monthly Contribution determined by the Board;

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Minimum Contribution	the lesser of:

(a) a Monthly Contribution of £10 or any other amount stipulated under Schedule 3 as the minimum amount of a Monthly Contribution; and

(b) the minimum Monthly Contribution determined by the Board, not being less than £5;

Monthly Contribution	the monthly amount agreed to be paid by a Participant under a Savings Contract;

Option	a right to acquire Shares under the Plan;

Option Price	the price determined by the Board under Rule 2.3 at which a Share subject to an Option may be acquired on the exercise of that Option;

Participant	any person who has been granted an Option including, if relevant, his personal representatives;

Participating Company	the Company and any other company in the Group to which the Board has resolved that the Plan will extend;

Plan	the Cyclacel Group plc Savings Related Share Option Plan, as amended from time to time in accordance with the Rules;

Plan Period	the period starting on the date the Plan is approved by the Company in general meeting and ending on the 10th anniversary of that date;

Redundancy	termination of the Participant’s employment by reason of redundancy within the meaning of the Employment Rights Act 1996;

Recognised Stock Exchange	the London Stock Exchange and any other stock exchange outside the United Kingdom that is for the time being designated for the purpose of section 841 of the Taxes Act as a recognised stock exchange;

Retirement

retirement from the office or employment by virtue of which a Participant is eligible to participate in the Plan on reaching the Specified Age or any other age at which the Participant is bound to retire under the Participant’s contract of employment;

Rules	the rules of the Plan as amended from time to time;

Savings Body	the savings body designated by the Board for the purpose of the Plan;

Savings Contract	a contract under a certified contractual savings scheme within the meaning of section 326 of the Taxes Act which is approved by the Board of the Inland Revenue for the purposes of Schedule 3;

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Savings Contract Repayment

(a)     the aggregate repayment which corresponds to any particular rate of saving under a Savings Contract, being the repayment of all Savings Contributions plus the Three Year Bonus, the Five Year Bonus or the Seven Year Bonus, as applicable, payable on the Bonus Date; or

(b) to the extent that Rules 3 or 5 apply to adjust the number of Shares under Option, the amount applied to calculate the number of Shares comprised in the Option;

Schedule 3	Schedule 3 to the Act;

Seven Year Bonus

the amount of bonus payable under a Savings Contract following the seventh anniversary of the starting date of that Savings Contract and payment of 60 monthly contributions under that Savings Contract;

Share	a fully paid ordinary share in the capital of the Company which satisfies the conditions of paragraphs 18 to 22 of Schedule 3;

SIP	an Inland Revenue approved Share Incentive Plan;

Specified Age	55 years;

Taxes Act	The Income and Corporation Taxes Act 1988;

Three Year Bonus

The amount of bonus payable under a Savings Contract following the third anniversary of the starting date of that Savings Contract and payment of 36 monthly contributions under that Savings Contract; and

Variation

in relation to the equity share capital of the Company, a capitalisation issue, an offer or invitation made by way of rights, a subdivision, consolidation, reduction or any other variation in respect of which the Inland Revenue will allow an adjustment of Options.

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RULES OF THE

CYCLACEL GROUP PLC

RESTRICTED SHARE & CO-INVESTMENT PLAN

Approved by shareholders on [1st July, 2004] and

adopted by the Board on 30th June, 2004

ALLEN & OVERY

ALLEN & OVERY LLP

LONDON

Ref:

EP:271831.2

CONTENTS

1.	GENERAL PROVISIONS
	1.1	Definitions and interpretation
	1.2	How the Plan will operate
	1.3	Limit on the number of Shares which can be issued
	1.4	terms of awards
	1.5	Consents
	1.6	Ranking and Sale of Shares
	1.7	Withholding for tax
	1.8	Administration
	1.9	Amending the Plan
	1.10	General
	1.11	Data protection
	1.12	Governing law
2.	RESTRICTED SHARE PLAN
	2.1	Grant of Restricted Awards
	2.2	Rights in relation to Shares under Restricted Awards
	2.3	Vesting of Restricted Awards
	2.4	Lapse of Restricted Awards
	2.5	general offer, scheme of arrangement or voluntary winding up of the company
	2.6	Consequences of vesting of a Restricted Award
	2.7	Adjustment of Restricted Awards
	2.8	Exchange of Restricted Awards
3.	CO-INVESTMENT PLAN
	3.1	Invested Shares
	3.2	Grant of Matched Awards
	3.3	Vesting of Matched Awards
	3.4	Lapse of Matched Awards
	3.5	general offer, scheme of arrangement or voluntary winding up of the company
	3.6	Consequences of vesting of a Matched Award
	3.7	Adjustment of Matched Awards
	3.8	Exchange of Matched Awards

RULES OF THE CYCLACEL GROUP PLC

RESTRICTED SHARE & CO-INVESTMENT PLAN

PART ONE

1.             GENERAL PROVISIONS

1.1          DEFINITIONS AND INTERPRETATION

1.1.1        Definitions

The words and expressions used in this Plan which have capital letters have the meanings set out in the Definitions Appendix.

1.1.2        Interpretation

The headings in the Rules are for convenience and should be ignored when construing them.  Unless the context otherwise requires, words in the singular include the plural and vice versa and words importing either gender include both genders.  Reference in the Rules to any statutory provisions are to those provisions as amended, extended or re-enacted from time to time, and include any regulations or other subordinate legislation made under them.

1.2          HOW THE PLAN WILL OPERATE

1.2.1        Policies set by the Remuneration Committee

The Remuneration Committee will, from time to time, set the policies for the Company’s operation and administration of the Plan within the terms of the Rules, which may include the determination of:

1.2.1.1           the Eligible Employees who may be granted Awards (provided that an Eligible Employee shall not be entitled to be granted Awards if that Eligible Employee is within a year of the age at which the Eligible Employee is bound or entitled to retire under his contract of Employment);

1.2.1.2           the maximum Market Value of Shares which may be put under an Eligible Employee’s Award;

1.2.1.3           what performance target(s) will apply to the grant, vesting or exercise of an Award and how these will be measured; and

1.2.1.4           how Awards are granted.

In determining the policies, the Remuneration Committee will take into consideration the principles of good corporate governance applicable to a company such as the Company (including, if the Remuneration Committee considers it appropriate, the “Principles and Guidelines on Executive Remuneration” published by the Association of British Insurers from time to time).

1.3          LIMIT ON THE NUMBER OF SHARES WHICH CAN BE ISSUED

1.3.1        The limit for all Shares issued under the Plan

The number of Shares which can be allocated under the Plan on any day, when aggregated with the number of Shares allocated in the previous 10 years under the Plan and any other Employees’ Share Scheme of the Company cannot exceed 10 per cent. of the ordinary issued share capital of the Company from time to time.

1.3.2        Meaning of allocation and exclusion from these limits

The reference in this Rule 1.3 to the “allocation” of Shares means, in the case of any share option plan, the placing of unissued Shares under option and, in the case of any other Employees’ Share Scheme, the issue and allotment of Shares.  For the purposes of the limit in this Rule 1.3:

1.3.2.1     Shares where the right to acquire these was released, cancelled or lapsed without being exercised will be ignored; and

1.3.2.2     to the extent that the exercise or vesting of Awards is to be satisfied by the transfer of Shares already in issue, those Awards will not be treated as granted over unissued Shares.

1.3.2.3     any Shares which are or have been allocated under the Cyclacel Group plc Senior Executive Incentive Plan.

1.3.3        Adjustment to Shares to be taken into account

Where Shares issued under the Plan or any other Employees’ Share Scheme of the Company are to be taken into account for the purposes of any of the limits in this Rule 1.3 and a Variation in the equity share capital of the Company has taken place between the date of issue of the Shares and the date on which the limit is to be calculated, the number of Shares to be taken into account for the purposes of any limit will be adjusted in the manner the Remuneration Committee considers appropriate to take account of the Variation (subject to confirmation from an appropriate independent professional that such adjustment is fair and reasonable).

1.3.4        The individual limit

The Remuneration Committee will, from time to time, specify a limit which will apply to the maximum Market Value (at the Date of Grant) of Shares which may be put under each type of Award on an annual basis in respect of any Eligible Employee.  No Award will be granted to an Eligible Employee in excess of this limit without the prior approval of the Remuneration Committee.

1.3.5        Purported grant of an Award in excess of limits

If an Award is purported to be granted in breach of the limit in:

1.3.5.1     Rule 1.3.1, the number of Shares over which the Award has been granted will, with the number of Shares over which all other Awards have been granted on the same Date of Grant, be reduced pro rata to the largest lower number that complies with Rule 1.3.1.  Where this Rule 1.3.5 operates, when the number of Shares under the Award has been adjusted accordingly, an Award will take effect from the Date of Grant as if it had been granted on the adjusted terms; and

1.3.5.2     Rule 1.3.4, the number of Shares over which the Award has been granted will be reduced to the largest lower number that would comply with Rule 1.3.4 and the Award will take effect from the Date of Grant as if it had been granted over the lower number of Shares at the outset.

1.4          TERMS OF AWARDS

1.4.1        Grant of Awards

The Grantor will grant each Award so that it constitutes a binding contract between the Grantor and the Participant.  Each Participant will be given an award certificate as evidence of grant of an Award.

1.4.2        Performance targets

The grant, exercise or vesting of an Award will be subject to a performance target selected by the Remuneration Committee.  The exercise or vesting of an Award may also be subject to any additional terms and conditions the Remuneration Committee considers appropriate.  The performance target and any additional terms and conditions to which an Award is subject, will be specified at the Date of Grant and stated in the award certificate.  The Remuneration Committee will have discretion to decide whether and to what extent the performance target to which an Award is subject has been met.  A performance target may only be adjusted if an event occurs which causes the Remuneration Committee, acting fairly and reasonably, to believe that the performance target is no longer a fair target, in which case the Remuneration Committee can waive or adjust the performance target accordingly.  A performance target cannot be adjusted so that it is more difficult to satisfy.

1.4.3        Different performance targets can apply to different Eligible Employees

Awards can be subject to different performance targets for each Eligible Employee.

1.4.4        Awards personal to Participants

An Award may not, nor may any rights in respect of it, be sold, transferred, assigned, charged or otherwise encumbered or disposed of to any Person.  A Participant’s Award(s) may be transmitted to the Participant’s personal representatives on the Participant’s death.

1.4.5        Disclaimer of Award

A Participant may disclaim an Award, in whole or in part, in writing to the Secretary of the Company within thirty (30) days after the Date of Grant.  No consideration will be paid for the disclaimer of an Award.  To the extent that an Award is disclaimed it will be taken never to have been granted.

1.5          CONSENTS

The allotment or transfer of Shares under the Plan will be subject to obtaining any necessary approval or consent.  The Company will, if appropriate, apply to the UK Listing Authority and any other Recognised Stock Exchange for Shares issued under the Plan to be admitted to the official list of those exchanges and for Shares to be admitted to trading on those exchanges (in either case unless listing or admission to trading has already been granted).

1.6          RANKING AND SALE OF SHARES

Shares allotted or transferred to a Participant under the Plan will rank equally in all respects with Shares of the same class, except that they will not rank for any right attaching to them by reference to a record date preceding the date of their acquisition by the Participant.  In the case of an Option, the Option Exercise Date will be the date of the acquisition of the Shares.

1.7          WITHHOLDING FOR TAX

The Grantor or any member of the Group which is a Participant’s employer may withhold any amount and make any arrangements it considers necessary to meet any liability of the Participant to taxation or social security contributions in connection with the benefits delivered under the Plan.  These arrangements may include the sale of any Shares acquired by a Participant under the Plan on behalf of the Participant.

1.8          ADMINISTRATION

1.8.1        Notices

Any notice or other communication in connection with the Plan (including award certificates) can be given by electronic mail or by personal delivery, by facsimile, by first-class post or airmail, (in the case of a company, to its registered office and in the case of an individual to the individual’s last known address) or by any other means which a Participating Company and its employees use to communicate with each other.

1.8.2        When notice is given

Any notice under Rule 1.8.1 will be given:

1.8.2.1        if delivered, at the time of delivery;

1.8.2.2        if posted, at 10:00am on the seventh business day after it was put into the post; or

1.8.2.3        if sent by facsimile, email or any other form of electronic transfer, at the time of despatch.

In proving service of notice it will be sufficient to prove that delivery was made or that the envelope containing it was properly addressed, prepaid and posted or that the facsimile message, email or other form of electronic transfer was properly addressed and despatched, as appropriate.

1.8.3        Documents sent to shareholders

Participants may receive copies of any notice or document sent by the Company to the holders of Shares.

1.8.4        Replacement Award certificates

If any Award certificate is worn out, defaced, destroyed or lost, it may be replaced upon production of such evidence that the Grantor requires being provided.  Nevertheless, in the event of any doubt regarding the extent or status of a Participant’s outstanding Awards under the Plan, the Company’s records will be the correct and current statement of this.

1.8.5        Shares to cover Awards

The Company will ensure that sufficient Shares are available to satisfy all outstanding Awards.

1.8.6        Administration of the Plan

The Plan will be administered by the Remuneration Committee. The Remuneration Committee has full authority, consistent with the Rules, to administer it, including authority to interpret and construe any provision of the Plan and to adopt any regulations for administering the Plan and any documents it thinks necessary.  The Remuneration Committee’s decision on any matter concerning the Plan will be final and binding.

1.8.7        Costs of introducing and administering the Plan

The costs of introducing and administering the Plan will be borne by the Company.  However, the Company may require any Subsidiary of the Company to enter into an agreement which obliges that Subsidiary to reimburse the Company for any costs borne by the Company, directly or indirectly, in respect of the Subsidiary’s officers or employees.  The Company may also enter into a similar agreement with any Participating Company or Associated Company which is not a Subsidiary of the Company.

1.9          AMENDING THE PLAN

1.9.1        The Company has discretion to amend the Rules

Subject to the remainder this Rule 1.9, the Company can amend the Rules at any time.

1.9.2        Additional sections

The Company can adopt additional sections of the Rules applicable in any jurisdiction under which Awards may be subject to additional and/or modified terms and conditions, having regard to any securities, exchange control or taxation laws, which may apply to the Participant, the Company, any Participating Company or Associated Company. Any additional sections must conform to the basic principles of the Plan and must not exceed the limits set out in the Rules.

1.9.3        No abrogation of existing rights

No amendment will be made under Rule 1.9.1 which would adversely and materially affect the existing rights of a Participant unless it is made with his written consent or by a resolution passed as if the Awards affected constituted a separate class of share capital and the provisions of the Articles of Association of the Company and of the Companies Act 1985 relating to class meetings (with the necessary amendments) applied to that class.

1.9.4        Shareholder approval

No amendment to the advantage of Participants (except for an amendment which could be included in an additional section adopted under Rule 1.9.2) can be made to the provisions in the Rules (if any) relating to:

1.9.4.1     who can be a Participant;

1.9.4.2     the number of Shares which can be allocated under the Plan; and

1.9.4.3     the basis for determining a Participant’s entitlement to and the terms of the Shares and any adjustment in the event of a Variation,

without the approval by ordinary resolution of the Company in general meeting, except for minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or Eligible Employees or for a member of the Group in any jurisdiction.

1.10        GENERAL

1.10.1      Termination of the Plan

The Plan will terminate at the end of the Plan Period or at any earlier time the Company decides.  Termination of the Plan will not affect the subsisting rights of Participants.

1.10.2      The Plan and funding the purchase of Shares

The Company and any Subsidiary of the Company may provide money to the trustees of any trust or any other person to enable them or him to acquire Shares to be held for the purposes of the Plan, or may enter into any guarantee or indemnity for those purposes, to the extent permitted by any applicable law.

1.10.3      Rights of Participants and Eligible Employees

Participation in the Plan is not pensionable.  Nothing in the Plan or in any document executed under it will give any officer or employee of any Participating Company or Associated Company any right to participate in the Plan.  The rights and obligations of any individual under the terms of the individual’s office or Employment with any member of the Group will not be affected by the individual’s participation in the Plan nor any right which the individual may have to participate under it.  A Participant holding an Award will not have any rights of a shareholder of the Company with respect to that Award or the Shares subject to it.

1.10.4      No rights to compensation or damages

A Participant waives all and any rights to compensation or damages under the Plan in consequence of the termination of the Participant’s office or Employment with a member of the Group for any reason.  Nothing in the Plan or in any document executed under it will give any Person any right to continue in Employment or will affect the right of any member of the Group to terminate the Employment of any Person without liability at any time with or without cause, or will impose on any member of the Group, the Grantor or the Remuneration Committee or their respective agents and employees any liability in connection with the loss of a Participant’s benefits or rights under the Plan, the failure or refusal of any person to exercise a discretion under the Plan, and/or a Participant ceasing to be a person who has the status or relationship of an employee or director of any member of the Group for any reason as a result of the termination of the Participant’s Employment.

1.10.5      The benefit of Rules 1.10.3 and 1.10.4

The benefit of Rules 1.10.3 and 1.10.4 is given for the Company, for itself and as trustee and agent of all its Subsidiaries and Associated Companies.  The Company will hold the benefit of those Rules on trust and as agent for each of them and may assign the benefit of this Rule 1.10.5 to any of them.

1.10.6      Articles of Association

Any Shares acquired under the Plan will be subject to the Articles of Association of the Company as amended from time to time.

1.10.7      Claims for relief under the Taxation of Chargeable Gains Act 1992

If Shares are transferred to a Participant under an Award, the Participant will, if required by the person making the transfer, join that person in making a claim for relief under section 165 of the Taxation of Chargeable Gains Act 1992 in respect of the disposal made by the person making that transfer.

1.10.8      Severability

The invalidity or non-enforceability of one or more provisions of the Plan will not affect the validity or enforceability of the other provisions of the Plan, which will remain in full force and effect.

1.10.9      Third party rights

Nothing in this Plan confers any benefit, right or expectation on a person who is not an Eligible Employee. No third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Plan.  This does not affect any other right or remedy of a third party which may exist.

1.11        DATA PROTECTION

By participating in the Plan, the Participant consents to the collection, processing, transmission and storage in any form whatsoever by the Company of any data of a professional or personal nature which is necessary for the purpose of introducing and sustaining the Plan.  This may include providing information to trustees of an employee benefit trust, or to registrars, or brokers, or third party administrators of the Plan, or to future purchasers of the company or the business in which the Participant works.  By participating in the Plan, the Participant also consents to the transfer of personal data to countries or territories outside the European Economic Area.

1.12        GOVERNING LAW

These Rules will be governed by and construed in accordance with the law of England.  All Participants, the Company and any other Participating Company or Associated Company will submit to the jurisdiction of the English courts in relation to anything arising under the Plan.  The Remuneration Committee may, in its absolute discretion, determine that another law may apply to the application of the Plan outside the United Kingdom.

PART TWO

2.             RESTRICTED SHARE PLAN

2.1          GRANT OF RESTRICTED AWARDS

2.1.1        Grant of Restricted Awards

The Remuneration Committee may, at its discretion, grant or it may procure the Grantor to grant to any Eligible Employee a Restricted Award over such whole number of Shares as it decides.  There will be no payment for the grant of a Restricted Award.

2.1.2        Period for granting Restricted Awards

Restricted Awards may be granted at any time that the Remuneration Committee thinks appropriate other than during a Close Period of the Company.

2.1.3        Conditions to be satisfied before the vesting of Restricted Awards

The performance target which must be met before a Restricted Award vests will be notified to the Participant on his award certificate and will apply until amended by, or a different performance target is specified, by the Remuneration Committee.

2.2          RIGHTS IN RELATION TO SHARES UNDER RESTRICTED AWARDS

A Participant has no voting, dividend or other rights attaching to the Shares under a Restricted Award made to the Participant, before the Restricted Award vests.  However, the Trustee may in its discretion reinvest any dividends declared on the Shares subject to a Restricted Award (net of any taxes and, if applicable, associated costs) as soon as reasonably possible after that dividend has been paid and the Shares acquired with the dividend will be held by the Trustee as part of the Restricted Award. The Trustee will, at its discretion, be entitled to vote or abstain from voting in respect of and accept or reject any offer in relation to the Shares subject to a Restricted Award.

2.3          VESTING OF RESTRICTED AWARDS

2.3.1        Normal vesting

Unless the Remuneration Committee decides otherwise at the Date of Grant, and subject to Rules 2.3.2, 2.3.3 and 2.4, a Restricted Award will vest on the third anniversary of its Date of Grant to the extent that the performance target which applies to that Restricted Award has been met.   However, if this would be on a day which is on a Close Period, the day on which the Restricted Award vests will be the first Dealing Day following the end of the Close Period.

2.3.2        Early vesting on cessation of Employment (good leaver)

If a Participant ceases to be in Employment due to death, ill-health, injury or disability (evidenced to the satisfaction of the Remuneration Committee), Redundancy, Retirement, the company by which the Participant is employed ceasing to be a member of the Group or the transfer of the undertaking or part-undertaking in which the Participant is employed to a person or body corporate outside the Group, then the Participant’s Restricted Award will vest in full immediately.

2.3.3        Early vesting on cessation of Employment (other circumstances)

If a Participant ceases to be in Employment for any reason other than those specified in Rule 2.3.2 the Remuneration Committee may preserve and vest all or part of a Participant’s Restricted Award on any terms it thinks fit subject to the satisfaction of the performance target measured to the date of cessation of employment.

2.4          LAPSE OF RESTRICTED AWARDS

2.4.1        Lapsing of Restricted Awards

A Restricted Award will lapse and cease to be capable of (further) vesting on the earliest of:

2.4.1.1     the Participant ceasing to be in Employment in any circumstances other than those referred to at Rule 2.3.2 and where the Remuneration Committee has not preserved all or part of the Restricted Award under Rule 2.3.3.  If the Remuneration Committee preserves part only of a Restricted Award under Rule 2.3.3 the part that is not preserved will lapse immediately;

2.4.1.2     the Participant being deprived of the legal or beneficial ownership of the Restricted Award by operation of law, or doing or omitting to do anything which causes him to be so deprived or being declared bankrupt; and

2.4.1.3     the Participant attempting to breach Rule 1.4.4.

2.4.2        Lapse where no or only partial vesting

Where, after all applicable testing of the performance target to which it is subject, a Restricted Award has not vested or only vested in part under the performance target, the unvested part of the Restricted Award will lapse with immediate effect.

2.4.3        Female Participants on maternity leave

For the purposes of this Rule 2.4, a female Participant on maternity leave will not cease to be in Employment until the earlier of the date on which she notifies her employer of her intention not to return to work or the date on which she ceases to have statutory or contractual rights to return to work.

2.5          GENERAL OFFER, SCHEME OF ARRANGEMENT OR VOLUNTARY WINDING UP OF THE COMPANY

2.5.1        Circumstances in which this Rule applies

Subject to Rule 2.8 this Rule applies where:

2.5.1.1     an offeror (either alone or with any party acting in concert with the offeror) obtains Control of the Company as a result of making a general offer to acquire the whole of the issued ordinary share capital of the Company (or such part of it which is not at the time owned by the offeror and any party acting in concert with the offeror) which is made on a condition such that if it is satisfied the company or person making the offer will have Control of the Company; or

2.5.1.2     the Court sanctions a scheme of arrangement affecting the Shares under section 425 of the Companies Act 1985; or

2.5.1.3     a resolution is passed for the voluntary winding up of the Company.

2.5.2        Date of vesting

On the occurrence of an event described in Rule 2.5.1, a Restricted Award will subject to Rule 2.4, vest to the extent specified by the Remuneration Committee in accordance with Rule 2.5.3 as follows:

2.5.2.1           in relation to Rule 2.5.1.1, on the date that the change of Control takes effect;

2.5.2.2           in relation to Rule 2.5.1.2, on the date on which the scheme of arrangement is sanctioned by the Court ,; and

2.5.2.3           in relation to Rule 2.5.1.3, conditionally on the resolution being passed.

2.5.3        The discretion of the Remuneration Committee

The Remuneration Committee will confirm as soon as practicable after the relevant event referred to in Rule 2.5.2 above the extent (if any) to which a Restricted Award will vest, taking into account the extent to which the performance target applicable to that Restricted Award has been met up to the date of vesting and such other factors as the Remuneration Committee believes to be relevant in determining the extent to which the Restricted Award should vest.

2.6          CONSEQUENCES OF VESTING OF A RESTRICTED AWARD

As soon as practicable following the vesting of a Restricted Award, the Shares subject to it in respect of which it has vested will, subject to Rules 1.5 and 1.7, be transferred to the Participant.

2.7          ADJUSTMENT OF RESTRICTED AWARDS

2.7.1        Variation in equity share capital

If there is a Variation in the equity share capital of the Company the number and/or the nominal value of the Shares over which a Restricted Award is granted will be adjusted in the manner the Remuneration Committee determines (subject to confirmation from an appropriate independent professional that such adjustment is fair and reasonable).

2.7.2        Notifying Participant of adjustments

The Grantor will take the steps it considers necessary to notify Participants of any adjustment under Rule 2.7 and may call in, cancel, endorse, issue or re-issue any award certificate as a result of that adjustment.

2.8          Exchange of Restricted Awards

2.8.1        Circumstances in which Restricted Awards are exchanged

If this Rule applies, Restricted Awards will not vest but will be exchanged under the terms of this Rule.  This Rule applies when:

2.8.1.1           a company (the “Acquiring Company”) has obtained Control of the Company;

2.8.1.2           the shareholders of the Acquiring Company immediately after it has obtained Control of the Company are substantially the same as the shareholders of the Company immediately before that event; and

2.8.1.3           the Acquiring Company consents to the exchange of Restricted Awards under this Rule.

2.8.2        The Exchange

When this Rule applies Participants’ Restricted Awards (“Old Awards”) will become awards (“New Awards”) in respect of shares in the Acquiring Company.  Each New Award will be equivalent to each Old Award before the change of Control.  The New Awards will not be regarded as equivalent to the Old Awards unless:

2.8.2.1           they are governed by the Rules in effect immediately before the release of the Old Awards; and

2.8.2.2           the total Market Value of the Shares the subject of the Old Awards immediately before the exchange is equal to the total Market Value immediately after the exchange of the shares the subject of the New Awards.  The provisions of the Plan will, for this purpose be construed as if the New Awards were granted under the Plan at the same time as the Old Awards.

2.8.3        The New Awards

References to Shares will, in relation to the New Awards, be taken as references to shares of the Acquiring Company References to the Company will be taken to be references to the Acquiring Company where appropriate.  The New Awards will not vest or lapse if Rule 2.5 applies in respect of the change of Control which lead to the grant of the New Awards.

PART THREE

3.             CO-INVESTMENT PLAN

3.1          INVESTED SHARES

3.1.1        Invitation to acquire Invested Shares

The Remuneration Committee may, at its discretion, invite any Eligible Employee to acquire Invested Shares in order to qualify for a Matched Award.  The invitation will be in the form approved by the Remuneration Committee and will state:

3.1.1.1        the maximum number of Invested Shares that may be acquired by all Eligible Employees invited to participate at that invitation;

3.1.1.2        the performance target to apply to any Matched Award;

3.1.1.3        how the Eligible Employee should pay for the Invested Shares and how the Invested Shares will be acquired.

3.1.2        Period for making invitations

Invitations to acquire Invested Shares may be made at any time that the Remuneration Committee thinks appropriate but not so that the making of the invitation, or the acquisition of Invested Shares or the grant of a Matched Award consequent on that invitation would fall during a Close Period of the Company.

3.1.3        Accepting an invitation

To accept an invitation to acquire Invested Shares an Eligible Employee must return the invitation form duly completed by the date specified in it, indicating the cash amount that he wishes to apply in the purchase of Invested Shares.

3.1.4        Scaling down

If the Remuneration Committee receives applications for Invested Shares in excess of the maximum number of Invested Shares available at that invitation each application will be scaled back on the basis the Remuneration Committee determines.

3.1.5        Acquisition and holding of Invested Shares

As soon as practicable after the receipt of an invitation form from an Eligible Employee the Remuneration Committee will, subject to the provision of cleared funds from the Participant (other than where the Participant has directed all or part of his annual cash bonus received from the Company to be used for such purpose), procure the acquisition on behalf of that Eligible Employee of the number of Invested Shares that match the number of Invested Shares on a 1:1 basis.  The Trustee will hold the Invested Shares acquired for the Participant on trust as bare trustee on behalf of the Participant until the earlier of the vesting of the Matched Award or the expiry of the Relevant Period of the Matched Award granted in respect of those Invested Shares.

3.2          GRANT OF MATCHED AWARDS

3.2.1        Grant of Matched Awards

As soon as possible after Invested Shares are acquired on behalf of an Eligible Employee following an invitation under Rule 3.1 the Remuneration Committee will grant or it may procure the Grantor to grant to that Eligible Employee a Matched Award over the number of Shares that have an aggregate Market Value on the Date of Grant of the Matched Award which is equal to the Invested Share Amount.  Subject to the remainder of the Rules of this Part Three, the Shares under a Matched Award will not vest until the end of the Relevant Period.

3.2.2        Conditions to be satisfied before the vesting of Matched Awards

The performance target which must be met before the Matched Award can vest will notified to the Participant on his award certificate and will apply until amended by or a different performance target is specified by, the Remuneration Committee.

3.2.3        Terms of Invested Shares

By accepting the grant of the Matched Award the Participant agrees that:

3.2.3.1           any dividends declared on his Invested Shares during the Relevant Period belong to the Participant but will be paid on behalf of the Participant to the Trustee, who may reinvest them in Shares (net of any taxes and, if appropriate, associated costs) as soon as reasonably practicable after those dividends are paid to the Trustee and those Shares will be held by the Trustee as part of the holding of Invested Shares; and

3.2.3.2           he is entitled to instruct the Trustee on how to vote or abstain from voting in relation to the Invested Shares and whether to accept or reject any offer in relation to them.

3.2.4        Rights in relation to Matched Awards

A Participant has no voting, dividend or other rights attaching to Shares under a Matched Award made to the Participant, before the Matched Award vests.  However, the Trustee may in its discretion reinvest any dividends declared on the Shares subject to a Matched Award (net of any taxes and, if applicable, associated costs) as soon as reasonably possible after that dividend has been paid and the Shares acquired with the dividend will be held by the Trustee as part of the Matched Award.  The Trustee will, at its discretion, be entitled to vote or abstain from voting in respect of and accept or reject any offer in relation to the Shares under a Matched Award.

3.3          VESTING OF MATCHED AWARDS

3.3.1        Normal vesting

Unless the Remuneration Committee decides otherwise at the Date of Grant, and subject to Rules 3.3.2, 3.3.3 and 3.4 and any additional terms and conditions which apply to the Matched Award, a Matched Award will vest on the third anniversary of its Date of Grant to the extent that the performance target which applies to that Matched Award has been met.  However, if this would be on a day which is on a Close Period, the day on which the Matched Award will be the first Dealing Day following the end of the Close Period.

3.3.2        Early vesting on cessation of Employment (good leaver)

If a Participant ceases to be in Employment due to

•      death,

•      ill-health, injury or disability (evidenced to the satisfaction of the Remuneration Committee),

•      Redundancy or retirement,

•      the company by which the Participant is employed ceasing to be a member of the Group or,

•      the transfer of the undertaking or part-undertaking in which the Participant is employed to a person or body corporate outside the Group,

then the Participant’s Matched Award will vest in full immediately.

3.3.3        Early vesting on cessation of Employment (other circumstances)

If a Participant ceases to be in Employment for any reason other than those specified in Rule 3.3.2, the Remuneration Committee may preserve and vest all or part of a Participant’s Matched Award on any terms it thinks fit subject to the satisfaction of the performance target measured to the date of cessation of employment.

3.4          LAPSE OF MATCHED AWARDS

3.4.1        Lapsing of Matched Awards

A Matched Award will lapse and cease to be capable of (further) vesting on the earliest of:

3.4.1.1           the Participant ceasing to be in Employment in any circumstances other than those referred to in Rule 3.3.2 and where the Remuneration Committee has not preserved all or part of the Matched Award under Rule 3.3.3.  If the Remuneration Committee preserves part only of a Matched Award under Rule 3.3.3 the part that is not preserved will lapse immediately;

3.4.1.2           the Participant being deprived of the legal or beneficial ownership of the Matched Award by operation of law, or doing or omitting to do anything which causes him to be so deprived or being declared bankrupt; and

3.4.1.3           the Participant attempting to breach Rule 1.4.4.

3.4.2        Lapse where no or only partial vesting

Where, after all applicable testing of the performance target to which it is subject, a Matched Award has not vested or only vested in part under the performance target, the unvested part of the Matched Award will lapse with immediate effect.

3.4.3        Female Participants on maternity leave

For the purposes of this Rule 3.4, a female Participant on maternity leave will not cease to be in Employment until the earlier of the date on which she notifies her employer of her intention not to return to work or the date on which she ceases to have statutory or contractual rights to return to work.

3.5          GENERAL OFFER, SCHEME OF ARRANGEMENT OR VOLUNTARY WINDING UP OF THE COMPANY

3.5.1        Circumstances in which this Rule applies

Subject to Rule 3.8, this Rule applies where:

3.5.1.1           an offeror (either alone or with any party acting in concert with the offeror) obtains Control of the Company as a result of making a general offer to acquire the whole of the issued ordinary share capital of the Company (or such part of it which is not at the time owned by the offeror and any party acting in concert with the offeror) which is made on a condition such that if it is satisfied the company or person making the offer will have Control of the Company; or

3.5.1.2           the Court sanctions a scheme of arrangement affecting the Shares under section 425 of the Companies Act 1985; or

3.5.1.3           a resolution is passed for the voluntary winding up of the Company.

3.5.2        Date of vesting

On the occurrence of an event described in Rule 3.5.1, a Matched Award will, subject to Rule 3.4, vest to the extent specified by the Remuneration Committee in accordance with Rule 3.5.3 as follows:

3.5.2.1           in relation to Rule 3.5.1.1, on the date that the change of Control takes effect;

3.5.2.2           in relation to Rule 3.5.1.2, on the date on which the scheme of arrangement is sanctioned by the Court; and

3.5.2.3           in relation to Rule 3.5.1.3, conditionally on the resolution being passed.

3.5.3        The discretion of the Remuneration Committee

The Remuneration Committee will confirm as soon as practicable after the extent (if any) to which a Matched Award will vest, taking into account the extent to which the performance target applicable to that Matched Award has been met up to the date of vesting and such other factors as the Remuneration Committee believes to be relevant in determining the extent to which the Matched Award should vest.

3.6          CONSEQUENCES OF VESTING OF A MATCHED AWARD

As soon as practicable following the vesting of a Matched Award, the Shares subject to it in respect of which it has vested and the Invested Shares related to that Matched Award will, subject to Rules 1.5 and 1.7, be transferred to the Participant.

3.7          ADJUSTMENT OF MATCHED AWARDS

3.7.1        Variation in equity share capital

If there is Variation in the equity share capital of the Company the number and/or the nominal value of the Shares over which a Matched Award is granted may be adjusted in such manner as the Remuneration Committee determines (subject to confirmation from an appropriate independent professional that such adjustment is fair and reasonable).

3.7.2        Notifying Participants of adjustments

The Grantor will take the steps it considers necessary to notify Participants of any adjustment under Rule 3.7 and may call in, cancel, enclose, issue or re-issue any award certificate as a result of that adjustment.

3.8          Exchange of Matched Awards

3.8.1        Circumstances in which Matched Awards are exchanged

If this Rule applies, Matched Awards will not vest but will be exchanged under the terms of this Rule.  This Rule applies when:

3.8.1.1           a company (the “Acquiring Company”) has obtained Control of the Company;

3.8.1.2           the shareholders of the Acquiring Company immediately after it has obtained Control of the Company are substantially the same as the shareholders of the Company immediately before that event, and

3.8.1.3           the Acquiring Company consents to the exchange of Matched Awards under this Rule.

3.8.2        The Exchange

When this Rule applies Matched Awards (“Old Awards”) will become awards (“New Awards”) in respect of shares in the Acquiring Company.  Each New Award will be equivalent to each Old Award before the change of Control.  The New Awards will not be regarded as equivalent to the Old Awards unless:

3.8.2.1           they are governed by the Rules in effect immediately before the release of the Old Awards; and

3.8.2.2           the total Market Value of the Shares the subject of the Old Awards immediately before the exchange is equal to the total Market Value immediately after the exchange of the shares the subject of the New Awards.  The provisions of the Plan will, for this purpose be construed as if the New Awards were granted under the Plan at the same time as the Old Awards.

3.8.3        The New Awards

References to Shares will, in relation to the New Awards, be taken as references to shares of the Acquiring Company.  References to the Company shall be taken to be references to the Acquiring Company, where appropriate.  The New Awards will not vest or lapse if Rule 3.5 applies in respect of the change of Control which lead to the grant of the New Awards.

APPENDIX 1

DEFINITIONS

Associated Company	in relation to the Company:

(i) any company which has Control of the Company; and

(ii) any company (other than a Participating Company) which is under the Control of any company referred to in (i) above;

Award	a Restricted Award or a Matched Award granted under the Plan;

Board	the board of directors of the Company or a duly authorised committee of it, which may include the Remuneration Committee;

Close Period

a period when the members of the Board are prohibited from dealing in Shares under the Criminal Justice Act 1993, or the Financial Services Authority model code on transactions in securities, or under any other statute, regulation or similar code to which the Company is subject;

The Company	Cyclacel Group Plc which, for the purposes of the Rules, may act through the Board;

Control	means the power of a person to secure:

(i) by means of the holding of shares or the possession of voting power in or in relation to that or any other body corporate; or

(ii) by virtue of any powers conferred by the articles of association or other document regulating that or any other body corporate,

that the affairs of the first mentioned body corporate are conducted in accordance with the wishes of that person;

Date of Grant	with respect to an Award, the date on which the Grantor grants it;

Dealing Day	a day on which the London Stock Exchange is open for the transaction of business;

Disability	long-term disability evidenced to the satisfaction of the Remuneration Committee;

Eligible Employee	any person who at a Date of Grant (or the date of invitation, in the case of Invested Shares) is an employee of a Participating Company;

Employees’ Share Scheme	a scheme for encouraging or facilitating the holding of shares or debentures in a company by or for the benefit of:

(i) the employees or former employees of the Company, the Company’s Subsidiaries or holding company or a subsidiary of the Company’s holding company; or

(ii) the wives, husbands, widows, widowers or children or step-children under the age of 18 of such employees or former employees;

Employment	employment as an employee of a Participating Company or an Associated Company;

Grant Period	the period of 42 days starting on the day after any of the following:

(i) the date on which the Company releases its financial results for any period;

(ii) the date of any general meeting of the Company;

(iii) the date on which any change to the legislation affecting the Plan is proposed or made;

(iv) the date of lifting of any restrictions on the grant of an Award; or

(v) the date on which the Board believes that exceptional circumstances exist which justify the grant of Awards;

Grantor	in relation to an Award, the Person who has granted that Award which may be the Company, an employee benefit trust or any other Person;

Group	the Company and its Subsidiaries;

Invested Share Amount	the gross amount applied in the acquisition of Invested Shares, as determined in accordance with Rule 3.1;

Invested Shares	Shares acquired by a Participant under Rule 3.1 in order to qualify for a Matched Award;

Market Value	in relation to a Share, its middle market quotation (as derived from the Daily Official List of the London Stock Exchange plc) on the Dealing Day immediately preceding the relevant date;

Matched Award	a contingent right to acquire Shares which has been granted or is proposed to be granted under Rule 3.2;

Participant	any Eligible Employee to whom an Award has been granted, or (where the context requires) his personal representatives;

Person	any individual, corporation, partnership, limited liability company, trust or other entity of whatever nature;

Participating Company	(i) the Company; and

(ii) any other company which is under the Control of the Company, is a Subsidiary of the Company and is for the time being designated by the Board as a Participating Company;

Plan	the Cyclacel Group Plc Restricted Share & Co-Investment Plan constituted by the Rules;

Plan Period	the period starting on the date the Plan is approved by the Company in general meeting and ending on the tenth anniversary of that date;

Recognised Stock Exchange	a stock exchange that is for the time being designated as a recognised stock exchange for the purpose of section 841 of the Income & Corporation Taxes Act 1988;

Redundancy	termination of Employment attributable wholly or mainly to the fact that:

(i) the employer has ceased or intends to cease:

(a) to carry on the business for the purpose of which the employee was employed; or

(b) to carry on that business in the place the employee was employed; or

(ii) the requirements of that business:

(a) for employees to carry out work of a particular kind; or

(b) to carry out that work in the place where the employee was employed,

have ceased or diminished or are expected to cease or diminish;

Relevant Period	in relation to:

(i) a Restricted Award, the period commencing on the date on which the Award is granted and ending on the third anniversary of that date; and

(ii)           a Matched Award, the period commencing on the date on which the Award is granted and ending on the third anniversary of that date, or where the Participant ceases employment without the Matching Award having vested, the period commencing on the date on which the Award is granted and ending on the date of cessation of the Participant’s employment;

Remuneration Committee	the duly authorised remuneration committee of the Board;

Restricted Award	a contingent right to acquire Shares which has been granted or is proposed to be granted under Rule 2.1;

Retirement	retirement at or after any age at which the Participant is bound or entitled to retire under his contract of Employment or early retirement with the agreement of the company which employs him;

Rules	these rules as amended from time to time;

Share	a fully paid ordinary share in the capital of the Company;

Subsidiary	a company is a subsidiary of another company if:

(i) that other company:

(a) holds a majority of the voting rights in it; or

(b) is a member of it and controls the composition of its board of directors; or

(c) is a member of it and controls alone, pursuant to an agreement with other shareholders or member; a majority of the voting rights in it; or

(ii) the first mentioned company is a subsidiary of any company which is that other’s subsidiary;

Trustee	the trustee for the time being of an employee benefit trust established by the Company as an Employees’ Share Scheme;

Variation	in relation to the equity share capital of the Company a capitalisation issue, an offer or invitation made by way of rights, a subdivision, a consolidation or reduction.

Cyclacel Group plc

RULES OF THE

Cyclacel Group plc

SENIOR EXECUTIVE INCENTIVE PLAN

Authorised by shareholders on [1st July, 2004]

Adopted by the Board on 30th June, 2004

CONTENTS

Rule

1.	DEFINITIONS AND INTERPRETATION
2.	GRANT OF OPTIONS
3.	OPTION PRICE
4.	PLAN LIMITS
5.	VESTING OF THE OPTION
6.	RIGHTS OF EXERCISE AND LAPSE OF THE OPTION
7.	LAPSING OF THE OPTION
8.	EXCHANGE OF OPTIONS
9.	EXERCISE OF OPTIONS
10.	ADJUSTMENT OF OPTIONS
11.	ADMINISTRATION
12.	AMENDING THE PLAN
13.	GENERAL

APPENDIX - Definitions

RULES OF THE CYLACEL GROUP PLC

SENIOR EXECUTIVE INCENTIVE PLAN

1.             DEFINITIONS AND INTERPRETATION

1.1          Definitions

The words and expressions used in this Plan which have capital letters have the meanings set out in the Appendix.

1.2          Interpretation

The headings in the Rules are for convenience and should be ignored when construing them.  Unless the context otherwise requires, words in the singular include the plural and vice versa and words importing either gender include both genders.

Reference in the Rules to any statutory provisions are to those provisions as amended, extended or re-enacted from time to time, and include any regulations or other subordinate legislation made under them.

2.             GRANT OF OPTIONS

2.1          Grant of Options

The Grantor may at its discretion, grant to any Eligible Employee nominated by the Remuneration Committee an Option or Options at the Option Price over such whole number of Shares as it decides.

2.2          Period for granting Options

Options may be granted at any time that the Grantor thinks appropriate.

2.3          Approvals and consents

The grant of an Option will be subject to obtaining any approval or consent required under any applicable regulations or enactments.

2.4          Manner of Grant and payment for Options

An Option will be granted so that it constitutes a binding contract between the Grantor and the Participant. Each Participant will be given an option certificate as evidence of the grant of an Option.  There will be no payment for the grant of an Option.

2.5          Options personal to Participants

An Option is personal to the Participant to whom it is granted. It may not, nor may any rights in respect of it, be transferred, assigned, charged or otherwise disposed of to any Person other than, on the death of a Participant, when it may be transmitted to his personal representatives.

2.6          Disclaimer of Options

A Participant may disclaim his Option, in whole or in part, in writing to the Secretary of the Company within 30 days after the Date of Grant.  No consideration will be paid for the disclaimer of the Option.  To the extent that an Option is disclaimed it will be taken never to have been granted.

3.             OPTION PRICE

The Option Price of an Option will be stated at the Date of Grant, but subject to any adjustment under Rule 10.  The Option Price must not be less than the higher of one pence per Share and the nominal value of a Share at any time.

4.             PLAN LIMITS

The number of Shares that may be allocated under the Plan cannot exceed [1,770,903] [3,541,806 post bonus issue] Shares.

5.             VESTING OF THE OPTION

5.1          Vesting

Subject to the completion of an IPO, the Option will vest and become exercisable as follows:

Percentage of Option vesting	Date of vesting
33.3%	first anniversary of the Date of Completion
66.6%	second anniversary of the Date of Completion
100%	third anniversary of the Date of Completion

5.2          Vesting in full on a change of Control prior to an IPO

5.2.1        Subject to Rule 5.2.4, the Option will vest in full if any Person (or persons acting in concert with that Person, as defined by the City Code on Take-overs and Mergers) obtains Control of the Company pursuant to a Sale prior to an IPO or as a result of making a general offer or otherwise prior to an IPO.

5.2.2        In the event of a Sale of the Company prior to an IPO, the Board shall make such arrangements in the form of conditional notices of exercise or otherwise to ensure that a Participant is given a reasonable opportunity to exercise his Option (and (if necessary) to sell sufficient securities to meet any resulting tax liability), which shall lapse immediately following completion of the Sale.

5.2.3        The Option will lapse on the earlier of:

(i)            the completion of the Sale;

(ii)           at the end of the period of six months after the date on which a person who made an offer to acquire Shares has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.  For the purpose of this Rule 5.2.3, a person will be deemed to

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have obtained Control of the Company if he and others acting in concert with him have together obtained Control of it; or

(iii)          at the end of the period during which any Person has become bound or entitled to acquire Shares under sections 428 to 430F of the Companies Act 1985 remains so bound or entitled;

5.2.4        If a Company (the “Successor Company”) has obtained Control of the company, and the shareholders of the Successor Company immediately after it has obtained Control are substantially the same as the shareholders of the Company immediately before that event, and the Successor Company consents to the exchange of Options under this Rule, the Option will not vest and/or be exercisable, but will be exchanged during the Appropriate Period under the terms of Rule 8, save that references to the Acquiring Company in that Rule will be deemed to be references to the Successor Company, provided that the Board shall permit an Option to vest and become exercisable and the relevant Participant to sell sufficient securities to the extent (if necessary) to meet any resulting tax liability.

5.3          Vesting in full on a take-over, scheme of arrangement or winding up of the Company after an IPO

The Option will in any event, subject to the completion of an IPO, vest on the date:

5.3.1        that any person who made an offer to acquire Shares has obtained Control of the Company as envisaged in Rule 6.2.1;

5.3.2        that any person becomes bound or entitled to acquire Shares under sections 428 – 430F Companies Act 1985;

5.3.3.       on which the court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies under section 425 of the Companies Act 1985;

5.3.4        on which a resolution for the voluntary winding-up of the Company has been passed.

6.             RIGHTS OF EXERCISE AND LAPSE OF THE OPTION

6.1          General rules for exercise

Except as provided in Rules 6.2 and 6.3, the Option can only be exercised to the extent that it has vested and may only be exercised by a Participant while he is a director or employee of a Participating Company or of an Associated Company and is not under notice of termination of employment with a Participating Company or an Associated Company (whether such notice is given by the Participant’s employer or by the Participant) at the date of exercise of the Option.

6.2          Exercise in particular cases

The Option may be exercised following the Date of Completion:

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6.2.1        within the period of six months after the date on which a person who made an offer to acquire Shares has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.  For the purpose of this clause 6.2.1, a person will be deemed to have obtained Control of the Company if he and others acting in concert (as defined by the City Code on Take-overs and Mergers) with him have together obtained Control of it; or

6.2.2        at any time during which any Person who has become bound or entitled to acquire Shares under sections 428 to 430F of the Companies Act 1985 remains so bound or entitled;

6.2.3        within the period of six months following the court sanctioning a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies under section 425 of the Companies Act 1985; or

6.2.4        within the period of one month following the passing of a resolution for the voluntary winding-up of the Company.

6.3          Dismissal Without Cause

6.3.1        If the Participant is dismissed from Employment Without Cause, the Participant’s Option will continue to vest and/or remain exercisable as if the Participant had continued to remain in Employment.

6.3.2        The Participant will be considered to have been dismissed from Employment Without Cause if (and only if) the Participant’s Employment is terminated by the relevant Participating Company or Participating Companies in circumstances other than where the Participant:

(a)           in the reasonable opinion of the Board, fails or neglects efficiently and diligently to discharge his duties or is guilty of any serious or repeated breach of his obligations under his contract of employment (including any consent granted under it); or

(b)           is guilty of serious misconduct or any other conduct which affects or is likely to materially prejudice the interests of the Company or a Participating Company or is convicted of an arrestable offence (other than a road traffic offence for which a non-custodial penalty is imposed); or

(c)           becomes bankrupt or makes any arrangement or composition with his creditors; or

(d)           is disqualified from being a director of any company by reason of an order made by any competent court; or

(e)           resigns as a director of a Participating Company without the prior consent of the Board; or

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(f)            is guilty of any material breach or non-observance of any code of conduct, rule or regulation referred to in his contract of employment or fails or ceases to be registered (where such registration is, in the reasonable opinion of the Board, necessary for the performance of his duties) by any regulatory body in the United Kingdom or elsewhere.

7.             LAPSING OF THE OPTION

7.1          The Option will lapse immediately to the extent not exercised on the first to occur of:

7.1.1        [   ] June, 2014;

7.1.2        the expiry of any period specified in Rule 5.2.3;

7.1.3        the expiry of any period specified in Rules 6.2.1, 6.2.2, 6.2.3 or 6.2.4;

7.1.4        the Participant ceasing to be in Employment or where the Participant is under notice of termination of Employment (whether such notice is given by the Participant’s employer or by the Participant), unless the Option is exercisable under any of Rules 6.2.1 to 6.2.4 or the Participant has been dismissed Without Cause (in the circumstances set out in Rule 6.3);

7.1.5        where the Participant has been dismissed Without Cause, the expiry of six months after the third anniversary of the Date of Completion or (if later) the expiry of six months after the lifting of any share trading restrictions (imposed by the rules of any Applicable Exchange or Applicable Laws) which apply at the third anniversary of the Date of Completion;

7.1.6             the Participant being deprived of the legal or beneficial ownership of the Option by operation of law, or doing or omitting to do anything which causes him to be so deprived or being declared bankrupt; and

7.1.7             any attempt by the Participant to breach Rule 2.5.

8.             EXCHANGE OF OPTIONS

8.1          The Acquiring Company

If any company (“the Acquiring Company”):

8.1.1        obtains Control of the Company as a result of making a general offer to acquire:

(i)            the whole of the issued ordinary share capital of the Company which is made on condition such that if it is satisfied the Acquiring Company will have Control of the Company; or

(ii)           all the shares in the Company which are of the same class as the Shares,

in either case ignoring any Shares which are already owned by it or a member of the same group of companies; or

8.1.2        obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the court under section 425 of the Companies Act 1985; or

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8.1.3        becomes entitled to acquire Shares under sections 428 to 430F of that Act,

any Participant may, at any time within the Appropriate Period, by agreement with the Acquiring Company, release any Option which has not lapsed (“the Old Option”) in consideration of the grant to him of an Option (“the New Option”) which (for the purposes of paragraph 27(4) of Schedule 4 to the Taxes Act) is equivalent to the Old Option but relates to shares in a different company (whether the Acquiring Company itself or some other company falling within paragraph 16 of Schedule 4 to the Taxes Act).

8.2          The New Option

The New Option will not be regarded as equivalent to the Old Option unless the conditions set out in paragraph 27(4) of Schedule 4 to the Taxes Act are satisfied, but so that the provisions of the Plan will for this purpose be construed as if the New Option were an option granted under the Plan at the same time as the Old Option except for the purpose of the definition of “Participating Company” in the Appendix, and as if:

8.2.1        the reference to Cyclacel Group plc in the definition of the “Company” in the Appendix were a reference to the different company mentioned in rule 8.1; and

8.2.2        references in Rules 10.3, 11.4, 11.5 and 11.6 to the “Grantor” were references to the grantor of the New Option.

9.             EXERCISE OF OPTIONS

9.1          Exercise in whole or in part

An Option may be exercised in whole or in part, provided that an Option may not be exercised in respect of less than 100 Shares; unless either the Option is over less than 100 Shares or it is the last occasion on which the Option is exercised, when it may be exercised in respect of any number of Shares up to the number in respect of which it remains capable of exercise.

9.2          Manner of exercise

To exercise an Option, the Participant must deliver at the address specified in the notice of exercise:

9.2.1        an option certificate covering at least all the Shares over which the Option is then to be exercised;

9.2.2        the notice of exercise in the prescribed form properly completed and signed by the Participant (or by his duly authorised agent); and

9.2.3        remittance in cleared funds for the Exercise Price for the Shares over which the Option is exercised.

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9.3          Withholding for tax

9.3.1        Each Option granted under this Plan is subject to the condition that an exercise of the Option shall not be valid unless the Participant has, in addition to complying with the other requirements of this Plan, paid or procured the payment to his employer, or otherwise provided for, an amount equal to any income tax and/or employee social security contributions (if appropriate) which his employing company may be required to pay on the Participant’s behalf by reason of that exercise.

9.3.2        Without limitation to Rule 9.3.1 above, the Company, or Participating Company which is the Participant’s employer or the trustees of any employee benefit trust may withhold any amount and make such arrangements as it considers necessary to meet any liability of the Participant to taxation or employee social security contributions in respect of the grant, exercise or cancellation of options (or otherwise from benefits delivered under this Scheme).  These arrangements may include the sale of any shares on behalf of a Participant, unless the Participant discharges the liability himself.

9.4          Issue or transfer of Shares

Subject to Rule 9.5, the Grantor will procure the delivery of any Shares to a Participant (or his nominee) pursuant to the exercise of an Option within 30 days following the Option Exercise Date.

9.5          Regulatory Consents

The delivery of any Shares under the Plan will be subject to obtaining any necessary approval or consent under the provisions or rules or regulations of any Applicable Exchange or Applicable Laws.

9.6          Ranking of Shares

Shares acquired by a Participant under the Plan will rank equally in all respects with the Shares then in issue, except that they shall not rank for any right attaching to them by reference to a record date preceding the Option Exercise Date.

9.7          Listing

If the Shares are listed on the London Stock Exchange or any other Recognised Stock Exchange, the Company will apply for listing of any Shares issued under the Plan as soon as practicable after their allotment.

10.          ADJUSTMENT OF OPTIONS

10.1        Variation in equity share capital

If there is a Variation in the equity share capital of the Company:

10.1.1      the number and/or the nominal value of Shares over which an Option is granted; and

10.1.2      the Option Price; and

10.1.3      where an Option has been exercised but on the date of the Variation no Shares have been delivered pursuant to that exercise, the number of Shares which may be delivered and the price at which they may be acquired,

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will be adjusted in the manner the Remuneration Committee determines so that (as nearly as may be without involving fractions of a Share or an Option Price calculated to more than two decimal places) the Exercise Price will remain unchanged.

10.2        Nominal value of Shares

Apart from under this Rule 10.2, no adjustment under Rule 10.1 can reduce the Option Price to less than the nominal value of a Share.  Where an Option subsists over both issued and unissued Shares, an adjustment may only be made if the reduction of the Option Price in respect of both the issued and the unissued Shares can be made to the same extent.  Any adjustment made to the Option Price of Options over unissued Shares will only be made if and to the extent that the Board is authorised to:

10.2.1      capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the adjusted Exercise Price; and

10.2.2      apply that sum in paying up the Shares so that on exercise of the Option the Board will capitalise that sum and apply it in paying up the Shares.

10.3        Notifying Participants of adjustments

The Grantor will take the steps it considers necessary to notify Participants of any adjustment made under Rule 10 and may call in, cancel, endorse, issue or re-issue any certificate as a result of that adjustment.

11.          ADMINISTRATION

11.1        Notices

Any notice or other communication in connection with the Plan will be in writing and may be given:

11.1.1      by personal delivery; or

11.1.2      by sending it by post:

(i)            in the case of a company to its registered office; and

(ii)           in the case of an individual to his last known address, or, where he is a director or employee of a Participating Company or an Associated Company, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment; or

11.1.3      by sending it by facsimile, email or any form of electronic transfer acceptable to the Grantor to:

(i)            in the case of a company, the facsimile number, email address or other number or address that the company notifies; and

(ii)           in the case of an individual to his last known facsimile number or email address, or where he is a director or employee of a Participating Company or an Associated Company, to his workplace facsimile number or email address.

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11.2        When notice is given

Any notice under Rule 11.1 will be given:

11.2.1      if delivered, at the time of delivery;

11.2.2      if posted, at 10.00am on the second business day after it was put into the post; or

11.2.3      if sent by facsimile, email or any other form of electronic transfer at the time of despatch.

In proving service of notice it will be sufficient to prove that delivery was made or that the envelope containing it was properly addressed, prepaid and posted or that the facsimile message, email or other form of electronic transfer was properly addressed and despatched as appropriate.

11.3        Documents sent to shareholders

Participants may receive copies of any notice or document sent by the Company to the holders of Shares.

11.4        Partial exercise of Options

If an Option is received in part, the Company may call in, endorse or cancel and re-issue, as it considers appropriate, any certificate for the balance of the Shares over which the Option was granted.

11.5        Replacement option certificates

If any option certificate is worn out, defaced or lost, it may be replaced on the evidence that the Company requires being provided.

11.6        Shares to cover Options

The Company will ensure that sufficient Shares are available to satisfy all outstanding Options.

11.7        Administration of the Scheme

The Plan will be administered by the Remuneration Committee.  The Remuneration Committee has full authority, consistent with the Plan, to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt any regulations for administering the Plan and any documents it thinks necessary or appropriate.  The Remuneration Committee’s decision on any matter concerning the Plan will be final and binding.

11.8        Costs of introducing and administering the Plan

The costs of introducing and administering the Plan will be borne by the Company.  However, the Company may require any Subsidiary of the Company to enter into an agreement which obliges that Subsidiary to reimburse the Company for any costs borne by the Company, directly or indirectly, in respect of the Subsidiary’s officers or employees.  The Company may also enter into a similar agreement with any Participating Company or Associated Company which is not a Subsidiary of the Company.

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12.          AMENDING THE PLAN

12.1        The Board’s power to amend the Plan

Subject to the provisions of Rule 12, the Board can at any time amend any of the provisions of the Plan in any respect.

12.2        Shareholders’ approval

No amendment [to the advantage of Participants] will be made under Rule 12.1 without the prior approval by ordinary resolution of the members of the Company in general meeting [unless the amendment is:

12.2.1      minor in nature;

12.2.2      to assist the administration of the Plan;

12.2.2      to take account of any changes in legislation; or

12.2.3      to obtain or maintain a particular taxation, exchange control or regulatory treatment for the Company, a Subsidiary of the Company or an Associated Company or any Participant.]

12.3        Participants’ approval

No amendment will be made under Rule 12.1 which would abrogate or adversely affect the subsisting rights of a Participant unless it is made with the prior written consent of the Participant.

12.4        Notice of amendments

Participants will be given written notice of any amendments to the Plan made under Rule 12.1 as soon as reasonably practicable after they have been made.

12.5        Prohibited amendment

No amendment will be made to the Plan if, as a result of the amendment, it would cease to be an Employees’ Share Plan.

13.          GENERAL

13.1        Termination of the Plan

The Plan will terminate on [14th June, 2014] or at any earlier time by the passing of an appropriate resolution by the Board.  Termination of the Plan will not affect the subsisting rights of Participants.

13.2        The Plan and funding the purchase of Shares

The Company and any Subsidiary of the Company may provide money to the trustees of any trust or any other person to enable them or him to acquire Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by any applicable law.

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13.3        Rights of Participants and Eligible Employees

Nothing in the Plan will give any officer or employee of any Participating Company or Associated Company any right to participate in the Plan.  The rights and obligations of any individual under the terms of his office or employment with a Participating Company or Associated Company will not be affected by his participation in the Plan nor any right which he may have to participate under it.  A Participant holding an Option will not have any rights of a shareholder of the Company with respect to that Option or the Shares subject to it.

13.4        No rights to compensation or damages

A Participant acknowledges that these Rules set out the position relating to his Option on a cessation or termination of his Employment and that he has no additional rights to compensation or damages for the termination of his office or employment with a Participating Company or Associated Company for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or to be entitled to exercise any Option under the Plan or from the loss or diminution in value of such rights or entitlements.  Nothing in the Plan or in any document executed under it will give any Person any right to continue in Employment or will affect the right of the Company, any Subsidiary of the Company or any Associated Company to terminate the employment of any Participant without liability at any time, with or without Cause, or will impose on the Company, any Participating Company, the Grantor, the Board or the Remuneration Committee or their respective agents and employees any liability in connection with the loss of a Participant’s benefits or rights under the Plan for any reason as a result of the termination of his Employment.

13.5        The Benefits of Rule 13.3 and 13.4

The benefit of Rules 13.3 and 13.4 is given for the Company, for itself and as trustee and agent of all its Subsidiaries and Associated Companies.  The Company will hold the benefit of these Rules on trust and an agent for each of them and may assign the benefit of this Rule 13.5 to any of them.

13.6        Articles of association

Any Shares acquired on the exercise of Options shall be subject to the articles of association of the Company.

13.7        Severability

The invalidity or non-enforceability of one or more provisions of the Plan will not affect the validity or enforceability of the other provisions of the Plan.

13.8        Governing Law

These Rules will be governed by and construed in accordance with the laws of England.  All Participants, the Company and any other Participating Company or Associated Company will submit to the jurisdiction of the English courts in relation to anything arising under the Plan.

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APPENDIX

1.             DEFINITIONS

Appendix	this appendix which forms part of the Rules;

Applicable Exchange	any stock exchange on which Shares are listed and/ or traded;

Applicable Laws

the requirements relating to the operation of share option plans and the issue and/ or transfer of Shares under any Applicable Exchange and the applicable securities laws and other laws in any country or jurisdiction in which an Option is granted to a Participant and/ or in which the Participant resides at the date of exercise of his Option;

Appropriate Period	the meaning given by paragraph 26(3) of Schedule 4 to the Taxes Act;

Associated Company	the meaning given by paragraph 35 of Schedule 4 to the Taxes Act;

Board	the board of directors for the time being of the Company or a duly authorised committee of it which for the avoidance of doubt may include the Remuneration Committee;

the Company	Cyclacel Group plc (registered no. 05090795);

Control	means the power of a person to secure:

(i) by means of the holding of shares or the possession of voting power in or in relation to that or any other body corporate; or

(ii) by virtue of any power conferred by the articles of association or other document regulating that or any other body corporate,

that the affairs of the first mentioned body corporate are conducted in accordance with the wishes of that person;

Date of Completion	the date on which the Company’s IPOis completed:

Date of Grant	with respect to an Option the date on which the Grantor grants it under Rule 2.1;

Eligible Employee	any person who at the Date of Grant:

(i) an employee or director of a ParticipatingCompany on terms which, in either case, require him to devote substantially the whole of his working time to his duties as such; and

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(ii) is not precluded from participating by paragraph 9 of Schedule 4 to the Taxes Act (material interest in a close company);

Employees’ Share Plan	a scheme for encouraging or facilitating the holding of shares or debentures in a company by or for the benefit of:

(i) the bona fide employees or former employees of the company, the company’s subsidiary or holding company or a subsidiary of the company’s holding company; or

(ii) the wives, husbands, widows, widowers or children or step-children under the age of 18 of such employees or former employees;

Employment	employment as an employee of a Participating Company or an Associated Company.

Exercise Price

the total amount payable on the exercise of an Option, whether in whole or in part, being an amount equal to the relevant Option Price multiplied by the number of Shares in respect of which the Option is exercised;

Grantor	in relation to an Option, the Person who granted it, which may be the Company or any other Person;

IPO

the admission of any part of the ordinary share capital of the Company or of a company which owns all the issued shares in the Company on any established Stock Exchange or National Market System, including without limitation the admission of shares to the Official List of the UK Listing Authority and the admission of shares to trading by the London Stock Exchange and/or the admission of shares to EASDAQ, NASDAQ or the New York Stock Exchange;

London Stock Exchange	the London Stock Exchange Limited or any successor body carrying on the business of the London Stock Exchange;

Option	a right to acquire Shares under the Plan which is either subsisting or is proposed to be granted;

Option Exercise Date	the date when the exercise of an Option is effective because it complies with Rules 9.2 and 9.3;

Option Price	the price per Share at which a Participant may acquire Shares on the exercise of an Option;

Participant	any Eligible Employee to whom an Option has been granted, or (where the context requires) his personal representatives;

Participating Company	(i) the Company; and

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(ii) any other company which is under the Control of the Company and is a Subsidiary of the Company;

Person	any individual, corporation, partnership, limited liability company, trust or other entity of whatever nature;

Plan	the Cylcacel Group plc Senior Executive Incentive Plan in its present form or as from time to time amended in accordance with the rules;

Recognised Stock Exchange	Any stock exchange outside the United Kingdom that is for the time being designated as a recognised stock exchange for the purpose of section 841 of the Income & Corporation Taxes Act 1988;

Remuneration Committee	a duly authorised remuneration committee of the Board all the members are non-executive directors;

Rules	these rules as amended from time to time;

Sale

a sale or disposal by other means of shares in the Company by any shareholder(s) in one or more related transactions not involving an IPO, but involving a person or persons acquiring Control of the Company other than in the circumstances set out in Rule 5.2.4;

Schedule 4	Schedule 4 to the Income Tax (Pensions & Earnings) Act 2003;

Share	a fully paid ordinary share in the capital of the Company;

Subsidiary	a company is a subsidiary of another company if:

(i) that other company:

(a) is a member of it and controls the composition of its board of directors; or

(b) holds more than half in nominal value of its equity share capital; or

(ii) the first mentioned company is a subsidiary of any company which is that other’s subsidiary;

Taxes Act	Income Tax (Pensions & Earnings) Act 2003; and

Variation	in relation to the equity share capital of the Company a capitalisation issue, an offer or invitation made by way of rights, a subdivision, a consolidation or reduction.

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DATED [1ST JULY] 2004

CYCLACEL GROUP PLC

- and -

[THE TRUSTEES]

TRUST DEED

establishing the Cyclacel Group Plc

Employee Benefit Trust

ALLEN & OVERY LLP

LONDON

EP:274240.1

TRUST DEED

establishing the Cyclacel Group Plc

Employee Benefit Trust

CONTENTS

1.	Definitions
2.	The parties’ obligations
3.	Discretionary trust of capital and income
4.	Trusts at the expiration of the trust period
5.	Additions to the trust fund
6.	Waiver of dividends
7.	Investment powers
8.	Additional powers
9.	Power of resettlement
10.	Voting
11.	Personal interests of trustees
12.	Protection of trustee
13.	Changes of trustee
14.	Information supplied by any member of the group
15.	Power to amend
16.	Costs
17.	Receipts
18.	Remuneration of trustee
19.	Governing law
20.	Changing of Governing Law
21.	Irrevocability
22.	Exclusions and limitations
23.	Miscellaneous
24.	Counterparts
Schedule

THIS DEED is made on  [1st July,] 2004

BETWEEN:

(1)           CYCLACEL GROUP PLC (registered number 5090795) whose registered office is at 6-8 Underwood Street, London N1 75Q (“the Company”) and

(2)           [THE TRUSTEES] (registered number [           ]) whose registered office is at [              ] (“the Original Trustee”).

WHEREAS:

(A)          The Company has determined to establish a trust on the terms of this Deed.

(B)           The Original Trustee has agreed to act as the first trustee of the Trust on the terms of this Deed.

(C)           The Company has paid £100 to the Original Trustee to be held upon the trusts declared in this Deed.

NOW THIS DEED WITNESSES as follows:

1.             DEFINITIONS

1.1           In this Deed the following words and expressions shall bear the respective following meanings unless the context otherwise requires:

“Accumulation Period”	the period beginning on the date of this Deed and ending upon the first to happen of:

(a) the expiry of twenty-one (21) years or such longer period as may be allowed by the law relating to accumulations for the time being in force in relation to this Deed; and

(b) the date the Trustee declares by written notice to be the end of the Accumulation Period (not being a date earlier than the date of the notice);

“Beneficiary	a bona fide Employee or former Employee or the wife, husband, widow, widower, or child or step-child under the age of 18 of such Employee or former Employee;

“Board”	the board of directors of the Company for the time being or a duly constituted committee of that board;

“Employee”	an employee (including an executive director) of the Group from time to time;

“Employees’ Share Scheme”	has the meaning given in section 743 of the Companies Act 1985;

“Group”	the Company and its Subsidiaries from time to time and references to a member of the Group shall be construed accordingly;

“Property”	any property, including any chose in action and any interest in real or personal property;

“Shares”	fully paid ordinary shares in the capital of the Company;

“Subsidiary”	a company as defined in section 736 of the Companies Act 1985;

“Trust”	the trust established by this Deed as for the time being amended and known as “Cyclacel Group Plc Employee Benefit Trust”;

“Trustee”	the Original Trustee or such other trustee or trustees for the time being of the Trust;

“Trust Fund”	shall comprise:

(a) the sum of £100 referred to in Recital (C); and

(b) Property at any time added to it by way of accumulation of income, capital accretion, payment, transfer, gift, loan or otherwise; and

(c) all money, investments and other Property representing or derived from (a) and (b) respectively;

“Trust Period”	the period beginning with the date of this Deed and ending on the first to happen of:

(a) the expiry of seventy-nine (79) years from the date of this Deed; or

(b)

the date when an order for the winding-up of the Company is made or a resolution is passed for the voluntary winding-up of the Company (otherwise than for the purposes of, and followed by, an amalgamation or reconstruction in such circumstances that substantially the whole of the undertaking, assets and liabilities of the Company pass to a successor company which becomes the

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Company for the purposes of this Deed as envisaged in the definition of “Company”); or

(c) the date the Trustee declares by deed to be the end of the Trust Period (not being a date earlier than the date of the deed);

and so that a period of eighty (80) years from the date of this Deed shall be the perpetuity period for the purposes of section 1 of the Perpetuities and Accumulations Act 1964.

1.2           Words and expressions not otherwise defined herein have the same meaning they have in the Income and Corporation Taxes Act 1988.

1.3           Where the context admits or requires references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine.

1.4           Reference in this deed to any statutory provisions are to those provisions as amended, extended or re-enacted from time to time and shall include any regulations made under them.  The Interpretation Act 1978 shall apply to this Deed as if it were an Act of Parliament.

1.5           The headings in this Deed are for the sake of convenience only and should be ignored when construing the Deed.

2.             THE PARTIES’ OBLIGATIONS

                The Trustee and the Company shall procure that the Trust constitutes and remains part of an Employees’ Share Scheme and a trust for the benefit of employees, as that term is described in section 86 of the Inheritance Tax Act 1984.

3.             DISCRETIONARY TRUST OF CAPITAL AND INCOME

3.1           Subject to the provisions of Clauses 3.3 and 7, the Trustee shall hold the Trust Fund on trust for all or any one or more of the Beneficiaries in such shares and on such trusts and subject to such powers and provisions as the Trustee shall during the Trust Period in its discretion by any deed or deeds revocable during the Trust Period or irrevocable appoint.

3.2           Subject to Clauses 3.1 and 3.3, the Trustee shall during the Trust Period hold the Trust Fund on trust to pay or apply the income and may apply the capital of the Trust Fund to or for the benefit of all or any of the Beneficiaries in such shares and in such manner as the Trustee thinks fit PROVIDED THAT the Trustee may during the Accumulation Period, if it thinks fit, accumulate the whole or any part of the income of the Trust Fund by investing it in any investments authorised by this Deed and adding the accumulations to the Trust Fund.

3.3           The Trust Fund shall be divided into as many sub-funds as shall be required by Clause 3.3.1 below so that on receipt by the Trustee of any asset forming part of the Trust Fund that asset shall be allocated to and held on trust only for the purposes of the relevant sub-fund so that:

3.3.1        all assets contributed by any one member of the Group and all income and other assets derived from those assets shall be allocated to a single sub-fund;

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3.3.2        the assets of any single sub-fund shall be held upon trust for, and may be transferred, paid or applied only to or for the benefit of those Beneficiaries whose membership of the class of Beneficiaries as a whole results from their employment or former employment by the member of the Group to which the sub-fund relates (or their relationship to such Beneficiaries);

3.3.3        in accordance with Clauses 3.1 and 3.2 above, the trusts established by this Deed shall have effect as if every reference to the Trust Fund were a reference to each of the sub-funds severally or any of them as the context may require or permit and every reference to a Beneficiary, the Beneficiaries or any of them were a reference to the same as defined in relation to each such sub-fund or any of them pursuant to paragraph 3.3.2 above; and

3.3.4        any asset contributed other than by a member of the Group shall not be allocated to a sub-fund and any asset contributed by the Company may or may not be allocated to a sub-fund and the Company shall direct the Trustee whether or not to allocate funds contributed by the Company to a sub-fund.

3.4           No power, authority or discretion conferred on the Trustees by this Deed or by law shall (notwithstanding anything to the contrary expressed or implied in this Deed) be exercisable so as to cause:

3.4.1        any part of the Trust Fund to become applicable for the benefit of any member of the Group except that the Trustee shall be empowered to repay out of the Trust Fund all loans to the Trustee made by any member of the Group;

3.4.2        a breach of Clause 2;

3.4.3        an infringement of the rule against perpetuities.

3.5.          Without prejudice to the rest of this Clause 3, the Trustee may operate the Trust in conjunction with any Employees’ Share Scheme operated by the Company or may itself operate Employees’ Share Schemes under the Trust.  Where the Trustee grants options which may be options to subscribe for Shares in accordance with the rules of an Employees’ Share Scheme, the limits on the number of Shares which the Trustee may subscribe will be prescribed by the rules of that Employees’ Share Scheme.

4.             TRUSTS AT THE EXPIRATION OF THE TRUST PERIOD

4.1.          At the expiry of the Trust Period, the Trustee shall hold the Trust Fund (after paying or providing for any costs, charges or expenses incurred or to be incurred by the Trustee) UPON TRUST:

4.1.1        for such of the Beneficiaries then living and in such proportions as the Trustee decides before the end of the Trust Period; or

4.1.2        in default of any decision by the Trustee before the end of the Trust Period,

(i)            for all of the Employees then living in equal shares, or

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(ii)           if there are no Employees at that time, for such charity or charities as may then be decided by the Trustee, and in default of such decision, for charitable purposes generally.

4.2           There shall be no resulting trust in favour of any member of the Group at the expiration of the Trust Period.

5.             ADDITIONS TO THE TRUST FUND

The Trustee may at any time receive any gift or donation, whether of money or other Property, from any person, company or corporation, to be held as an addition to the Trust Fund.  Any additions to the Trust Fund shall (in the absence of any contrary direction from the donor) be held by the Trustee on the trusts declared in this Deed.

6.             WAIVER OF DIVIDENDS

Until the Company directs the Trustee otherwise, the Trustee shall waive its entitlement to dividends on Shares comprised in the Trust Fund.

7.             INVESTMENT POWERS

7.1           The Trust Fund or any part of it may, at the Trustee’s discretion, be:

7.1.1        applied in the acquisition or disposal of Shares from any person, or in the acquisition or disposal of securities issued by the Company or any member of the Group;

7.1.2        placed on current or deposit account with any bank or financial institution which is an authorised institution for the purposes of the Banking Act 1987 or a bank or financial institution established and operating in the Channel Islands or the Isle of Man or invested in negotiable instruments issued by any such bank or financial institution;

7.1.3        invested in fixed-interest Government securities of the United Kingdom or any local authority thereof;

7.1.4        applied in the acquisition or disposal of such assets or Property of whatever nature and whereever situated and whether involving liabilities or producing income or upon personal credit with or without security; or

7.1.5        applied in the acquisition of any reversionary interest or any other investments not producing income or of a wasting nature,

so that the Trustee shall have the same full and unrestricted powers of investing the Trust Fund as if it were the absolute beneficial owner of it PROVIDED THAT (i) the Trustee shall not be required to invest, or to invest at interest, the Trust Fund or any part of it, and in the event that it does invest in a non-interest bearing account, it shall not be liable for any loss arising from such investment; and (ii) the Trustee may not exercise its investment powers so as to cause the Trust to be a collective investment scheme (as defined under section 235 of the Financial Services & Markets Act 2000).

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7.2           The Trustee shall not be obliged to:

7.2.1        diversify the investment of the Trust Fund;

7.2.2        become a director or officer, or interfere in the management or affairs, of the Company or any company any of the shares or stock of which are, for the time being, comprised in the Trust Fund, even if the Trustee has (whether directly or indirectly) a substantial holding in or control of any such company; or

7.2.3        seek information about the affairs of any such company, but may leave the conduct of its affairs to its directors or other persons managing the company (so long as the Trustee has no notice of any act of dishonesty on the part of such directors or others in connection with the management of the company).

7.3           The Trust Fund shall be held in the name of, or to the order of, the Trustee.  The Trust Fund or any part may be held in the name of a nominee or nominees for and on behalf of the Trustee on such terms as the Trustee shall decide.  The Trustee shall have power to pay such nominee or nominees reasonable fees for their services.

8.             ADDITIONAL POWERS

In addition to the powers vested in trustees by law or statute, the Trustee shall, subject to Clauses 2, 3.3 and 3.4, have the additional powers regarding the Trust Fund set out in the Schedule to this Deed, which shall be separate powers.  The Trustee may exercise all or any of the additional powers, without the intervention of any Beneficiary, in such manner and to such extent as it thinks fit.

9.             POWER OF RESETTLEMENT

9.1           The Trustee may, subject to Clauses 3.3, 3.4 and 9.2, if it thinks fit, at any time during the Trust Period, transfer the Trust Fund or any part of it into the names or the legal control of the trustees or trustee (whether resident in the United Kingdom or abroad) of and for the purposes of any settlement or trust (the “Transferee Settlement”) administered and taking effect in any part of the world and governed, as its proper law, by the law of that or any other part of the world.  Any Property transferred shall be held upon the trusts and with and subject to the powers and provisions of the Transferee Settlement, free of all the trusts, powers and provisions of this Deed.

9.2           No transfer pursuant to Clause 9.1 shall be made:

9.2.1        if it offends any applicable rules against perpetuities or excessive accumulations;

9.2.2        unless the Trustee (whose decision shall be final and binding on all persons beneficially interested under this Deed) are satisfied that the Transferee Settlement:

9.2.2.1                     is such that the transfer will only be for the benefit of some or all of the Beneficiaries;

9.2.2.2                     is fully enforceable in law, for which purpose the Trustee shall be entitled to rely on advice received from professional advisers

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practising in the territory where the Transferee Settlement is intended to take effect; and

9.2.2.3                     will constitute a trust for the benefit of employees, as that term is described in section 86 of the Inheritance Tax Act 1984.

10.          VOTING

The Trustee shall abstain from voting any Shares held in the Trust Fund at any general meeting of the Company. If any offer is made to the holders of Shares to acquire their Shares then:

(a)           the Trustee shall not be obliged to accept or reject the offer in respect of any Shares which are at that time subject to subsisting options, but shall have regard to the interests of the optionholders and shall have power to consult them to obtain their views on the offer, and

(b)           subject to (a) above, the Trustee shall take the action with respect to the offer it thinks fair.

11.          PERSONAL INTERESTS OF TRUSTEES

11.1         Subject to Clause 11.2, no decision of or exercise of a power by the Trustee shall be invalidated or questioned on the grounds that the Trustee or any individual Trustee or any director or other officers of a corporate Trustee had a direct or personal interest in the result of any decision or in the exercising of any power and any such person may vote in respect of the decision or exercise of power and be taken into account for the purposes of a quorum, notwithstanding his interest.

11.2         If the interest of the Trustee or other person concerned for the purposes of Clause 11.1:

11.2.1      arises otherwise than solely because the Trustee or other person concerned is a Beneficiary or a director or other officer or shareholder of any member of the Group; and

11.2.2      is material,

then the nature of the interest must (unless otherwise agreed) have been declared at the meeting of the Trustee (or if there is a sole corporate Trustee, the meeting of the board of directors of the sole Trustee) at which the item of business to which the interest relates was discussed or, if the Trustee or other person concerned was not present at that meeting, at the next meeting of the Trustee (or next meeting of the board of directors of the sole corporate Trustee, as appropriate) at which he was present.

11.3         A Trustee (or director or other officer of a corporate Trustee) who is or becomes a Beneficiary may retain and not be liable to account for any benefits to which he becomes entitled under this Deed.  The exercise of any power or discretion by any such person shall not be invalidated or questioned on the grounds that he had a direct or indirect interest in it.

11.4         A Trustee or any director or other officer of a corporate Trustee shall not be precluded from acquiring, holding or dealing with debentures, debenture stock, shares or securities whatsoever of any member of the Group or from entering into or being interested in any

7

contract or other transaction with any member of the Group and none of them shall be liable to account to any member of the Group or the Beneficiaries for any profits made or benefits obtained in connection with the acquisition, contract or transaction.

11.5         Any Trustee or any employee, director or officer of a corporate Trustee may be employed and remunerated as a director or other officer or employee or as agent or adviser of any corporation, body or firm connected with the Trust Fund and may keep as his property any remuneration, fees or profits received by him in any such capacity, notwithstanding that his situation of office may have been obtained, held or retained by means or by reason of his position as one of the Trustee or as an employee, director or officer of a corporate Trustee.

12.          PROTECTION OF TRUSTEE

12.1         Neither the Trustee nor any employee, director or other officer of a corporate Trustee nor any member of any committee appointed by the directors of a corporate trustee nor any delegate of the Trustee (unless remunerated for so acting) shall be liable for any loss, arising by reason of any mistake or omission made in good faith or by reason of any other matter or thing including negligence, fraud or the default of any agent employed or delegate or nominee appointed, unless the loss results from wilful and individual fraud or default on the part of the Trustee, employee, director, officer, committee member or delegate whom it is sought to make liable or, in the case of a delegate remunerated for so acting as part of a business carried on by him, from any negligent act or omission by him.

12.2         The Company shall keep the Trustee and each director, officer or employee of any corporate trustee fully indemnified against any actions, claims, costs, demands, expenses and all other liabilities to which it shall as Trustee be or become liable by virtue of any act, event or thing unless such actions, claims, costs, demands, expenses and other liabilities shall be attributable to fraud, misconduct or negligence on the part of the Trustee who or which is sought to be made liable save, in each case, to the extent that the same is capable of being discharged from the Trust Fund.  In addition, the Trustee shall have the benefit of all the powers, privileges and immunities conferred upon trustees by statute or by law.

13.          CHANGES OF TRUSTEE

13.1         The minimum number of persons to be the Trustee (or of any part of the Trust Fund in respect of which a separate set of trustees has been appointed) shall be:

13.1.1      one, in the case of a corporate Trustee; or

13.1.2      two, in any other case.

13.2         So long as the number of persons acting as the Trustee is below the minimum number, a continuing Trustee shall not be entitled to exercise any discretion or power under this Deed.

13.3         Any Trustee may, at any time, by written notice given to the Company and any co-trustee retire from his office at the expiry of one month from the date when the notice is received by the Company (or any shorter period agreed in writing by the Company) PROVIDED THAT this power shall not be exercised unless, immediately after its exercise, there will be, as Trustee (whether by virtue of an appointment taking effect immediately on the retirement or otherwise), at least the minimum number of persons required by Clause 13.1 to be the Trustee.

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13.4         If the Company receives a notice of retirement from a sole corporate Trustee, the Company shall appoint a person to act as Trustee with effect from no later than the date on which the sole corporate Trustee’s retirement takes effect and if the Company does not appoint a new Trustee before the expiry of one month from the date notice is received by the Company, that sole corporate Trustee may appoint a person to act a Trustee on the expiration of that notice.

13.5         The Company shall have power by deed:

13.5.1      to remove from office any Trustee without assigning any reason for the removal PROVIDED THAT:

13.5.1.1     this power shall not be exercised unless, immediately after its exercise, there will be, as Trustee (whether by virtue of an appointment taking effect immediately upon the removal or otherwise), at least the minimum number of persons required by Clause 13.1 to be the Trustee; and

13.5.1.2     the Company shall give any Trustee no less than 14 days’ notice in writing before exercising this power to remove the Trustee from office;

13.5.2      to appoint a person or persons in the place of any Trustee who, for any reason, ceases to be a Trustee and whether or not the number of persons acting as Trustee is below the minimum number required by Clause 13.1 prior to such appointment; and

13.5.3      to appoint (without limitation as to number) an additional Trustee.

13.6         In the event that the number of persons acting as Trustee falls below the minimum number required by Clause 13.1, the Company shall immediately appoint the number of new or additional trustees necessary to comply with the requirements of Clause 13.1.

13.7         Any person (including any other corporation and any director, officer or employee of the Company or any of its subsidiaries) may be appointed, on the terms and conditions the Company agrees with that person, as a Trustee, wherever that person is domiciled or resident or (being a corporation) is incorporated or carries on business.

13.8         A retiring or removed Trustee will execute all transfers or other documents and do all acts necessary for vesting the Trust Fund in new or continuing Trustees PROVIDED THAT a retiring or removed Trustee who is in any way liable under this Deed shall not be bound to transfer the Trust Fund unless reasonable security is provided for indemnifying that Trustee against the liability.

13.9         Unless there is a sole corporate Trustee, this Clause 13.8 shall govern the proceedings of the Trustee:

13.9.1      subject to Clause 17.1, the trusts, powers and discretions vested by this Deed in the Trustees must be exercised by all the Trustee; and

13.9.2      unless otherwise agreed by the Trustee, a resolution in writing signed by all the Trustee (whether on the same document or in counterparts) shall be as valid as if it has been passed at a meeting of the Trustee.

9

14.          INFORMATION SUPPLIED BY ANY MEMBER OF THE GROUP

The Trustee shall be entitled to rely, without further enquiry, on all information supplied to it by any member of the Group.

15.          POWER TO AMEND

15.1         Subject to Clause 15.2, during the Trust Period the Trustee shall have power by deed to amend, restrict, release or extend the trusts, powers and provisions of this Deed in any manner.

15.2         No exercise of the power contained in Clause 15.1 may:

15.2.1      have the effect of breaching, or removing the restrictions contained in Clause 3.4;

15.2.2.     extend the power conferred by Clause 15.1 or remove the restrictions contained in this Clause 15.2;

15.2.3      alter or affect the rights of any person accrued prior to the date of the amendment except with the prior consent in writing of that person; or

15.2.4      invalidate any prior payment or application of the Trust Fund or affect any part of the Trust Fund to which any person has previously become absolutely entitled; or

15.2.5      be made without the Trustee first having notified the Company a reasonable time (being not less than 21 days) in advance of the proposed amendment, restriction or extension.

15.3         Every power, authority or discretion conferred upon the Trustee or any other person and not expressly made exercisable only during a period allowed by law shall (notwithstanding anything to the contrary expressed or implied in this Deed) only be exercisable during the Trust Period and during further period (whether definite or indefinite) that the law allows in respect of the particular power, authority or discretion.

16.          COSTS

16.1         All costs charges and expenses of and incidental to the preparation, operation and determination of the Trust (including any stamp duty and stamp duty reserve tax payable by and remuneration of the Trustee) shall be payable by the Company to the extent not paid by the Trustee under the provisions of this Deed.

16.2         The Company may from time to time determine that some or all of the costs, charges and expenses of the administration of the Trust or management of the Trust Fund shall be met by any member of the Group in such proportions as the Company shall determine;

16.3         The Trustee may, notwithstanding Clause 16.2, pay from the Trust Fund all of the costs, charges and expenses of the administration of the Trust or the management of the Trust Fund but no cost, charge or expense shall be paid more than once.  The Company shall reimburse

10

the Trustee for payment of any cost, charge or expense paid by the Trustee which the Company or any of its Subsidiaries were liable to pay under Clause 16.2.

17.          RECEIPTS

17.1         The Trustee may from time to time, in writing, authorise any one or more of its number or such other person(s) as it thinks fit to make any payments or transfers of Property and to give receipts and discharges for any Property payable, transferable or deliverable to the Trustee.  Every receipt or discharge shall be as valid as if given by the Trustee.

17.2         The production of a written authority of the Trustee given under Clause 17.1 shall be a sufficient protection to any person taking any receipt or discharge mentioned in Clause 17.1 and (unless that person received express notice in writing of the revocation of the authority) he shall be entitled to assume and act on the assumption that the authority remains unrevoked.

18.          REMUNERATION OF TRUSTEE

18.1         Any corporate Trustee shall act in accordance with the terms and conditions it has agreed with the Company.

18.2.        Any individual Trustee, being a person engaged in any profession or business (but not being an Employee or former Employee), shall be entitled to be paid all usual professional or proper charges for the business transacted, time expended and acts done by him or his firm in connection with the Trust, including acts which a trustee, not being in any profession or business, could have done personally.

18.3         Any corporate Trustee:

18.3.1      may transact, in its own office, on behalf of the Trust or any Beneficiary, any business which by its constitution it is authorised to undertake and in which it is then ordinarily engaged, on the same terms as would be made with an ordinary customer and, if it is a bank, it shall be entitled to act as a banker to and make advances to the Trustee in connection with the Trust, without accounting for any profit made by so acting and in all respects as if it were not a Trustee; and

18.3.2      may employ as a banker, investment adviser or other agent, on behalf of the Trust, any corporation, firm or enterprise associated with it PROVIDED THAT the agent is authorised to undertake the business for which it is employed and is ordinarily engaged in that business and that all charges made by it for work done or services provided in connection with the Trust are reasonable and normal.

19.          GOVERNING LAW

The Trust shall be construed in accordance with English law.

20.          CHANGING OF GOVERNING LAW

Notwithstanding anything hereinbefore contained the Company may at any time during the Trust Period declare by deed that the trust powers and provisions of this Deed shall from the date of the declaration take effect with the necessary modifications specified in the said deed in accordance with the law of the territory specified in the Deed.  As from the date of the

11

declaration the law of that other territory shall be the law applicable to this Deed and the Courts in that other territory shall be the forum for the administration of the Trust but subject to the powers conferred by this Clause and until any further declaration is made under this Deed.  This power shall not be exercisable in any manner which might cause this Deed under the law applicable to it to become illegal void or voidable or which might in any way change the beneficial interests under it.

21.          IRREVOCABILITY

The trusts declared in this Deed are irrevocable.

22.          EXCLUSIONS AND LIMITATIONS

Subject to Clause 3.4.1, no trust, discretion or power conferred on the Trustee by this Deed or by law shall be exercised and no provision of this Deed shall operate at any time so as to cause the whole or any part of the Trust Fund to be paid, lent, applied or transferred to or for the benefit of any member of the Group.

23.          MISCELLANEOUS

23.1         No benefits or rights under this Deed are capable of being assigned, charged or alienated in any way and no payment shall be made in respect of any benefit or right if the person entitled thereto shall, to the knowledge of the Trustee, have purported to assign or charge the same or any part of it or any interest in it, or if the Trustee knows of any act or event as a consequence of which the benefit or right or any part of or interest in if belonging to that person absolutely would have become vested in or charged in favour of any person or persons other than that person or his legal personal representatives.  Subject to Clauses 2 and 3, the Trustee shall have full discretion as to the payment or application of any benefit forfeited to or for the benefit of such person.

23.2         Any notice to be given to a Beneficiary may be served by being handed to the Beneficiary personally, by being sent by first class post to the Beneficiary at his or her last known private postal address or by such other method as the Trustee considers appropriate.  Any notice served by post shall be deemed to have been served on the fourth day (excluding Sundays and statutory holidays) next following the date of posting and, in proving such service, it shall be sufficient proof that the Trustee reasonably believes that the envelope containing the notice was properly addressed and posted as a prepaid letter by first class post.

23.3         Each power and discretion given to the Company in this Deed (whether alone or jointly with any other person) is given to it for its own benefit and not in a fiduciary capacity.  The Company may exercise, or refrain from exercising, its powers under this Deed at its discretion.

23.4         Any person entitled to or claiming any benefit under the Trust shall produce any evidence and information required by the Trustee or the Company for the purposes of the Trust.  Payment of any benefit under the Trust to any person shall be conditional upon production by that person of any evidence or information that the Trustee or the Company may require.

23.5         The Trustee shall be entitled to deduct from any benefit payable any tax or duty for which the Trustee is liable in respect of the benefit concerned.

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23.6         The Trustee shall not be accountable in respect of or obliged to see to the application of any payment made in accordance with this Deed if it is made:

23.6.1      to a minor direct or to his parent or guardian or to the person with whom he resides; or

23.6.2      to any individual or institution who or which is or appears to be responsible for the care of a person to whom the payment may be made under this Deed if the Trustee considers that that person’s incapacity does not warrant their making the payment to him direct.

24.          COUNTERPARTS

This Deed may be executed by the parties to it as separate counterparts, each of which, when executed, shall be as original.  The counterparts shall together contribute one and the same instrument.

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SCHEDULE

Additional Powers of Trustee

(Clause 8)

1.          Power to promote, alone or with others, and to approve, concur or acquiesce in, or agree to carry into effect, alone or with others, any scheme, proposal or offer for or leading to or being a step in:

(a)        the issue or sale of shares in the Company or any member of the Group to any persons; or

(b)        the reconstruction or amalgamation with any other company or corporation of any company or corporation in whose securities the Trust Fund or any part of it shall be invested; or

(c)        the alteration of the rights attached to any investments or other Property forming part of the Trust Fund or attached to any Property whatever having rights affecting any such investments or other Property; or

(d)        the exchange of any investments or other Property forming part of the Trust Fund for any other investments or other Property.

2.          Power, subject to Clause 3.3, to grant options to any Beneficiary to acquire some or all of the assets of the Trust Fund.  The Trustee shall be entitled to determine the consideration for the grant of any options and the price at which options may be exercised.

3.          Power, subject to Clause 3.3, to apply the Trust Fund or any part of it in paying any stamp duty or stamp duty reserve tax payable in respect of any transfer of or agreement to transfer Shares to any Beneficiary.

4.          Power to borrow moneys or otherwise receive credit from any person, corporation or company for any purpose on such terms as the Trustee thinks fit and whether on the security of the Trust Fund, or any part of it, or on personal security only or without security.  The Trustee may provide for the repayment of borrowings or credit or the payment of any associated costs out of the Trust Fund.

5.          Power to pay any duties or taxes (together with any related interest, penalties or surcharges) for which the Trustee becomes liable on behalf of the Trust in any part of the world notwithstanding that the liability may not be enforceable through the courts of the place where the trusts declared in this Deed are at that time administered and to have discretion as to the time and manner in which any duties or taxes are paid.  No person interested under this Trust shall be entitled to make any claim against the Trustee by reason of its making payment of any tax or duties.

6.          Power to arrange for any member of the Group to account to the Inland Revenue or other authority concerned for any amounts deducted from the sums of money paid or credited to the Trustee by any member of the Group; or from or in respect of any amounts paid or Property transferred by the Trustee under Clauses 3 or 4 to Beneficiaries in respect of income tax or any other deductions required by law.

7.          Power to delegate to any other person or persons all or any of the administrative, management functions and powers (including investment powers) vested in it either under this Deed or due to its office as Trustee and to pay any such person(s) for their services PROVIDED THAT the Trustee shall not pursuant to this paragraph (7) be entitled to delegate the exercise of discretionary trusts and powers in relation to the Trust Fund which require or empower the determination of beneficial interests in the Trust.

8.          Power to effect any transaction not authorised by this Deed concerning or affecting any part of the Trust Fund if the Trustee thinks the transaction is for the benefit of the Trust Fund or the Beneficiaries as if the Trustee were the sole absolute beneficial owner of the Trust Fund.  For the purposes of this paragraph (8) transaction includes any option, sale, exchange, assurance, grant, lease, surrender, reconveyance, release, reservation, subordination or other disposition and any assignment, pledge, charge or mortgage or other security provision and any purchase or other acquisition and any covenant, guarantee, contract, licence or right of pre-emption and any compromise, waiver, release, forbearance, partition or other dealing or arrangement and effect has the meaning appropriate to the particular transaction.

9.          Power to act on the advice or opinion of any lawyer, actuary, accountant, investment adviser, broker or other professional person and, instead of acting personally to appoint or employ agents and advisers to transact any business and to do all acts to be done by the Trustee under this Deed including the day-to-day management of any investments and the payment of any benefits.  The Trustee shall determine the remuneration of any agents or advisers but shall not be liable for the default of any agent or adviser appointed or employed in good faith or for any loss arising from the appointor acting in accordance with the advice of any adviser PROVIDED THAT the Trustee shall not pursuant to this paragraph (9) be entitled to delegate the exercise of discretionary trusts and powers in relation to the Trust Fund which require or empower the determination of beneficial interests in the Trust.

10.        Power from time to time to cause any Property forming part of the Trust Fund to be registered in the name or names of any other persons or corporations on behalf of the Trustee and to pay any connected expenses out of the Trust Fund without liability for any loss to the Trust Fund caused by the exercise of this power.

11.        Power at any time to have any assets valued for any purpose in the manner the Trustee thinks fit.

IN WITNESS of which this Deed has been executed and delivered on the date first above written.

16

EXECUTED AND DELIVERED

as a Deed by CYCLACEL GROUP PLC

acting by

Director

Director/Secretary

THE COMMON SEAL of [THE TRUSTEES]	)
was affixed to this Deed in the presence of:	)

Authorised Signatory

Authorised Signatory

17

SIGNATORIES

Executed as a deed by		) /s/ SPIRO ROMBOTIS
Cyclacel Group Limited		)
acting by		) /s/ PAUL McBARRON

Executed as a deed by		) /s/ SPIRO ROMBOTIS
Cyclacel Limited		)
acting by		) /s/ PAUL McBARRON

Executed as a deed by Spiro Rombotis in the presence of:		) /s/ SPIRO ROMBOTIS )

Witness’s Signature:	/s/ SIMON TOMS

Name:	SIMON TOMS

Executed as a deed by Paul McBarron in the presence of:		) /s/ PAUL McBARRON )

Witness’s Signature:	/s/ SIMON TOMS

Name:	SIMON TOMS

Executed as a deed by Dr. Robert Jackson in the presence of:		) /s/ ROBERT JACKSON )

Witness’s Signature:	/s/ ANNE ZWIRLEIN

Name:	ANNE ZWIRLEIN

Executed as a deed by Dr Allan Balmain in the presence of:		) ) /s/ PAUL McBARRON
) acting as authorized
Witness’s Signature:	/s/ SIMON TOMS	) attorney for Dr Allan Balmain

Name:	SIMON TOMS

Executed as a deed by	) /s/ JESPER ZENTHEN
BankInvest Biomedical Venture III	) Managing Director
acting by	) /s/ NINA TROLLE BOLOR
) Internal Legal Counsel

Executed as a deed by	) /s/ JOHN SCLATER
Finsbury Life Science Investment Trust Plc	) Chairman
acting by	) /s/ TRACEY LAGO
) Company Secretary

Executed as a deed by	) /s/ LILY CHAN
Biomedical Sciences Investment Fund Pte Limited	) Director
acting by	) /s/ SZE KUAN SIM
) Secretary

Executed as a deed by	) /s/ HARPAL KUMAR
Cancer Research Technology Limited	) Director
acting by	) /s/ ANDREW WALDRON
) Secretary

Executed as a deed by	)
Chancellor V, L.P. (acting by its general partner IPC	) /s/ PARAG SAXENA
Direct Associates V LLC and by its managing	)
member INVESCO Private Capital Inc))
acting by

Executed as a deed by	)
Chancellor V-A, L.P. (acting by its general partner	) /s/ PARAG SAXENA
IPC Direct Associates V LLC and by its managing	)
member INVESCO Private Capital Inc))
acting by

Executed as a deed by	)
Citiventure 2000 L.P (acting by its general partner	) /s/ PARAG SAXENA
IPC Direct Associates V LLC and by its managing	)
member INVESCO Private Capital Inc))
acting by

Executed as a deed by	) /s/ JEAN-MARC LESIEUR for HBM BIOPARTNERS
International Life Science Partners LP	) LTD, GP of International Life Science Managers LP,
acting by	) GP of International Life Science Partners LP
) /s/ ELIZABETH CHISHOLM
) Witness

Executed as a deed by	) /s/ ELAINE ROBERTSON
Dresdner Kleinwort Wasserstein Limited	) acting as attorney
acting by	) /s/ SONIA RUSSELL
) Witness
) /s/ CHRISTOPHER PRIEBE
) acting as attorney
) /s/ LOUISE QUADENI
) Witness

Executed as a deed by		) /s/ D. MARCHANT
The Equitable Life Assurance Society		)
acting by		) /s/ BRIAN MONKS

Executed as a deed by Professor Sir Christopher		) /s/ CHRISTOPHER EVANS
Evans in the presence of:		)

Witness’s Signature:	/s/ JENNIFER BROWN

Name:	JENNIFER BROWN

Executed as a deed by Dr Robin Fahraeus		) /s/ PAUL McBARRON
in the presence of:		) acting as attorney for
) Robin Fahraeus

Witness’s Signature:	/s/ SIMON TOMS

Name:	SIMON TOMS

Executed as a deed by		)
GeneChem Therapeutics Venture Fund L.P.		) /s/ LOIUS LACASSE
acting by		)

Executed as a deed by Dr Athos Gianella-Borradori		) /s/ PAUL McBARRON
M.D. in the presence of:		) acting as attorney for
) Dr. Athos Gianella-Borradori MD
Witness’s Signature:	/s/ SIMON TOMS

Name:	SIMON TOMS

Executed as a deed by		) /s/ ANN H GLOAG
Highland and Universal Investments Limited		) Director
acting by		) /s/ KIPPEN CAMPBELL WS
) Company Secretary

Executed as a deed by Dr Eberhard Krausz		) /s/ PAUL McBARRON
in the presence of:		) acting as attorney for
) Dr. Eberhard Krausz
Witness’s Signature:	/s/ SIMON TOMS

Name:	SIMON TOMS

Executed as a deed by Professor Sir David Lane	) /s/ PAUL McBARRON
in the presence of:	) acting as attorney for
) Professor Sir David Lane
Witness’s Signature:	/s/ SIMON TOMS

Name:	SIMON TOMS

Executed as a deed by	)
Lloyds TSB Development Capital Ltd	) /s/ STEWART LICUDI
acting by	)

Executed as a deed by	)
LDC Co-Investment Plan 2001 “A”	) /s/ STEWART LICUDI
acting by	)

Executed as a deed by	)
LDC Co-Investment Plan 2001 “B”	) /s/ STEWART LICUDI
acting by	)

Executed as a deed by Dr Howard Marriage	) /s/ PAUL McBARRON
in the presence of: /s/ SIMON TOMS	) acting as attorney for
) Dr Howard Marriage

Executed as a deed by	) /s/ FINABEL S.A.
Merifin Capital N.V.	) Managing Director
acting by	) /s/ JACQUELINE CURZON
) Director

Executed as a deed by	) /s/ CHRISTOPHER EVANS
Merlin Equity Limited	) Director
acting by	) /s/ JEFF ILIFFE
) Secretary

Executed as a deed by	) /s/ DENZIL BOSCHAT
Merlin General Partner Limited (as general partner	) Director
of the Merlin Fund L.P.)	) /s/ ALAN DUNPHY
acting by	) Authorized signatory for Abacus Secretaries (Jersey) Limited,
) Company Secretary

Executed as a deed by	) /s/ DENZIL BOSCHAT
Merlin General Partner II Limited (as managing	) Director
partner of the Merlin Biosciences Fund L.P)	) /s/ ALAN DUNPHY
acting by	) Authorized signatory for Abacus Secretaries (Jersey) Limited,
) Company Secretary

Executed as a deed by		) /s/ DENZIL BOSCHAT
Merlin General Partner II Limited (as managing		) Director
partner of the Merlin Biosciences Fund GBR)		) /s/ ALAN DUNPHY
acting by		) acting as authorized signatory for Abacus Secretaries (Jersey) Limited,
) Company Secretary

Executed as a deed by		) /s/ SIR ANGUS GROSSART
Noble Grossart Investments Ltd		) Director
acting by		) /s/ ROGER BROWN
) Director

Executed as a deed by		) /s/ CHRISTOPHER DAVID MELLOR
Northern Investors Company PLC		)
acting by its duly appointed attorney		)
Christopher David Mellor in the presence of:

Witness’s Signature:	/s/ MAUREEN CAROL SMITH

Name:	MAUREEN CAROL SMITH

Executed as a deed by		) /s/ CHRISTOPHER DAVID MELLOR
Northern Venture Trust PLC		)
acting by its duly appointed attorney		)
Christopher David Mellor in the presence of:

Witness’s Signature:	/s/ MAUREEN CAROL SMITH

Name:	MAUREEN CAROL SMITH

Executed as a deed by		) /s/ IAIN WILCOCK
Quester Capital Management Ltd (acting as manager		) /s/ ANDREW HOLMES
for and on behalf of Quester VCT 3 plc))
acting by

Executed as a deed by		) /s/ IAIN WILCOCK
Quester Capital Management Ltd (acting as manager		) /s/ ANDREW HOLMES
for and on behalf of Quester VCT 4 plc))
acting by

Executed as a deed by		) /s/ IAIN WILCOCK
Quester Capital Management Ltd (acting as manager		) /s/ ANDREW HOLMES
for and on behalf of Quester VCT 5 plc))
acting by

Executed as a deed by two Trustees for and on behalf	) /s/ STEPHEN PORTER
of Rombotis Family Trust	)
) /s/ COLIN FORSTER

Executed as a deed by	) /s/ STUART PATERSON
Scottish Equity Partnership	) Director
acting by	) /s/ RICHARD SPARROW
) Director

Executed as a deed by	) /s/ STUART PATERSON
SEP II	) Director
acting by	) /s/ RICHARD SPARROW
) Director

Executed as a deed by	) /s/ STUART PATERSON
SEP II B	) Director
acting by	) /s/ RICHARD SPARROW
) Director

Executed as a deed by	) /s/ BRIAN SOUTER
Highland and Universal Securities Limited	) Director
acting by	) /s/ KIPPEN CAMPBELL WS
) Secretary

Executed as a deed by	) /s/ DAVID JOHN DUNCAN
The University of Dundee	) University Secretary
acting by	) /s/ PROFESSOR ALASTAIR BISSETT JOHNSON
) Member of University Court

Executed as a deed by	) /s/ NIGEL ANTHONY LEWIS PAUL
The University Court of the University of Edinburgh	)
acting by	)

Executed as a deed by	) /s/ SHONA MORRISON
The University Court of the University of Glasgow	) Director of Finance
acting by	) /s/ STUART McKISSOCK
) Witness

Executed as a deed by	) /s/ S ISWARAN
V-Sciences Investments Pte Ltd	) /s/ YEO LEE CHOO
acting by	)

Executed as a deed by Nikolai Zhelev	) /s/ PAUL McBARRON
in the presence of:	) acting as attorney for
) Nikolai Zheler
Witness’s Signature:	/s/ SIMON TOMS

Name:	SIMON TOMS

Executed as a deed by	) /s/ J.V. GRIMALDI
SOGE Innovation 5)
acting by	)

Executed as a deed by	) /s/ J.V. GRIMALDI
SOGE Innovation 6)
acting by	)

Executed as a deed by	) /s/ J.V. GRIMALDI
SOGE Innovation 7)
acting by	)

Executed as a deed by	) /s/ RENÉ AVONTS
Quest for Growth	) /s/ PHILIPPE HASPESLACH
acting by	)

Executed as a deed by	) /s/ CHRISTOPHER HAROLD WILLIAM THOMSON
D C Thomson & Company Limited	) /s/ JUDITH CARRIE
acting by	) Witness

Executed as a deed by	) /s/ NOBUO SUZUKI
NIF Ventures Co Limited	) Executive Officer
acting by	)

Executed as a deed by	) /s/ SHINICHIRO HAKUTA
Investment Enterprise Partnership “NIF 21-ONE(1)”	) General Manager
acting by	)

Executed as a deed by	) /s/ VINCENT GRUSELLE
Carnegie Fund II, Biotech bridge sub-fund	)
acting by	) /s/ BRUNO FRÉREJEAN

Executed as a deed by	) /s/ SHINICHIRO HAKUTA
Venture Capital Investment Limited Partnership NIF	) General Manager
Japan - USA - Europe Bridge Fund	)
acting by

Executed as a deed by	) /s/ TERENCE ONG
UOB Venture Technology Investments Ltd	) Director
acting by	) /s/ VIVIAN CHAN
) Secretary

Executed as a deed by Michael Le Barbera		) /s/ PAUL McBARRON
in the presence of:		) acting as attorney
) for Michael Le Barbera
Witness’s Signature:	/s/ SIMON TOMS

Name:	SIMON TOMS